EXHIBIT 10.61
LEASE AGREEMENT
     THIS LEASE, made the 31st day of October 1989 between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord and QUANTUM CORPORATION, a Delaware corporation, hereinafter called Tenant.
WITNESSETH:
     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in red on Exhibit “A” attached hereto and incorporated herein by this reference thereto more particularly described as follows:
All of that land containing approximately 10.531+ acres and that certain 155,734+ square foot one and two-story combination building (“Building 1”) and parking appurtenant thereto, to be constructed and landscaping to be installed by Landlord as shown within the area outlined in red (“Lot 1”) on Exhibit A to be located at the corner of Bellew Drive and Magnolia Drive, Milpitas, California. Said Premises (“Lot 1”) is more particularly shown within the area outlined in red on Exhibit A attached hereto and incorporated herein by this reference. The entire parcel containing approximately 37.096+ acres, of which the Premises is a part, is shown within the area outlined in green on Exhibit A attached hereto and incorporated herein by this reference. The interior of the leased Premises shall be improved in the configuration as shown in red on Exhibit B to be attached hereto and incorporated herein by this reference. The building shell shall be constructed in accordance with the shell and site improvement specifications set forth on Exhibit A, and the general building elevation set forth on Exhibit A. See Paragraph 49
     The word “Premises” as used throughout this lease is hereby defined to include the nonexclusive use of sidewalks and driveways in front of or adjacent to the Premises and the nonexclusive use of the area directly underneath or over such sidewalks and driveways. The gross leasable area of the building shall be measured from outside of exterior walls to outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered loading areas.
     Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.
     1. USE. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of Office, sales, R&D, light manufacturing and related uses necessary for the use of Tenant or any approved assignee or subtenant to conduct its business providing any and all uses of the Premises shall be subject to

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and in conformance with all governmental laws and ordinances, and for no other purpose without Landlord’s prior written consent, Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or any part thereof, or any of its contents without the prior written consent of Landlord, and provided Tenant bears any cost related to such increased rate, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises or neighboring premises or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, reasonable attorneys’ fees, or liability arising out of failure of Tenant to comply with any applicable law that governs, Tenant use of the Premises Tenant shall comply with any covenant, condition, or restriction (“CC&R’s) affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Premises.
     2. TERM AND COMMENCEMENT DATE OF LEASE. See Paragraphs 41, 42 & 43 of this Lease.
     3. POSSESSION. If Landlord, for any reason whatsoever other than Landlord’s default cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 28, above; provided, however, it is agreed that in no event shall this Lease commence sooner than December 15, 1990 unless the parties agree in writing to an earlier date for the Lease to commence. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 180 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord’s control shall

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be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease. See Paragraph 47
     4. RENT.
          A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of the amount to be calculated pursuant to Paragraph 39 in lawful money of the United States of America, payable as follows: See Paragraphs 39 through 43.
          B. Time for Payment. Full monthly rent is due in advance on the first day of each calendar month. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).
          C. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal five percent (5%) of each rental payment so in default. See Paragraph 50.
          D. Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord or to Landlord’s designated agent in addition to the Basic Rent and as Additional Rent the following:
               (a) All Taxes relating to the Premises as set forth in paragraph 9, and
               (b) All insurance premiums relating to the Premises, as set forth in Paragraph 12, and
               (c) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

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     The Additional Rent due hereunder shall be paid to Landlord or Landlord’s agent (i) within five days after presentation of invoice from Landlord or Landlord’s agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant’s prorata share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of the Lease in which case such amount shall be held by Landlord as a credit for Tenant’s account until such default has been cured any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items.
     The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.
          E. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at Perry/Arrillaga, file 1504, P.O. Box 60000, San Francisco, CA 94160 Four Hundred Twenty Thousand Four Hundred Eighty-One Dollars 80/100 Dollars ($420,481.80.) Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied, Tenant shall, within 10 days after written demand, therefore, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds. Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it the Security Deposit or any balance thereof shall be returned to Tenant or at Landlord’s option, to the last assignee of Tenant’s interest hereunder at the expiration of Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease. Landlord shall transfer said Deposit Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefore. See Paragraph 51.

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     5. ACCEPTANCE AND SURRENDER OF PREMISES. By entry hereunder, Tenant accepts the premises as being in good and sanitary order, conditions and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed, all broken, marred or nonconforming acoustical ceiling tiles replaced; all windows washed, the air conditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair; the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts; the lawn and shrubs in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within ninety (90) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all movable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies. See Paragraph 52
     6. ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant (such consent not to be unreasonably withheld), but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, airconditioning, partitioning,

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drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after Tenant receives notice of the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. See Paragraph 52
     7. TENANT MAINTENANCE. Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, or replacement, and in good and sanitary condition. Tenant’s maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by accident or act of third parties), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and airconditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), structural elements and exterior surfaces of the building, store fronts, roofs, downspouts, all interior improvements within the premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches, locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever, and all exterior improvements including but not limited to landscaping, sidewalks, driveways, parking lots including striping and sealing, sprinkler systems, lighting, ponds, fountains, waterways, and drains. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, Subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. In the event any of the above maintenance responsibilities apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord. See Paragraph 53
     8. UTILITIES. Tenant shall pay promptly, as the same become due, all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation,

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any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. In the event the above charges apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord.
     Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.
     9. TAXES.
          A. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord, or if Landlord so directs, directly to the Tax Collector, all Real Property Taxes relating to the Premises. In the event the Premises leased hereunder consist of only a portion of the entire tax parcel. Tenant shall pay to Landlord Tenant’s proportionate share of such real estate taxes allocated to the leased Premises by square footage or other reasonable basis as calculated and determined by Landlord cancellation of or nonresponsibility for payment of penalties for nonpayment or late payment by Tenant. The term “Real Property Taxes” as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; or parking areas, public utilities, or energy within the premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises; and (iii) all costs and fees (including reasonable attorney’s fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord’s business of leasing the Premises, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon the property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not

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include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources. See Paragraph 54.
          B. Taxes on Tenant’s Property. Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion thereof on a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.
     10. LIABILITY INSURANCE. Tenant at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of comprehensive general liability insurance for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas, in the amount of $2,000,000 combined single limit. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. A copy of said policy shall be delivered to Landlord. If, during the term of this Lease, in the considered opinion of Landlord’s Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 10 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor, or counsel shall deem adequate.
     11. TENANT’S PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE. Tenant shall maintain a policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.
     Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.
     12. PROPERTY INSURANCE. Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (allocated to the leased premises by square footage or

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other equitable basis as calculated and determined by Landlord) of the cost of, policy or policies of insurance covering loss or damage to the Premises (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises. See Paragraph 55.
     Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.
     13. INDEMNIFICATION. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises but excluding, however, the negligence of Landlord, its agents, servants, employees, invitees, contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as injury to persons or damage of property the principal cause of which is the negligence of the Landlord and subject to the last two sentences of Paragraph 12, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorney’s fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.
     14. COMPLIANCE. Tenant at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters of other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement direction or provision shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises. See Paragraph 45 & 53.

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     15. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following Tenant’s receipt of notice of the imposition of such lien, cause the same to be released of record. Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.
     16. ASSIGNMENT AND SUBLETTING Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all reasonable expenses in connection with the assignment, and Landlord may require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. SEE PARAGRAPHS 56 AND 57.
     17. SUBORDINATION AND MORTGAGES. In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed or trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease. See Paragraph 58.
     18. ENTRY BY LANDLORD. Landlord reserves, and shall at all reasonable times have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s): to submit the Premises to prospective purchasers, mortgagors or tenants; to post notices of

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nonresponsibility; and to alter, improve or repair the Premises or other parts of the building, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. See Paragraph 59.
     19. BANKRUPTCY AND DEFAULT. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.
     Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent and other consideration due under this Lease (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.
     Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.
     The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease. Upon an uncured default of this Lease by Tenant Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

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          (a) The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.
          (b) The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in affect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession, acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.
          (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.
          (d) The right and power after compliance with all statutory requirements and in any event on not less than three (3) business days prior written notice to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder. Tenant shall pay and such deficient to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.
          (e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the

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Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d. above. See Paragraph 60.
     20. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. See Paragraph 61.
     21. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 7. Landlord may, at its option:
               (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or
               (b) Terminate this Lease.
     If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election either rebuild and restore them or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent when such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary. Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not cancelled according to the provisions above.
     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.
     In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33% of the replacement cost thereof. Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event the destruction of the

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Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord’s insurance proceeds. See Paragraph 62.
     22. EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, the Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill shall be and remain the property of Tenant.
     If any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.
     In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.
     If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate the Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking. See Paragraph 63
     23. SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Premises and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor. See Paragraph 64.

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     24. ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale. Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term thereof at the same rental herein reserved and upon all the other terms, conditions and conveyance herein contained.
     25. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to One Hundred Twenty-Five Percent (125%) percent of the monthly Basic Rent required during the last month of the Lease term.
     26. CERTIFICATE OF ESTOPPEL. Either party shall at any time upon not less than ten (10) days prior written notice from the other party, execute, acknowledge and deliver to the requesting party, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the best of such party’s knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon the party receiving such request that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in the requesting party’s performance, and that not more than one month’s rent has been paid in advance.
     27. CONSTRUCTION CHANGES. It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawing rests with Tenant.
     28. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction in rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to

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perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof of Landlord. Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment on performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.
     29. ATTORNEYS’ FEES.
          A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys’ fees incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action an shall be enforceable whether or not the action is prosecuted to judgment.
          B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney’s fee.
     30. WAIVER. The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way, affect the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.
     31. NOTICES. All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Peery/Arrillaga 2560 Mission College Boulevard, Suite 101, Santa Clara, CA 95054. Each notice, request, demand advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

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     32. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.
     33. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.
     34. CORPORATE AUTHORITY. If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.
     35. INTENTIONALLY LEFT BLANK
     36. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that in the event of any actual or alleged failure, breach or default hereunder by Landlord:
               (a) the sole and exclusive remedy shall be against Landlord and Landlord’s assets;
               (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);
               (c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);
               (d) no partner of Landlord shall be required to answer or otherwise plead to any service of process;
               (e) no judgment will be taken against any partner of Landlord;
               (f) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

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               (g) no writ of execution will ever be levied against the assets of any partner of Landlord;
               (h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreements either expressly contained in this Lease or imposed by statute or at common law.
     37. SIGNS. No sign, placard, picture advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord, first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on or about the Premises, upon expiration or other sooner termination of this Lease, Tenant, at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign. All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably approved of by Landlord.
     Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.
     38. MISCELLANEOUS AND GENERAL PROVISIONS.
          A. Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.
          B. Choice of Law: Severability. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.
          C. Definition of Terms. The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.
     The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If

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there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.
          D. Time of Essence. Time is of the essence of this Lease and of each and all of its provisions.
          E. Quitclaim. At the expiration or earlier termination of this Lease. Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.
          F. Incorporation of Prior Agreements, Amendments. This agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.
          G. Recording. Landlord and Tenant shall record a short form memorandum hereof in the form attached hereto as Exhibit D.
          H. Amendments for Financing. Tenant further agrees to execute any amendments reasonably required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not materially and adversely affected and there is no change in the Basic Rent, Options to Renew, Lease Term or Construction obligations of Landlord.
          I. Additional Paragraphs. Paragraphs 39 through 65 are added hereto and are included as a part of this Lease.
          J. Clauses, Plats and Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.
          K. Diminution of Light. Air or View. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:		TENANT:

JOHN ARRILLAGA		QUANTUM CORPORATION,
SEPARATE PROPERTY TRUST		a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Joseph C. Shepela

John Arrillaga, Trustee

		Title	VP Human Resources

RICHARD T. PEERY
SEPARATE PROPERTY TRUST

By	/s/ Richard Peery

Richard T. Peery, Trustee

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Paragraphs 39 through 65 to Lease Agreement Dated October 31, 1989, By and Between JOHN ARRILLAGA AND RICHARD T. PEERY SEPARATE PROPERTY TRUSTS, as Landlord, and QUANTUM CORPORATION, a Delaware corporation, as Tenant for 155,734 ± Square Feet of Space Located at the corner of Bellew and Magnolia Drive, Milpitas, California.
     39. BASIC RENT: In accordance with Paragraph 4A, subject to the provisions of Paragraph 40 and 41, Basic Rent shall be payable as follows during the indicated months of the term of the Lease based upon the gross leasable area within the building that is part of the Premises:

Period	Monthly Basic Rent
Months 1-17 $1.00/sf (plus the partial calendar month, if any, following the Commencement Date)	$1.00/sf

Months 18-29	$1.05/sf

Months 30-41	$1.10/sf

Months 42-53	$1.15/sf

Months 54-65	$1.20/sf

Months 66-77	$1.25/sf

Months 78-89	$1.30/sf

Months 90-101	$1.35/sf

Months 102-113	$1.40/sf

Months 114-125	$1.45/sf

Months 126-137	$1.50/sf

Months 138-149	$1.55/sf

Months 150- 161	$1.60/sf

Months 162-173	$1.65/sf

Months 174-185	$1.70/sf
     Example of calculation for Basic Rent per month for the period commencing with the first through the seventeenth month of said Lease:

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Square footage of Building	155,734
Per square foot Basic Monthly Rent:	x$1.00

Basic Rent per Month:	$155,734

     40. BASIC RENT REDUCTION DURING PHASE IN PERIOD: For the period commencing on [Illegible] basis. In the event Tenant does not occupy the entire building from the Commencement Date of this Lease, it is agreed that Tenant’s monthly Basic Rent will be reduced by $1.00 per square foot on the square footage not occupied. This reduction in Basic Rent is only allowed from the Commencement Date through May 31, 1991 (but not under any circumstances after May 31, 1991). In no event whatsoever shall Tenant be entitled to such reduction in rent and this Paragraph 40 shall not be considered in effect and binding on Landlord after May 31, 1991 regardless of the Commencement Date of this Lease and regardless of the reason for any delays in the Commencement date of this Lease. In the event Tenant occupies the Premises on a phased in basis in accordance with the foregoing, Landlord and Tenant agree to execute an amendment to this Lease reflecting the number of square feet so occupied and adjusting the Basic Rent accordingly. It is further agreed that during the phase-in period Tenant will be responsible for paying all Additional Rent expense as outlined in Paragraph 4D on the entire building from the Commencement Date.
     41. LEASE TERM AND COMMENCEMENT DATE: The following provisions relate to the commencement and duration of the term of this Lease:
          A. Lease Term: The term of this Lease shall commence on the “Commencement Date” (as defined herein) and shall continue for a period of fifteen (15) years and five (5) months, plus the partial calendar month, if any, in which the Commencement Date occurs, subject to (i) earlier termination in accordance with the provisions of this Lease, and (ii) extension pursuant to the options to renew granted by Paragraphs 42 and 43. By way of example only, if the Commencement Date occurs on December 15, 1990, the term of the Lease shall continue until May 30, 2006 (i.e., a period of 15 years and 5 calendar months, along with the partial calendar month following December 15, 1990 until December 31, 1990).
          B. Commencement Date Defined: As used herein, the term “Commencement Date” shall mean the later to occur of the following: (i) the date upon which the “Improvements” are “Substantially Completed”; or (ii) December 15, 1990; provided, however, that if prior to the later of such dates Tenant’s operating personnel enter into occupancy of the Premises and commence the operation of Tenant’s business within the Premises, the Commencement Date shall be the date such personnel of Tenant so enter into occupancy of the Premises. The term “Substantially Completed” and/or “Substantial Completion” shall mean the date when all of the following have occurred with respect to the Improvements in question: (i) the construction of the Improvements in question has been substantially completed in accordance with the approved plans therefor except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; (ii) Landlord. has executed a certificate or statement representing that the Improvements in question have been substantially completed in accordance with the plans and specifications therefor except for punch list items which do- net prevent Tenant from reasonably using the Premises to conduct Tenant’s business; and (iii) the Building Department of the City of Milpitas has completed its final inspection of such Improvements and has “signed off” the building inspection card approving such work as complete except for punch list items which do not prevent Tenant from reasonably using the

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Premises to conduct Tenant’s business. Notwithstanding the foregoing, Substantial Completion of the Interior Improvements shall not be deemed to have occurred until Landlord has obtained final or conditional approval from the Fire Department of the City of Milpitas that the Improvements have been completed in accordance with such department’s requirements (subject only to conditions that do not prevent Tenant from occupying the Improvements).
          C. Lease Terms Co-Extensive: It is acknowledged that [Illegible] adjacent property upon which is to be constructed a building for Tenant’s use consisting of approximately 176,516 square feet (the “Companion Lease”), and (ii) it is the intention of the parties that the term of this Lease be co-extensive with the term of the Companion Lease, such that the terms of both leases expire on the same date. To that end, in the event that following the date upon which the Commencement Date of this Lease and the comparable “Commencement Date” of the Companion Lease become established as a date certain following completion of improvements and satisfaction of any other conditions related to determining such dates, and if such dates are not the same, then whichever date occurs later shall be the expiration date of the lease term for both leases (subject to the right of Tenant to extend either lease pursuant to the options to extend granted in the two leases). It is acknowledged that the implementation of this paragraph may result in an extension of the term of this Lease, in which event Tenant shall continue to pay rent at the rate applicable for the period immediately prior to the adjusted lease term expiration date. As soon as the parties are able to implement the provisions of this paragraph because the Commencement Date of this Lease and “Commencement Date” of the Companion Lease have been determined following completion of improvements and satisfaction of other appropriate conditions, the parties shall execute amendments to this Lease and the Companion Lease establishing the applicable Commencement Date, the expiration date of the term of the leases in accordance with the foregoing provisions of this Paragraph 41C, the actual rent based upon the measurements of the completed building covered by such lease as certified prior to the Commencement Date by an architect or general contractor reasonably approved by the parties, and the actual date for each rent adjustment provided for in each lease, based upon the actual Commencement Date.
     42. FIRST FIVE-YEAR OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend the term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. If Tenant elects to exercise the option to extend, Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Basic Term hereof, in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 42 and subject to the rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option asset forth herein in writing, Tenant shall have no further option to extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 42.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

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Monthly
Period		Basic Rent
Months	1-12	$1.75/sf
Months	13-24	$1.80/sf
Months	25-36	$1.85/sf
Months	37-48	$1.90/sf
Months	49-60	$1.95/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to renew granted by this Paragraph 42 at any time that Tenant is in material default of its obligations under this Lease, if [Illegible] cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 42 notwithstanding such non-curable default.
     43. SECOND FIVE-YEAR OPTION TO EXTEND: Provided Tenant has extended the Lease for an additional five (5) year period as set forth in Paragraph 42, Landlord hereby grants to Tenant an option to extend the term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Lease term as extended pursuant to Paragraph 42, in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 43A and subject to the rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 43.
          B. The monthly rental for the option period shall be as follows in the event the option is exercised:

Monthly
Period		Basic Rent
Months	1-12	$2.00/sf
Months	13-24	$2.05/sf
Months	25-36	$2.10/sf
Months	37-48	$2.15/sf
Months	49-60	$2.20/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to extend granted by this Paragraph 43 at any time that Tenant is in material default of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this

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Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 43 notwithstanding such non-curable default.
     44. ASSESSMENT CREDITS: The demised property herein is subject to a special assessment levied by the City of Milpitas in Improvement District No. 12. As a part of said special assessment proceedings, additional bonds were sold and assessments levied to provide for construction contingencies and reserve funds. Interest will be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the demised premises, Tenant shall pay to Landlord, as additional [ Illegible].
     45. HAZARDOUS MATERIALS: The parties agree as follows with respect to the existence or use of hazardous material on the Premises:
          A. Tenant shall have no obligation to “clean up”, to comply with any law regarding, or to reimburse, release, indemnify, or defend Landlord with respect to any hazardous materials or wastes which Tenant or other parties on the Premises did not store, dispose, or transport in, use, or cause to be on the Premises in violation of applicable law during the term of this Lease. Any handling, transportation, storage, treatment, disposal or use of hazardous materials by Tenant or other parties in or about the Premises during the term of this Lease shall strictly comply with all applicable laws and regulations. Tenant will be 100 percent liable and responsible for any and all “clean up” of said toxic waste and/or hazardous materials contamination which Tenant, its agents, or future subtenants, if any, does store, dispose, or transport in, use or-cause to be on the Premises in violation of applicable law or governing agency(s) (or which originate on the Premises during the term of this Lease from any manner whatsoever, including but not limited to, dumping by others), and will indemnify Landlord and hold Landlord harmless from any liabilities, demands, costs, expenses and damages, including attorney fees incurred as a result of any claims resulting from such contamination, or from any claims for personal injury or property damage or diminution in the value of the Premises caused by the use, storage, disposal or transportation of hazardous materials on the Premises by Tenant or other parties during the term of this Lease. It is agreed that the Tenant’s responsibilities related to toxic waste and hazardous materials will survive the termination date of the Lease. Tenant agrees to complete compliance with governmental regulations regarding use or removal or remediation of Hazardous Materials used, stored, disposed, transported or caused to be on the Premises by Tenant or its agents or subtenants, or which originate on the Premises during the term of this Lease, and prior to the termination of said Lease Tenant agrees to follow the proper closure procedures and will obtain a clearance from the local fire department and/or the appropriate city agency. Tenant also agrees to install such toxic waste and/or hazardous materials monitoring devices as Landlord reasonably deems necessary to monitor any use of hazardous materials by Tenant, its agents or subtenants, originating from the Premises during the Lease term, if recommended by a qualified environmental consulting firm.

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          B. Landlord hereby makes the following representations to Tenant, each of which is made only to the best of Landlord’s knowledge as of the date Landlord executes this Lease, without any inquiry or investigation having been made or required by Landlord regarding this subject, nor does Landlord have any obligation to investigate or make inquiry regarding the subject:
               (1) The soil and ground water on or under the Premises does not contain hazardous materials in amounts which violate any laws to the extent that any governmental entity could require either Landlord or Tenant to take any remedial action with respect to such hazardous materials.
               (2) During the time that Landlord has owned the Premises, Landlord has received no notice of (i) any violation, or alleged violation, of any law that has not been corrected to the satisfaction of the appropriate authority, (ii) any pending claims relating to the presence of hazardous material on the Premises, or (iii) any pending investigation by any governmental agency concerning the Premises relating to hazardous materials.
          C. Landlord [Illegible] received from any governmental authority concerning hazardous materials which relates to the Premises, and (ii) any contamination of the Premises by hazardous materials which constitutes a violation of any law. Attached as Exhibit “C”, hereto is a list of hazardous materials that Tenant intends to use at the Premises. If during the Lease term Tenant proposes to use other hazardous materials at the Premises, Tenant shall inform Landlord of such use, identifying the hazardous materials and the manner of their use, storage and disposal, and shall agree (i) to use, store and dispose of such materials strictly in compliance with all laws and (ii) that the indemnity set forth in paragraph 45A shall be applicable to Tenant’s use of such material.
          D. Landlord or Tenant may, at any time, cause testing wells to be installed on the Premises, and may cause the ground water to be tested to detect the presence of hazardous material by the use of such tests as are then customarily used for such purposes. Testing wells installed by Tenant shall be paid for by Tenant. If tests conducted by Landlord disclose that Tenant has violated any hazardous materials laws, or Tenant or parties on the Premises during the term of this Lease have contaminated the Premises as determined by regulatory agencies pursuant to hazardous materials laws, or that Tenant has liability to Landlord pursuant to paragraph 45A, then Tenant shall pay for 100% of the cost of the test and all related expense. Prior to the expiration of the Lease term, Tenant shall remove any testing wells it has installed at the Premises, and return the Premises to the condition existing prior to the installation of such wells, unless Landlord requests in writing that Tenant leave all or some of the testing wells in which instance the wells requested to be left shall not be removed.
          E. If any tests performed by Tenant or Landlord prior to the Commencement Date disclose hazardous materials at the Premises, Landlord at its expense will promptly take all reasonable action required by law with respect to the existence of such materials at the Premises. The Commencement Date shall not be delayed because of such action by Landlord unless occupation of the Premises is prohibited by law.

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          F. The obligations of Landlord and Tenant under this Paragraph 45 shall survive the expiration or earlier termination of the term of this Lease. The rights and obligations of Landlord and Tenant with respect to issues relating to hazardous materials are exclusively established by this Paragraph 45.
     46. APPROVALS: Whenever this Lease requires the approval or consent of either Landlord or Tenant before an action may be taken, such approval or consent shall not be unreasonably withheld or delayed.
     47. LANDLORD’S RIGHT TO TERMINATE: It is understood that the Premises to be leased by Tenant are to be constructed by Landlord, and that Landlord is required to obtain the necessary building permits for the building shell before construction of said Premises can commence. Therefore, it is agreed that in the event Landlord cannot obtain all the necessary building permits for the building shell by June 1, 1990, then either Landlord or Tenant can terminate this Lease by written notice to the other party given within thirty (30) days thereafter, without any liability to the other party of any type whatsoever, and that this Lease Agreement will be null and void as of the date of receipt of such notice. Landlord agrees to use its best efforts to obtain the required permits by June 1, 1990.
     48. CROSS DEFAULT: As set forth in Paragraph 41C, Landlord and Tenant have entered into another lease dated October 31, 1989 referred to herein as the “Companion Lease” affecting property contiguous to the Premises leased hereunder. As a material part of the consideration for the execution of this Lease by Landlord, it is agreed between Landlord and Tenant that a default under this Lease, or a default under said Companion Lease dated October 31, 1989 may, at the option of Landlord, be considered a default under both leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one Lease to both Leases including, but not limited to, the right to terminate one or both of said leases by reason of a default under said Companion Lease dated October 31, 1989 or hereunder.
     49. SUBDIVISION: With respect to the development of the Premises:
          A. The parties acknowledge that as of the date this Lease is signed by the last party (the “Effective Date”) the Premises is not constituted as a separate legal parcel, but is part of a larger parcel consisting of approximately 37.096 acres (“Larger Parcel”), all of which is shown by the site plan attached to the lease as Exhibit “A”. Landlord agrees to use reasonable efforts to cause the Premises to be constituted as a separate legal parcel containing approximately 10.531 acres in the approximate area and configuration shown and outlined within the area marked in red on Exhibit “A”, and to use reasonable efforts to cause lot 2, as shown on Exhibit “A” to the companion Lease and lots 3 through 5 as shown on Exhibit “A” to the Option Agreement (the “Option”) between Landlord and Tenant of even date herewith to be subdivided by means of the recordation of a subdivision map by July 1, 1990. In causing such property to be subdivided, Landlord and Tenant agree to consent to reasonable lot line modifications as required by the City of Milpitas; provided, however, that the configuration of the Premises shall be established in such manner that does not result in a material reduction in the Improvements or in parking, access, or landscape amenities which are shown on the site plan attached to this Lease as Exhibit “A”. Tenant agrees to reimburse Landlord for actual expenses paid by Landlord in the

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preparation, processing and recordation of such subdivision map and to meet other requirements necessary to make said lots 1-5 separate lots; provided, however, Tenant’s total reimbursement obligation pursuant hereto, the Companion Lease and the Option shall not exceed Twenty Five Thousand Dollars ($25,000). At such time is Landlord causes any such subdivision to be completed, Landlord and Tenant shall execute an amendment to this Lease which shall set forth the description of the Premises resulting from the subdivision.
          B. Landlord and Tenant agree that the Premises and the Larger Parcel during (and limited to) the term of this Lease shall be developed and used only in accordance with a master plan, developed by Landlord. The parties have mutually agreed to a Master Plan for the general development of the entire 37.096 ± acre site which is attached hereto as Exhibit “A” and entitled “Master Site Plan”. Said Master Site Plan sets forth the buildings and land to be leased under this Lease and the Companion Lease (Building 1 and 2 on Lots 1 and 2), and the buildings and land proposed to be developed on the remainder of the property (Building 3, 4, and 5 to be constructed on Lots 3, 4, and 5 respectively) as well as the general location of the parking and landscaping pertaining thereto. The parties agree that the Master Site Plan may be modified provided that (i) a perimeter driveway is developed in front of each building which generally runs near and parallel with the street surrounding the 37 ± acre site, (ii) a landscape and recreation area at the rear of Lot 4 (as shown on the Site Plan) is developed when a building is constructed on Lot 4 [Illegible] streets between the street and parking area closest to the street. The parties agree that (i) Landlord may change the master plan, shape and sizes of the buildings, parking and landscaping as long as the general development concept set forth above is generally followed by Landlord, and (ii) any successor or assign of Landlord or Tenant shall be required to consent and agree to develop the Premises and the Larger Parcel in accordance with the foregoing, and shall be deemed to have assumed the obligation to so develop such property by acceptance of a deed, assignment or other means of transfer of Landlord’s or Tenant’s interest in such property or any portion thereof, as the case may be. Further, the memorandum of lease to be recorded by Landlord and Tenant pursuant to paragraph 38G shall contain the following statement:
“The Lease provides that from and after the commencement date of the Lease and continuing for a period of fifteen years, whichever first occurs, the Premises and the larger 37.096 acre parcel in which the Premises were originally included, shall be developed by the parties to the Lease or their successors or assigns, as more particularly set forth in the Lease, so that (i) a perimeter, driveway is developed in front of each building which generally runs near and parallel with the street surrounding the 37 ± acre site, (ii) a landscape area is developed along the frontage of all streets between the street and parking area closest to the street, (iii) a landscape and recreation area at the rear of Lot 4 (as shown on the Site Plan identified in the Lease) is developed when a building is constructed on Lot 4, and (iv) all buildings will be similar and generally architecturally compatible, it being agreed that Landlord may change the shape and sizes of the buildings, parking and landscaping as long as the general development concept set forth above and in the Lease is generally followed by Landlord. Tenant understands that the lots shown on the Master Site Plan described in the Lease are for lease purposes only and that the lots have not been legally subdivided and do not constitute separate legal lots, but Landlord agrees to use reasonable efforts to cause Lots 1-5 to be

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subdivided in accordance with the approved Master Plan by July 1, 1990. If a Public Agency requires modifications to the lot lines as shown on the Master Plan, the parties agree to reasonable lot line modifications. Tenant agrees to reimburse Landlord for actual expenses paid by Landlord in the processing and recordation of such subdivision map and to meet all other requirements necessary to make said Lots 1-5 separate lots; provided, however, Tenant’s total reimbursement obligation (pursuant to all agreements between Landlord and Tenant) shall in no event exceed Twenty-Five Thousand Dollars ($25,000.00).”
     50. LIMITATION ON IMPOSITION OF LATE CHARGE: Notwithstanding anything contained in Paragraph 4C, if Tenant is delinquent in the payment of Basic Rent or Additional Rent and is subject to a late charge, Landlord agrees to waive the late charge if the Basic Rent or Additional Rent due is paid within five days of Landlord’s written notice to Tenant of the delinquent amount owed and provided Tenant has not been delinquent in its payment of Basic Rent or Additional Rent owed under said Lease during the twelve (12) month period preceding the rent delinquency in question.
     51. SECURITY DEPOSIT: The following provisions shall modify Paragraph 4F:
          A. Within thirty (30) days after the expiration or earlier [Illegible] Deposit except for amounts that Landlord has deducted therefrom that are needed by Landlord to cure defaults of Tenant under the Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease. The use or disposition of the Security Deposit shall be subject to the provisions of California Civil Code Section 1950.7.
          B. Tenant shall have the option of satisfying its obligation with respect to an amount equal to one-half (1/2) of the Security Deposit by providing to Landlord, at Tenant’s sole cost, a letter of credit which (i) is drawn upon an institutional lender reasonably acceptable to Landlord, (ii) is in the amount of one-half (1/2) of the Security Deposit, (iii) is for a term of at least twelve (12) months, (iv) with respect to any letter of credit in effect within the six month period immediately prior to the expiration of the Lease term, shall provide that the term of such letter of credit shall extend at least thirty (30) days past the Lease expiration date, (v) may be drawn upon by Landlord upon submission of a declaration of Landlord that Tenant is in default (as defined in Paragraph 19 and as modified by Paragraph 60). Landlord shall not be obligated to furnish proof of default to such institutional lender, and Landlord shall only be required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit, (vi) shall provide that if the letter of credit is not renewed, replaced or extended within twenty (20) days of its expiration date the issuer of the credit shall automatically make payment of the amount of the letter of credit directly to Landlord after the date which is twenty (20) days before the expiration date, and no later than the expiration date, without Landlord being required to make demand upon the letter of credit, and (vii) is otherwise in form and content reasonably satisfactory to Landlord. If Tenant provides Landlord with a letter of credit meeting the foregoing requirements, one-half (1/2) of the cash Security Deposit (i.e., $210,240.90 of the $420,481.80

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Deposit) shall be returned to Tenant by Landlord inasmuch as the cash deposit remaining and the Letter of Credit equal the total Security Deposit required in Paragraph 4F. If Tenant defaults with respect to any provisions of this Lease, including but not limited to provisions relating to the payment of rent, Landlord may (but shall not be required to) draw down on the letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. Landlord and Tenant acknowledge that such letter of credit will be treated as if it were a cash security deposit, and such letter of credit may be drawn down upon by Landlord upon demand and presentation of evidence of the identity of Landlord to the issuer, in the event that Tenant defaults with respect to any provision of this Lease and such default is not cured within any applicable cure period. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to furnish proof of default to such institutional lender and Landlord is only required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit. Landlord acknowledges that it is not entitled to draw down such letter of credit unless Landlord would have been entitled to draw upon the cash security deposit pursuant to the terms of Paragraph 4.F of the Lease. Concurrent with the delivery of the [Illegible] the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of the Lease, and evidence of the failure of Tenant to cure such default within the applicable grace period following receipt of such notice of default. Any proceeds received by Landlord by drawing upon the letter of credit shall be applied in accordance with the provisions governing the Security Deposit imposed by Paragraph 4F and this Paragraph 51. If Landlord draws upon the letter of credit, thereafter Tenant shall once again shall have the right to post a letter of credit in place of one-half (1/2) of a cash Security Deposit so long as Tenant is not then in default. In any event Tenant will be obligated to replenish the amount drawn to restore the Security Deposit to its original amount as provided for in paragraph 4F. If any portion of the letter of credit is used or applied pursuant hereto, Tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the letter of credit, or (ii) increasing the letter of credit to its value immediately prior to such application. Tenant’s failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.
     52. ALTERATIONS MADE BY TENANT: The provisions of this Paragraph 52 shall modify Paragraphs 5 and 6:
          A. As used herein, the term “Alteration” shall mean any alteration, addition or improvement made by Tenant to the Premises during the term of the Lease, but shall not include Tenant’s trade fixtures so long as such trade fixtures are not installed in such a manner that they have become an integral part of the building.
          B. Tenant shall not construct any Alterations or otherwise alter the Premises without Landlord’s prior written approval if the total cost of such Alterations exceeds $20,000

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per the scope of any single remodeling job to the Premises, or if such Alteration is structural in nature. Any other non-structural Alteration of less than $20,000 for the total cost of the remodeling job may be undertaken by Tenant without Landlord’s prior written approval but with the understanding that Tenant shall be obligated to restore the Premises as set forth in Paragraph 5 at the termination of this Lease, except as otherwise provided in Paragraph 52.D. Notwithstanding the foregoing, Tenant shall have the right to reconfigure modular freestanding walls and partitions without Landlord’s prior consent, which have been installed by Tenant and paid for by Tenant.
          C. At all times during the Lease Term (i) Tenant shall maintain and keep up dated “as-built” plans for all Alterations constructed by Tenant, and (ii) Tenant shall provide to Landlord copies of such “as-built” plans as such Alterations are made.
          D. Tenant shall have the right to remove at any time during the Lease term or prior to the expiration thereof any (i) process equipment such as clean hoods, thermal cycling chambers, freon piping, high temperature furnaces, air handlers and special air-conditioning, (ii) process systems such as compressed air or processed exhaust systems and (iii) the clean room modules and all related process equipment which are paid for 100% by Tenant (excluding building standard HVAC, electrical, plumbing and other building standard systems which are an integral part of the building not related to Tenant’s clean room modules or other [Illegible] Lease shall be deemed to be trade fixtures, so long as Tenant repairs all damage caused by the installation and/or removal thereof, returns the Premises prior to the termination of the Lease to the condition existing prior to the installation of such item, and repairs and restores any so-called “doughnuts” or gaps in the roof and/or floor tiles and/or ceiling and lighting resulting from such removal. At the time Tenant requests the consent of Landlord to approve the installation of an Alteration requiring the consent of Landlord, Tenant shall seek from Landlord a written statement of whether or not Landlord will require Tenant to remove such Alteration and restore all or part of the Premises as required by Landlord in accordance with this paragraph and Paragraph 5 at the expiration or earlier termination of the term of the Lease. If Tenant does not obtain from Landlord a statement in writing that Landlord will not require such Alteration to be removed, then at the expiration or sooner termination of the term of the Lease, it is agreed that Tenant may be required to remove all or part of such Alterations, and return the Premises to the condition existing prior to the installation of such Alterations as provided for in Paragraph 5 above. In addition, if Tenant has installed Alterations without Landlord’s consent, if Landlord so requires, Tenant shall also remove all or part of such Alterations so installed without Landlord’s consent as Landlord may designate and return the Premises to the condition existing prior to the installation of such Alteration. Alterations for which Landlord has given its written consent to Tenant that such Alteration need not be removed, shall not be removed by Tenant at the expiration or earlier termination of the term of the Lease.
          E. At all times during the term of the Lease, Tenant shall have the right to install and remove trade fixtures as defined in the Lease and installed and paid for by Tenant, so long as Tenant repairs all damage caused by the installation thereof and returns the Premises to the condition existing prior to the installation of such fixtures and repairs and restores any so called “doughnuts” or gaps in the roof and/or floor (including floor structure, sub-floor and appropriate floor covering for said area) and/or floor tiles and/or ceiling tiles and lighting resulting from such removal.

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     53. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: The provisions of this Paragraph 53 shall modify Paragraphs 7 and 14:
          A. If during the last five (5) years of the term of the Lease if Tenant has not extended the Lease as provided for in Paragraphs 42 and 43, or during either of the five (5) year extension periods permitted by Paragraphs 42 and 43, it becomes necessary (due to any governmental requirement for continued occupancy of the Premises) to make structural improvements required by laws enacted or legal requirements imposed by governmental agency(s) after the Commencement Date, and the cost for each required work or improvement exceeds $100,000, then if such legal requirement is not imposed because of Tenant’s specific use of the Premises and is not “triggered” by Tenant’s Alterations or Tenant’s application for a building permit or any other governmental approval (in which instance Tenant shall be responsible for 100% of the cost of such improvements), Landlord shall be responsible for paying the cost of such improvement and constructing such improvement, subject to a cash contribution from Tenant of a portion of the cost thereof as provided for and calculated in Paragraph 53B.
          B. When Landlord makes an improvement pursuant to Paragraph 53A, and as a condition to Landlord’s obligation to construct such improvement, Tenant shall make the following contribution in cash to Landlord for the cost therefore prior to the [Illegible] 100% of the cost or the first $100,000.00 worth of each improvement. After the first $100,000.00, all costs above $100,000.00 shall be divided by 15 and multiplied by the time period remaining in the last five years of the Lease term from the date work on such improvement commences.
     For example, if the cost of such improvement was $400,000 and there was one year and six months remaining in the Lease term when the work commenced, then Tenant would be responsible for reimbursing Landlord in cash $130,000 computed as follows:

Total Cost of Work		$400,000.00
Tenant Responsible for 1st $100,000		-100.000.00

Total Amount To Be Amortized		300,000.00

$300,000.00/15 — $20,000/yr. x 1.5 yrs	=	$30,000.00

Tenant responsible for $100,000 + 30,000	=	$130,000.00
          C. If Landlord has made improvements, for which Tenant has reimbursed Landlord for the cost thereof pursuant to Paragraph 53B, and the term of this Lease is subsequently extended pursuant to the exercise by Tenant of an option to renew pursuant to Paragraph 42 or 43, upon the exercise of any such option by Tenant, Tenant shall pay to Landlord an additional sum equal to the total amount of said improvement less the amount previously paid for by Tenant. Using the example in Paragraph 53B above, Tenant would owe Landlord the additional amount of $270,000.00 ($400,000.00 - $130,000.00 = $270,000.00).

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     54. REAL PROPERTY TAXES: Paragraph 9 is modified by the following:
          A. The term “Real Property Taxes” shall not include charges, levies or fees directly related to the use, storage, disposal or release of hazardous materials on the Premises unless directly related to Tenant’s activities, which subject is exclusively governed by Paragraph 45.
          B. If any assessments for public improvements are levied against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord or any assignee or purchaser of the Premises each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.
          C. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests such Real Property Taxes, the failure on Tenant’s part to pay such Real Property Taxes being so contested shall not constitute a default so long as Tenant complies with the provisions of this Paragraph. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case Landlord shall join in the proceedings or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge its share of any Real Property Taxes determined by any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the [Illegible] contests them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond in form reasonably satisfactory to Landlord issued by an insurance company qualified to do business in California. The amount of the bond shall equal 125% of the total amount of Real Property Taxes in dispute and any such bond shall be assignable to any lender or purchaser of the Premises. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.
     55. PROPERTY INSURANCE: Paragraph 12 is modified by the following:
          A. If Tenant so elects, Tenant may obtain from a third party insurance company the insurance required to be carried by Landlord pursuant to Paragraph 12 so long as each of the following conditions is satisfied: (i) the Landlord is not the John Arrillaga and Richard T. Peery Separate Property Trusts or an affiliated entity; (ii) the insurance to be carried by Tenant to satisfy this requirement strictly complies with all of the provisions of Paragraph 12; (iii) such insurance shall name Landlord as the insured and provide that it is to be payable to Landlord in the same manner as if such insurance had been carried by Landlord pursuant to Paragraph 12 (subject to the rights of any lender holding a mortgage or deed of trust encumbering the Premises); (iv) each lender holding a mortgage or deed or trust encumbering the Premises shall have given its written consent to Tenant carrying such insurance and such insurance shall comply with the requirements of any such lender; (v) Tenant must notify Landlord, by certified mail, no later than one hundred eighty (180) days prior to the expiration

33

date of Landlord’s insurance policy (which expiration date is currently 3/13/xx of a given year and is subject to change), that Tenant will directly obtain the required insurance coverage for the insurance year commencing 3/14/XX through 3/13/XX and each insurance year through the termination data of this Lease, or until Tenant is no longer able to comply with all of the provisions of this paragraph 55; (vi) the annual premium must be paid in full at the commencement of the policy; (vii) the insurance policy must be issued for a one-year period following the expiration date of Landlord’s insurance policy (i.e., from 3/14/XX to 3/13/XX); (viii) any and all deductibles required under the policy will be paid entirely by Tenant; (ix) the terms of the coverage must be broad form and cover all items to be covered as set forth in Paragraph 12 of this Lease; (x) the Building and Premises must be insured for their full replacement cost; (xi) the insurance policy containing the required coverage in accordance with the provisions of this paragraph must be sent to Landlord for retention within thirty (30) days prior to the expiration date of Landlord’s insurance policy, and may not be terminated or altered without thirty (30) days written notice to Landlord by the company providing such insurance (it is agreed that if the insurance policy is cancelled or altered, Landlord will have the right to obtain the property insurance coverage on said building, and Landlord will bill the Tenant for the related insurance premium); and (xii) at all times while Tenant is so carrying such insurance, Tenant is Quantum Corporation or a successor entity and the then net worth of such corporation is substantially the same as the net worth of Quantum Corporation as of the date of this Lease is executed by Landlord and Tenant. Tenant shall provide such evidence as is required by Landlord and any lender to establish that the insurance that Tenant carries pursuant to this Paragraph 55 has been obtained and meets the requirement of this Paragraph 55. Such insurance carried by Tenant shall be in form and provided by an insurance company that is reasonably acceptable to Landlord, which must be rated “A plus” or better by Best’s Insurance Service (or an equivalent rating from anther rating agency should Best’s no longer provide [Illegible] insurance provided by Tenant does not satisfy the requirements of paragraph 12, in the event of a subsequent casualty, Tenant shall be responsible for and shall pay for that portion of the restoration cost, in excess of the insurance proceeds actually available, that would have been covered by insurance satisfying the requirements of paragraph 12.
          B. Tenant shall not obligated to contribute to the cost of earthquake insurance more than an amount equal to six (6) times the then annual cost of fire and “all risk” insurance per year. For example, if the 1993 annual premium for fire and “all risk” insurance is $9,000, then Tenant’s share of the cost of any premium for earthquake insurance for the following year (1994) shall be limited to $54,000 ($9,000 x 6). Tenant shall have the right to require earthquake insurance providing it is available if Tenant agrees to pay full cost thereof.
     56. ASSIGNMENT AND SUBLETTING: The following modifications are made to Paragraph 16:
          A. In the event that Tenant seeks to make any assignment or sublease, then Landlord, by giving Tenant written notice of its election within fifteen (15) days after Tenant’s notice of intent to assign or sublease has been given to Landlord, shall have the right to elect (i) to withhold its consent to such assignment or sublease, as permitted pursuant to Paragraph 16, or (ii) to permit Tenant to so assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its

34

obligations under the Lease, and the following shall apply (except the following shall not apply to a “Permitted Transfer” described in Paragraph 57):
               (1) If Tenant assigns its interest in this Lease, then in addition to the rental provided for in this Lease, Tenant shall pay to Landlord fifty percent (50%) of all consideration received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease and (ii) all “Permitted Transfer Costs” (as defined herein) related to such assignment. As used herein, the term “Permitted Transfer Costs” shall mean all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the assignment or sublease in question.
               (2) (If Tenant sublets all or part of the Premises, then Tenant shall pay to Landlord in addition to the rental provided for in this Lease fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid by the subtenant to Tenant, less (ii) all rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet and all Permitted Transfer Costs related to such sublease. After Tenant has recovered all Permitted Transfer Costs Tenant shall pay to Landlord the amount specified in the preceding sentence on the same basis, whether periodic or in lump sum that such rent and other consideration is paid to Tenant by its subtenant, within seven (7) days after it is received by Tenant.
               (3) Tenant’s obligations under this subparagraph shall survive any assignment or sublease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant’s books and records relating to the payments due pursuant to this subparagraph. Upon request therefor, Tenant shall deliver to [Illegible]
               (4) As used herein, the term “consideration” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the assignment or sublease, if such sums are paid for Tenant’s interest in this Lease or in the Premises.
     57. PERMITTED ASSIGNMENTS AND SUBLEASES: Notwithstanding anything contained in Paragraph 16, so long as Tenant otherwise complies with the provisions of Paragraph 16 and the Permitted Transfer does not release Tenant from its obligations hereunder, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and the provisions of Paragraph 56A shall not apply to any such Permitted Transfer:
          A. Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with Tenant by means of an ownership interest of more than fifty percent (50%) providing Tenant remains liable for the payment of rent and full performance of the lease;
          B. Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as 95% of all assets of Tenant are permanently transferred to such assignee.

35

In the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party, and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease;
          C. Tenant may assign this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets of Tenant are permanently transferred to such assignee (in the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease).
     58. SUBORDINATION AND MORTGAGES: Paragraph 17 is modified to provide that this Lease shall not be subordinate to a mortgage or deed of trust unless the Lender holding such mortgage or deed of trust enters into a written subordination, non-disturbance and attornment agreement in which the Lender agrees that notwithstanding any subordination of this Lease to such Lender’s mortgage or deed of trust, (i) such Lender shall recognize all of Tenant’s rights under this Lease, and (ii) in the event of a foreclosure this Lease shall not be terminated so long as Tenant is not in material default of its obligations under this Lease, but shall continue in effect and Tenant and such Lender (or any party acquiring the Premises through such foreclosure) shall each be bound to perform the respective obligations of Tenant and Landlord with respect to the Premises arising after such foreclosure.
     59. LANDLORD’S RIGHT TO ENTER: Notwithstanding the provisions of Paragraph 18, (i) except in the event of an emergency, Landlord shall give Tenant twenty-four (24) hours notice prior to entering the Premises, agrees to comply with any reasonably safety and/or security regulations imposed by Tenant with respect to such entry, and shall only enter the Premises when accompanied by Tenant or its agent (so long as Tenant makes itself reasonably available for this purpose), and (ii) Landlord may install “for lease” signs relating to the Premises only during the last 150 days of the Lease term. Landlord agrees to use [Illegible].and invitees shall be performed in a manner with as minimal interference as possible with Tenant’s business at the Premises. Subject to the foregoing, Tenant agrees to cooperate with Landlord and Landlord’s agents, employees and contractors so that responsibilities of Landlord under the Lease can be fulfilled in a reasonable manner during normal business hours so that no extraordinary costs are incurred by Landlord.
     60. BANKRUPTCY AND DEFAULT: Paragraph 19 is modified to provide that with respect to non-monetary defaults not involving Tenant’s failure to pay Basic Rent or Additional Rent, Tenant shall not be in default of any non-monetary obligation if (i) more than thirty (30) days is required to cure such non-monetary default, and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.
     61. ABANDONMENT: Paragraph 20 is modified to provide that Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease including the obligation to pay Basic Rent and Additional Rent, (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not materially and adversely affect the

36

validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation system are operated to the extent necessary to prevent damage to the Premises or its systems.
     62. DESTRUCTION: Paragraph 21 is modified by the following:
          A. Except as provided in Paragraph 62B, Landlord may not terminate the Lease if the Premises are damaged by a peril that is covered by the insurance carried by Landlord pursuant to Paragraph 12, but instead shall restore the Premises in the manner described by Paragraph 21.
          B. If the Premises are damaged by a peril covered by the insurance carried by Landlord pursuant to Paragraph 12, Landlord shall have the option to terminate the Lease if each of the following conditions is satisfied: (i) the cost to repair or the damage exceeds thirty-three percent (33%) of the then replacement cost of the Premises; and (ii) the damage occurs at a time when there is less than five (5) years remaining in the term of the Lease. Notwithstanding the foregoing, if such damage occurs at a time when there is less than five (5) years remaining in the term of the Lease and Landlord notifies Tenant of Landlord’s election to terminate the Lease pursuant to the provisions of this Paragraph 62B, if Tenant has the right to extend the term of this Lease pursuant to either Paragraph 42 or 43 such that the remaining term of the Lease (including the option period) will be more than five (5) years following the date of such damage, this Lease shall not terminate if Tenant notifies Landlord in writing of Tenant’s exercise of an option to extend granted to Tenant by either Paragraph 42 or 43. In such event, this Lease shall not terminate, the term shall be so extended, and Landlord shall restore the Premises in the manner provided in Paragraph 21.
          C. If the Premises are damaged by any peril, then as soon as reasonably practicable, Landlord shall furnish Tenant with the [Illegible] completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:
               (1) The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 180 days after the date of such damage; or
               (2) The Premises are damaged by any peril within twelve (12) months of the last day of the Lease term and provided Tenant has not exercised an option to renew pursuant to the provisions of Paragraph 42 or 43, and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty (60) days after the date of such damage.
     63. EMINENT DOMAIN: Paragraph 22 is modified by the following:
     Landlord may not terminate the Lease if less than 1/3 of the building is taken by condemnation or if a taking by condemnation is only threatened.

37

     64. TRANSFER BY LANDLORD: The provisions of Paragraph 23 of the Lease to the contrary notwithstanding, Landlord shall not be relieved of its obligations under the Lease which may accrue after the date of a sale or other transfer unless and until (i) the transferee agrees to assume and be bound by the terms of this Lease and to perform all obligations of the landlord under the Lease which may accrue after the date of such transfer, and (ii) Landlord transfers the Security Deposit to its successor in interest (transferee) in accordance with the provisions of California Civil Code Section 1950.7, as amended or recodified.
     65. LANDLORD’S LIEN WAIVER: Landlord, within thirty (30) days after demand from Tenant, shall execute and deliver such lien waiver documents that are reasonably required by any supplier, lessor, or lender in connection with the installation in the Premises of the Tenant’s personal property or trade fixtures providing Landlord approves the form of any such waiver and Landlord’s rights under this Lease are not materially and adversely affected.

QUANTUM CORPORATION		JOHN ARRILLAGA SEPARATE PROPERTY
a Delaware corporation		TRUST

By	/s/ Joseph C. Shepela	By	/s/ John Arrillaga

John Arrillaga, Trustee

By	VP Human Resources	RICHARD T. PEERY SEPARATE PROPERTY

TRUST

		By	/s/ Richard Peery

Richard T. Peery, Trustee

38

AMENDMENT NO. 1
     THIS AMENDMENT NO. 1 is made and entered into this 24th day of April, 1990, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, as LANDLORD, and QUANTUM CORPORATION, a Delaware corporation, as TENANT.
RECITALS
     A. WHEREAS, by Lease Agreement dated October 31, 1989, Landlord leased to Tenant all of that certain 155,734 ± square foot building located at Bellew Drive and Magnolia Drive, Milpitas, California, the details of which are more particularly set forth in said October 31, 1989 Lease Agreement, and
     B. WHEREAS, it is now the desire of the parties hereto to amend said Lease to reflect the delay of the Commencement Date of the Lease from December 15, 1990 to April 1, 1991 and to amend the Basic Rent schedule accordingly; deletion of the Phase In Right of said Lease; and commencement of payment of Additional Rent as of December 15, 1990; as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. LEASE TERM AND COMMENCEMENT DATE: Paragraph 41.B. of the Lease is amended by changing the reference to the December 15, 1990 Commencement Date to April 1, 1991. Subject paragraph will be amended to read as follows:
     “B. Commencement Date Defined: As used herein, the term “Commencement Date” shall mean the later to occur of the following: (i) the date upon which the “Improvements” are “Substantially Completed”; or (ii) April 1, 1991; provided, however, that if prior to the later of such dates Tenant’s operating personnel enter into occupancy of the Premises and commence the operation of Tenant’s business within the Premises, the Commencement Date shall be the date such personnel of Tenant so enter into occupancy of the Premises. The term “Substantially Completed” and/or “Substantial Completion” shall mean the date when all of the following have occurred with respect to the Improvements in question: (i) the construction of the Improvements in question has been substantially completed in accordance with the approved plans therefore except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; (ii) Landlord has executed a certificate or statement representing that the Improvements in question have been substantially completed in accordance with the plans and specifications therefore except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; and (iii) the Building Department of the City of Milpitas has completed its final inspection of such Improvements and has “signed off” the building inspection card approving such work as complete except for punch list items

1

which do not prevent Tenant from reasonably using the Premises to Conduct-Tenant’s business. Notwithstanding the foregoing, Substantial Completion of the Interior Improvements shall not be deemed to have occurred until Landlord has obtained final or conditional approval from the Fire Department of the City of Milpitas that the Improvements have been completed in accordance with such department’s requirements (subject only to conditions that do not prevent Tenant from occupying the Improvements).”
     2. DELETION OF “BASIC RENT REDUCTION DURING PHASE IN PERIOD”: As a material inducement to Landlord to postpone the commencement of the Lease Agreement, Paragraph 40 shall be deleted in its entirety, and Tenant will be responsible for paying Basic Rent to Landlord, from the Commencement Date of said Lease, on the entire 155,734 ± square foot building.
     3. COMMENCEMENT OF PAYMENT OF ADDITIONAL RENT: Notwithstanding the commencement date of this Lease as stated above, Tenant shall be responsible for paying one hundred percent (100%) of the Additional Rent Expenses as outlined in Paragraph 4.D. of said Lease Agreement for the entire 155,734+ square foot Lease Premises commencing December 15, 1990.
     4. BASIC RENT SCHEDULE: Furthermore, as Landlord is accommodating Tenant in deferring the Commencement Date of said Lease from December 15, 1990 to April 1, 1991, the parties have agreed that the Basic Rent increases will be calculated from December 15, 1990 and that Paragraph 39 “Basic Rent” of said Lease Agreement shall be amended as follows:

Period	Monthly Basic Rent
Months 1-13	$1.00/sf
Months 14-25	$1.05/sf
Months 26-37	$1.10/sf
Months 38-49	$1.15/sf
Months 50-61	$1.20/sf
Months 62-73	$1.25/sf
Months 74-85	$1.30/sf
Months 86-97	$1.35/sf
Months 98-109	$1.40/sf
Months 110-121	$1.45/sf
Months 122-133	$1.50/sf

2

Period	Monthly Basic Rent
Months 134-145	$1.55/sf
Months 146-157	$1.60/sf
Months 158-169	$1.65/sf
Months 170-185	$1.70/sf
     5. LANDLORD’S RIGHT TO TERMINATE: Paragraph 47 of the Lease is amended by deleting the references to June 1, 1990 and adding in lieu thereof references to August 1, 1990. Subject paragraph will be amended to read as follows:
     “It is understood that the Premises to be leased by Tenant are to be constructed by Landlord, and that Landlord is required to obtain the necessary building permits for the building shell before construction of said Premises can commence. Therefore, it is agreed that in the event Landlord cannot obtain all the necessary building permits for the building shell by August 1, 1990, then either Landlord or Tenant can terminate this Lease by written notice to the other party given within thirty (30) days thereafter, without any liability to the other party of any the whatsoever, and that this Lease Agreement will be null and void as of the date of receipt of such notice. Landlord agrees to use its best efforts to obtain the required permits by August 1, 1990.”
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said October 31, 1989 Lease Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year first hereinabove set forth.

LANDLORD:		TENANT:

JOHN ARRILLAGA SEPARATE		QUANTUM CORPORATION
PROPERTY TRUST		a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Joseph C. Shepala
John Arrillaga, Trustee

RICHARD T. PEERY SEPARATE PROPERTY TRUST		Title:	VP Human Resources

By	/s/ Richard Peery	Dated:	6/12/90

Richard T. Peery, Trustee

3

AMENDMENT No. 2
     THIS AMENDMENT NO. 2 is made and entered into this 26th day of June, 1991, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, as LANDLORD, and QUANTUM CORPORATION, a Delaware corporation, as TENANT.
RECITALS
     A. WHEREAS, by Lease Agreement dated October 31, 1989 Landlord leased to Tenant all of that certain 155,734 ± square foot building located at 1130 Bellew Drive Milpitas, California, the details of which are more particularly set forth in said October 31, 1989 Lease Agreement, and
     B. WHEREAS, the Lease was amended by Amendment No. 1 dated April 24, 1990 to delay the Commencement Date of the Lease from December 15, 1990 to April 1, 1991, and
     C. WHEREAS, the Lease was amended by Commencement Letter dated March 4, 1991 to commence the Lease March 1, 1991, and
     D. WHEREAS, it is now the desire of the parties hereto to: (1) extend the Term for two (2) months so the termination date of said Lease will coincide with the termination date of the “Companion Lease” (additional premises leased from Landlord at 490 McCarthy Blvd., Milpitas, California); and (2) amend the Basic Rent schedule and aggregate Rent of said Lease Agreement as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. TERM OF LEASE: Pursuant to Lease Paragraph 41.C. “Lease Terms Co-extensive”, it is agreed between the parties that the term of said Lease Agreement shall be extended for an additional two (2) months and the Lease termination date is hereby extended from July 31, 2006 to September 30, 2006.
     2. BASIC RENTAL FOR EXTENDED TERM OF LEASE: The monthly Basic Rental for the Extended Term of the Lease shall be as follows:
     On August 1, 2006 the sum of TWO HUNDRED SIXTY FOUR THOUSAND SEVEN HUNDRED FORTY SEVEN AND 80/100 DOLLARS ($264,747.80) shall be due, and a like sum due on the first day of each month thereafter, through and including September 1, 2006.
     The aggregate rental for the lease shall be increased by $529,495.60 or from $39,058,087.20 to $39,587,582.80.

1

     3. OPTION TO EXTEND PURSUANT TO PARAGRAPHS 42 AND 43 OF THE LEASE: Pursuant to Paragraph 42 “First Five-Year Option to Extend” and Paragraph 43 “Second Five-Year Option to Extend”, the latest dates Tenant may exercise its first and second five-year options to extend, as specified in the aforementioned Paragraphs, are April 3, 2006 and April 3, 2011, respectively.
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said October 31, 1989 Lease Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year first hereinabove set forth.

LANDLORD:		TENANT:

JOHN ARRILLAGA SEPARATE		QUANTUM CORPORATION
PROPERTY TRUST		a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Joseph C. Shepala

John Arrillaga, Trustee

RICHARD T. PEERY SEPARATE PROPERTY TRUST		Title:	VP Human Resources

By	/s/ Richard Peery	Dated:	7/19/91

Richard T. Peery, Trustee

2

Quantum 2
AMENDMENT NO. 3
TO LEASE
     THIS AMENDMENT NO. 3 is made and entered into this 16th day of April, 1997, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) (previously known as the “John Arrillaga Separate Property Trust”) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/7’ (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and QUANTUM CORPORATION, a Delaware corporation, as TENANT.
RECITALS
     A. WHEREAS, by Lease Agreement dated October 31, 1989 Landlord leased to Tenant all of that certain 155,734 ± square foot building located at 1140 Technology Drive, Milpitas, California, the details of which are more particularly set forth in said October 31, 1989 Lease Agreement, and
     B. WHEREAS, said Lease was amended by Letter Agreement dated October 31, 1989 which provided for a Basic Rent Credit for the period commencing with the Lease Commencement Date and ending on May 31, 1991, and
     C. WHEREAS, said Lease was amended by Amendment No. 1 dated April 24, 1990 which canceled the reduction in Basic Rent Credit Letter dated October 31, 1989, and which delayed the Lease Commencement Date from December 15, 1990 to April 1, 1991, and,
     D. WHEREAS, said Lease was amended by the Commencement Letter dated March 4, 1991 which changed the Commencement Date of the Lease from April 1, 1991 to March 1, 1991, and established the Termination Date of July 31, 2006, and,
     E. WHEREAS, said Lease was amended by Amendment No. 2 dated June 26, 1991 which extended the Term of the Lease for an additional two month period, amended the Basic Rent schedule and Aggregate Rent accordingly; and amended the deadlines in which Tenant could exercise its Optics to Extend pursuant to Lease Paragraphs 42 and 43, and
     F. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) extending the Term for five years, changing the Termination Date from September 30, 2006 to September 30, 2011, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, (iii) adding a third Five Year Option to Extend, (iv) replacing Paragraphs 41C (“Lease Terms Co-extensive”) and 48 (“Cross Default”) and 53 (“Structural Capital Costs Regulated by Governmental Agencies After the Commencement of this Lease not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises” (v) amending Lease Paragraph 12 (“Property Insurance”) and (vi) amending and/or replacing certain provisions of the Lease commencing as of the commencement of the Third Extended Term of said Lease as hereinafter set forth.

1

Quantum 2
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. TERM OF LEASE: It is agreed between the parties that Tenant has exercised its First Five-Year Option to Extend the lease term of that certain lease agreement dated March 23, 1994 for premises located at 1101 Sumac Drive, Milpitas, California (the “Building 5 Lease”), as detailed in Paragraph 41 of said Building 5 Lease. Paragraph 40C of said Building 5 Leases provides that in the event the term of said Building 5 Lease is extended for any reason whatsoever, the terms of the Existing Leases (i.e. two of said leases dated October 31, 1989 are for Premises located at 1140 Technology Drive and 500 McCarthy Blvd., Milpitas, California (the “1989 Leases”); one of said leases dated September 17, 1990 is for Premises located at 1000 Sumac Drive, Milpitas, California) and one of said leases dated April 10, 1992 is for Premises located at 900 Sumac Drive, Milpitas, California) shall also be extended so that all five Leases expire on the same date; therefore, it is agreed between the parties that by exercising its Option to Extend the Building 5 Lease, Tenant has in effect exercised its Option to Extend under Lease Paragraph 42 (“First Five-Year Option to Extend”), and that pursuant to said Lease Paragraph 42, the Term of this Lease Agreement shall he extended for an additional five (5) year period, and the Lease Termination Date shall be changed from September 30, 2006 to September 30, 2011.
     2. BASIC RENTAL FOR FIRST EXTENDED TERM OF LEASE: The monthly Basic Rental for the First Extended Term of Lease shall be as follows:
     On October 1, 2006, the sum of TWO HUNDRED SEVENTY TWO THOUSAND FIVE HUNDRED THIRTY FOUR AND 50/100 DOLLARS ($272,534.50) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2007.
     On October 1, 2007, the sum of TWO HUNDRED EIGHTY THOUSAND THREE HUNDRED TWENTY ONE AND 20/100 DOLLARS ($280,321.20) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2008.
     On October 1, 2008, the sum of TWO HUNDRED EIGHTY EIGHT THOUSAND ONE HUNDRED SEVEN AND 90/100 DOLLARS ($288,107.90) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2009.
     On October 1, 2009, the sum of TWO HUNDRED NINETY FIVE THOUSAND EIGHT HUNDRED NINETY FOUR AND 60/100 DOLLARS ($295,894.60) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2010.
     On October 1, 2010, the sum of THREE HUNDRED THREE THOUSAND SIX HUNDRED EIGHTY ONE AND 30/100 DOLLARS ($303,681.30) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2011.
     The Aggregate Basic Rent for the Lease shall be increased by $17,286,474.00 or from $39,587,582.80 to $56,874,056.80.

2

Quantum 2
     3. THIRD FIVE-YEAR OPTION TO EXTEND: Provided Tenant has extended the Lease for an additional five (5) year period pursuant to Lease Paragraph 43 (“Second Five Year Option To Extend”), Landlord hereby grants to Tenant a third option to extend the Term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Lease Term as extended pursuant to Lease Paragraph 43 (“Second Five Year Option To Extend”), in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 3 and subject to the Rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease or the Other Leases, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 3.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period		Monthly Basic Rent
Months	1-12	$2.25/sf
Months	13-24	$2.30/sf
Months	25-36	$2.35/sf
Months	37-48	$2.40/sf
Months	49-60	$2.45/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to extend granted by this Paragraph 3 at any time that Tenant is in default (default for monetary and material default for non-monetary) of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 3 notwithstanding such non-curable default.
     4. LEASE TERMS CO-EXTENSIVE: Lease Paragraph 40C (“Lease Terms Co-extensive”) is hereby deleted in its entirety and replaced with the following:
     “40C. LEASE TERMS CO-EXTENSIVE: It is acknowledged that (i) Landlord and Tenant have previously executed four separate leases in addition to this Lease: one of said leases dated October 31, 1989 is for Premises located at 500 McCarthy Blvd., Milpitas, California (the “Building Two Lease”); one of said leases dated September- 17, 1990 is for Premises located at 1000 Sumac Drive, Milpitas, California (the “Building Four Lease”); one of said leases dated April 10, 1992 is for Premises located at 900 Sumac Drive, Milpitas, California (the “Building 3 Lease”); and one of said leases dated March 23, 1994 is for premises

3

Qunatum 2
located at 1101 Sumac Drive, Milpitas, California (the “Building 5 Lease”) (hereinafter collectively referred to as the “Other Leases”); and (ii) it is the intention of the parties that the term of this Lease be co-extensive with the term of the Other Leases, such that the terms of all five leases (“the Leases”) expire on the same date. The provisions of this Paragraph 40C also requires the terms of all the Leases to be extended accordingly if Tenant exercises its Option to Extend under any of the Leases. The monthly Basic Rent during the extended term under each of the Leases shall be increased by $.05 per square foot on the commencement date of the extended term and thereafter on each and every anniversary of the respective lease’s commencement date of the extended term.”
     5. CROSS DEFAULT: Lease Paragraph 48 (“Cross Default”) is hereby deleted in its entirety and replaced with the following:
     “48. CROSS DEFAULT: It is agreed between Landlord and Tenant that a default under this Lease, or a default under any of the Other Leases may, at the option of Landlord, be considered a default under all Leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to all the Leases including, but not limited to, the right to terminate any or all of the aforementioned Other Leases or this Lease by reason of a default under the Leases or hereunder.
     Notwithstanding the above, Landlord shall have the option of considering a default under this Lease or a default under any of the Other Leases to be a default under all such leases, only with respect to such leases under which Landlord is also the ‘Landlord’ at the time such default occurs. By way of example, if at the time a default of Tenant occurs under this Lease, Landlord has sold the premises described in any of the Other Leases and is no longer the ‘Landlord’ thereunder, then a default under this Lease shall not constitute a default under any of such Other Leases so sold by Landlord (unless the premises leased under this Lease and the Other Leases are sold to the same entity), and a default by Tenant under any of such Other Leases so sold by Landlord shall not constitute a default under this Lease or any other of the Other Leases then remaining between Landlord and Tenant. However, if the Landlord under this Lease and the Other Leases is one in the same at the time of said default, said cross default provisions shall apply.”
     6. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANTS USES OR REMODELING OF THE PREMISES: Lease Paragraph 53 (“Structural Capital Costs Regulated by Governmental Agencies after the Commencement of this Lease Not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”) is hereby deleted and replaced with the following:
     53. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODLING OF THE PREMISES: The provisions of this Paragraph 53 shall modify Paragraphs 7 and 14:

4

Quantum 2
     A. If (i) during the last five (5) years of the First Extended Term of the Lease if said Lease has not been extended as provided for in Lease Paragraph 43 (“Second Five Year Option To Extend”) or in Paragraph 3 (“Third Five Year Option to Extend”) or Paragraph 4 (“Lease Terms Co-Extensive”) above, or (ii) during either of the five (5) year extension periods permitted by Lease Paragraph 43 or Paragraph 3, or Paragraph 4 above, it becomes necessary (due to any governmental requirement for continued occupancy of the Premises) to make structural improvements required by laws enacted or legal requirements imposed by governmental agency(s) after the Commencement Date, and the cost for each required work or improvements exceeds $100,000, then if such legal requirement is not imposed because of Tenant’s specific use of the Premises and is not “triggered” by Tenant’s Alterations or Tenant’s application for a building permit or any other governmental approval (collectively “Tenant’s Actions”) in which instance Tenant shall be responsible for 100% of the cost of such improvements, Landlord shall be responsible for paying the cost of such improvement and constructing such improvement, subject to a cash contribution from Tenant of a portion of the cost thereof as provided for and calculated in Paragraph 53B.
     B. When Landlord makes an improvement pursuant to Paragraph 53A, and as a condition to Landlord’s obligation to construct such improvement, Tenant shall make the following contribution in cash to Landlord for the cost thereof prior to the commencement of the work by Landlord. It is agreed that Tenant shall pay to Landlord 100% of the cost of the first $100,000.00 worth of each improvement. After the first $100,000.00, all costs above $100,000.00 shall be divided by 15 and multiplied by the time period remaining in the last five years of the Lease Term from the date work on such improvement commences.
     For example, if the improvement is not required as a result of Tenant’s Action and if the cost of such improvement was $400,000 and there was one year and six months remaining in the Lease term when the work commenced, then Tenant would be responsible for reimbursing Landlord in cash $130,000.00 computed as follows:

Total Cost of Work	$400,000.00
Tenant Responsible for 1st $100,000	-100.000.00

Total Amount To Be Amortized	$300,000.00

$300,000.00/15 - $20,000/yr. x 1.5 yrs =	$30,000.00

Tenant responsible for $100,000 + 30,000 =	$130,000.00
     C. If Landlord has made improvements, for which Tenant has reimbursed Landlord for the cost thereof pursuant to Paragraph 53B, and the term of this Lease is subsequently extended pursuant to the exercise by Tenant of an option to renew pursuant to Lease Paragraph 43 or Paragraph 3 above, upon the exercise of any such option by Tenant, Tenant shall pay to Landlord an additional sum equal to the total amount of said

5

Quantum 2
     improvement less the amount previously paid for by Tenant. Using the example in Paragraph 53B above, Tenant would owe Landlord the additional amount of $270,000.00 ($400,000.00 — $130,000.00 = $270,000.00).”
     7. PROPERTY INSURANCE: Lease Paragraph 12 (“Property Insurance”) is hereby an to include the following: “Tenant acknowledges that as part of the cost of insurance policies for the Premises, Tenant is responsible for the payment of insurance deductibles on insurance claims as they relate to the Premises subject to the limitations provided in Lease Paragraph 55 (“Property Insurance”) which limitations are applicable only during the initial Lease Term and the First Lease Extension Period and the Second Lease Extension Period. Said limitation provided for in Lease Paragraph 55 are null and void at the commencement of the Third Lease Extended Term”.
     8. THIRD OPTION PERIOD — LEASE PROVISION CHANGES: In the event Tenant exercises its Third Option to Extend as provided for in Paragraph 3 above, the following amendments (contained within Paragraphs 9 through 19) are herein made to the Lease to be effective upon the commencement of the third option period (“Third Option Period”), or during any period following expiration of the Lease Term or expiration of the Lease when Tenant is in possession of the Premises.
     9. LATE CHARGE: Effective as of the first day of the Third Option Period, the Late Charge referenced in Lease Paragraph 4.D (“Late Charge”) shall be changed from five percent (5%) to ten percent (10%), and Lease Paragraph 50 (“Limitation on Late Charge”) shall be deleted in its entirety and of no further force or effect.
     10. MANAGEMENT FEE: Notwithstanding anything to the contrary in the Lease, effective as of the first day of the Third Option Period, and on the first day of each month thereafter, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly manage fee (“Management Fee”) equal to one percent (1%) of the Basic Rent due for each month during the Lease Term.
     11. HAZARDOUS MATERIALS: Effective as of the first day of the Third Option Period Lease Paragraph 45 (“Hazardous Materials”) shall be deleted in its entirety and replaced with the following:
     “45. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises, which includes the entire parcel of land on which the Premises are located as shown in Green on Exhibit A to the Lease (hereinafter collectively referred to as the “Property”):
     A. As used herein, the term “Hazardous Materials shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental

6

Quantum 2
Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term “Environmental Laws” shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.
     B. Tenant shall notify Landlord prior to the occurrence of any Tenant’s Hazardous Materials Activities (defined below). Landlord acknowledges that Tenant shall use, in compliance with applicable Environmental Laws, customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricants and copier toner. Any and all of Tenant’s Hazardous Materials Activities shall be conducted in conformity with this Paragraph, 45, Paragraph 14 of this Lease, and in compliance with all Environmental Laws and regulations. As used herein, the term “Tenant’s Hazardous Materials Activities” shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant’s use of the Property, or by Tenant or by any of Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees or other third parties (including “dumping” by others) (or which Hazardous Materials originate on the surface of the Premises any time on or after the Commencement Date of this Lease, but excluding Hazardous Materials on the Premises prior to the Lease Commencement Date because of the storage, use, disposal, or transportation of such materials or waste by any of Landlord’s contractors or otherwise arising out of construction work performed by or under the direction of Landlord on the Premises and Landlord shall be responsible for all required actions with respect to such materials or wastes). Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant’s Hazardous Materials Activities of which Tenant becomes aware. If Tenant’s Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant’s expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as may be required by Environmental Laws, regulations and/or governing agencies; (ii) to provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease (“Anniversary Date”); and (iii) on each Anniversary Date to provide to Landlord copies of all documentation and records, required by applicable Environmental Laws to be prepared and submitted to governmental authorities, relating to use at the Property of Hazardous Materials or to Tenant’s Hazardous Materials Activities, if any. If upon completion of Landlord’s review of said documentation and records, Landlord reasonably questions if Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities, Tenant agrees within thirty (30) days following receipt of

7

Quantum 2
written notice from Landlord, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant’s findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.
     C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant’s Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant’s Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with any legal or regulatory jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.
     D. If Landlord, upon consultation with Tenant, reasonably concludes that Property has become contaminated as a result of Tenant’s Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination except to the extent that such activities may be inconsistent with Tenant’s compliance with Environmental Laws. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys’ fees Landlord incurs with respect to such investigation to the extent, and only to the extent, that it that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord’s prior written consent which shall not be unreasonably withheld. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.
     E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations,

8

Quantum 2
losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys’, consultants’ and other experts’ fees and costs), and damages, which arise from or relate to: (i) Tenant’s Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 45 (collectively, “Tenant’s Environmental Indemnification”). Tenant’s Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant’s Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant’s expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action as may be required by applicable Environmental Laws, regulations or governing agencies (collectively, “Response Actions”). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.
     F. Landlord hereby makes the following representations to Tenant, each of which is made only to the best of Landlord’s knowledge as of the date Landlord executes this Lease, without any inquiry or investigation having been made or required by Landlord regarding this subject, nor does Landlord have any obligation to investigate or make inquiry regarding the subject:
          (1) The soil and ground water on or under the Premises does not contain Hazardous Materials in amounts which violate any laws to the extent that any governmental entity could require either Landlord or Tenant to take any remedial action with respect to such Hazardous Materials.
          (2) During the time that Landlord has owned the Premises, Landlord has received no notice of (i) any violation, or alleged violation, of any law that has not been corrected to the satisfaction of the appropriate authority, (ii) any pending claims relating to the presence of Hazardous Material on the Premises, or (iii) any pending investigation by any governmental agency concerning the Premises relating to Hazardous Materials.
     G. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Premises, and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any law. Attached as Exhibit “C” to the Lease is a list of Hazardous Materials that Tenant intends to use at the Premises. If during the Lease Term Tenant proposes to use other Hazardous Materials at the Premises, Tenant shall inform Landlord of such use, identifying the Hazardous Materials and the manner of their use, storage disposal, and shall agree (i) to use, store and dispose of such Hazardous Materials strictly in compliance with all laws, regulations and governing agencies and (ii) that the indemnity set forth in Paragraph 45 shall be applicable to Tenant’s use of such Hazardous Material.

9

Quantum 2
     H. Landlord or Tenant may, at any time, cause testing wells to be installed on the Premises, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. Testing wells installed by Tenant shall be paid for by Tenant. If tests conducted by Landlord disclose that Tenant has violated any Hazardous Materials laws, or Tenant or parties on the Premises during the Term of this Lease have contaminated the Premises as determined by regulatory agencies pursuant to Hazardous Materials laws, or that Tenant has liability to Landlord pursuant to Paragraph 45A, then Tenant shall pay for 100 percent of the cost of the test and all related expense. Prior to the expiration of the Lease Term, Tenant shall remove any testing wells it hag installed at the Premises, and return the Premises to the condition existing prior to the installation of such wells, unless Landlord requests in writing that Tenant leave all or some of the testing wells in which instance the wells requested to be left shall not be removed.
     I. If any tests performed by Tenant or Landlord prior to the Commencement Date disclose Hazardous Materials at the Premises, Landlord at its expense will promptly take all reasonable action required by law with respect to the existence of such Hazardous Materials at the Premises. The Commencement Date shall not be delayed because of such action by Landlord unless occupation of the Premises is prohibited by law.
     J. The obligations of Landlord and Tenant under this Paragraph 45 shall survive the expiration or earlier termination of the Term of this Lease. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 45.”
     12. SECURITY DEPOSIT: Effective as of the first day of the Third Option Period, Lease Paragraph 51 (“Security Deposit”) shall be deleted in its entirety and replaced with the following:
     “51. SECURITY DEPOSIT: The following provisions shall modify Lease Paragraph 4F:
     A. Within thirty (30) days after the expiration or earlier termination of the Lease term and after Tenant has vacated the Premises, Landlord shall return to Tenant the entire Security Deposit except for amounts that Landlord has deducted therefrom that are needed by Landlord to cure defaults of Tenant under the Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease. The use or disposition of the Security Deposit shall be subject to the provisions of California Civil Code Section 1950.7.
     B. During the first thirty (30) days following Tenant’s exercise of its Third Option to Extend, and only during said thirty day period, Tenant shall have the one-time option of satisfying its obligation with respect to an amount equal to one-half (1/2) ($210,240.90) of the $420,481.80 Security Deposit required under Lease Paragraph 4F by providing to Landlord, at Tenant’s sole cost, a letter of credit which: (1) is drawn upon an institutional lender reasonably acceptable and accessible to Landlord in form and content reasonably satisfactory to Landlord; (ii) is in the amount of one-half (1/2) of the

10

Quantum 2
Security Deposit; (iii) is for a term of at lease twelve (12) months; (iv) with respect to any letter of credit in effect within the six month period immediately prior to the expiration of the Lease term, shall provide that the term of such letter of credit shall extend at least forty five (45) days past the Lease expiration date (including extensions thereof); and (v) may be drawn upon by Landlord upon submission of a declaration of Landlord that Tenant is in default (as defined in Paragraph 19 and as modified by Paragraph 60). Landlord shall not be obligated to furnish proof of default to such institutional lender, and Landlord shall only be required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit required under Lease Paragraph 4F. Said letter of credit shall provide that if the letter of credit is not renewed, replaced or extended within twenty (20) days prior to its expiration date the issuer of the credit shall automatically issue a cashiers check payable to Landlord in the amount of the letter of credit after the date which is twenty (20) days before the expiration date, and no later than the expiration date, without Landlord being required to make demand upon the letter of credit. If Tenant provides Landlord with a letter of credit, within thirty (30) days of the execution of this Lease, meeting the foregoing requirements, one-half (1/2) of the cash Security Deposit (i.e., $210.240.90 of the $420.481.80 Security Deposit) shall be returned to Tenant by Landlord inasmuch as the cash deposit remaining and the Letter of Credit equal the total Security Deposit required in Lease Paragraph 4F. If Tenant defaults with respect to any provisions of this Lease, including but not limited to provisions relating to the payment of Rent, Landlord may (but shall not be required to) draw down on the letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. Landlord and Tenant acknowledge that such letter of credit will be treated as if it were a cash security deposit, and such letter of credit may be drawn down upon by Landlord upon demand and presentation of evidence of the identity of Landlord to the issuer, in the event that Tenant defaults with respect to any provision of this Lease and such default is not cured within any applicable cure period. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to furnish proof of default to such institutional lender and Landlord is only required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to ‘ of the total Security Deposit. Landlord acknowledges that it is not entitled to draw down such letter of credit unless Landlord would have been entitled to draw upon the cash security deposit pursuant to the terms of Paragraph 4F of the Lease. Concurrently with the delivery of the required information to the issuer, Landlord shall deliver to Tenant written evidence of the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of the Lease,

11

Quantum 2
and evidence of the failure of Tenant to cure such default within the applicable grace period following receipt of such notice of default. Any proceeds received by Landlord by drawing upon the letter of credit shall be applied in accordance with the provisions governing the Security Deposit imposed by Lease Paragraph 4F and this Paragraph 51. If Landlord draws upon the letter of credit, thereafter Tenant shall once again have the right to post a letter of credit in place of one-half (1/2) of a cash Security Deposit so long as Tenant is not then in default. In any event Tenant will be obligated to replenish the amount drawn to restore the Security Deposit to its original amount as provided for in Paragraph 4F. If any portion of the letter of credit is used or applied pursuant hereto, Tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the letter of credit, or (ii) increasing the letter of credit to its value immediately prior to such application. Tenant’s failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.”
     13. REAL ESTATE TAXES: Effective as of the first day of the Third Option Period, Lease Paragraph 54 (“Real Estate Taxes”) shall be deleted in its entirety and replaced with the following:
     “54. REAL PROPERTY TAXES: Paragraph 9 is modified by the following:
     A. The term “Real Property Taxes” shall not include charges, levies or fees directly related to the use, storage, disposal or release of Hazardous Materials on the Premises unless directly related to Tenant’s Activities at this site or on other sites leased and/or owned by Tenant; however, Tenant shall be responsible for general or special tax and/or assessments (related to Hazardous Materials and/or toxic waste) imposed on the Property provided said special tax and/or assessment is not imposed due to on-site originated contamination on the Property (by third parties not related to Tenant) prior to the Lease Commencement Date. Subject to the terms and conditions stated herein, Tenant shall be responsible for paying one hundred percent (100%) of said taxes and/or assessments allocated to the Property.
     B. If any assessments for public improvements are levied against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord or any assignee or purchaser of the Premises each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.
     C. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests such Real Property Taxes, the failure on Tenant’s part to pay such Real Property Taxes being so contested shall not constitute a default so long as Tenant complies with the provisions of this Paragraph. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in

12

Quantum 2
the name of Landlord. In that case Landlord shall join in the proceedings or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge its share of any Real Property Taxes determined by any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment. If Tenant does not pay the Real Property Taxes when due pursuant to the Lease and Tenant seeks a reduction or contests them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond in form reasonably satisfactory to Landlord issued by an insurance company qualified to do business in California. The amount of the bond shall equal 125% of the total amount of Real Property Taxes in dispute and any such bond shall be assignable to any lender or purchaser of the Premises. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.”
     14. PROPERTY INSURANCE: Effective as of the first day of the Third Option Period, section B of Lease Paragraph 55 (“Property Insurance”) shall be deleted in its entirety and be of no further force or effect.
     15. ASSIGNMENT AND SUBLETTING: Effective as of the first day of the Third Option Period, Lease Paragraph 56 (“Assignment and Subletting”) shall be deleted in its entirety and replaced with the following:
     “56. ASSIGNMENT AND SUBLETTING: The following modifications are made to Paragraph 16:
     A. In the event that Tenant seeks to make any assignment or sublease, then Landlord, by giving Tenant written notice of its election within fifteen (15) days after Tenant’s notice of intent to assign or sublease has been given to Landlord, shall have the right to elect (i) to withhold its consent to such assignment or sublease, as permitted pursuant to Paragraph 16, or (ii) to permit Tenant to so assign the lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its obligations under the Lease, and the following shall apply (except the following shall not apply to a “Permitted Transfer” described in Paragraph 57):
          (1) If Tenant assigns its interest in this Lease, then in addition to the rental provided for in this Lease, Tenant shall pay to Landlord fifty percent (50%) of all Rent and other consideration received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease and (ii) all “Permitted Transfer Costs” (as defined herein) related to such assignment. As used herein, the term “Permitted Transfer Costs” shall mean all reasonable leasing commissions paid to, third parties not affiliated with Tenant in order to obtain the assignment or sublease in question.
          (2) If Tenant sublets all or part of the Premises, then Tenant shall pay to Landlord in addition to the Rent provided for in this Lease fifty percent (50%) of the

13

Quantum 2
positive difference, if any, between (i) all rent and other consideration paid or provided to Tenant by the subtenant, less (ii) all Rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet and all Permitted Transfer Costs related to such sublease. After Tenant has recovered all Permitted Transfer Costs Tenant shall pay to Landlord the amount specified in the preceding sentence on the same basis, whether periodic or in lump sum, that such rent and other consideration is paid to Tenant by its subtenant, within seven (7) days after it is received by Tenant.
          (3) Tenant’s obligations under this subparagraph shall survive any assignment or sublease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant’s books and records relating to the payments due pursuant to this subparagraph. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.
          (4) As used herein, the term “consideration” shall mean any consideration of any kind received, or to be received (including, but not limited to, services rendered and/or value received) by Tenant as a result of the assignment or sublease, if such sums are paid or provided to Tenant for Tenant’s interest in this Lease or in the Premises.
          (5) This Paragraph 56.A does not apply to a “Permitted Transfer”, as provided in Paragraph 57 hereof. The parties agree that if any of the following transactions occur and do not qualify as “Permitted Transfers”, Tenant must obtain Landlord’s consent to such transaction and if Landlord consents to any of the following transactions which do not otherwise qualify as “Permitted Transfers”, then the provisions of this Paragraph 56.A shall not apply to the following transactions: (i) a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee; and (ii) an assignment of this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee and Tenant remains liable and responsible under the Lease to the extent Tenant continues in existence following such transaction.”
     16. PERMITTED ASSIGNMENTS AND SUBLEASES: Effective as of the first day of the Third Option Period, Lease Paragraph 57 (“Permitted Assignments and Subleases”) shall be deleted in its entirety and replaced with the following:
     “57. PERMITTED ASSIGNMENTS AND SUBLEASES: Notwithstanding anything contained in Paragraph 16, so long as Tenant otherwise complies with the provisions of Paragraph 16 and the Permitted Transfer does not release Tenant from its obligations hereunder, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and the provision Paragraph 56A shall not apply to any such Permitted Transfer:

14

Quantum 2
     A. Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with Tenant by means of an ownership interest of more than fifty percent (50%) providing Tenant remains liable for the payment of Rent and full performance of the Lease;
     B. Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as (i) 95% of all assets and liabilities of Tenant are permanently transferred to such assignee, and (ii) immediately prior to the merger, consolidation or other reorganization, the corporation into which Tenant is, to be merged has a net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, merger, consolidation or reorganization (whichever is greater), or if it does not, Landlord is provided a guaranty of the Lease (in a form reasonably acceptable to Landlord) from a corporation (a) that is the parent of, or is otherwise affiliated with, the corporation into which Tenant is to be merged, and (b) which has a current net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, merger, consolidation or reorganization (whichever is greater). In the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party, and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease;
     C. Tenant may assign this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee (in the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease), and provided that immediately prior to such assignment said corporation, has a net worth equal to or greater than the net worth of Tenant (a) at the time of Lease execution or (b) at the time of such assignment (whichever is greater), or Kit does not, Landlord is provided a guaranty of the Lease (in a form reasonably acceptable to Landlord) from a corporation (a) that is the parent of, or is otherwise affiliated with, said corporation and (b) which has a current net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, (whichever is greater).”
     17. DESTRUCTION: Effective as of the first day of the Third Option Period, Lease Paragraph 62 (“Destruction”) shall be deleted in its entirety and replaced with the following:
          “62. Destruction: Paragraph 21 is modified by the following:
          A. Notwithstanding anything to the contrary within Paragraph 21, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds, net of the deductible, are insufficient to cover one hundred percent of the rebuilding costs; provided, however, Tenant shall have the right to elect, in its discretion, to contribute such excess funds to permit Landlord to repair the Premises.

15

Quantum 2
     B. Except as provided in Paragraph 62C, Landlord may not terminate the Lease if the Premises are damaged by a peril whereby the cost to replace and/or repair is one hundred percent (100%) covered by the insurance carried by Landlord pursuant to Paragraph 12, but instead shall restore the Premises in the manner described by Paragraph 21.
     C. If the Premises are damaged by a peril covered by the insurance carried by Landlord pursuant to Paragraph 12, Landlord shall have the option to terminate the Lease if each of the following conditions is satisfied: (i) the cost to repair or the damage exceeds thirty-three percent (33%) of the then replacement cost of the Premises; and (ii) the damage occurs at a time when there is less than five (5) remaining in the term of the Lease.
     D. If Landlord fails to obtain insurance as required pursuant to Paragraph 12 and said insurance would have been available to cover any damage or destruction to the Premises, Landlord shall be required to rebuild, at its cost, net of the deductible which would have been required under said insurance policy (which deductible Tenant is required to pay).
     E. If the Premises are damaged by any peril, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such, restoration:
          (1) The Premises are damaged by any peril (not caused by or resulting from an action of Tenant or Tenant’s agents, employees, contractors or invitees) and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 180 days after the date of such damage (subject to force majeure conditions); or
          (2) The Premises are damaged by any peril (not caused by or resulting from an action of Tenant or Tenant’s agents, employees, contractors or invitees) within twelve (12) months of the last day of the Lease term, and, In the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty (60) days after the date of such damage and Tenant has not exercised its Option to Extend said Term (or Extended Term as the case may be),”
     18. LIABILITY INSURANCE: Effective as of the first day of the Third Option Period, the first sentence of Lease Paragraph 10 (“Liability Insurance”) shall be deleted and replaced with the following: “Tenant, at Tenant’s expense, agrees to keep in force during the Term of this Lease a policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for bodily injury and

16

Quantum 2
property damage occurring in, on or about the Premises, including parking and landscaped areas.”
     19. LIMITATION OF LIABILITY: Effective as of the first day of the Third Option Period, Lease Paragraph 36 (“Limitation of Liability”) shall be deleted in its entirety and replaced with the following:
     “36. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(i) the sole and exclusive remedy shall be against Landlord’s interest in the Premises leased herein;

(ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

(iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process;

(v) no judgment will be taken against any partner of Landlord;

(vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(vii) no writ of execution will ever be levied against the assets of any partner of Landlord;

(viii) these covenants and agreements are enforceable both by Landlord and also b any partner of Landlord.
     Tenant agrees that each of the foregoing covenants and amendments shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.”
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said October 31, 1989 Lease Agreement shall remain in full force and effect.

17

Quantum 2
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 3 to Lease as of the day and year last written below.

LANDLORD:		TENANT:

JOHN ARRILLAGA SEPARATE PROPERTY TRUST		QUANTUM CORPORATION
a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Andrew Kryder
John Arrillaga, Trustee

Andrew Kryder
Print or Type Name
Date: 6/30/97

RICHARD T. PEERY SEPARATE PROPERTY TRUST		Title:	Finance & Corporate General Counsel

By	/s/ Richard Peery	Dated:	June 25, 1997

Richard T. Peery, Trustee

Date: 6/26/97

18

AMENDMENT NO. 4
TO LEASE
     THIS AMENDMENT NO.4 is made and entered into this 22nd day of March, 2001, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) (previously known as the “John Arrillaga Separate Property Trust”) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and MAXTOR CORPORATION, a Delaware corporation, as “ASSIGNEE” or “MAXTOR”.
RECITALS
     A. WHEREAS, by Lease Agreement dated October 31, 1989 Landlord leased to QUANTUM CORPORATION, a Delaware corporation (the “ASSIGNOR” or “QUANTUM”) all of that certain 155,734 ± square foot building located at 1140 Technology Drive, Milpitas, California (the “Premises”), the details of which are more particularly set forth in said October 31, 1989 Lease Agreement, and
     B. WHEREAS, said Lease was amended by Letter Agreement dated October 31, 1989 which provided for a Basic Rent Credit for the period commencing with the Lease Commencement Date and ending on May 31, 1991, and
     C. WHEREAS, said Lease was amended by Amendment No. 1 dated April 24, 1990 which canceled the reduction in Basic Rent Credit Letter dated October 31, 1989, and which delayed the Lease Commencement Date from December 15, 1990 to April 1, 1991, and,
     D. WHEREAS, said Lease was amended by the Commencement Letter dated March 4, 1991 which changed the Commencement Date of the Lease from April 1, 1991 to March 1, 1991, and established the Termination Date of July 31, 2006, and,
     E. WHEREAS, said Lease was amended by Amendment No. 2 dated June 26, 1991 which extended the Term of the Lease for an additional two month period, amended the Basic Rent schedule and Aggregate Rent accordingly, and amended the deadlines in which the Tenant under the Lease (herein the “Tenant”) could exercise its Option to Extend pursuant to Lease Paragraphs 42 and 43, and
     F. WHEREAS, said Lease was amended by Amendment No. 3 dated April 16, 1997, which amended the Lease by (i) extending the Term for five years, changing the Termination Date from September 30, 2006 to September 30, 2011, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, (iii) adding a third Five Year Option to Extend, (iv) replacing Paragraphs 41C (“Lease Terms Co-extensive”) and 48 (“Cross Default”) and 53 (“Structural Capital Costs Regulated by Governmental Agencies After the Commencement of this Lease not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”), (v) amending Lease Paragraph 12 (“Property Insurance”) and (vi) amending and/or replacing certain provisions of the Lease commencing as of the commencement of the Third Extended Term of said Lease, and

1

     G. WHEREAS, the Lease, together with those certain Amendments described above in Recitals B through F shall hereinafter collectively be referred to as “the Lease Agreement”, and
     H. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) acknowledging Landlord’s consent to the assignment of said Lease from “Quantum Corporation, a Delaware corporation” to “Maxtor Corporation, a Delaware corporation”, and (ii) replacing Lease Paragraph 43 (“Second Five Year Option to Extend”) and Paragraph 3 to Amendment No. 3 dated April 16, 1997 (“Third Five Year Option to Extend”) as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. ASSIGNMENT OF TENANT’S INTEREST: Notwithstanding anything to the contrary contained in the Lease Agreement, Landlord hereby understands that based on Quantum’s notice to Landlord, Landlord hereby acknowledges that the following transactions have occurred:
          A. Quantum has operated its business at the Premises through two separate business groups: Quantum HDD, tracked by Quantum HDD common stock, and Quantum DSS, tracked by Quantum DSS common stock.
          B. On or about, October 3, 2000, Quantum and Maxtor entered into that certain an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 3, 2000 (the “Merger Agreement”), wherein they agreed that:
               (i) Quantum will separate its Quantum HDD business from its Quantum DSS and transfer the assets of Quantum HDD to a newly-formed subsidiary, Insula Corporation, a Delaware corporation (“Insula”), in exchange for all of Insula’s common stock and Insula’s agreement to be entirely responsible for all of the Quantum HDD obligations and liabilities.
               (ii) Immediately after such separation, each currently outstanding share of Quantum HDD common stock will be redeemed in return for a share of Insula common stock, such that the holders of Quantum HDD common stock shall own all of the common stock of Insula.
               (iii) Immediately after said redemption, Insula will merge into Maxtor and each share of the Insula’s common stock will be converted into the right to receive approximately 1.52 shares of Maxtor common stock, subject to possible adjustment as described in the Merger Agreement.
          C. As part of the legal separation of the Quantum HDD business from the Quantum DSS business, all of the right title and interest of Quantum in the Lease will be

2

assigned by Quantum to Insula and Insula will assume and agree to be liable for all of the obligations of Quantum, as Tenant, under the Lease.
     As a result of said merger transaction, as of April 2, 2001, the effective date of the merger, Maxtor will become the Tenant under the Lease Agreement, and Maxtor shall assume all obligations of Tenant under the Lease Agreement dated October 31, 1989, as amended.
     Landlord hereby consents to the foregoing transactions (“Landlord’s Consent”). Except as expressly set forth below, Landlord’s Consent shall in no way void or alter any of the terms of the Lease Agreement by and between Landlord and Tenant, nor shall Landlord’s Consent alter or diminish in any way Tenant’s obligations to Landlord.
     Landlord has not reviewed the terms of any agreement between Quantum, Insula and/or Maxtor, and Landlord shall not be bound by any agreement other than the terms of the Lease Agreement between Landlord and Tenant. Landlord does not make any warranties or representations as to the condition of the Leased Premises or the terms of the Lease Agreement between Landlord and Quantum. Landlord’s consent to the assignment shall in no way obligate Landlord to any further consents or agreements between Quantum and/or Assignee. So long as Quantum continues to exist as a Delaware corporation, it is agreed that both Quantum and Maxtor will be jointly and severally liable for all the terms and conditions of the Lease and all Amendments thereto; provided, however, that so long as Quantum remains liable for said Lease, no material amendment to the Lease Agreement after the date hereof shall be binding upon Quantum without the prior written consent of Quantum, which consent shall not be unreasonably withheld, and Quantum’s approval shall not be required on transactions related to Landlord’s Waivers, Landlord’s Consents to Sublease and/or Landlord’s Consents to Alterations. The foregoing, however, shall not prevent Tenant and Landlord from entering into any such modification or amendment between themselves.
     It is further understood that the Security Deposit of Quantum is being transferred to Maxtor.
     1. OPTIONS TO EXTEND: As consideration for the consent of Landlord herein set forth, Lease Paragraph 43 (“Second Five Year Option to Extend”) and Paragraph 3 to Amendment No. 3 dated April 16, 1997 (“Third Five Year Option to Extend”) are hereby deleted in their entirety and shall be replaced with the following:
          A. SECOND FIVE YEAR OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend this Lease Agreement (“Option to Extend” or the “Option”) for an additional five years (“Second Extended Term”) upon the following terms and conditions:
               1) Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Lease Term pursuant to Paragraph A hereof (not later than April 3, 2011), in which event the Term of the Lease shall be considered extended for an additional five (5) years, subject to the Basic Rent set forth below and with: (i) the Basic Rent to be determined pursuant to Paragraph 2) below; (ii) management fee and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its then current Lease

3

provisions that are standard in Landlord’s leases for comparable buildings as of the date of Tenant’s exercise of its Option to Extend); and (iii) this Paragraph 2.A thereafter deleted. In the event that Tenant fails to timely exercise Tenant’s Option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and the Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 2.
               2) In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of the Option, advise Tenant of any changes in the management fee and the terms and conditions as referenced in Paragraph 2.A.l(ii) above) and the Basic Rent (which shall not be less than the Basic Rent for the fifth year of the current Term) required for the Extended Term of the Lease to make the Basic Rent for the Premises comparable to the then current market triple net basic rent for comparable properties either (i) then owned in whole or in part by the above mentioned Landlord or by members of its immediate family in the vicinity of the Premises or (ii) if not owned by Landlord or its family as stated herein, other third party properties in the vicinity of the Premises. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Basic Rent in which to accept said new terms and conditions and Basic Rent and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new teens and conditions and Basic Rent for the Second Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 2, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.
               3) It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 2 shall be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default, and has failed to cure the default in the time period allowed by the Lease at any time prior to, or at the time the lease commences on the Second Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 2.
               4) The Option rights of Tenant under this Paragraph 2.A, and the Second Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, except as provided for in Lease Paragraph 57 (“Permitted Assignments and Subleases”), either voluntarily or by operation of law, in any manner whatsoever.
               5) Notwithstanding anything to the contrary in this Paragraph, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant does not completely cure said default within five days for a monetary default and thirty days for a non-monetary default (or such longer time as permitted by cure in the Lease Agreement). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease.

4

     B. THIRD FIVE (5)-YEAR OPTION PERIOD: Provided Tenant has extended the Lease for an additional five year period as set forth in Paragraph A above, Landlord hereby grants to Tenant another Option to Extend the Lease Agreement upon the following terms and conditions;
          1) Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Basic Term hereof (not later than April 3, 2016), in which event the Term of the Lease shall be considered extended for an additional five (5) years (“Third Extended Term”) subject to the Basic Rent set forth below and with: (i) the Basic Rent to be determined pursuant to Paragraph 2) below; (ii) the management fee and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its then current Lease provisions that are standard in Landlord’s leases for comparable buildings as of the date of Tenant’s exercise of its Option to Extend); and (iii) this Paragraph 2.B thereafter deleted. In the event that Tenant fails to timely exercise Tenant’s Option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and the Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 2.B.
          2) In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of option, advise Tenant of any changes in the management fee and the terms and conditions as referenced in Paragraph 2.B.1(ii) above and Basic Rent (which shall not be less than the Basic Rent for the fifth year of the Second Extended Term) required for the Third Extended Term of the Lease to make the Basic Rent for the Premises comparable to the then current market triple net basic rent for comparable properties either (i) then owned in whole or in part by the above mentioned Landlord or by members of its immediate family in the vicinity of the Premises or (ii) if not owned by Landlord or its family as stated herein, other third party properties in the vicinity of the Premises. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Basic Rent in which to accept said new terms and conditions and Basic Rent and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new terms and conditions and Basic Rent for the Third Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 2.B, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.
          3) It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 2.B will be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default, and has failed to cure the default in the time period allowed by the Lease at any time prior to, or at the scheduled Commencement Date of the Third Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph Z.B.
          4) The Option rights of Tenant under this Paragraph 2.B and the Third Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or

5

transferred by Tenant, except as provided for in Lease Paragraph 57 (“Permitted Assignments and Subleases”), either voluntarily or by operation of law, in any manner whatsoever,
          5) Notwithstanding anything to the contrary in this Paragraph 2.B, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant does not completely cure said default within five days for a monetary default and thirty days for a non-monetary default (or such longer time as permitted by cure in the Lease Agreement). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease.
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said October 31, 1989 Lease Agreement, as heretofore amended, shall remain in full force and effect.

6

     IN WITNESS WHEREOF, Landlord and Tenant have executed this, Amendment No. 4 to Lease as of the day and year last written below.

LANDLORD:		ASSIGNEE/MAXTOR;

JOHN ARRILLAGA SURVIOR’S TRUST		MAXTOR CORPORATION
a Delaware corporation

By	/s/ John Arrillaga by Richard Perry	By	/s/ Glenn Stevens

John Arrillaga, Trustee
Glenn H. Stevens

Date:	3/30/01	Print or Type Name

RICHARD T. PEERY SEPARATE PROPERTY TRUST		Title:	V.P., General Counsel & Secretary

By	/s/ Richard Peery	Date:	4/1/01

Richard T. Peery, Trustee

Date:	3/30/01
ASSIGNOR/QUANTUM:

QUANTUM CORPORATION
a Delaware corporation

		By	/s/ Norm Claus

Norm Claus

Print or Type Name

		Title:	V.P. Real Estate

		Dated:	3/30/01

7

LEASE AGREEMENT
     THIS LEASE made this 31st day of October 1989 between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord and QUANTUM CORPORATION, a Delaware corporation, hereinafter called Tenant.
WITNESSETH:
     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in red on Exhibit A attached hereto and incorporated herein by this reference thereto more particularly described as follows:
All of that land containing approximately 11.848 ± acres and that certain 176, 516 ± square foot two story building (“Building 2”) and parking appurtenant thereto, to be constructed and landscaping to be installed by Landlord as shown within the area outlined in red (“Lot 2”) on Exhibit A to be located at the corner of Bellew Drive and McCarthy Blvd., Milpitas, California. Said Premises (“Lot 2”) is more particularly shown within the area outlined in red on Exhibit A attached hereto and incorporated herein by this reference. The entire parcel containing approximately 37.096 ± acres, of which the Premises is a part, is shown within the area outlined in green on Exhibit A attached hereto and incorporated herein by this reference. The interior of the leased Premises shall be improved in the configuration as shown in red on Exhibit B to be attached hereto and incorporated herein by this reference. The building shell shall be constructed in accordance with the shell and site improvement specifications set forth on Exhibit A, and the general building elevation set forth on Exhibit A. See Paragraph 49
     The word “Premises” as used throughout this lease is hereby defined to include the nonexclusive use of sidewalks and driveways in front of or adjacent to the Premises, and the nonexclusive use of the area directly underneath or over such sidewalks and driveways. The gross leasable area of the building shall be measured from outside of exterior walls to outside of exterior walls and shall include any atriums, covered entrances or egresses and covered loading areas.
     Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.
     1. USE. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of Office, sales, R & D, light manufacturing and related uses necessary for the use of Tenant or any approved assignee or subtenant to conduct its business providing any and all uses of the Premises shall be subject to and in conformance with all governmental laws and ordinances, and for no other purpose without

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Landlord’s prior written consent, Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or any part thereof, or any of its contents without the prior written consent of Landlord, and provided Tenant bears any cost related to such increased rate, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises or neighboring premises or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, reasonable attorneys’ fees, or liability arising out of failure of Tenant to comply with any applicable law that that governs Tenant use of the Premises. Tenant shall comply with any covenant, condition, or restriction (“CC&R’s”) affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Premises.
     2. TERM AND COMMENCEMENT DATE OF LEASE. See Paragraphs 41, 42 & 43 of this Lease
     3. POSSESSION. If Landlord, for any reason whatsoever other than Landlord’s default cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 28 above; provided, however, it is agreed that in no event shall the Lease commence sooner than December 15, 1990 unless the parties agree in writing to an earlier date for the Lease to commence. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 180 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord’s control shall

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be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease. See Paragraph 47
     4. RENT.
          A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of the amount to be calculated pursuant to Paragraph 39 in lawful money of the United States of America, payable as follows: See Paragraphs 39 through 43
          B. Time for Payment. Full monthly rent is due in advance on the first day of each calendar month. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).
          C. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal five percent (5%) of each rental payment so in default. See Paragraph 50
          D. Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord or to Landlord’s designated agent in addition to the Basic Rent and as Additional Rent the following:
               (a) All Taxes relating to the Premises as set forth in Paragraph 9, and
               (b) All insurance premiums relating to the Premises, as set forth in Paragraph 12, and
               (c) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

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     The Additional Rent due hereunder shall be paid to Landlord or Landlord’s agent (i) within five days after presentation of invoice from Landlord or Landlord’s agent setting forth such Additional Rent and/or (ii) at the option of Landlord. Tenant shall pay to Landlord monthly, in advance, Tenant’s prorata share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord’s actual expenditure for said Additional Rent terms, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease in which case such amount shall be held by Landlord as a credit for Tenant’s account until such default has been cured any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items.
     The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.
          E. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at Peery/Arrillaga, File 1504, P.O. Box 60000, San Francisco, CA 94160 or to such other person or to such other place as Landlord may from time to time designate in writing.
          F. Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of Four Hundred Seventy-Six Thousand Five Hundred Ninety-Three and 20/100 Dollars ($476,593.20.). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer

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said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor. See Paragraph 51
     5. ACCEPTANCE AND SURRENDER OF PREMISES. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed: all carpets cleaned and shampooed; all broken, marred or nonconforming acoustical ceiling tiles replaced; all windows washed; the air conditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts; the lawn and shrubs in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair; together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within ninety (90) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding Tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies. See Paragraph 52.
     6. ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant (such consent not to be unreasonably withheld), but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord.

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Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after Tenant receives notice of the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. See Paragraph 52
     7. TENANT MAINTENANCE. Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, or replacement, and in good and sanitary condition. Tenant’s maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by accident or act of third parties), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers heaters, supply and return grills), structural elements and exterior surfaces of the building, store fronts, roofs, downspouts, all interior improvements within the premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches, locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever, and all exterior improvements including but not limited to landscaping, sidewalks, driveways, parking lots including striping and sealing, sprinkler systems, lighting, ponds, fountains, waterways, and drains. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, Subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. In the event any of the above maintenance responsibilities apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord. See Paragraph 53

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     8. UTILITIES. Tenant shall pay promptly, as the same become due, all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. In the event the above charges apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord.
     Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.
     9. TAXES.
          A. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord, or if Landlord so directs, directly to the Tax Collector, all Real Property Taxes relating to the Premises. In the event the Premises leased hereunder consist of only a portion of the entire tax parcel, Tenant shall pay to Landlord Tenant’s proportionate share of such real estate taxes allocated to the leased Premises by square footage or other reasonable basis as calculated and determined by Landlord. If the tax billing pertains 100% to the leased Premises, and Landlord chooses to have Tenant pay said real estate taxes directly to the Tax collector, then in such event it shall be the responsibility of Tenant to obtain the tax and assessment bills and pay, prior to delinquency, the applicable real property taxes and assessments pertaining to the leased Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellation of or nonresponsibility for payment of penalties for nonpayment or late payment by Tenant. The term “Real Property Taxes” as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part and located in the Premises; or parking areas, public utilities, or energy within the Premises, (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises; and (iii) all costs and fees (including reasonable attorney’s fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or

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assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value use or occupancy of the Premises or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord’s business of leasing the Premises, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources. See Paragraph 54
          B. Taxes on Tenant’s Property Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed on such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.
     10. LIABILITY INSURANCE. Tenant at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of comprehensive general liability insurance for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas, in the amount of $2,000,000 combined single limit. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days prior written notice to Landlord. A copy of said policy shall be delivered to Landlord. If, during the term of this Lease, in the considered opinion of Landlord’s Lender insurance advisor, or counsel, the amount of insurance described in this Paragraph 10 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor, or counsel shall deem adequate.
     11. TENANT’S PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased

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Premises for the full replacement value thereof. The proceeds from any such policies shall be used for the repair or replacement of such items so insured.
     Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.
     12. PROPERTY INSURANCE. Landlord shall purchase and keep in force and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (allocated to the leased Premises by square footage or other equitable-basis as calculated and determined by Landlord) of the cost of, policy or policies of insurance covering loss or damage to the Premises (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises. See Paragraph 55
     Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.
     13. INDEMNIFICATION. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises but excluding, however, the negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property the principal cause of which is the negligence of Landlord and subject to the last two sentences of Paragraph 12, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys’ fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.
     14. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said

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failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises. See Paragraphs 45 & 53
     15. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following Tenant’s receipt of notice of the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate as quoted by the Bank of America.
     16. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenants shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all reasonable expenses in connection with the assignment, and Landlord may require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. See Paragraphs 56 & 57
     17. SUBORDINATION AND MORTGAGES. In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to

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the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease. See Paragraph 58
     18. ENTRY BY LANDLORD. Landlord reserves, and shall at all reasonable times have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises or other parts of the building, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. See Paragraph 59
     19. BANKRUPTCY AND DEFAULT. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.
     Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.
     Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any

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rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.
     The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights and remedies available to Landlord at law or in equity.
               (a) The rights and remedies provided for by California Civil Code Section 1951.2 including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.
               (b) The rights and remedies provided by California Civil Code which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.
               (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.
               (d) The right and power, after compliance with all statutory requirements and in any event on not less than three (3) business days prior written notice to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including , but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If

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Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.
               (e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d above. See Paragraph 60.
     20. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. See Paragraph 61
     21. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 7. Landlord may, at its option:
               (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or
               (b) Terminate this Lease.
     If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise,

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or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not cancelled according to the provisions above.
     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.
     In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/2% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord’s insurance proceeds. See Paragraph 62
     22. EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.
     If any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.
     In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.
     If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking. See Paragraph 63

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     23. SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Premises and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor. See Paragraph 64
     24. ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale. Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.
     25. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred twenty-five (125%) percent of the monthly Basic Rent required during the last month of the Lease term.
     26. CERTIFICATE OF ESTOPPEL. Either party shall at any time upon not less than ten (10) days prior written notice from the other party execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the best of such party’s knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon the party receiving such request that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in the requesting party’s performance, and that not more than one month’s rent has been paid in advance.
     27. CONSTRUCTION CHANGES. It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of

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construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.
     28. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction in rent. If Tenant shall fail to pay any sum of money, or other rent required to be paid by a hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord. Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment on performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.
     29. ATTORNEYS’ FEES.
          A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
          B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorneys’ fee.
     30. WAIVER. The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.
     31. NOTICES. All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises of it

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sent by United Stated certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Peery/Arrillaga, 2560 Mission College Boulevard, Suite 101, Santa Clara, CA 95054. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.
     32. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.
     33. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.
     34. CORPORATE AUTHORITY. If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.
35. INTENTIONALLY LEFT BLANK
     36. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
               (a) the sole and exclusive remedy shall be against Landlord and Landlord’s assets;
               (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);
               (c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

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               (d) no partner of Landlord shall be required to answer or otherwise plead to any service of process;
               (e) no judgment will be taken against any partner of Landlord;
               (f) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;
               (g) no writ of execution will ever be levied against the assets of any partner of Landlord;
               (h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.
     37. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.
     All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably approved of by Landlord.
     Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.
     38. MISCELLANEOUS AND GENERAL PROVISIONS.
          A. Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.
          B. Choice of Law: Severability. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.
          C. Definition of Terms. The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and

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the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.
     The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.
          D. Time of Essence. Time is of the essence of this Lease and of each and all of its provisions.
          E. Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.
          F. Incorporation of Prior Agreements: Amendments. This agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.
          G. Recording. Landlord and Tenant shall record a short form memorandum hereof in the form attached hereto as Exhibit D.
          H. Amendments for Financing. Tenant further agrees to execute any amendments reasonably required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not materially and adversely affected and there is no change in the Basic Rent, Options to Renew, Lease Term or Construction obligations of Landlord.
          I. Additional Paragraphs. Paragraphs 39 through 65 are added hereto and are included as a part of this Lease
          J. Clauses, Plats and Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.
          K. Diminution of Light, Air or View. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:		TENANT:

JOHN ARRILLAGA		QUANTUM CORPORATION,
SEPARATE PROPERTY TRUST		a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Joseph C. Shepela

John Arrillaga, Trustee

		Title	VP Human Resources

RICHARD T. PEERY
SEPARATE PROPERTY TRUST

By	/s/ Richard Peery

Richard T. Peery, Trustee

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     Paragraphs 39 through 65 to Lease Agreement Dated October 31, 1989, By and Between JOHN ARRILLAGA AND RICHARD T. PEERY SEPARATE PROPERTY TRUSTS, as Landlord, and QUANTUM CORPORATION, a Delaware corporation, as Tenant for 176,516 ± Square Feet of Space Located at the corner of Bellew and McCarthy Boulevard, Milpitas, California.
     39. BASIC RENT: In accordance with Paragraph 4A, subject to the provisions of Paragraph 40 and 41, Basic Rent shall be payable as follows during the indicated months of the term of the Lease based upon the gross leasable area within the building that is part of the Premises:

Period	Monthly Basic Rent
Months 1-17
(plus the partial calendar month, if any,
following the Commencement Date)	$1.00/sf

Months 18-29	$1.05/sf

Months 30-41	$1.10/sf

Months 42-53	$1.15/sf

Months 54-65	$1.20/sf

Months 66-77	$1.25/sf

Months 78-89	$1.30/sf

Months 90-101	$1.35/sf

Months 102-113	$1.40/sf

Months 114-125	$1.45/sf

Months 126-137	$1.50/sf

Months 138-149	$1.55/sf

Months 150-161	$1.60/sf

Months 162-173	$1.65/sf

Months 174-185	$1.70/sf
     Example of calculation for Basic Rent per month for the period commencing with the first through the seventeenth month of said Lease:

Square footage of Building	176,516
Per square foot Basic Monthly Rent:	x$1.00

[Illegible]

     40. BASIC RENT REDUCTION DURING PHASE IN PERIOD: For the period commencing on the Commencement Date through May 31, 1991, Landlord acknowledges that Tenant may occupy the building on a phased-in basis. In the event Tenant does not occupy the entire building from the Commencement Date of this Lease, it is agreed that Tenant’s monthly Basic Rent will be reduced by $1.00 per square foot on the square footage not occupied. This reduction in Basic Rent is only allowed from the Commencement Date through May 31, 1991 (but not under any circumstances after May 31, 1991). In no event whatsoever shall Tenant be entitled to such reduction in rent and this Paragraph 40 shall not be considered in effect and binding on Landlord after May 31, 1991 regardless of the Commencement Date of this Lease and regardless of the reason for any delays in the Commencement date of this Lease. In the event Tenant occupies the Premises on a phased in basis in accordance with the foregoing, Landlord and Tenant agree to execute an amendment to this Lease reflecting the number of square feet so occupied and adjusting the Basic Rent accordingly. It is further agreed that during the phase-in period Tenant will be responsible for paying all Additional Rent expense as outlined in Paragraph 4D on the entire building from the Commencement Date.
     41. LEASE TERM AND COMMENCEMENT DATE: The following provisions relate to the commencement and duration of the term of this Lease:
          A. Lease Term: The term of this Lease shall commence on the “Commencement Date” (as defined herein) and shall continue for a period of fifteen (15) years and five (5) months, plus the partial calendar month, if any, in which the Commencement Date occurs, subject to (i) earlier termination in accordance with the provisions of this Lease, and (ii) extension pursuant to the options to renew granted by Paragraphs 42 and 43. By way of example only, if the Commencement Date occurs on December 15, 1990, the term of the Lease shall continue until May 30, 2006 (i.e., a period of 15 years and 5 calendar months, along with the partial calendar month following December 15, 1990 until December 31, 1990).
          B. Commencement Date Defined: As used herein, the term “Commencement Date” shall mean the later to occur of the following: (i) the date upon which the “Improvements” are “Substantially Completed”; or (ii) December 15, 1990; provided, however, that if prior to the later of such dates Tenant’s operating personnel enter into occupancy of the Premises and commence the operation of Tenant’s business within the Premises, the Commencement Date shall be the date such personnel of Tenant so enter into occupancy of the Premises. The term “Substantially Completed” and/or “Substantial Completion” shall mean the date when all of the following have occurred with respect to the Improvements in question: (i) the construction of the Improvements in question has been substantially completed in accordance with the approved plans therefor except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; (ii) Landlord has executed a certificate or statement representing that the Improvements in question have been substantially completed in accordance with the plans and specifications therefor except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; and (iii) the Building Department of the City of Milpitas has completed its final inspection of such Improvements and has “signed off” the building inspection card approving such work as complete except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business. Notwithstanding the foregoing, Substantial Completion of the Interior Improvements shall not be deemed to have occurred until Landlord has obtained final or [Illegible] that do not prevent Tenant from occupying the improvements.
          C. Lease Terms Co-extensive: It is acknowledged that (i) concurrently with the execution of this Lease, Landlord and Tenant are also executing a lease dated October 31, 1989 affecting adjacent property upon which is to be constructed a building for Tenant’s use consisting of approximately 155,734 square feet (the “Companion Lease”), and (ii) it is the intention of the parties that the term of this Lease be co-extensive with the term of the Companion Lease, such that the terms of both leases expire on the same date. To that end, in the event that following the date upon which the Commencement Date of this Lease and the comparable “Commencement Date” of the Companion Lease become established as a date certain following completion of improvements and satisfaction of any other conditions related to determining such dates, and if such dates are not the same, then whichever date occurs later shall be the expiration date of the lease term for both leases (subject to the right of Tenant to extend either lease pursuant to the options to extend granted in the two leases). It is acknowledged that the implementation of this paragraph may result in an extension of the term of this Lease, in which event Tenant shall continue to pay rent at the rate applicable for the period immediately prior to the adjusted lease term expiration date. As soon as the parties are able to implement the provisions of this paragraph because the Commencement Date of this Lease and “Commencement Date” of the Companion Lease have been determined following completion of improvements and satisfaction of other appropriate conditions, the parties shall execute amendments to this Lease and the Companion Lease establishing the applicable Commencement Date, the expiration date of the term of the leases in accordance with the foregoing provisions of this Paragraph 41C, the actual rent based upon the measurements of the completed building covered by such lease as certified prior to the Commencement Date by an architect or general contractor reasonably approved by the parties, and the actual date for each rent adjustment provided for in each lease, based upon the actual Commencement Date.
     42. FIRST FIVE-YEAR OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend the term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. If Tenant elects to exercise the option to extend, Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Basic Term hereof, in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 42 and subject to the rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 42.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Monthly
Period	Basic Rent
Months 1-12	$1.75/sf
Months 13-24	$1.80/sf
Months 25-36	$1.85/sf
Months 37-48	$1.90/sf
Months 49-60	$1.95/sf
          C. Notwithstanding anything concerned herein, Tenant may not exercise the option to renew granted by this Paragraph 42 at any time that Tenant is in material default of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 42 notwithstanding such non-curable default.
     43. SECOND FIVE-YEAR OPTION TO EXTEND: Provided Tenant has extended the Lease for an additional five (5) year period as set forth in Paragraph 42, Landlord hereby grants to Tenant an option to extend the term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Lease term as extended pursuant to Paragraph 42, in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 43A and subject to the rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 43.
          B. The monthly rental for the option period shall be as follows in the event the option is exercised:

Monthly
Period	Basic Rent
Months 1-12	$2.00/sf
Months 13-24	$2.05/sf
Months 25-36	$2.10/sf
Months 37-48	$2.15/sf
Months 49-60	$2.20/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to extend granted by this Paragraph 43 at any time that Tenant is in material default of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this

Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 43 notwithstanding such non-curable default.
     44. ASSESSMENT CREDITS: The demised property herein is subject to a special assessment levied by the City of Milpitas in Improvement District No. 12. As a part of said special assessment proceedings, additional bonds were sold and assessments levied to provide for construction contingencies and reserve funds. Interest will be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be [Illegible] additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited.
     45. HAZARDOUS MATERIALS: The parties agree as follows with respect to the existence or use of hazardous material on the Premises:
          A. Tenant shall have no obligation to “clean up”, to comply with any law regarding, or to reimburse, release, indemnify, or defend Landlord with respect to any hazardous materials or wastes which Tenant or other parties on the Premises did not store, dispose, or transport in, use, or cause to be on the Premises in violation of applicable law during the term of this Lease. Any handling, transportation, storage, treatment, disposal or use of hazardous materials by Tenant or other parties in or about the Premises during the term of this Lease shall strictly comply with all applicable laws and regulations. Tenant will be 100 percent liable and responsible for any and all “clean up” of said toxic waste and/or hazardous materials contamination which Tenant, its agents, or future subtenants, if any, does store, dispose, or transport in, use or cause to be on the Premises in violation of applicable law or governing agency(s) (or which originate on the Premises during the term of this Lease from any manner whatsoever, including but not limited to, dumping by others), and will indemnify Landlord and hold Landlord harmless from any liabilities, demands, costs, expenses and damages, including attorney fees incurred as a result of any claims resulting from such contamination, or from any claims for personal injury or property damage or diminution in the value of the Premises caused by the use, storage, disposal or transportation of hazardous materials on the Premises by Tenant or other parties during the term of this Lease. It is agreed that the Tenant’s responsibilities related to toxic waste and hazardous materials will survive the termination date of the Lease. Tenant agrees to complete compliance with governmental regulations regarding use or removal or remediation of Hazardous Materials used, stored, disposed, transported or caused to be on the Premises by Tenant or its agents or subtenants, or which originate on the Premises during the term of this Lease, and prior to the termination of said Lease Tenant agrees to follow the proper closure procedures and will obtain a clearance from the local fire department and/or the appropriate city agency. Tenant also agrees to install such toxic waste and/or hazardous materials monitoring devices as Landlord reasonably deems necessary to monitor any use of hazardous materials by Tenant, its agents or subtenants, originating from the Premises during the Lease term, if recommended by a qualified environmental consulting firm.

          B. Landlord hereby makes the following representations to Tenant, each of which is made only to the best of Landlord’s knowledge as of the date Landlord executes this Lease, without any inquiry or investigation having been made or required by Landlord regarding this subject, nor does Landlord have any obligation to investigate or make inquiry regarding the subject:
               (1) The soil and ground water on or under the Premises does not contain hazardous materials in amounts which violate any laws to the extent that any governmental entity could require either Landlord or Tenant to take any remedial action with respect to such hazardous materials.
               (2) During the time that Landlord has owned the Premises, Landlord has received no notice of (i) any violation, or alleged violation, of any law that has not been corrected to the [Illegible]
               (3) any pending investigation by any governmental agency concerning the Premises relating to hazardous materials.
          C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning hazardous materials which relates to the Premises, and (ii) any contamination of the Premises by hazardous materials which constitutes a violation of any law. Attached as Exhibit “C” hereto is a list of hazardous materials that Tenant intends to use at the Premises. If during the Lease term Tenant proposes to use other hazardous materials at the Premises, Tenant shall inform Landlord of such use, identifying the hazardous materials and the manner of their use, storage and disposal, and shall agree (i) to use, store and dispose of such materials strictly in compliance with all laws and (ii) that the indemnity set forth in paragraph 45A shall be applicable to Tenant’s use of such material.
          D. Landlord or Tenant may, at any time, cause testing wells to be installed on the Premises, and may cause the ground water to be tested to detect the presence of hazardous material by the use of such tests as are then customarily used for such purposes. Testing wells installed by Tenant shall be paid for by Tenant. If tests conducted by Landlord disclose that Tenant has violated any hazardous materials laws, or Tenant or parties on the Premises during the term of this Lease have contaminated the Premises as determined by regulatory agencies pursuant to hazardous materials laws, or that Tenant has liability to Landlord pursuant to paragraph 45A, then Tenant shall pay for 100% of the cost of the test and all related expense. Prior to the expiration of the Lease term, Tenant shall remove any testing wells it has installed at the Premises, and return the Premises to the condition existing prior to the installation of such wells, unless Landlord requests in writing that Tenant leave all or some of the testing wells in which instance the wells requested to be left shall not be removed.
          E. If any tests performed by Tenant or Landlord prior to the Commencement Date disclose hazardous materials at the Premises, Landlord at its expense will promptly take all reasonable action required by law with respect to the existence of such materials at the Premises. The Commencement Date shall not be delayed because of such action by Landlord unless occupation of the Premises is prohibited by law.

          F. The obligations of Landlord and Tenant under this Paragraph 45 shall survive the expiration or earlier termination of the term of this Lease. The rights and obligations of Landlord and Tenant with respect to issues relating to hazardous materials are exclusively established by this Paragraph 45.
     46. APPROVALS: Whenever this Lease requires the approval or consent of either Landlord or Tenant before an action may be taken, such approval or consent shall not be unreasonably withheld or delayed.
     47. LANDLORD’S RIGHT TO TERMINATE: It is understood that the Premises to be leased by Tenant are to be constructed by Landlord, and that Landlord is required to obtain the necessary building permits for the building shell before construction of said Premises can commence. Therefore, it is agreed that in the event Landlord cannot obtain all the necessary building permits for the building shell by June 1, 1990, then either Landlord or Tenant can terminate this Lease by written notice to the other party given within thirty (30) days thereafter, without any liability to the other party of any type whatsoever, and that this Lease Agreement will be null and void [Illegible] to use its best efforts to obtain the required permits by June 1, 1990.
     48. CROSS DEFAULT: As set forth in Paragraph 41C, Landlord and Tenant have entered into another lease dated October 31, 1989 referred to herein as the “Companion Lease” affecting property contiguous to the Premises leased hereunder. As a material part of the consideration for the execution of this Lease by Landlord, it is agreed between Landlord and Tenant that a default under this Lease, or a default under said Companion Lease dated October 31, 1989 may, at the option of Landlord, be considered a default under both leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one Lease to both Leases including, but not limited to, the right to terminate one or both of said leases by reason of a default under said Companion Lease dated October 31, 1989 or hereunder.
     49. SUBDIVISION: With respect to the development of the Premises:
          A. The parties acknowledge that as of the date this Lease is signed by the last party (the “Effective Date”) the Premises is not constituted as a separate legal parcel, but is part of a larger parcel consisting of approximately 37.096 acres (“Larger Parcel”), all of which is shown by the site plan attached to the lease as Exhibit “A”. Landlord agrees to use reasonable efforts to cause the Premises to be constituted as a separate legal parcel containing approximately 11.848 acres in the approximate area and configuration shown and outlined within the area marked in red on Exhibit “A”, and to use reasonable efforts to cause lot 1, as shown on Exhibit “A” to the Companion Lease and lots 3 through 5 as shown on Exhibit “A” to the Option Agreement (the “Option”) between Landlord and Tenant of even date herewith to be subdivided by means of the recordation of a subdivision map by July 1, 1990. In causing such property to be subdivided, Landlord and Tenant agree to consent to reasonable lot line modifications as required by the City of Milpitas; provided, however, that the configuration of the Premises shall be established in such manner that does not result in a material reduction in the Improvements or in parking, access, or landscape amenities which are shown on the site plan attached to this Lease as Exhibit “A”. Tenant agrees to reimburse Landlord for actual expenses paid by Landlord in the preparation, processing and recordation of such subdivision map and to meet other requirements necessary to make said lots 1-5 separate lots; provided, however, Tenant’s total reimbursement obligation pursuant hereto, the Companion Lease and the Option shall not exceed Twenty Five Thousand Dollars ($25,000). At such time is Landlord causes any such subdivision to be completed, Landlord and Tenant shall execute an amendment to this Lease which shall set forth the description of the Premises resulting from the subdivision.
          B. Landlord and Tenant agree that the Premises and the Larger Parcel during (and limited to) the term of this Lease shall be developed and used only in accordance with a master plan, developed by Landlord. The parties have mutually agreed to a Master Plan for the general development of the entire 37.096 ± acre site which is attached hereto as Exhibit “A” and entitled “Master Site Plan”. Said Master Site Plan sets forth the buildings and land to be leased under this Lease and the Companion Lease (Building 1 and 2 on Lots 1 and 2), and the buildings and land proposed to be developed on the remainder of the property (Building 3, 4, and 5 to be constructed on Lots 3, 4, and 5 respectively) as well as the general location of the parking and landscaping pertaining thereto. The parties agree that the Master Site Plan may be modified provided that (i) a perimeter driveway is developed in front of [Illegible] generally runs near [Illegible] recreation area at the rear of Lot 4 (as shown on the Site Plan) is developed when a building is constructed on Lot 4, (iii) all buildings will be similar and generally architecturally compatible, and (iv) a landscape area is developed along the frontage of all streets between the street and parking area closest to the street. The parties agree that (i) Landlord may change the master plan, shape and sizes of the buildings, parking and landscaping as long as the general development concept set forth above is generally followed by Landlord, and (ii) any successor or assign of Landlord or Tenant shall be required to consent and agree to develop the Premises and the Larger Parcel in accordance with the foregoing, and shall be deemed to have assumed the obligation to so develop such property by acceptance of a deed, assignment or other means of transfer of Landlord’s or Tenant’s interest in such property or any portion thereof, as the case may be. Further, the memorandum of lease to be recorded by Landlord and Tenant pursuant to paragraph 38G shall contain the following statement:
“The Lease provides that from and after the commencement date of the Lease and continuing for a period of fifteen years the Premises and the larger 37.096 acre parcel in which the Premises were originally included, shall be developed by the parties to the Lease or their successors or assigns, as more particularly set forth in the Lease, so that (i) a perimeter driveway is developed in front of each building which generally runs near and parallel with the street surrounding the 37 ± acre site, (ii) a landscape area is developed along the frontage of all streets between the street and parking area closest to the street, (iii) a landscape and recreation area at the rear of Lot 4 (as shown on the Site Plan identified in the Lease) is developed when a building is constructed on Lot 4, and (iv) all buildings will be similar and generally architecturally compatible, it being agreed that Landlord may change the shape and sizes of the buildings, parking and landscaping as long as the general development concept set forth above and in the Lease is generally followed by Landlord. Tenant understands that the lots shown on the Master Site Plan described in the Lease are for lease purposes only and that the lots have not been legally subdivided and do not constitute separate legal lots, but Landlord agrees to use reasonable efforts to cause Lots 1-5 to be subdivided in accordance with the approved Master Plan by July 1, 1990. If a Public Agency requires modifications to the lot lines as shown on the Master Plan, the parties agree to reasonable lot line modifications. Tenant agrees to reimburse Landlord for actual expenses paid by Landlord in the processing and recordation of such subdivision map and to meet all other requirements necessary to make said Lots 1-5 separate lots; provided, however, Tenant’s total reimbursement obligation (pursuant to all agreements between Landlord and Tenant) shall in no event exceed Twenty-Five Thousand Dollars ($25,000.00).”
     50. LIMITATION ON IMPOSITION OF LATE CHARGE: Notwithstanding anything contained in Paragraph 4C, if Tenant is delinquent in the payment of Basic Rent or Additional Rent and is subject to a late charge, Landlord agrees to waive the late charge if the Basic Rent or Additional Rent due is paid within five days of Landlord’s written notice to Tenant of the delinquent amount owed and provided Tenant has not been delinquent in its payment of Basic Rent or Additional Rent owed under said Lease during the twelve (12) month period preceding the rent delinquency in question.
     51. SECURITY DEPOSIT: The following provisions shall modify paragraph 4F:
          A. [Illegible] within thirty (30) days after the expiration or earlier termination of the Lease term and after Tenant has vacated the Premises, Landlord shall return to Tenant the entire Security Deposit except for amounts that Landlord has deducted therefrom that are needed by Landlord to cure defaults of Tenant under the Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease. The use or disposition of the Security Deposit shall be subject to the provisions of California Civil Code Section 1950.7.
          B. Tenant shall have the option of satisfying its obligation with respect to an amount equal to one-half (1/2) of the Security Deposit by providing to Landlord, at Tenant’s sole cost, a letter of credit which (i) is drawn upon an institutional lender reasonably acceptable to Landlord, (ii) is in the amount of one-half (1/2) of the Security Deposit, (iii) is for a term of at least twelve (12) months, (iv) with respect to any letter of credit in effect within the six month period immediately prior to the expiration of the Lease term, shall provide that the term of such letter of credit shall extend at least thirty (30) days past the Lease expiration date, (v) may be drawn upon by Landlord upon submission of a declaration of Landlord that Tenant is in default (as defined in Paragraph 19 and as modified by Paragraph 60). Landlord shall not be obligated to furnish proof of default to such institutional lender, and Landlord shall only be required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit, (vi) shall provide that if the letter of credit is not renewed, replaced or extended within twenty (20) days of its expiration date the issuer of the credit shall automatically make payment of the amount of the letter of credit directly to Landlord after the date which is twenty (20) days before the expiration date, and no later than the expiration date, without Landlord being required to make demand upon the letter of credit, and (vii) is otherwise in form and content reasonably satisfactory to Landlord. If Tenant provides Landlord with a letter of credit meeting the foregoing requirements, one-half (1/2) of the cash Security Deposit (i.e., $238,296.60 of the $476,593.20 Deposit) shall be returned to Tenant by Landlord inasmuch as the cash deposit remaining and the Letter of Credit equal the total Security Deposit required in Paragraph 4F. If Tenant defaults with respect to any provisions of this Lease, including but not limited to provisions relating to the payment of rent, Landlord may (but shall not be required to) draw down on the letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. Landlord and Tenant acknowledge that such letter of credit will be treated as if it were a cash security deposit, and such letter of credit may be drawn down upon by Landlord upon demand and presentation of evidence of the identity of Landlord to the issuer, in the event that Tenant defaults with respect to any provision of this Lease and such default is not cured within any applicable cure period. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to furnish proof of default to such institutional lender and Landlord is only required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord [Illegible] acknowledges that it is not entitled to draw down such letter of credit unless Landlord would have been entitled to draw upon the cash security deposit pursuant to the terms of Paragraph 4.F of the Lease. Concurrently with the delivery of the required information to the issuer, Landlord shall deliver to Tenant written evidence of the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of the Lease, and evidence of the failure of Tenant to cure such default within the applicable grace period following receipt of such notice of default. Any proceeds received by Landlord by drawing upon the letter of credit shall be applied in accordance with the provisions governing the Security Deposit imposed by Paragraph 4F and this Paragraph 51. If Landlord draws upon the letter of credit, thereafter Tenant shall once again shall have the right to post a letter of credit in place of one-half (1/2) of a cash Security Deposit so long as Tenant is not then in default. In any event Tenant will be obligated to replenish the amount drawn to restore the Security Deposit to its original amount as provided for in paragraph 4F. If any portion of the letter of credit is used or applied pursuant hereto, Tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the letter of credit, or (ii) increasing the letter of credit to its value immediately prior to such application. Tenant’s failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.
     52. ALTERATIONS MADE BY TENANT: The provisions of this Paragraph 52 shall modify Paragraphs 5 and 6:
          A. As used herein, the term “Alteration” shall mean any alteration, addition or improvement made by Tenant to the Premises during the term of the Lease, but shall not include Tenant’s trade fixtures so long as such trade fixtures are not installed in such a manner that they have become an integral part of the building.
          B. Tenant shall not construct any Alterations or otherwise alter the Premises without Landlord’s prior written approval if the total cost of such Alterations exceeds $20,000 per the scope of any single remodeling job to the Premises, or if such Alteration is structural in nature. Any other non-structural Alteration of less than $20,000 for the total cost of the remodeling job may be undertaken by Tenant without Landlord’s prior written approval but with the understanding that Tenant shall be obligated to restore the Premises as set forth in Paragraph 5 at the termination of this Lease, except as otherwise provided in Paragraph 52.D. Notwithstanding the foregoing, Tenant shall have the right to reconfigure modular freestanding walls and partitions without Landlord’s prior’ consent, which have been installed by Tenant and paid for by Tenant.
          C. At all times during the Lease Term (i) Tenant shall maintain and keep up dated “as-built” plans for all Alterations constructed by Tenant, and (ii) Tenant shall provide to Landlord copies of such “as-built” plans as such Alterations are made.
          D. Tenant shall have the right to remove at any time during the Lease term or prior to the expiration thereof any (i) process equipment such as clean hoods, thermal cycling chambers, freon piping, high temperature furnaces, air handlers and special air-conditioning, (ii) process systems such as compressed air or processed exhaust systems and (iii) the clean room modules and all related process equipment, which are paid for 100% by Tenant (excluding building [Illegible] part of the building not related to Tenant’s clean room modules or other special purpose process equipment or systems), which systems, equipment and modules the parties agree for the purposes of this Lease shall be deemed to be trade fixtures, so long as Tenant repairs all damage caused by the installation and/or removal thereof, returns the Premises prior to the termination of the Lease to the condition existing prior to the installation of such item, and repairs and restores any so-called “doughnuts” or gaps in the roof and/or floor tiles and/or ceiling and lighting resulting from such removal. At the time Tenant requests the consent of Landlord to approve the installation of an Alteration requiring the consent of Landlord, Tenant shall seek from Landlord a written statement of whether or not Landlord will require Tenant to remove such Alteration and restore all or part of the Premises as required by Landlord in accordance with this paragraph and Paragraph 5 at the expiration or earlier termination of the term of the Lease. If Tenant does not obtain from Landlord a statement in writing that Landlord will not require such Alteration to be removed, then at the expiration or sooner termination of the term of the Lease, it is agreed that Tenant may be required to remove all or part of such Alterations, and return the Premises to the condition existing prior to the installation of such Alterations as provided for in Paragraph 5 above. In addition, if Tenant has installed Alterations without Landlord’s consent, if Landlord so requires, Tenant shall also remove all or part of such Alterations so installed without Landlord’s consent as Landlord may designate and return the Premises to the condition existing prior to the installation of such Alteration. Alterations for which Landlord has given its written consent to Tenant that such Alteration need not be removed, shall not be removed by Tenant at the expiration or earlier termination of the term of the Lease.
          E. At all times during the term of the Lease, Tenant shall have the right to install and remove trade fixtures as defined in the Lease and installed and paid for by Tenant, so long as Tenant repairs all damage caused by the installation thereof and returns the Premises to the condition existing prior to the installation of such fixtures and repairs and restores any so called “doughnuts” or gaps in the roof and/or floor (including floor structure, sub-floor and appropriate floor covering for said area) and/or floor tiles and/or ceiling tiles and lighting resulting from such removal.
     53. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: The provisions of this Paragraph 53 shall modify Paragraphs 7 and 14:
          A. If during the last five (5) years of the term of the Lease if Tenant has not extended the Lease as provided for in Paragraphs 42 and 43, or during either of the five (5) year extension periods permitted by Paragraphs 42 and 43, it becomes necessary (due to any governmental requirement for continued occupancy of the Premises) to make structural improvements required by laws enacted or legal requirements imposed by governmental agency(s) after the Commencement Date, and the cost for each required work or improvement exceeds $100,000, then if such legal requirement is not imposed because of Tenant’s specific use of the Premises and is not “triggered” by Tenant’s Alterations or Tenant’s application for a building permit or any other governmental approval (in which instance Tenant shall be responsible for 100% of the cost of such improvements), Landlord shall be responsible for paying the cost of such improvement and constructing such improvement, subject to a cash contribution from Tenant of a portion of the cost thereof as provided for and calculated in Paragraph 53B.
          B. [Illegible] improvement pursuant [Illegible] such improvement, Tenant shall make the following contribution in cash to Landlord for the cost thereof prior to the commencement of the work by Landlord. It is agreed that Tenant shall pay to Landlord 100% of the cost of the first $100,000.00 worth of each improvement. After the first $100,000.00, all costs above $100,000.00 shall be divided by 15 and multiplied by the time period remaining in the last five years of the Lease term from the date work on such improvement commences.
     For example, if the cost of such improvement was $400,000 and there was one year and six months remaining in the Lease term when the work commenced, then Tenant would be responsible for reimbursing Landlord in cash $130,000 computed as follows:

Total Cost of Work		$400,000.00
Tenant Responsible for 1st $100,000		-100.000.00

Total Amount To Be Amortized		300,000.00

$300,000.00/15 = $20,000/yr. x 1.5 yrs	=	$30,000.00

Tenant responsible for $100,000 + 30,000	=	$130,000.00
          C. If Landlord has made improvements, for which Tenant has reimbursed Landlord for the cost thereof pursuant to Paragraph 53B, and the term of this Lease is subsequently extended pursuant to the exercise by Tenant of an option to renew pursuant to Paragraph 42 or 43, upon the exercise of any such option by Tenant, Tenant shall pay to Landlord an additional sum equal to the total amount of said improvement less the amount previously paid for by Tenant. Using the example in Paragraph 53B above, Tenant would owe Landlord the additional amount of $270,000.00 ($400,000.00 — $130,000.00 = $270,000.00).
     54. REAL PROPERTY TAXES: Paragraph 9 is modified by the following:
          A. The term “Real Property Taxes” shall not include charges, levies or fees directly related to the use, storage, disposal or release of hazardous materials on the Premises unless directly related to Tenant’s activities, which subject is exclusively governed by Paragraph 45.
          B. If any assessments for public improvements are levied against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord or any assignee or purchaser of the Premises each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.
          C. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests such Real Property Taxes, the failure on Tenant’s part to pay such Real Property Taxes being so contested shall not constitute a default so long as Tenant complies with the provisions of this Paragraph. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case Landlord shall join in the proceedings or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall [Illegible] decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment. If Tenant does not pay the Real Property Taxes when due pursuant to the Lease and Tenant seeks a reduction or contests them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond in form reasonably satisfactory to Landlord issued by an insurance company qualified to do business in California. The amount of the bond shall equal 125% of the total amount of Real Property Taxes in dispute and any such bond shall be assignable to any lender or purchaser of the Premises. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.
     55. PROPERTY INSURANCE: Paragraph 12 is modified by the following:
          A. If Tenant so elects, Tenant may obtain from a third party insurance company the insurance required to be carried by Landlord pursuant to Paragraph 12 so long as each of the following conditions is satisfied: (i) the Landlord is not the John Arrillaga and Richard T. Peery Separate Property Trusts or an affiliated entity; (ii) the insurance to be carried by Tenant to satisfy this requirement strictly complies with all of the provisions of Paragraph 12; (iii) such insurance shall name Landlord as the insured and provide that it is to be payable to Landlord in the same manner as if such insurance had been carried by Landlord pursuant to Paragraph 12 (subject to the rights of any lender holding a mortgage or deed of trust encumbering the Premises); (iv) each lender holding a mortgage or deed or trust encumbering the Premises shall have given its written consent to Tenant carrying such insurance and such insurance shall comply with the requirements of any such lender; (v) Tenant must notify Landlord, by certified mail, no later than one hundred eighty (180) days prior to the expiration date of Landlord’s insurance policy (which expiration date is currently 3/13/xx of a given year and is subject to change), that Tenant will directly obtain the required insurance coverage for the insurance year commencing 3/14/XX through 3/13/XX and each insurance year through the termination date of this Lease, or until Tenant is no longer able to comply with all of the provisions of this paragraph 55; (vi) the annual premium must be paid in full at the commencement of the policy; (vii) the insurance policy must be issued for a one-year period following the expiration date of Landlord’s insurance policy (i.e., from 3/14/XX to 3/13/XX); (viii) any and all deductibles required under the policy will be paid entirely by Tenant; (ix) the terms of the coverage must be broad form and cover all items to be covered as set forth in Paragraph 12 of this Lease; (x) the Building and Premises must be insured for their full replacement cost; (xi) the insurance policy containing the required coverage in accordance with the provisions of this paragraph must be sent to Landlord for retention within thirty (30) days prior to the expiration date of Landlord’s insurance policy, and may not be terminated or altered without thirty (30) days written notice to Landlord by the company providing such insurance (it is agreed that if the insurance policy is cancelled or altered, Landlord will have the right to obtain the property insurance coverage on said building, and Landlord will bill the Tenant for the related insurance premium); and (xii) at all times while Tenant is so carrying such insurance, Tenant is Quantum Corporation or a successor entity and the then net worth of such corporation is substantially the same as the net worth of Quantum Corporation as of the date of this Lease is executed by Landlord and Tenant. Tenant shall provide such evidence as is required by Landlord and any lender to establish that the insurance that Tenant carries pursuant to this Paragraph 55 has been obtained and meets the requirement of this [Illegible] Such insurance [Illegible] is reasonably acceptable[Illegible] which must be rated “A plus” or better by Best’s Insurance Service (or an equivalent rating from another rating agency should Best’s no longer provide such service). A copy of any such policy shall be delivered to Landlord. If Tenant elects to insure and such insurance provided by Tenant does not satisfy the requirements of paragraph 12, in the event of a subsequent casualty, Tenant shall be responsible for and shall pay for that portion of the restoration cost, in excess of the insurance proceeds actually available, that would have been covered by insurance satisfying the requirements of paragraph 12.
          B. Tenant shall not obligated to contribute to the cost of earthquake insurance more than an amount equal to six (6) times the then annual cost of fire and “all risk” insurance per year. For example, if the 1993 annual premium for fire and “all risk” insurance is $9,000, then Tenant’s share of the cost of any premium for earthquake insurance for the following year (1994) shall be limited to $54,000 ($9,000 x 6). Tenant shall have the right to require earthquake insurance providing it is available if Tenant agrees to pay full cost thereof.
     56. ASSIGNMENT AND SUBLETTING: The following modifications are made to Paragraph 16:
          A. In the event that Tenant seeks to make any assignment or sublease, then Landlord, by giving Tenant written notice of its election within fifteen (15) days after Tenant’s notice of intent to assign or sublease has been given to Landlord, shall have the right to elect (i)

to withhold its consent to such assignment or sublease, as permitted pursuant to Paragraph 16, or (ii) to permit Tenant to so assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its obligations under the Lease, and the following shall apply (except the following shall not apply to a “Permitted Transfer” described in Paragraph 57):
               (1) If Tenant assigns its interest in this Lease, then in addition to the rental provided for in this Lease, Tenant shall pay to Landlord fifty percent (50%) of all consideration received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease and (ii) all “Permitted Transfer Costs” (as defined herein) related to such assignment. As used herein, the term “Permitted Transfer Costs” shall mean all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the assignment or sublease in question.
               (2) If Tenant sublets all or part of the Premises, then Tenant shall pay to Landlord in addition to the rental provided for in this Lease fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid by the subtenant to Tenant, less (ii) all rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet and all Permitted Transfer Costs related to such sublease. After Tenant has recovered all Permitted Transfer Costs Tenant shall pay to Landlord the amount specified in the preceding sentence on the same basis, whether periodic or in lump sum, that such rent and other consideration is paid to Tenant by its subtenant, within seven (7) days after it is received by Tenant.
               (3) Tenant’s obligations under this subparagraph shall survive any assignment or sublease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall [Illegible] an itemized statement [Illegible] certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant’s books and records relating to the payments due pursuant to this subparagraph. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.
               (4) As used herein, the term “consideration” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the assignment or sublease, if such sums are paid for Tenant’s interest in this Lease or in the Premises.
     57. PERMITTED ASSIGNMENTS AND SUBLEASES: Notwithstanding anything contained in Paragraph 16, so long as Tenant otherwise complies with the provisions of Paragraph 16 and the Permitted Transfer does not release Tenant from its obligations hereunder, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and the provisions of Paragraph 56A shall not apply to any such Permitted Transfer:
          A. Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with Tenant by means of an ownership interest of more than fifty percent (50%) providing Tenant remains liable for the payment of rent and full performance of the lease;

          B. Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as 95% of all assets of Tenant are permanently transferred to such assignee. In the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party, and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease;
          C. Tenant may assign this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets of Tenant are permanently transferred to such assignee (in the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease).
     58. SUBORDINATION AND MORTGAGES: Paragraph 17 is modified to provide that this Lease shall not be subordinate to a mortgage or deed of trust unless the Lender holding such mortgage or deed of trust enters into a written subordination, non-disturbance and attornment agreement in which the Lender agrees that notwithstanding any subordination of this Lease to such Lender’s mortgage or deed of trust, (i) such Lender shall recognize all of Tenant’s rights under this Lease, and (ii) in the event of a foreclosure this Lease shall not be terminated so long as Tenant is not in material default of its obligations under this Lease, but shall continue in effect and Tenant and such Lender (or any party acquiring the Premises through such foreclosure) shall each be bound to perform the respective obligations of Tenant and Landlord with respect to the Premises arising after such foreclosure.
     59. LANDLORD’S RIGHT TO ENTER: Notwithstanding the provisions of Paragraph 18, (i) except in the event of an emergency, Landlord shall give Tenant twenty-four (24) hours notice prior to entering [Illegible] shall only enter the Premises when accompanied by Tenant or its agent (so long as Tenant makes itself reasonably available for this purpose), and (ii) Landlord may install “for lease” signs relating to the Premises only during the last 150 days of the Lease term. Landlord agrees to use its reasonable, good faith efforts such that any entry by Landlord, and Landlord’s agents, employees, contractors and invitees shall be performed in a manner with as minimal interference as possible with Tenant’s business at the Premises. Subject to the foregoing, Tenant agrees to cooperate with Landlord and Landlord’s agents, employees and contractors so that responsibilities of Landlord under the Lease can be fulfilled in a reasonable manner during normal business hours so that no extraordinary costs are incurred by Landlord.
     60. BANKRUPTCY AND DEFAULT: Paragraph 19 is modified to provide that with respect to non-monetary defaults not involving Tenant’s failure to pay Basic Rent or Additional Rent, Tenant shall not be in default of any non-monetary obligation if (i) more than thirty (30) days is required to cure such non-monetary default, and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.
     61. ABANDONMENT: Paragraph 20 is modified to provide that Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease including the obligation to pay Basic Rent and Additional Rent, (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not materially and adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation system are operated to the extent necessary to prevent damage to the Premises or its systems.
     62. DESTRUCTION: Paragraph 21 is modified by the following:
          A. Except as provided in Paragraph 62B, Landlord may not terminate the Lease if the Premises are damaged by a peril that is covered by the insurance carried by Landlord pursuant to Paragraph 12, but instead shall restore the Premises in the manner described by Paragraph 21.
          B. If the Premises are damaged by a peril covered by the insurance carried by Landlord pursuant to Paragraph 12, Landlord shall have the option to terminate the Lease if each of the following conditions is satisfied: (i) the cost to repair or the damage exceeds thirty-three percent (33%) of the then replacement cost of the Premises; and (ii) the damage occurs at a time when there is less than five (5) years remaining in the term of the Lease. Notwithstanding the foregoing, if such damage occurs at a time when there is less than five (5) years remaining in the term of the Lease and Landlord notifies Tenant of Landlord’s election to terminate the Lease pursuant to the provisions of this Paragraph 62B, if Tenant has the right to extend the term of this Lease pursuant to either Paragraph 42 or 43 such that the remaining term of the Lease (including the option period) will be more than five (5) years following the date of such damage, this Lease shall not terminate if Tenant notifies Landlord in writing of Tenant’s exercise of an option to extend granted to Tenant by either Paragraph 42 or 43. In such event, this Lease shall not terminate, [Illegible] shall be so extended [Illegible]
          C. If the Premises are damaged by any peril, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:
               (1) The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 180 days after the date of such damage; or
               (2) The Premises are damaged by any peril within twelve (12) months of the last day of the Lease term and provided Tenant has not exercised an option to renew pursuant to the provisions of Paragraph 42 or 43, and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty (60) days after the date of such damage.

     63. EMINENT DOMAIN: Paragraph 22 is modified by the following:
     Landlord may not terminate the Lease if less than 1/3 of the building is taken by condemnation or if a taking by condemnation is only threatened.
     64. TRANSFER BY LANDLORD: The provisions of Paragraph 23 of the Lease to the contrary notwithstanding, Landlord shall not be relieved of its obligations under the Lease which may accrue after the date of a sale or other transfer unless and until (i) the transferee agrees to assume and be bound by the terms of this Lease and to perform all obligations of the landlord under the Lease which may accrue after the date of such transfer, and (ii) Landlord transfers the Security Deposit to its successor in interest (transferee) in accordance with the provisions of California Civil Code Section 1950.7, as amended or recodified.
     65. LANDLORD’S LIEN WAIVER: Landlord, within thirty (30) days after demand from Tenant, shall execute and deliver such lien waiver documents that are reasonably required by any supplier, lessor, or lender in connection with the installation in the Premises of the Tenant’s personal property or trade fixtures providing Landlord approves the form of any such waiver and Landlord’s rights under this Lease are not materially and adversely affected.

QUANTUM CORPORATION,		JOHN ARRILLAGA SEPARATE
a Delaware corporation		PROPERTY TRUST

By	/s/ Joseph Shepala	By	/s/ John Arrillaga

VP Human Resources

RICHARD T. PEERY SEPARATE
PROPERTY TRUST

		By	/s/ Richard Peery

AMENDMENT NO. 1
     THIS AMENDMENT NO. 1 is made and entered into this 24th day of April, 1990, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, as LANDLORD, and QUANTUM CORPORATION, a Delaware corporation, as TENANT.
RECITALS
     A. WHEREAS, by Lease Agreement dated October 31, 1989, Landlord leased to Tenant all of that certain 176,516 ± square foot building located at Bellew Drive and Magnolia Drive, Milpitas, California, the details of which are more particularly set forth in said October 31, 1989 Lease Agreement, and
     B. WHEREAS, it is now the desire of the parties hereto to amend said Lease to reflect the: delay of the Commencement Date of the Lease from December 15, 1990 to April 1, 1991 and to amend the Basic Rent schedule accordingly; deletion of the Phase In Right of said Lease; and commencement of payment of Additional Rent as of December 15, 1990; as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. LEASE TERM AND COMMENCEMENT DATE: Paragraph 41.B. of the Lease is amended by changing the reference to the December 15, 1990 Commencement Date to April 1, 1991. Subject paragraph will be amended to read as follows:
     “B. Commencement Date Defined: As used herein, the term “Commencement Date” shall mean the later to occur of the following: (i) the date upon which the “Improvements” are “Substantially Completed”; or (ii) April 1, 1991; provided, however, that if prior to the later of such dates Tenant’s operating personnel enter into occupancy of the Premises and commence the operation of Tenant’s business within the Premises, the Commencement Date shall be the date such personnel of Tenant so enter into occupancy of the Premises. The term “Substantially Completed” and/or “Substantial Completion” shall mean the date when all of the following have occurred with respect to the Improvements in question: (i) the construction of the Improvements in question has been substantially completed in accordance with the approved plans therefore except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; (ii) Landlord has executed a certificate or statement representing that the Improvements in question have been substantially completed in accordance with the plans and specifications therefore except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; and (iii) the Building Department of the City of Milpitas has completed its final inspection of such Improvements and has “signed off” the building inspection card approving such work as complete except for punch list items

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which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business. Notwithstanding the foregoing, Substantial Completion of the Interior Improvements shall not be deemed to have occurred until Landlord has obtained final or conditional approval from the Fire Department of the City of Milpitas that the Improvements have been completed in accordance with such department’s requirements (subject only to conditions that do not prevent Tenant from occupying the Improvements).”
     2. DELETION OF “BASIC RENT REDUCTION DURING PHASE IN PERIOD”: As a material inducement to Landlord to postpone the commencement of the Lease Agreement, Paragraph 40 shall be deleted in its entirety, and Tenant will be responsible for paying Basic Rent to Landlord, from the Commencement Date of said Lease, on the entire 155,734 ± square foot building.
     3. COMMENCEMENT OF PAYMENT OF ADDITIONAL RENT: Notwithstanding the commencement date of this Lease as stated above, Tenant shall be responsible for paying one hundred percent (100%) of the Additional Rent Expenses as. outlined in Paragraph 4.D. of said Lease Agreement for the entire 155,734 ± square foot Lease Premises commencing December 15, 1990.
     4. BASIC RENT SCHEDULE: Furthermore, as Landlord is accommodating Tenant in deferring the Commencement Date of said Lease from December 15, 1990 to April 1, 1991, the parties have agreed that the Basic Rent increases will be calculated from December 15, 1990 and that Paragraph 39 “Basic Rent” of said Lease Agreement shall be amended as follows:

Period	Monthly Basic Rent
Months 1-13	$1.00/sf

Months 14-25	$1.05/sf

Months 26-37	$1.10/sf

Months 38-49	$1.15/sf

Months 50-61	$1.20/sf

Months 62-73	$1.25/sf

Months 74-85	$1.30/sf

Months 86-97	$1.35/sf

Months 98-109	$1.40/sf

Months 110-121	$1.45/sf

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Period	Monthly Basic Rent
Months 122-133	$1.50/sf

Months 134-145	$1.55/sf

Months 146-157	$1.60/sf

Months 158-169	$1.65/sf

Months 170-185	$1.70/sf
     5. LANDLORD’S RIGHT TO TERMINATE: Paragraph 47 of the Lease is amended by deleting the references to June 1, 1990 and adding in lieu thereof references to August 1, 1990. Subject paragraph will be amended to read as follows:
     “It is understood that the Premises to be leased by Tenant are to be constructed by Landlord, and that Landlord is required to obtain the necessary building permits for the building shell before construction of said Premises can commence. Therefore, it is agreed that in the event Landlord cannot obtain all the necessary building permits for the building shell by August 1, 1990, then either Landlord or Tenant can terminate this Lease by written notice to the other party given within thirty (30) days thereafter, without any liability to the other party of any type whatsoever, and that this Lease Agreement will be null and void as of the date of receipt of such notice. Landlord agrees to use its best efforts to obtain the required permits by August 1, 1990.”
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said October 31, 1989 Lease Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year first hereinabove set forth.

LANDLORD:		TENANT:

JOHN ARRILLAGA SEPARATE		QUANTUM CORPORATION
PROPERTY TRUST		a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Joseph Shepala

John Arrillaga, Trustee

RICHARD T. PEERY SEPARATE		Title:	VP Human Resources

PROPERTY TRUST

By	/s/ Richard Peery	Dated:	6/12/90

Richard T. Peery, Trustee

3

AMENDMENT NO. 2
TO LEASE
     THIS AMENDMENT NO. 2 is made and entered into this 8th day of June, 1992, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and QUANTUM CORPORATION, a Delaware corporation, as TENANT.
RECITALS
     A. WHEREAS, by Lease Agreement dated October 31, 1989 Landlord leased to Tenant all of that certain 155,734 ± square foot building located at 500 McCarthy Blvd., Milpitas, California, the details of which are more particularly set forth in said October 31, 1989 Lease Agreement, and
     B. WHEREAS, said Lease was amended by Amendment No. 1 dated April 24, 1990 which amended said Lease to delay the Commencement Date to April 1, 1991 and amend the Basic Rent schedule, and
     C. WHEREAS, said Lease was amended by the Commencement Letter dated May 3, 1991 which amended the Lease to commence April 7, 1991, and,
     D. WHEREAS, it is now the desire of the parties hereto to amend the Lease by replacing Exhibit A and amending the description of the Premises to said Lease Agreement as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. REPLACEMENT OF EXHIBIT A: Pursuant to Lot Line/Parcel Adjustment dated April 1, 1992, it is hereby agreed between the parties that Exhibit A to Lease Agreement dated October 31, 1989 shall be considered null and void and shall be replaced with Exhibit A to this Amendment No. 2.
     2. DELETION OF DESCRIPTION QF THE PREMISES ON PAGE 1 OF LEASE AGREEMENT DATED OCTOBER 31, 1989: It is agreed between the parties that the Premises as described on Page 1 of said Lease Agreement shall be deleted and considered null and void; therefore, said description is deleted in its entirety and replaced by the following:
“All of that land containing approximately 11.589 ± acres and that certain 176,516 ± square foot two story building (“Building 2”) and parking appurtenant thereto, to be constructed and landscaping to be installed by Landlord as shown within the area outlined in red (“Lot 2”) on Exhibit A to be located at 500

1

McCarthy Blvd., Milpitas, California. Said Premises (‘‘Lot 2”) is more particularly shown within the area outlined in red on Exhibit A attached hereto and incorporated herein by this reference. The entire parcel containing approximately 37.096 ± acres, of which the Premises is a part, is shown within the area outlined in green on Exhibit A attached hereto and incorporated herein by this reference. The interior of the Leased Premises shall be improved in the configuration as shown in red on Exhibit B to be attached hereto and incorporated herein by this reference. The building shell shall be constructed in accordance with the shell and site improvement specification set forth on Exhibit A, and the general building elevation set forth on Exhibit A.”
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said October 31, 1989 Lease Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year first hereinabove set forth.

LANDLORD:		TENANT:

JOHN ARRILLAGA SEPARATE		QUANTUM CORPORATION
PROPERTY TRUST		a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Joseph Shepala

	John Arrillaga, Trustee	Print or Type Name: Joseph Shepala

RICHARD T. PEERY SEPARATE		Title:	Vice President, Human Resources
PROPERTY	TRUST

By	/s/ Richard Peery	Dated:	6/9/92

Richard T. Peery, Trustee

2

Quantum 2
AMENDMENT NO. 3
TO LEASE
     THIS AMENDMENT NO. 3 is made and entered into this 16th day of April, 1997, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) (previously known as the “John Arrillaga Separate Property Trust”) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and QUANTUM CORPORATION, a Delaware corporation, as TENANT.
RECITALS
     A. WHEREAS, by Lease Agreement dated October 31, 1989 Landlord leased to Tenant all of that certain 176,516 ± square foot building located at 500 McCarthy Blvd., Milpitas, California, the details of which are more particularly set forth in said October 31, 1989 Lease Agreement, and
     B. WHEREAS, said Lease was amended by Letter Agreement dated October 31, 1989 which provided for a Basic Rent Credit for the period commencing with the Lease Commencement Date and ending on May 31, 1991, and
     C. WHEREAS, said Lease was amended by Letter Agreement dated April 24, 1990 which canceled the reduction in Basic Rent Credit Letter dated October 31, 1989, and
     D. WHEREAS, said Lease was amended by Amendment No. 1 dated April 24, 1990 which which delayed the Lease Commencement Date from December 15, 1990 to April 1, 1991, and,
     E. WHEREAS, said Lease was amended by the Commencement Letter dated March 7, 1991 which changed the Commencement Date of the Lease from April 1, 1991 to April 7, 1991, and established the Termination Date of September 30, 2006, and,
     E. WHEREAS, said Lease was amended by Amendment No. 2 dated June 8, 1992 which replaced Lease Exhibit A and amended the description of the Premises, and
     F. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) extending the Term for five years, changing the Termination Date from September 30, 2006 to September 30, 2011, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, (iii) adding a third Five Year Option to Extend, (iv) replacing Paragraphs 41C (“Lease Terms Co-extensive”) and 48 (“Cross Default”) and 53 (“Structural Capital Costs Regulated by Governmental Agencies After the Commencement of this Lease not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”), (v) amending Lease Paragraph 12 (“Property Insurance”) and (vi) amending and/or replacing certain provisions of the Lease commencing as of the commencement of the Third Extended Term of said Lease as hereinafter set forth.

1

Quantum 2
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. TERM OF LEASE: It is agreed between the parties that Tenant has exercised its First Five-Year Option to Extend the lease term of that certain lease agreement dated March 23, 1994 for premises located at 1101 Sumac Drive, Milpitas, California (the “Building 5 Lease”), as detailed in Paragraph 41 of said Building 5 Lease. Paragraph 40C of said Building 5 Lease provides that in the event the term of said Building 5 Lease is extended for any reason whatsoever, the terms of the Existing Leases (i.e. two of said leases dated October 31, 1989 are for Premises located at 1140 Technology Drive and 500 McCarthy Blvd., Milpitas, California (the “1989 Leases”); one of said leases dated September 17, 1990 is for Premises located at 1000 Sumac Drive, Milpitas, California, and one of said leases dated April 10, 1992 is for Premises located at 900 Sumac Drive, Milpitas, California) shall also be extended so that all five Leases expire on the same date; therefore, it is agreed between the parties that by exercising its Option to Extend the Building 5 Lease, Tenant has in effect exercised its Option to Extend under Lease Paragraph 42 (“First Five-Year Option to Extend”), and that pursuant to said Lease Paragraph 42, the Term of this Lease Agreement shall be extended for an additional five (5) year period, and the Lease Termination Date shall be changed from September 30, 2006 to September 30, 2011.
     2. BASIC RFNTAL FOR FIRST EXTENDED TERM OF LEASE: The monthly Basic Rental for the First Extended Term of Lease shall be as follows:
     On October 1, 2006, the sum of THREE HUNDRED EIGHT THOUSAND NINE HUNDRED THREE AND NO/100 DOLLARS ($308,903.00) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2007.
     On October 1, 2007, the sum of THREE HUNDRED SEVENTEEN THOUSAND SEVEN HUNDRED TWENTY EIGHT AND 80/100 DOLLARS ($317,728.80) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2008.
     On October 1, 2008, the sum of THREE HUNDRED TWENTY SIX THOUSAND FIVE HUNDRED FIFTY FOUR AND 60/100 DOLLARS ($326,554.60) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2009.
     On October 1, 2009, the sum of THREE HUNDRED THIRTY FIVE THOUSAND THREE HUNDRED EIGHTY AND 40/100 DOLLARS ($335,380.40) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2010.
     On October 1, 2010, the sum of THREE HUNDRED FORTY FOUR THOUSAND TWO HUNDRED SIX AND 20/100 DOLLARS ($344,206.20) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2011.

2

Quantum 2
     The Aggregate Basic Rent for the Lease shall be increased by $19,593,276.00 or from $44,409,491.18 to $64,002,767.18.
     3. THIRD FIVE-YEAR OPTION TO EXTEND: Provided Tenant has extended the Lease for an additional five (5) year period pursuant to Lease Paragraph 43 (“Second Five Year Option To Extend”), Landlord hereby grants to Tenant a third option to extend the Term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Lease Term as extended pursuant to Lease Paragraph 43 (“Second Five Year Option To Extend”), in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 3 and subject to the Rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease or the Other Leases, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 3.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period	Monthly Basic Rent
Months 1-12	$2.25/sf
Months 13-24	$2.30/sf
Months 25-36	$2.35/sf
Months 37-48	$2.40/sf
Months 49-60	$2.45/sf
     C. Notwithstanding anything contained herein, Tenant may not exercise the option to extend granted by this Paragraph 3 at any time that Tenant is in default (default for monetary and material default for non-monetary) of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 3 notwithstanding such non-curable default.
     4. LEASE TERMS CO-EXTENSIVE: Lease Paragraph 40C (“Lease Terms Co-extensive”) is hereby deleted in its entirety and replaced with the following:
“40C. LEASE TERMS CO-EXTENSIVE: It is acknowledged that (i) Landlord and Tenant have previously executed four separate leases in addition to this Lease: one of said leases dated October 31, 1989 is for Premises located at 1140 Technology Drive, Milpitas, California (the “Building One Lease”); one of said leases dated September 17, 1990 is for Premises located at 1000 Sumac

3

Quantum 2
Drive, Milpitas, California (the “Building Four Lease”); one of said leases dated April 10, 1992 is for Premises located at 900 Sumac Drive, Milpitas, California (the “Building 3 Lease”); and one of said leases dated March 23, 1994 is for premises located at 1101 Sumac Drive, Milpitas, California (the “Building 5 Lease”) (hereinafter collectively referred to as the “Other Leases”); and (ii) it is the intention of the parties that the term of this Lease be co-extensive with the term of the Other Leases, such that the terms of all five leases (“the Leases”) expire on the same date. The provisions of this Paragraph 40C also requires the terms of all the Leases to be extended accordingly if Tenant exercises its Option to Extend under any of the Leases. The monthly Basic Rent during the extended term under each of the Leases shall be increased by $.05 per square foot on the commencement date of the extended term and thereafter on each and every anniversary of the respective lease’s commencement date of the extended term.”
     5. CROSS DEFAULT: Lease Paragraph 48 (“Cross Default”) is hereby deleted in its entirety and replaced with the following:
“48. CROSS DEFAULT: It is agreed between Landlord and Tenant that a default under this Lease, or a default under any of the Other Leases may, at the option of Landlord, be considered a default under all Leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to all the Leases including, but not limited to, the right to terminate any or all of the aforementioned Other Leases or this Lease by reason of a default under the Leases or hereunder.
Notwithstanding the above, Landlord shall have the option of considering a default under this Lease or a default under any of the Other Leases to be a default under all such leases, only with respect to such leases under which Landlord is also the ‘Landlord’ at the time such default occurs. By way of example, if at the time a default of Tenant occurs under this Lease, Landlord has sold the premises described in any of the Other Leases and is no longer the ‘Landlord’ thereunder, then a default under this Lease shall not constitute a default under any of such Other Leases so sold by Landlord (unless the premises leased under this Lease and the Other Leases are sold to the same entity), and a default by Tenant under any of such Other Leases so sold by Landlord shall not constitute a default under this Lease or any other of the Other Leases then remaining between Landlord and Tenant. However, if the Landlord under this Lease and the Other Leases is one in the same at the time of said default, said cross default provisions shall apply.”
     6. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: Lease Paragraph 53 (“Structural Capital Costs Regulated by Governmental Agencies after the Commencement of this Lease Not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”) is hereby deleted and replaced with the following:

4

Quantum 2
“53. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: The provisions of this Paragraph 53 shall modify Paragraphs 7 and 14:
          A. If (i) during the last five (5) years of the First Extended Term of the Lease if said Lease has not been extended as provided for in Lease Paragraph 43 (“Second Five Year Option To Extend”) or in Paragraph 3 (“Third Five Year Option to Extend”) or Paragraph 4 (“Lease Terms Co-Extensive”) above, or (ii) during either of the five (5) year extension periods permitted by Lease Paragraph 43 or Paragraph 3, or Paragraph 4 above, it becomes necessary (due to any governmental requirement for continued occupancy of the Premises) to make structural improvements required by laws enacted or legal requirements imposed by governmental agency(s) after the Commencement Date, and the cost for each required work or improvements exceeds $100,000, then if such legal requirement is not imposed because of Tenant’s specific use of the Premises and is not “triggered” by Tenant’s Alterations or Tenant’s application for a building permit or any other governmental approval (collectively “Tenant’s Actions”) in which instance Tenant shall be responsible for 100% of the cost of such improvements, Landlord shall be responsible for paying the cost of such improvement and constructing such improvement, subject to a cash contribution from Tenant of a portion of the cost thereof as provided for and calculated in Paragraph 53B.
          B. When Landlord makes an improvement pursuant to Paragraph 53A, and as a condition to Landlord’s obligation to construct such improvement, Tenant shall make the following contribution in cash to Landlord for the cost thereof prior to the commencement of the work by Landlord. It is agreed that Tenant shall pay to Landlord 100% of the cost of the first $100,000.00 worth of each improvement. After the first $100,000.00, all costs above $100,000.00 shall be divided by 15 and multiplied by the time period remaining in the last five years of the Lease Term from the date work on such improvement commences.
     For example, if the improvement is not required as a result of Tenant’s Actions and if the cost of such improvement was $400,000 and there was one year and six months remaining in the Lease term when the work commenced, then Tenant would be responsible for reimbursing Landlord in cash $130,000.00 computed as follows:

Total Cost of Work	$400,000.00
Tenant Responsible for
1st $100,000	-100.000.00

Total Amount To Be Amortized	$300,000.00

$300,000.00/15 = $20,000.00/yr. x 1.5 yrs =	$30,000.00

Tenant responsible for $100,000 + $30,000.00 =	$130,000.00
          C. If Landlord has made improvements, for which Tenant has reimbursed Landlord for the cost thereof pursuant to Paragraph 53B, and the term of this Lease is subsequently extended pursuant to the exercise by Tenant of an option to renew pursuant to

5

Quantum 2
Lease Paragraph 43 or Paragraph 3 above, upon the exercise of any such option by Tenant, Tenant shall pay to Landlord an additional sum equal to the total amount of said improvement less the amount previously paid for by Tenant. Using the example in Paragraph 53B above, Tenant would owe Landlord the additional amount of $270,000.00 ($400,000.00 — $130,000.00 = $270,000.00).”
     7. PROPERTY INSURANCE: Lease Paragraph 12 (“Property Insurance”) is hereby amended to include the following: “Tenant acknowledges that as part of the cost of insurance policies for the Premises, Tenant is responsible for the payment of insurance deductibles on insurance claims as they relate to the Premises subject to the limitations provided in Lease Paragraph 55 (“Property Insurance”) which limitations are applicable only during the initial Lease Term and the First Lease Extension Period and the Second Lease Extension Period. Said limitation provided for in Lease Paragraph 55 are null and void at the commencement of the Third Lease Extended Term”.
     8. THIRD OPTION PERIOD — LEASE PROVISION CHANGES: In the event Tenant exercises its Third Option to Extend as provided for in Paragraph 3 above, the following amendments (contained within Paragraphs 9 through 19) are herein made to the Lease to be effective upon the commencement of the third option period (“Third Option Period”), or during any period following the expiration of the Lease Term or expiration of the Lease when Tenant is in possession of the Premises.
     9. LATE CHARGE: Effective as of the first day of the Third Option Period, the Late Charge referenced in Lease Paragraph 4.D (“Late Charge”) shall be changed from five percent (5%) to ten percent (10%), and Lease Paragraph 50 (“Limitation on Late Charge”) shall be deleted in its entirety and of no further force or effect.
     10. MANAGEMENT FEE: Notwithstanding anything to the contrary in the Lease, effective as of the first day of the Third Option Period, and on the first day of each month thereafter, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee (“Management Fee”) equal to one percent (1%) of the Basic Rent due for each month during the Lease Term.
     11. HAZARDOUS MATERIALS: Effective as of the first day of the Third Option Period, Lease Paragraph 45 (“Hazardous Materials”) shall be deleted in its entirety and replaced with the following:
“45. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises, which includes the entire parcel of land on which the Premises are located as shown in Green on Exhibit A to the Lease (hereinafter collectively referred to as the “Property”):
     A. As used herein, the term “Hazardous Materials” shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or

6

Quantum 2
as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term “Environmental Laws” shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.
B. Tenant shall notify Landlord prior to the occurrence of any Tenant’s Hazardous Materials Activities (defined below). Landlord acknowledges that Tenant shall use, in compliance with applicable Environmental Laws, customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricants and copier toner. Any and all of Tenant’s Hazardous Materials Activities shall be conducted in conformity with this Paragraph 45, Paragraph 14 of this Lease, and in compliance with all Environmental Laws and regulations. As used herein, the term “Tenant’s Hazardous Materials Activities” shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant’s use of the Property, or by Tenant or by any of Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees or other third parties (including “dumping” by others) (or which Hazardous Materials originate on the surface of the Premises any time on or after the Commencement Date of this Lease, but excluding Hazardous Materials on the Premises prior to the Lease Commencement Date because of the storage, use, disposal, or transportation of such materials or waste by any of Landlord’s contractors or otherwise arising out of construction work performed by or under the direction of Landlord on the Premises and Landlord shall be responsible for all required actions with respect to such materials or wastes). Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant’s Hazardous Materials Activities of which Tenant becomes aware. If Tenant’s Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant’s expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as may be required by Environmental Laws, regulations and/or governing agencies; (ii) to provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease (“Anniversary Date”);

7

Quantum 2
and (iii) on each Anniversary Date to provide to Landlord copies of all documentation and records, required by applicable Environmental Laws to be prepared and submitted to governmental authorities, relating to use at the Property of Hazardous Materials or to Tenant’s Hazardous Materials Activities, if any. If upon completion of Landlord’s review of said documentation and records, Landlord reasonably questions if Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities, Tenant agrees within thirty (30) days following receipt of written notice from Landlord, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant’s findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.
C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant’s Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant’s Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with any legal or regulatory jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.
D. If Landlord, upon consultation with Tenant, reasonably concludes that the Property has become contaminated as a result of Tenant’s Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination except to the extent that such activities may be inconsistent with Tenant’s compliance with Environmental Laws. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys’ fees Landlord incurs with respect to such investigation to the extent, and only to the extent, that it that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling

8

Quantum 2
to identify the presence of any Hazardous Materials at the Property, without Landlord’s prior written consent which shall not be unreasonably withheld. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.
E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys’, consultants’ and other experts’ fees and costs), and damages, which arise from or relate to: (i) Tenant’s Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 45 (collectively, “Tenant’s Environmental Indemnification”). Tenant’s Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant’s Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant’s expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action as may be required by applicable Environmental Laws, regulations or governing agencies (collectively, “Response Actions”). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.
F. Landlord hereby makes the following representations to Tenant, each of which is made only to the best of Landlord’s knowledge as of the date Landlord executes this Lease, without any inquiry or investigation having been made or required by Landlord regarding this subject, nor does Landlord have any obligation to investigate or make inquiry regarding the subject:
          (1) The soil and ground water on or under the Premises does not contain Hazardous Materials in amounts which violate any laws to the extent that any governmental entity could require either Landlord or Tenant to take any remedial action with respect to such Hazardous Materials.
          (2) During the time that Landlord has owned the Premises, Landlord has received no notice of (i) any violation, or alleged violation, of any law that has not been corrected to the satisfaction of the appropriate authority, (ii) any pending claims relating to the presence of Hazardous Material on the Premises, or (iii) any pending investigation by any governmental agency concerning the Premises relating to Hazardous Materials.

9

Quantum 2
G. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Premises, and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any law. Attached as Exhibit “C” to the Lease is a list of Hazardous Materials-that Tenant intends to use at the Premises. If during the Lease Term Tenant proposes to use other Hazardous Materials at the Premises, Tenant shall inform Landlord of such use, identifying the Hazardous Materials and the manner of their use, storage and disposal, and shall agree (i) to use, store and dispose of such Hazardous Materials strictly in compliance with all laws, regulations and governing agencies and (ii) that the indemnity set forth in Paragraph 45 shall be applicable to Tenant’s use of such Hazardous Material.
H. Landlord or Tenant may, at any time, cause testing wells to be installed on the Premises, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. Testing wells installed by Tenant shall be paid for by Tenant. If tests conducted by Landlord disclose that Tenant has violated any Hazardous Materials laws, or Tenant or parties on the Premises during the Term of this Lease have contaminated the Premises as determined by regulatory agencies pursuant to Hazardous Materials laws, or that Tenant has liability to Landlord pursuant to Paragraph 45A, then Tenant shall pay for 100 percent of the cost of the test and all related expense. Prior to the expiration of the Lease Term, Tenant shall remove any testing wells it has installed at the Premises, and return the Premises to the condition existing prior to the installation of such wells, unless Landlord requests in writing that Tenant leave all or some of the testing wells in which instance the wells requested to be left shall not be removed.
I. If any tests performed by Tenant or Landlord prior to the Commencement Date disclose Hazardous Materials at the Premises, Landlord at its expense will promptly take all reasonable action required by law with respect to the existence of such Hazardous Materials at the Premises. The Commencement Date shall not be delayed because of such action by Landlord unless occupation of the Premises is prohibited by law.
J. The obligations of Landlord and Tenant under this Paragraph 45 shall survive the expiration or earlier termination of the Term of this Lease. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 45.”
     12. SECURITY DEPOSIT: Effective as of the first day of the Third Option Period, Lease Paragraph 51 (“Security Deposit”) shall be deleted in its entirety and replaced with the following:
“51. SECURITY DEPOSIT: The following provisions shall modify Lease Paragraph 4F:

10

Quantum 2
A. Within thirty (30) days after the expiration or earlier termination of the Lease term and after Tenant has vacated the Premises, Landlord shall return to Tenant the entire Security Deposit except for amounts that Landlord has deducted therefrom that are needed by Landlord to cure defaults of Tenant under the Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease. The use or disposition of the Security Deposit shall be subject to the provisions of California Civil Code Section 1950.7.
B. During the first thirty (30) days following Tenant’s exercise of its Third Option to Extend, and only during said thirty day period, Tenant shall have the one-time option of satisfying its obligation with respect to an amount equal to one-half (1/2) ($238,296.60) of the $476,593.20 Security Deposit required under Lease Paragraph 4F by providing to Landlord, at Tenant’s sole cost, a letter of credit which: (i) is drawn upon an institutional lender reasonably acceptable and accessible to Landlord in form and content reasonably satisfactory to Landlord; (ii) is in the amount of one-half (1/2) of the Security Deposit; (iii) is for a term of at lease twelve (12) months; (iv) with respect to any letter of credit in effect within the six month period immediately prior to the expiration of the Lease term, shall provide that the term of such letter of credit shall extend at least forty five (45) days past the Lease expiration date (including any extensions thereof); and (v) may be drawn upon by Landlord upon submission of a declaration of Landlord that Tenant is in default (as defined in Paragraph 19 and as modified by Paragraph 60). Landlord shall not be obligated to furnish proof of default to such institutional lender, and Landlord shall only be required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit required under Lease Paragraph 4F. Said letter of credit shall provide that if the letter of credit is not renewed, replaced or extended within twenty (20) days prior to its expiration date the issuer of the credit shall automatically issue a cashiers check payable to Landlord in the amount of the letter of credit after the date which is twenty (20) days before the expiration date, and no later than the expiration date, without Landlord being required to make demand upon the letter of credit. If Tenant provides Landlord with a letter of credit, within thirty (30) days of the execution of this Lease, meeting the foregoing requirements, one-half (1/2) of the cash Security Deposit (i.e. $238,296.60 of the $476,593.20 Security Deposit) shall be returned to Tenant by Landlord inasmuch as the cash deposit remaining and the Letter of Credit equal the total Security Deposit required in Lease Paragraph 4F. If Tenant defaults with respect to any provisions of this Lease, including but not limited to provisions relating to the payment of Rent, Landlord may (but shall not be required to) draw down on the letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. Landlord and Tenant acknowledge that such letter of

11

Quantum 2
credit will be treated as if it were a cash security deposit, and such letter of credit may be drawn down upon by Landlord upon demand and presentation of evidence of the identity of Landlord to the issuer, in the event that Tenant defaults with respect to any provision of this Lease and such default is not cured within any applicable cure period. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to furnish proof of default to such institutional lender and Landlord is only required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit. Landlord acknowledges that it is not entitled to draw down such letter of credit unless Landlord would have been entitled to draw upon the cash security deposit pursuant to the terms of Paragraph 4F of the Lease. Concurrently with the delivery of the required information to the issuer, Landlord shall deliver to Tenant written evidence of the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of the Lease, and evidence of the failure of Tenant to cure such default within the applicable grace period following receipt of such notice of default. Any proceeds received by Landlord by drawing upon the letter of credit shall be applied in accordance with the provisions governing the Security Deposit imposed by Lease Paragraph 4F and this Paragraph 51. If Landlord draws upon the letter of credit, thereafter Tenant shall once again have the right to post a letter of credit in place of one-half (1/2) of a cash Security Deposit so long as Tenant is not then in default. In any event Tenant will be obligated to replenish the amount drawn to restore the Security Deposit to its original amount as provided for in Paragraph 4F. If any portion of the letter of credit is used or applied pursuant hereto, Tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the letter of credit, or (ii) increasing the letter of credit to its value immediately prior to such application. Tenant’s failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.”
     13. REAL ESTATE TAXES: Effective as of the first day of the Third Option Period, Lease Paragraph 54 (“Real Estate Taxes”) shall be deleted in its entirety and replaced with the following:
“54. REAL PROPERTY TAXES: Paragraph 9 is modified by the following:
A. The term “Real Property Taxes” shall not include charges, levies or fees directly related to the use, storage, disposal or release of Hazardous Materials on the Premises unless directly related to Tenant’s Activities at this site or on other sites leased and/or owned by Tenant; however, Tenant shall be

12

Quantum 2
responsible for general or special tax and/or assessments (related to Hazardous Materials and/or toxic waste) imposed on the Property provided said special tax and/or assessment is not imposed due to on-site originated contamination on the Property (by third parties not related to Tenant) prior to the Lease Commencement Date. Subject to the terms and conditions stated herein, Tenant shall be responsible for paying one hundred percent (100%) of said taxes and/or assessments allocated to the Property.
B. If any assessments for public improvements are levied against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord or any assignee or purchaser of the Premises each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.
C. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests such Real Property Taxes, the failure on Tenant’s part to pay such Real Property Taxes being so contested shall not constitute a default so long as Tenant complies with the provisions of this Paragraph. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case Landlord shall join in the proceedings or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge its share of any Real Property Taxes determined by any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment. If Tenant does not pay the Real Property Taxes when due pursuant to the Lease and Tenant seeks a reduction or contests them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond in form reasonably satisfactory to Landlord issued by an insurance company qualified to do business in California. The amount of the bond shall equal 125% of the total amount of Real Property Taxes in dispute and any such bond shall be assignable to any lender or purchaser of the Premises. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.”
     14. PROPERTY INSURANCE: Effective as of the first day of the Third Option Period, section B of Lease Paragraph 55 (“Property Insurance”) shall be deleted in its entirety and be of no further force or effect.
     15. ASSIGNMENT AND SUBLETTING: Effective as of the first day of the Third Option Period, Lease Paragraph 56 (“Assignment and Subletting”) shall be deleted in its entirety and replaced with the following:

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          “56. ASSIGNMENT AND SUBLETTING: The following modifications are made to Paragraph 16:
          A. In the event that Tenant seeks to make any assignment or sublease, then Landlord, by giving Tenant written notice of its election within fifteen (15) days after Tenant’s notice of intent to assign or sublease has been given to Landlord, shall have the right to elect (i) to withhold its consent to such assignment or sublease, as permitted pursuant to Paragraph 16, or (ii) to permit Tenant to so assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its obligations under the Lease, and the following shall apply (except the following shall not apply to a “Permitted Transfer” described in Paragraph 57):
          (1) If Tenant assigns its interest in this Lease, then in addition to the rental provided for in this Lease, Tenant shall pay to Landlord fifty percent (50%) of all Rent and other consideration received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease and (ii) all “Permitted Transfer Costs” (as defined herein) related to such assignment. As used herein, the term “Permitted Transfer Costs” shall mean all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the assignment or sublease in question.
          (2) If Tenant sublets all or part of the Premises, then Tenant shall pay to Landlord in addition to the Rent provided for in this Lease fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid or provided to Tenant by the subtenant, less (ii) all Rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet and all Permitted Transfer Costs related to such sublease. After Tenant has recovered all Permitted Transfer Costs Tenant shall pay to Landlord the amount specified in the preceding sentence on the same basis, whether periodic or in lump sum, that such rent and other consideration is paid to Tenant by its subtenant, within seven (7) days after it is received by Tenant.
          (3) Tenant’s obligations under this subparagraph shall survive any assignment or sublease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant’s books and records relating to the payments due pursuant to this subparagraph. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.
          (4) As used herein, the term “consideration” shall mean any consideration of any kind received, or to be received (including, but not limited to, services rendered and/or value received) by Tenant as a result of the

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     assignment or sublease, if such sums are paid or provided to Tenant for Tenant’s interest in this Lease or in the Premises.
     (5) This Paragraph 56.A does not apply to a “Permitted Transfer”, as provided in Paragraph 57 hereof. The parties agree that if any of the following transactions occur and do not qualify as “Permitted Transfers”, Tenant must obtain Landlord’s consent to such transaction and if Landlord consents to any of the following transactions which do not otherwise qualify as “Permitted Transfers”, then the provisions of this Paragraph 56.A shall not apply to the following transactions: (i) a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee; and (ii) an assignment of this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee and Tenant remains liable and responsible under the Lease to the extent Tenant continues in existence following such transaction.”
     16. PERMITTED ASSIGNMENTS AND SUBLEASES: Effective as of the first day of the Third Option Period, Lease Paragraph 57 (“Permitted Assignments and Subleases”) shall be deleted in its entirety and replaced with the following:
“57. PERMITTED ASSIGNMENTS AND SUBLEASES: Notwithstanding anything contained in Paragraph 16, so long as Tenant otherwise complies with the provisions of Paragraph 16 and the Permitted Transfer does not release Tenant from its obligations hereunder, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and the provisions of Paragraph 56A shall not apply to any such Permitted Transfer:
A. Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with Tenant by means of an ownership interest of more than fifty percent (50%) providing Tenant remains liable for the payment of Rent and full performance of the Lease;
B. Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as (i) 95% of all assets and liabilities of Tenant are permanently transferred to such assignee, and (ii) immediately prior to the merger, consolidation or other reorganization, the corporation into which Tenant is to be merged has a net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, merger, consolidation or reorganization (whichever is greater), or if it does not, Landlord is provided a guaranty of the Lease (in a form reasonably acceptable to Landlord) from a corporation (a) that is the parent of, or is otherwise affiliated with, the corporation into which Tenant is to be merged, and (b) which has a current net

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Quantum 2
worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, merger, consolidation or reorganization (whichever is greater). In the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party, and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease;
     C. Tenant may assign this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee (in the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease), and provided that immediately prior to such assignment said corporation, has a net worth equal to or greater than the net worth of Tenant (a) at the time of Lease execution or (b) at the time of such assignment (whichever is greater), or if it does not, Landlord is provided a guaranty of the Lease (in a form reasonably acceptable to Landlord) from a corporation (a) that is the parent of, or is otherwise affiliated with, said corporation and (b) which has a current net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, (whichever is greater).”
     17. DESTRUCTION: Effective as of the first day of the Third Option Period, Lease Paragraph 62 (“Destruction”) shall be deleted in its entirety and replaced with the following:
“62. DESTRUCTION: Paragraph 21 is modified by the following:
     A. Notwithstanding anything to the contrary within Paragraph 21, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds, net of the deductible, are insufficient to cover one hundred percent of the rebuilding costs; provided, however, Tenant shall have the right to elect, in its discretion, to contribute such excess funds to permit Landlord to repair the Premises.
     B. Except as provided in Paragraph 62C, Landlord may not terminate the Lease if the Premises are damaged by a peril whereby the cost to replace and/or repair is one hundred percent (100%) covered by the insurance carried by Landlord pursuant to Paragraph 12, but instead shall restore the Premises in the manner described by Paragraph 21.
     C. If the Premises are damaged by a peril covered by the insurance carried by Landlord pursuant to Paragraph 12, Landlord shall have the option to terminate the Lease if each of the following conditions is satisfied: (i) the cost to repair or the damage exceeds thirty-three percent (33%) of the then replacement cost of the Premises; and (ii) the damage occurs at a time when there is less than five (5) years remaining in the term of the Lease.

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     D. If Landlord fails to obtain insurance as required pursuant to Paragraph 12, and said insurance would have been available to cover any damage or destruction to the Premises, Landlord shall be required to rebuild, at its cost, net of the deductible which would have been required under said insurance policy (which deductible Tenant is required to pay).
     E. If the Premises are damaged by any peril, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:
                    (1) The Premises are damaged by any peril (not caused by or resulting from an action of Tenant or Tenant’s agents, employees, contractors or invitees) and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 180 days after the date of such damage (subject to force majeure conditions); or
                    (2) The Premises are damaged by any peril (not caused by or resulting from an action of Tenant or Tenant’s agents, employees, contractors or invitees) within twelve (12) months of the last day of the Lease term, and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty (60) days after the date of such damage and Tenant has not exercised its Option to Extend said Term (or Extended Term as the case may be).”
     18. LIABILITY INSURANCE: Effective as of the first day of the Third Option Period, the first sentence of Lease Paragraph 10 (“Liability Insurance”) shall be deleted and replaced with the following: “Tenant, at Tenant’s expense, agrees to keep in force during the Term of this Lease a policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas.”
     19. LIMITATION OF LIABILITY: Effective as of the first day of the Third Option Period, Lease Paragraph 36 (“Limitation of Liability”) shall be deleted in its entirety and replaced with the following:
     “36. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

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(i) the sole and exclusive remedy shall be against Landlord’s interest in the Premises leased herein;
(ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);
(iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);
(iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process;
(v) no judgment will be taken against any partner of Landlord;
(vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;
(vii) no writ of execution will ever be levied against the assets of any partner of Landlord;
(viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.”
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said October 31, 1989 Lease Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 3 to Lease as of the day and year last written below.

LANDLORD:		TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST		QUANTUM CORPORATION
a Delaware corporation
By	/s/ John Arrillaga	By	/s/ Andrew Kryder

John Arrillaga, Tustee
Andrew Kryder

Date:	6/30/97	Print or Type Name

RICHARD T. PEERY SEPARATE		Title:	Finance & Corporate General Counsel

PROPERTY TRUST
By	/s/ Richard Peery	Date:	June 25, 1997

Richard T. Peery, Trustee
Date:	6/26/97

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AMENDMENT NO.4
TO LEASE
     THIS AMENDMENT NO. 4 is made and entered into this 22nd day of March, 2001, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) (previously known as the “John Arrillaga Separate Property Trust”) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and MAXTOR CORPORATION, a Delaware corporation, as “ASSIGNEE” or “MAXTOR”.
RECITALS
     A. WHEREAS, by Lease Agreement dated October 31, 1989 Landlord leased to QUANTUM CORPORATION, a Delaware corporation (the “ASSIGNOR” or “QUANTUM”) all of that certain 176,516 ± square foot building located at 500 McCarthy Blvd., Milpitas, California, the details of which are more particularly set forth in said October 31, 1989 Lease Agreement, and
     B. WHEREAS, said Lease was amended by Letter Agreement dated October 31, 1989 which provided for a Basic Rent Credit for the period commencing with the Lease Commencement Date and ending on May 31, 1991, and
     C. WHEREAS, said Lease was amended by Letter Agreement dated April 24, 1990 which canceled the reduction in Basic Rent Credit Letter dated October 31, 1989, and
     D. WHEREAS, said Lease was amended by Amendment No. 1 dated April 24, 1990 which delayed the Lease Commencement Date from December 15, 1990 to April 1, 1991, and,
     E. WHEREAS, said Lease was amended by the Commencement Letter dated March 7, 1991 which changed the Commencement Date of the Lease from April 1, 1991 to April 7, 1991, and established the Termination Date of September 30, 2006, and,
     F. WHEREAS, said Lease was amended by Amendment No. 2 dated June 8, 1992 which replaced Lease Exhibit A and amended the description of the Premises, and
     G. WHEREAS, said Lease was amended by Amendment No. 3 dated April 16, 1997, which amended the Lease by (i) extending the Term for five years, changing the Termination Date from September 30, 2006 to September 30, 2011, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, (iii) adding a third Five Year Option to Extend, (iv) replacing Paragraphs 41C (“Lease Terms Co-extensive”) and 48 (“Cross Default”) and 53 (“Structural Capital Costs Regulated by Governmental Agencies After the Commencement of this Lease not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”), (v) amending Lease Paragraph 12 (“Property Insurance”) and (vi) amending and/or replacing certain provisions of the Lease commencing as of the commencement of the Third Extended Term of said Lease, and

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H. WHEREAS, the Lease, together with those certain Amendments described above in Recitals B through G shall herein after collectively be referred to as “the Lease Agreement”, and
     I. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) acknowledging Landlord’s consent to the assignment of said Lease from “Quantum Corporation, a Delaware corporation” to “Maxtor Corporation, a Delaware corporation”, and (ii) replacing Lease Paragraph 43 (“Second Five Year Option to Extend”) and Paragraph 3 to Amendment No. 3 dated April 16, 1997 (“Third Five Year Option to Extend”) as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. ASSIGNMENT OF TENANT’S INTEREST: Notwithstanding anything to the contrary contained in the Lease Agreement, Landlord hereby understands that based on Quantum’s notice to Landlord, Landlord hereby acknowledges that the following transactions have occurred:
     A. Quantum has operated its business at the Premises through two separate business groups: Quantum HDD, tracked by Quantum HDD common stock, and Quantum DSS, tracked by Quantum DSS common stock.
     B. On or about, October 3, 2000, Quantum and Maxtor entered into that certain an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 3, 2000 (the “Merger Agreement”), wherein they agreed that:
          (i) Quantum will separate its Quantum HDD business from its Quantum DSS and transfer the assets of Quantum HDD to a newly-formed subsidiary, Insula Corporation, a Delaware corporation (“Insula”), in exchange for all of Insula’s common stock and Insula’s agreement to be entirely responsible for all of the Quantum HDD obligations and liabilities.
          (ii) Immediately after such separation, each currently outstanding share of Quantum HDD common stock will be redeemed in return for a share of Insula common stock, such that the holders of Quantum HDD common stock shall own all of the common stock of Insula.
          (iii) Immediately after said redemption, Insula will merge into Maxtor and each share of the Insula’s common stock will be converted into the right to receive approximately 1.52 shares of Maxtor common stock, subject to possible adjustment as described in the Merger Agreement.
     C. As part of the legal separation of the Quantum HDD business from the Quantum DSS business, all of the right title and interest of Quantum in the Lease will be assigned by Quantum to Insula and Insula will assume and agree to be liable for all of the obligations of Quantum, as Tenant, under the Lease.

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     D. Because the actual physical separation of the Quantum HDD business from the Quantum DSS business cannot be completed prior to the closing of the foregoing transactions described above, Insula has agreed to provide to Quantum with a limited license for the use of the premises subject to the Leases, identified as “License Back” Leases in attached Exhibit A for a period of time not exceeding the number of months specified in attached Exhibit A.
As a result of said merger transaction, as of April 2, 2001, the effective date of the merger, Maxtor will become the Tenant under the Lease Agreement, and Maxtor shall assume all obligations of Tenant under the Lease Agreement dated October 31, 1989, as amended.
Landlord hereby consents to the foregoing transactions (“Landlord’s Consent”). Except as expressly set forth below, Landlord’s Consent shall in no way void or alter any of the terms of the Lease Agreement by and between Landlord and Tenant, nor shall Landlord’s Consent alter or diminish in any way Tenant’s obligations to Landlord.
Landlord has not reviewed the terms of any agreement between Quantum, Insula and/or Maxtor, and Landlord shall not be bound by any agreement other than the terms of the Lease Agreement between Landlord and Tenant. Landlord does not make any warranties or representations as to the condition of the Leased Premises or the terms of the Lease Agreement between Landlord and Quantum. Landlord’s consent to the assignment shall in no way obligate Landlord to any further consents or agreements between Quantum and/or Assignee. So long as Quantum continues to exist as a Delaware corporation, it is agreed that both Quantum and Maxtor will be jointly and severally liable for all the terms and conditions of the Lease and all Amendments thereto; provided, however, that so long as Quantum remains liable for said Lease, no material amendment to the Lease Agreement after the date hereof shall be binding upon Quantum without the prior written consent of Quantum, which consent shall not be unreasonably withheld, and Quantum’s approval shall not be required on transactions related to Landlord’s Waivers, Landlord’s Consents to Sublease and/or Landlord’s Consents to Alterations. The foregoing, however, shall not prevent Tenant and Landlord from entering into any such modification or amendment between themselves.
It is further understood that the Security Deposit of Quantum is being transferred to Maxtor.
     1. OPTIONS TO EXTEND: As consideration for the consent of Landlord herein set forth, Lease Paragraph 43 (“Second Five Year Option to Extend”) and Paragraph 3 to Amendment No. 3 dated April 16, 1997 (“Third Five Year Option to Extend”) are hereby deleted in their entirety and shall be replaced with the following:
          A. SECOND FIVE YEAR OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend this Lease Agreement (“Option to Extend” or the “Option”) for an additional five years (“Second Extended Term”) upon the following terms and conditions:
               1) Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Lease

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Term pursuant to Paragraph A hereof (not later than April 3, 2011), in which event the Term of the Lease shall be considered extended for an additional five (5) years, subject to the Basic Rent set forth below and with: (i) the Basic Rent to be determined pursuant to Paragraph 2) below; (ii) management fee and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its then current Lease provisions that are standard in Landlord’s leases for comparable buildings as of the date of Tenant’s exercise of its Option to Extend); and (iii) this Paragraph 2.A thereafter deleted. In the event that Tenant fails to timely exercise Tenant’s Option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and the Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 2.
               2) In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of the Option, advise Tenant of any changes in the management fee and the terms and conditions as referenced in Paragraph 2.A.1(ii) above) and the Basic Rent (which shall not be less than the Basic Rent for the fifth year of the current Term) required for the Extended Term of the Lease to make the Basic Rent for the Premises comparable to the then current market triple net basic rent for comparable properties either (i) then owned in whole or in part by the above mentioned Landlord or by members of its immediate family in the vicinity of the Premises or (ii) if not owned by Landlord or its family as stated herein, other third party properties in the vicinity of the Premises. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Basic Rent in which to accept said new terms and conditions and Basic Rent and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new terms and conditions and Basic Rent for the Second Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 2, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.
               3) It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 2 shall be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default, and has failed to cure the default in the time period allowed by the Lease at any time prior to, or at the time the lease commences on the Second Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 2.
               4) The Option rights of Tenant under this Paragraph 2.A, and the Second Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, except as provided for in Lease Paragraph 57 (“Permitted Assignments and Subleases”), either voluntarily or by operation of law, in any manner whatsoever.
               5) Notwithstanding anything to the contrary in this Paragraph, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant

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Quantum 2
does not completely cure said default within five days for a monetary default and thirty days for a non-monetary default (or such longer time as permitted by cure in the Lease Agreement). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease.
     B. THIRD FIVE (5)-YEAR OPTION PERIOD: Provided Tenant has extended the Lease for an additional five year period as set forth in Paragraph A above, Landlord hereby grants to Tenant another Option to Extend the Lease Agreement upon the following terms and conditions;
          1) Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Basic Term hereof (not later than April 3, 2016), in which event the Term of the Lease shall be considered extended for an additional five (5) years (“Third Extended Term”) subject to the Basic Rent set forth below and with: (i) the Basic Rent to be determined pursuant to Paragraph 2) below; (ii) the management fee and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its then current Lease provisions that are standard in Landlord’s leases for comparable buildings as of the date of Tenant’s exercise of its Option to Extend); and (iii) this Paragraph 2.B thereafter deleted. In the event that Tenant fails to timely exercise Tenant’s Option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and the Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 2.B.
          2) In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of option, advise Tenant of any changes in the management fee and the terms and conditions as referenced in Paragraph 2.B.l(ii) above and Basic Rent (which shall not be less than the Basic Rent for the fifth year of the Second Extended Term) required for the Third Extended Term of the Lease to make the Basic Rent for the Premises comparable to the then current market triple net basic rent for comparable properties either (i) then owned in whole or in part by the above mentioned Landlord or by members of its immediate family in the vicinity of the Premises or (ii) if not owned by Landlord or its family as stated herein, other third party properties in the vicinity of the Premises. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Basic Rent in which to accept said new terms and conditions and Basic Rent and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new terms and conditions and Basic Rent for the Third Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 2.B, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.
          3) It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 2.B will be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default, and has failed to cure the default in the time period allowed by the Lease at any time prior to, or at the scheduled Commencement Date of the Third Extended Term, Landlord may at

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Quantum 2
its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 2.B.
          4) The Option rights of Tenant under this Paragraph 2.B and the Third Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, except as provided for in Lease Paragraph 57 (“Permitted Assignments and Subleases”), either voluntarily or by operation of law, in any manner whatsoever.
          5) Notwithstanding anything to the contrary in this Paragraph 2.B, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant does not completely cure said default within five days for a monetary default and thirty days for anon-monetary default (or such longer time as permitted by cure in the Lease Agreement). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease.
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said October 31, 1989 Lease Agreement, as heretofore amended, shall remain in full force and effect.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 4 to Lease as of the day and year last written below.

LANDLORD: JOHN ARRILLAGA SURVIVOR’S TRUST		ASSIGNEE/MAXTOR: MAXTOR CORPORATION a Delaware corporation

By	/s/ John Arrillaga, by Richard	By	/s/ Glenn Stevens
Peery, his attorney-in-fact
	John Arrillaga, Trustee	Glenn H. Stevens

Print or Type Name
Date:	3/30/01

RICHARD T. PEERY SEPARATE		Title:	V.P., General Counsel & Secretary

PROPERTY TRUST

By	/s/ Richard Peery	Date:	4/1/01

Richard T. Peery, Trustee

Date:	3/30/01	ASSIGNOR/QUANTUM:

QUANTUM CORPORATION a Delaware corporation

		By	/s/ Norm Claus

Print or Type Name

		Title:	V.P. Real Estate

		Date:	3/30/01

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LEASE AGREEMENT
     THIS LEASE, made this 10th day of April, 1992 between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord and QUANTUM CORPORATION, a Delaware corporation, hereinafter called Tenant.
WITNESSETH:
     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in red on Exhibit “A”, attached hereto and incorporated herein by this reference thereto more particularly described as follows:
All of that land containing approximately 3.752± acres and that certain 60.128 ± square foot two-story building (“Building 3”) and parking appurtenant thereto, to be constructed and landscaping to be installed by Landlord as shown within the area outlined in Red (“Lot 3”) on Exhibit A to be located at 900 Sumac Drive, Milpitas, California 95035. Said Premises is more particularly shown within the area outlined in Red on Exhibit A attached hereto and incorporated herein by this reference. The interior of the leased Premises shall be improved in the configuration as shown in Red on Exhibit B to be attached hereto and incorporated herein by this reference. The building shell shall be constructed in accordance with the shell and site improvement specifications set forth on Exhibit A, and the general building elevation set forth on Exhibit A.
SEE PARAGRAPH 49.
          The word “Premises” as used throughout this lease is hereby defined to include the nonexclusive use of sidewalks and driveways in front of or adjacent to the Premises, and the nonexclusive use of the area directly underneath or over such sidewalks and driveways. The gross leasable area of the building shall be measured from outside of exterior walls to outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered loading areas.
          Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.
     1. USE Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of office, sales and R&D, and related uses necessary for the use of Tenant or any approved assignee or subtenant to conduct its business providing any and all uses of the Premises shall be subject to and in conformance with all governmental laws and ordinances, and for no other purpose without

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Landlord’s prior written consent, Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or any part thereof, or any of its contents without the prior written consent of Landlord, and provided Tenant bears any cost related to such increased rate, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises or neighboring premises or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, reasonable attorneys’ fees, or liability arising out of failure of Tenant to comply with any applicable law that governs Tenant use of the Premises. Tenant shall comply with any covenant, condition, or restriction (“CC&R’s”) affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Premises.
     2. TERM AND COMMENCEMENT DATE OF LEASE See Paragraphs 41, 42, & 43 of this Lease.
     3. POSSESSION If Landlord, for any reason whatsoever other than Landlord’s default cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 28, above; provided, however, it is agreed that in no event shall the Lease commence sooner that April 1, 1993 unless the parties agree in writing to an earlier date for the Lease to commence. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 180 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord’s

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control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease. SEE PARAGRAPH 47.
     4. RENT
          A. Basic Rent Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of the amount to be calculated pursuant to Paragraph 39 in lawful money of the United States of America, payable as follows:
SEE PARAGRAPHS 39 THROUGH 43.
          B. Time for Payment Full monthly rent is due in advance on the first day of each calendar month. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).
          C. Late Charge Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal five percent (5%) of each rental payment so in default. See Paragraph 50.
          D. Additional Rent Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord or to Landlord’s designated agent in addition to the Basic Rent and as Additional Rent the following:
               (a) All Taxes relating to the Premises as set forth in Paragraph 9, and
               (b) All insurance premiums relating to the Premises, as set forth in Paragraph 12, and
               (c) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

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     The Additional Rent due hereunder shall be paid to Landlord or Landlord’s agent (i) within five days after presentation of invoice from Landlord or Landlord’s agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant’s prorata share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease in which case such amount shall be held by Landlord as a credit for Tenant’s account until such default has been cured) any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items.
     The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.
          E. Place of Payment of Rent and Additional Rent All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at Peery/Arrillaga, File 1504, P.O. Box 60000, San Francisco, CA 94160 or to such other person or to such other place as Landlord may from time to time designate in writing.
          F. Security Deposit Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of ONE HUNDRED SIXTY SIX THOUSAND FIVE HUNDRED FIFTY FOUR AND 56/00 Dollars ($166,554.56). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees

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to release Landlord from liability for the return of such Deposit or the accounting therefor. SEE PARAGRAPH 51
     5. ACCEPTANCE AND SURRENDER OF PREMISES By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred or nonconforming acoustical ceiling tiles replaced; all windows washed; the air conditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair; the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts; the lawn and shrubs in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair; together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within ninety (90) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies. SEE PARAGRAPH 52.
     6. ALTERATIONS AND ADDITIONS Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant (such consent not to be unreasonably withheld), but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord.

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Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, airconditioning, partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after Tenant receives notice of the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. SEE PARAGRAPH 52.
     7. TENANT MAINTENANCE Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, or replacement, and in good and sanitary condition. Tenant’s maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by accident or act of third parties), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and airconditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), structural elements and exterior surfaces of the building, store fronts, roofs, downspouts, all interior improvements within the premises including but not limited to wall coverings, window coverings, carpet floor coverings partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever, and all exterior improvements including but not limited to landscaping, sidewalks, driveways, parking lots including striping and sealing, sprinkler systems, lighting, ponds, fountains, waterways, and drains. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, Subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. In the event any of the above maintenance responsibilities apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord. SEE PARAGRAPH 53.

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     8. UTILITIES Tenant shall pay promptly, as the same become due, all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. In the event the above charges apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord.
     Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.
     9. TAXES
          A. Notwithstanding the following and pursuant to the terms of the Option Agreement dated October 31, 1989 related to this Lease Tenant is responsible for paying all real estate taxes and assessments assessed against the Premises leased hereunder from the date Tenant exercised its option on said Premises which date was April 6, 1992. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord, or if Landlord so directs, directly to the Tax Collector, all Real Property Taxes relating to the Premises. In the event the Premises leased hereunder consist of only a portion of the entire tax parcel, Tenant shall pay to Landlord Tenant’s proportionate share of such real estate taxes allocated to the leased Premises by square footage or other reasonable basis as calculated and determined by Landlord. If the tax billing pertains 100% to the leased Premises, and Landlord chooses to have Tenant pay said real estate taxes directly to the Tax Collector, then in such event it shall be the responsibility of Tenant to obtain the tax and assessment bills and pay, prior to delinquency, the applicable real property taxes and assessments pertaining to the leased Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellation of or nonresponsibility for payment of penalties for nonpayment or late payment by Tenant. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; or parking areas, public utilities, or energy within the Premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises: and (iii) all costs and fees (including reasonable attorneys fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real

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Property Tax. If at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord’s business of leasing the Premises, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources. SEE PARAGRAPH 54.
          B. Taxes on Tenant’s Property Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any Such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed on such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.
     10. LIABILITY INSURANCE Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of comprehensive general liability insurance for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas, in the amount of $2,000,000 combined single limit. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. A copy of said policy shall be delivered to Landlord. If, during the term of this Lease, in the considered opinion of Landlord’s Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 10 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor, or counsel shall deem adequate.

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     11. TENANT’S PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.
     Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.
     12. PROPERTY INSURANCE Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord) of the cost of, policy or policies of insurance covering loss or damage to the Premises (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises.
     Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof. SEE PARAGRAPH 55.
     13. INDEMNIFICATION Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises but excluding, however, the negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property the principal cause of which is the negligence of Landlord, and subject to the last two sentences of Paragraph 12, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys’ fees in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.
     14. COMPLIANCE Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or

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hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises. SEE PARAGRAPHS 45 AND 53.
     15. LIENS Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following Tenant’s receipt of notice of the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.
     16. ASSIGNMENT AND SUBLETTING Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all reasonable expenses in connection with the assignment, and Landlord may require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. SEE PARAGRAPHS 56 AND 57.

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     17. SUBORDINATION AND MORTGAGES In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease. SEE PARAGRAPH 58.
     18. ENTRY BY LANDLORD Landlord reserves, and shall at all reasonable times have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises or other parts of the building, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. SEE PARAGRAPH 59.
     19. BANKRUPTCY AND DEFAULT The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.
          Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.
          Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of

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creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.
          The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:
               (a) The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.
               (b) The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in affect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.
               (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.
               (d) The right and power, after compliance with all statutory requirements and in any event on not less than three (3) business days prior written notice, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises

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for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.
               (e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d above. SEE PARAGRAPH 60.
     20. ABANDONMENT Tenant shall not vacate or abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. SEE PARAGRAPH 61.
     21. DESTRUCTION In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 7, Landlord may, at its option:
               (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or
               (b) Terminate this Lease.
          If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other

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contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment merchandise, or any improvements, alterations or additions made by Tenant to the Premises which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not cancelled according to the provisions above.
          Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.
          In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord’s insurance proceeds. SEE PARAGRAPH 62.
     22. EMINENT DOMAIN If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill shall be and remain the property of Tenant.
          If any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.
          In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

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          If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking. SEE PARAGRAPH 63.
     23. SALE OR CONVEYANCE BY LANDLORD In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Premises and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor. SEE PARAGRAPH 64.
     24. ATTORNMENT TO LENDER OR THIRD PARTY In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.
     25. HOLDING OVER Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred twenty five (125%) percent of the monthly Basic Rent required during the last month of the Lease term.
     26. CERTIFICATE OF ESTOPPEL Either party shall at any time upon not less than ten (10) days prior written notice from the other party execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the best of such party’s knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. A party’s failure to deliver such

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statement within such time shall be conclusive upon the party receiving such request that this Lease is in full force and effect, without modification except as may be represented by Landlord that there are no uncured defaults in the requesting party’s performance, and that not more than one month’s rent has been paid in advance.
     27. CONSTRUCTION CHANGES It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.
     28. RIGHT OF LANDLORD TO PERFORM All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord. Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment on performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.
     29. ATTORNEYS’ FEES
          A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorney’s fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
          B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney’s fee.
     30. WAIVER The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between

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the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.
     31. NOTICES All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises of if sent by United Stated certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Peery/Arrillaga, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.
     32. EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.
     33. DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.
     34. CORPORATE AUTHORITY If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.
     35. INTENTIONALLY LEFT BLANK
     36. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

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               (a) the sole and exclusive remedy shall be against Landlord and Landlord’s assets;
               (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);
               (c) no service of process shall be made against any partner of Landlord (except as maybe necessary to secure jurisdiction of the partnership);
               (d) no partner of Landlord shall be required to answer or otherwise plead to any service of process;
               (e) no judgment will be taken against any partner of Landlord;
               (f) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;
               (g) no writ of execution will ever be levied against the assets of any partner of Landlord;
               (h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.
     37. SIGNS No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.
          All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably approved of by Landlord.
          Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.
     38. MISCELLANEOUS AND GENERAL PROVISIONS
          A. Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

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     B. Choice of Law; Severability. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.
     C. Definition of Terms. The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.
     The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.
     D. Time of Essence. Time is of the essence of this Lease and of each and all of its provisions.
     E. Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.
     F. Incorporation of Prior Agreements; Amendments. This agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.
     G. Recording. Landlord and Tenant shall record a short form memorandum hereof in the form attached hereto as Exhibit D.
     H. Amendments for Financing. Tenant further agrees to execute any amendments reasonably required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not materially and adversely affected and there is no change in the Basic Rent Options to Renew, Lease Term or Construction obligations of Landlord.
     I. Additional Paragraphs. Paragraphs 39 through 65 are added hereto and are included as a part of this Lease.

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          J. Clauses, Plats and Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.
          K. Diminution of Light, Air or View. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:		TENANT:

JOHN ARRILLAGA		QUANTUM CORPORATION,
SEPARATE PROPERTY TRUST		a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Joseph C. Shepela

John Arrillaga, Trustee

		Title	Vice President Human Resources

RICHARD T. PEERY
SEPARATE PROPERTY TRUST

By	/s/ Richard Peery

Richard T. Peery, Trustee

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     Paragraphs 39 through 65 to Lease Agreement dated April 10, 1992. By and Between JOHN ARRILLAGA AND RICHARD T. PEERY SEPARATE PROPERTY TRUSTS, as Landlord, and QUANTUM CORPORATION, a Delaware corporation, as Tenant for 60,128 ± Square Feet of Space Located at 900 Sumac Drive, Milpitas, California.
     39. BASIC RENT: In accordance with Paragraph 4A, subject to the provisions of Paragraphs 39 and 40, Basic Rent shall be payable as follows during the indicated months of the term of the Lease based upon the gross leasable area within the building that is part of the Premises:

Period	Monthly Basic Rent
Months 1-12 (plus the partial calendar month, if any, following the Commencement Date)	$1.16/sf

Months 13-24	$1.21/sf

Months 25-36	$1.26/sf

Months 37-48	$1.31/sf

Months 49-60	$1.36/sf

Months 61-72	$1.41/sf

Months 73-84	$1.46/sf

Months 85-96	$1.51/sf

Months 97-108	$1.56/sf

Months 109-120	$1.61/sf

Months 121-132	$1.66/sf

Months 133-144	$1.71/sf

Months 145-156	$1.76/sf

Months 157-163	$1.81/sf
     Example of calculation of Basic Rent per month for the period commencing with the first through the twelfth months of said Lease:

Square footage of Building	60,128
Per square foot Basic Monthly Rent	x $1.16

Basic Rent per Month	$69,748.48

In the event this Lease commences on June 1, 1993 or thereafter, the Basic Rent schedule shown above may be amended in accordance with Article I.F.2.(b)(1) entitled “Basic Monthly Rental” of Option Agreement dated October 31, 1989 between the parties.

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     40. BASIC RENT REDUCTION IN THE EVENT TENANT DEFERS ITS OCCUPANCY OF THE LEASED PREMISES: It is agreed between the parties that the Lease term will commence on the Commencement Date as defined in Paragraph 41.B., however, Landlord has agreed that Tenant may, by providing Landlord 30 days prior written notice, defer its occupancy of the Leased Premises from the Lease Commencement Date (projected to be April 1, 1993) through July 31, 1993 (hereinafter referred to as the “Deferral Period”). Provided Tenant notifies Landlord of its election to defer its occupancy, as provided above, and further provided Tenant does not occupy any portion of the Leased Premises, the Monthly Basic Rent will be reduced to FORTY THOUSAND AND NO/100 DOLLARS ($40,000.00) per month during the Deferral Period and the Lease will be amended to reflect said adjustment to the Basic Rent Schedule. In the event Tenant occupies any part of the Leased Premises during the Deferral Period, the Lease will be further amended and Tenant will pay, from the date of occupancy of any part of the Leased Premises, Basic Rent per the Schedule outlined in Paragraph 39 “Basic Rent.” For example, if the Lease Commencement Date is April 1, 1993 and Tenant notifies Landlord by March 1, 1993 of its intent to defer occupancy until July 1, 1993, and Tenant occupies part or all of the Leased Premises on June 1, 1993, the Basic Rent for the Deferral Period shall be payable as follows: April 1 through 30th....$40,000.00; May 1 through 31st....$40,000.00; June 1 through 30th....$69,748.48; July I through 31st....$69,748.48. In the event the Lease term commences on a date other than the first day of the month, or Tenant occupies the Leased Premises during the Deferral Period on a date other than the first day of the month, the Basic Rent shall be pro rated on a daily basis for such partial month at the Basic Rent rate scheduled for the Commencement Date as shown in Paragraph 39 above, and/or the reduced Basic Rent as provided for in this Paragraph 40. For example, if the Lease Commencement Date is April 1, 1993 and Tenant occupies part or all of the Leased Premises on April 15, 1993, Tenant’s Basic Rent due for the period April 1, 1993 through April 30, 1993 shall be $55,100.59, calculated as follows:

$40,000.00/mo x 12	= $480,000.00/year

$480,000.00 divided by 365	= $1,315.07/day

$ 1,315.07 x 14 days	= $18,410.98 due for the period 4/1/93 — 4/14/93

$ 69,748.48/mo x 12	= $836,981.76/year

$836,981.76 divided by 365	= $2,293.10/day

$ 2,293.10 x 16 days	= $36,689.61 due for the period 4/15/93 — 4/30/93

$18,410.98	due for the period 4/01/93 - 4/14/93
$36,689.61	due for the period 4/15/93 - 4/30/93

$55,100.59	due for the period 4/01/93 - 4/30/93

This reduction in Basic Rent is only allowed from the Commencement Date through July 31, 1993 (but under no circumstances after July 31, 1993). In no event whatsoever shall Tenant be

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entitled to such reduction in Basic Rent after July 31, 1993 regardless of the Commencement Date of this Lease and regardless of the reason for any delays in the Commencement Date of this Lease. Subject to the above, commencing August 1, 1993, Tenant shall pay monthly Basic Rent in accordance with the Basic Rent schedule shown in Paragraph 39 “Basic Rent” above (i.e. Months 1-12 $1.16 PSF, Months 13-24 $1.21 PSF,...). For purposes of this Paragraph 40, Tenant shall be deemed to occupy the Leased Premises on the date any of Tenant’s personnel occupy any part of the Premises, provided however, entry into the Premises by Tenant to install Tenant’s trade fixtures and furniture won’t be considered occupancy by Tenant to the Premises.
It is further agreed that during the Deferral Period Tenant will be responsible, from the Commencement Date of the Lease, for paying all Additional Rent expenses as outlined in Paragraph 4D.
     41. LEASE TERM AND COMMENCEMENT DATE: The following provisions relate to the commencement and duration of the term of this Lease:
          A. Lease Term: The term of this Lease shall commence on the “Commencement Date” (as defined herein) which is projected to be April 1, 1993, and shall continue for a period of thirteen years and six months plus the partial calendar month, if any, in which the Commencement Date occurs, subject to (i) earlier termination in accordance with the provisions of this Lease, and (ii) extension pursuant to the options to renew granted by Paragraphs 42 and 43; provided, however, that in the event the Lease term commences on a date other than April 1, 1993, the Lease term shall be amended to reflect a term equal to the period which commences on the Act Commencement Date and ends on September 30, 2006 (the termination date) (i.e., In the event the Lease term commences June 1, 1993, the term of this Lease shall be amended to reflect a thirteen year four month term. In the event the Lease term commences February 1, 1993, the Lease term shall be for thirteen years eight months).
          B. Commencement Date Defined: As used herein, the term “Commencement Date” shall mean the later to occur of the following: (i) the date upon which the “Improvements” are “Substantially Completed”; or (ii) April 1, 1993; provided, however, that if prior to the later of such dates Tenant’s operating personnel enter into occupancy of the Premises and commence the operation of Tenant’s business within the Premises, the Commencement Date shall be the date such personnel of Tenant so enter into occupancy of the Premises. The term “Substantially Completed” and/or “Substantial Completion” shall mean the date when all of the following have occurred with respect to the Improvements in question: (i) the construction of the Improvements in question has been substantially completed in accordance with the approved plans therefor except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; (ii) Landlord has executed a certificate or statement representing that the Improvements in question have been substantially completed in accordance with the plans and specifications therefor except for the punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; and (iii) the Building Department of the City of Milpitas has completed its final inspection of such Improvements and has “signed off” the building inspection card approving such work as complete except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business. Notwithstanding the foregoing, Substantial Completion of the Interior Improvements shall not be deemed to have occurred until Landlord has obtained final or conditional approval

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from the Fire Department of the City of Milpitas that the Improvements have been completed in accordance with such department’s requirements (subject only to conditions that do not prevent Tenant from occupying the Improvements).
          C. Lease Terms Co-extensive: It is acknowledged that (i) Landlord and Tenant have previously executed three separate leases. Two of said leases dated October 31, 1989 (hereinafter referred to as the 1989 Leases) are for Premises located at 1130 Bellew Drive and 490 McCarthy Blvd., Milpitas, California and one of said leases dated September 17, 1990 (hereinafter referred to as the “1990 Lease”) is for Premises located at 1000 Sumac Drive, Milpitas, California, and (ii) it is the intention of the parties that the term of this Lease be co-extensive with the term of the 1989 Leases and the 1990 Lease, such that the terms of all four leases expire on the same date. To that end, following the date upon which the Commencement Date of this Lease becomes established as a date certain following completion of improvements and satisfaction of any other conditions related to determining such date, the term of this Lease may be reduced or extended to coincide with the term of the 1989 Leases and the 1990 Lease, however, in no event will the term of this Lease be for a period of less than ten (10) years. As soon as the parties are able to implement the provisions of this paragraph because the Commencement Date of this Lease has been determined following completion of improvements and satisfaction of other appropriate conditions, the parties shall execute an amendment to this Lease establishing the applicable Commencement Date in accordance with the foregoing provisions of this Paragraph 41C, the actual rent based upon the measurements of the completed building covered by this Lease as certified prior to the Commencement Date by an architect or general contractor reasonably approved by the parties, and the actual date for each rent adjustment provided for in this Lease, based upon the actual Lease Commencement Date.
     42. FIRST FIVE-YEAR OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend the term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. If Tenant elects to exercise the option to extend, Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at lease one hundred eighty (180) days prior to the expiration of the Basic Term hereof, in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 42 and subject to the rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 42.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period	Monthly Basic Rent
Months 1-12	$1.86/sf
Months 13-24	$1.91/sf
Months 25-36	$1.96/sf
Months 37-48	$2.01/sf
Months 49-60	$2.06/sf

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          C. Notwithstanding anything contained herein, Tenant may not exercise the option to renew granted by this Paragraph 42 at any time that Tenant is in material default of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 42 notwithstanding such non-curable default.
     43. SECOND FIVE-YEAR OPTION TO EXTEND: Provided Tenant has extended the Lease for an additional five (5) year period as set forth in Paragraph 42, Landlord hereby grants to Tenant an option to extend the term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Lease term as extended pursuant to Paragraph 42, in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 43A and subject to the rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 43.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period	Monthly Basic Rent
Months 1-12	$2.11/sf
Months 13-24	$2.16/sf
Months 25-36	$2.21/sf
Months 37-48	$2.26/sf
Months 49-60	$2.31/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to extend granted by this Paragraph 43 at any time that Tenant is in material default of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 43 notwithstanding such non-curable default.
     44. ASSESSMENT CREDITS: The demised property herein is subject to a special assessment levied by the City of Milpitas in Improvement District No. 12. As a part of said special assessment proceedings, additional bonds were sold and assessments levied to provide for construction contingencies and reserve funds. Interest will be earned on such funds created

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for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the demised premises, Tenant shall pay to Landlord, as additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited.
     45. HAZARDOUS MATERIALS: The parties agree as follows with respect to the existence or the use of hazardous material on the Premises:
          A. Tenant shall have no obligations to “clean up”, to comply with any law regarding, or to reimburse, release, indemnify, or defend Landlord with respect to any hazardous materials or wastes which Tenant or other parties on the Premises did not store, dispose, or transport in, use, or cause to be on the Premises in violation of applicable law during the term of this Lease. Any handling, transportation, storage, treatment, disposal or use of hazardous materials by Tenant or other parties in or about the Premises during the term of this Lease shall strictly comply with all applicable laws and regulations. Tenant will be 100 percent liable and responsible for any and all “clean up” of said toxic waste and/or hazardous materials contamination which Tenant, its agents, or future subtenants, if any, does store, dispose, or transport in, use or cause to be on the Premises in violation of applicable law or governing agency(s) or which originate on Premises, during the term of this Lease from any manner whatsoever, including but not limited to, dumping by others, (or which originate on the surface of the Premises any time after October 28, 1989, the date the Option Agreement dated October 31, 1989 related to said Lease was executed by all parties, and before the Commencement Date of this Lease, but excluding Hazardous Materials on the Premises prior to the Lease Commencement Date because of the storage, use, disposal, or transportation of such materials or waste by any of Landlord’s contractors or otherwise arising out of construction work performed by or under the direction of Landlord on the Premises and Landlord shall be responsible for all required actions with respect to such materials or wastes), and will indemnify Landlord and hold Landlord harmless from any liabilities, demands, costs, expenses and damages, including attorney fees incurred as a result of any claims resulting from such contamination, or from any claims for personal injury or property damage or diminution in the value of the Premises caused by the use, storage, disposal or transportation of hazardous materials on the Premises by Tenant or other parties during the term of this Lease. It is agreed that the Tenant’s responsibilities related to toxic waste and hazardous materials will survive the termination date of the Lease. Tenant agrees to complete compliance with governmental regulations regarding use or removal or remediation of Hazardous Materials used, stored, disposed, transported or caused to be on the Premises by Tenant or its agents or subtenants, or which originate on the Premises during the term of this Lease, and prior to the termination of said Lease Tenant agrees to follow the proper closure procedures and will obtain a clearance from the local fire department and/or the appropriate city agency. Tenant also agrees to install such toxic waste and/or hazardous materials monitoring devices as Landlord reasonably deems necessary to monitor any use of hazardous materials by Tenant, its agents or subtenants, originating from the Premises during the Lease term, if recommended by a qualified environmental consulting firm.
          B. Landlord hereby makes the following representations to Tenant, each of which is made only to the best of Landlord’s knowledge as of the date Landlord executes this

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Lease, without any inquiry or investigation having been made or required by Landlord regarding this subject, nor does Landlord have any obligation to investigate or make inquiry regarding the subject:
               (1) The soil and ground water on or under the Premises does not contain hazardous materials in amounts which violate any laws to the extent that any governmental entity could require either Landlord or Tenant to take any remedial action with respect to such hazardous materials.
               (2) During the time that Landlord has owned the Premises, Landlord has received no notice of (i) any violation, or alleged violation, of any law that has not been corrected to the satisfaction of the appropriate authority, (ii) any pending claims relating to the presence of hazardous material on the Premises, or (iii) any pending investigation by any governmental agency concerning the Premises relating to hazardous materials.
          C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning hazardous materials which relates to the Premises, and (ii) any contamination of the Premises by hazardous materials which constitutes a violation of any law. If during the Lease term Tenant proposes to use other hazardous materials at the Premises, Tenant shall inform Landlord of such use, identifying the hazardous materials and the manner of their use, storage and disposal, and shall agree (i) to use, store and dispose of such materials strictly in compliance with all laws and (ii) that the indemnity set forth in Paragraph 45A shall be applicable to Tenant’s use of such material.
          D. Landlord or Tenant may, at any time, cause testing wells to be installed on the Premises, and may cause the ground water to be tested to detect the presence of hazardous material by the use of such tests as are then customarily used for such purposes. Testing wells installed by Tenant shall be paid for by Tenant. If tests conducted by Landlord disclose that Tenant has violated any hazardous materials laws, or Tenant or parties on the Premises during the term of this Lease have contaminated the Premises as determined by regulatory agencies pursuant to hazardous materials laws, or that Tenant has liability to Landlord pursuant to Paragraph 45A, then Tenant shall pay for l00 percent of the cost of the test and all related expense. Prior to the expiration of the Lease term, Tenant shall remove any testing wells it has installed at the Premises, and return the Premises to the condition existing prior to the installation of such wells, unless Landlord requests in writing that Tenant leave all or some of the testing wells in which instance the wells requested to be left shall not be removed.
          E. If any tests performed by Tenant or Landlord prior to the Commencement Date disclose hazardous materials at the Premises, Landlord at its expense will promptly take all reasonable action required by law with respect to the existence of such materials at the Premises. The Commencement Date shall not be delayed because of such action by Landlord unless occupation of the Premises is prohibited by law.
          F. The obligations of Landlord and Tenant under this Paragraph 45 shall survive the expiration or earlier termination of the term of this Lease. The rights and obligations

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of Landlord and Tenant with respect to issues relating to hazardous materials are exclusively established by this Paragraph 45.
     46. APPROVALS: Whenever this Lease requires the approval or consent of either Landlord or Tenant before an action may be taken, such approval or consent shall not be unreasonably withheld or delayed.
     47. LANDLORD’S RIGHT TO TERMINATE: It is understood that the Premises to be leased by Tenant are to be constructed by Landlord, and that Landlord is required to obtain the necessary building permits for the building shell before construction of said Premises can commence. Therefore, it is agreed that in the event Landlord cannot obtain all the necessary building permits for the building shell by September 1, 1992, then either Landlord or Tenant can terminate this Lease by written notice to the other party given within thirty (30) days thereafter, without any liability to the other party of any type whatsoever, and that this Lease Agreement shall be null and void as of the date of receipt of such notice. Landlord agrees to use its best efforts to obtain the required permits by September 1, 1992.
     48. CROSS DEFAULT: As set forth in Paragraph 41C, Landlord and Tenant have entered into other leases dated October 31, 1989 referred to herein as the “1989 Leases” and Lease Agreement dated September 17, 1990 referred to herein as the “1990 Lease”. As a material part of the consideration for the execution of this Lease by Landlord, it is agreed between Landlord and Tenant that a default under this Lease, or a default under said 1989 and 1990 Leases may, at the option of Landlord, be considered a default under all leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to all Leases including, but not limited to, the right to terminate one, two, three or all of said leases by reason of a default under said 1989 and 1990 Leases or hereunder.
     49. SUBDIVISION: With respect to the development of the Premises:
     Landlord and Tenant agree that the Premises and all of Parcels 1, 2, 4, and 5 shown on that certain parcel map, recorded on July 23, 1990 in Book 616 of Maps, Page 20 (the “Larger Parcel”) during (and limited to) the term of this Lease shall be developed and used only in accordance with a master plan, developed by Landlord. The parties have mutually agreed to a Master Plan for the general development of the Premises and the Larger Parcel which is attached hereto as Exhibit “Al” and entitled “Master Site Plan”. Said Master Site Plan sets forth the buildings and land to be leased under this Lease (Building 3 on Lot 3), the 1989 Leases (Buildings 1 and 2 on Lots 1 and 2, respectively) and the 1990 Lease (Building 4 on Lot 4), and the building and land proposed to be developed on the remainder of the property (Building 5 to be constructed on Lot 5) as well as the general location of the parking and landscaping pertaining thereto. The parties agree that the Master Site Plan may be modified provided that (i) a perimeter driveway is developed in front of each building which generally runs near and parallel with the street surrounding the 37 ± acre site, (ii) all buildings will be similar and generally architecturally compatible, (iii) a landscape area is developed along the frontage of all streets between the street and parking area closest to the street and (iv) a landscape and recreation area at the rear of Lot 4 (as shown on the Site Plan) is developed when a building is constructed on Lot 4. The parties agree that (i) Landlord may change the Master Plan, shape and sizes of the

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buildings, parking and landscaping as long as the general development concept set forth above is generally followed by Landlord, and (ii) any successor or assign of Landlord or Tenant shall be required to consent and agree to develop the Premises and the Larger Parcel in accordance with the foregoing, and shall be deemed to have assumed the obligation to so develop such property by acceptance of a deed, assignment or other means of transfer of Landlord’s or Tenant’s interest in such property or any portion thereof, as the case may be. Further, the memorandum of lease to be recorded by Landlord and Tenant pursuant to Paragraph 38G shall contain the following statement:
“The Lease provides that from and after the commencement date of the 1989 Leases (as defined in the Lease) and continuing for a period of fifteen (15) years, or the date of termination of the Lease, whichever first occurs, the Premises and the larger 37.096 acre parcel in which the Premises were originally included, and which is described on the attached Exhibit “A”, incorporated herein by this reference, shall be developed by Landlord and Tenant or their successors or assigns, as more particularly set forth in the Lease, so that (i) a perimeter driveway is developed in front of each building which generally runs near and parallel with the street surrounding the 37 ± acre site, (ii) a landscape area is developed along the frontage of all streets between the street and parking area closest to the street, (iii) a landscape and recreation area at the rear of Lot 4 (as shown on the Site Plan identified in the Lease) is developed when a building is constructed on Lot 4, and (iv) all buildings will be similar and generally architecturally compatible, it being agreed that Landlord may change the shape and sizes of the buildings, parking and landscaping as long as the general development concept set forth above and in the Lease is generally followed by Landlord. If a Public Agency requires modifications to the lot lines as shown on the Master Plan, the parties agree to reasonable lot line modifications.”
     50. LIMITATION ON IMPOSITION OF LATE CHARGE: Notwithstanding anything contained in Paragraph 4C, if Tenant is delinquent in the payment of Basic Rent or Additional Rent and is subject to a late charge, Landlord agrees to waive the late charge if the Basic Rent or Additional Rent due is paid within five days of Landlord’s written notice to Tenant of the delinquent amount owed and provided Tenant has not been delinquent in its payment of Basic Rent or Additional Rent owed under said Lease during the twelve (12) month period preceding the rent delinquency in question.
     51. SECURITY DEPOSIT: The following provisions shall modify Paragraph 4F:
          A. Within thirty (30) days after the expiration or earlier termination of the Lease term and after Tenant has vacated the Premises, Landlord shall return to Tenant the entire Security Deposit except for amounts that Landlord has deducted therefrom that are needed by Landlord to cure defaults of Tenant under the Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease. The use or disposition of the Security Deposit shall be subject to the provisions of California Civil Code Section 1950.7.

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          B. Tenant shall have the option of satisfying its obligation with respect to an amount equal to one-half (1/2) of the Security Deposit by providing to Landlord, at Tenant’s sole cost, a letter of credit which (i) is drawn upon an institutional lender reasonably acceptable to Landlord, (ii) is in the amount of one-half (1/2) of the Security Deposit, (iii) is for a term of at lease twelve (12) months, (iv) with respect to any letter of credit in effect within the six month period immediately prior to the expiration of the Lease term, shall provide that the term of such letter of credit shall extend at least thirty (30) days past the Lease expiration date, (v) may be drawn upon by Landlord upon submission of a declaration of Landlord that Tenant is in default (as defined in Paragraph 19 and as modified by Paragraph 60). Landlord shall not be obligated to furnish proof of default to such institutional lender, and Landlord shall only be required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit, (vi) shall provide that if the letter of credit is not renewed, replaced or extended within twenty (20) days of its expiration date the issuer of the credit shall automatically make payment of the amount of the letter of credit directly to Landlord after the date which is twenty (20) days before the expiration date, and no later than the expiration date, without Landlord being required to make demand upon the letter of credit, and (vii) is otherwise in form and content reasonably satisfactory to Landlord. If Tenant provides Landlord with a letter of credit meeting the foregoing requirements, one-half (1/2) of the cash Security Deposit (i.e., $83,277.28 of the $166,554.56 Deposit) shall be returned to Tenant by Landlord inasmuch as the cash deposit remaining and the Letter of Credit equal the total Security Deposit required in Paragraph 4F. If Tenant defaults with respect to any provisions of this Lease, including but not limited to provisions relating to the payment of rent, Landlord may (but shall not be required to) draw down on the letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. Landlord and Tenant acknowledge that such letter of credit will be treated as if it were a cash security deposit, and such letter of credit may be drawn down upon by Landlord upon demand and presentation of evidence of the identity of Landlord to the issuer, in the event that Tenant defaults with respect to any provision of this Lease and such default is not cured within any applicable cure period. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to furnish proof of default to such institutional lender and Landlord is only required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit. Landlord acknowledges that it is not entitled to draw down such letter of credit unless Landlord would have been entitled to draw upon the cash security deposit pursuant to the terms of Paragraph 4F of the Lease. Concurrently with the delivery of the required information to the issuer, Landlord shall deliver to Tenant written evidence of the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of the Lease, and evidence of the failure of Tenant to cure such default within the applicable grace

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period following receipt of such notice of default. Any proceeds received by Landlord by drawing upon the letter of credit shall be applied in accordance with the provisions governing the Security Deposit imposed by Paragraph 4F and this Paragraph 51. If Landlord draws upon the letter of credit, thereafter Tenant shall once again shall have the right to post a letter of credit in place of one-half (1/2) of a cash Security Deposit so long as Tenant is not then in default. In any event Tenant will be obligated to replenish the amount drawn to restore the Security Deposit to its original amount as provided for in Paragraph 4F. If any portion of the letter of credit is used or applied pursuant hereto, Tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the letter of credit, or (ii) increasing the letter of credit to its value immediately prior to such application. Tenant’s failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.
     52. ALTERATIONS MADE BY TENANT: The provisions of this Paragraph 52 shall modify Paragraphs 5 and 6:
          A. As used herein, the term “Alteration” shall mean any alteration, addition or improvement made by Tenant to the Premises during the term of the Lease, but shall not include Tenant’s trade fixtures so long as such trade fixtures are not installed in such a manner that they have become an integral part of the building.
          B. Tenant shall not construct any Alterations or otherwise alter the Premises without Landlord’s prior written approval if the total cost of such Alterations exceeds $20,000 per the scope of any single remodeling job to the Premises, or if such Alteration is structural in nature. Any other non-structural Alteration of less than $20,000 for the total cost of the remodeling job may be undertaken by Tenant without Landlord’s prior written approval but with the understanding that Tenant shall be obligated to restore the Premises as set forth in Paragraph 5 at the termination of this Lease, except as otherwise provided in Paragraph 52.D.
Notwithstanding the foregoing, Tenant shall have the right to reconfigure modular freestanding walls and partitions without Landlord’s prior consent, which have been installed by Tenant and paid for by Tenant.
          C. At all times during the Lease Term (i) Tenant shall maintain and keep updated “as-built” plans for all Alterations constructed by Tenant, and (ii) Tenant shall provide to Landlord copies of such “as-built” plans as such Alterations are made.
          D. Tenant shall have the right to remove at any time during the Lease term or prior to the expiration thereof any (i) process equipment such as clean hoods, thermal cycling chambers, freon piping, high temperature furnaces, air handlers and special air-conditioning, and (ii) process systems such as compressed air or processed exhaust systems and (iii) the clean room modules and all related process equipment which are paid for 100% by Tenant (excluding building standard HVAC, electrical, plumbing and other building standard systems which are an integral part of the building not related to Tenant’s clean room modules or other special purpose process equipment or systems), which systems, equipment and modules the parties agree for the

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purposes of this Lease shall be deemed to be trade fixtures, so long as Tenant repairs all damage caused by the installation and/or removal thereof, returns the Premises prior to the termination of the Lease to the condition existing prior to the installation of such item, and repairs and restores any so-called “doughnuts” or gaps in the roof and/or floor tiles and/or ceiling and lighting resulting from such removal. At the time Tenant requests the consent of Landlord to approve the installation of an Alteration requiring the consent of Landlord, Tenant shall seek from Landlord a written statement of whether or not Landlord will require Tenant to remove such Alteration and restore all or part of the Premises as required by Landlord in accordance with this paragraph and Paragraph 5 at the expiration or earlier termination of the term of the Lease. If Tenant does not obtain-from Landlord a statement in writing that Landlord will not require such Alteration to be removed, then at the expiration or sooner termination of the term of the Lease, it is agreed that Tenant may be required to remove all or part of such Alterations, and return the Premises to the condition existing prior to the installation of such Alterations as provided for in Paragraph 5 above. In addition, if Tenant has installed Alterations without Landlord’s consent, if Landlord so requires, Tenant shall also remove all or part of such Alterations so installed without Landlord’s consent as Landlord may designate and return the Premises to the condition existing prior to the installation of such Alteration. Alterations for which Landlord has given its written consent to Tenant that such Alteration need not be removed, shall not be removed by Tenant at the expiration or earlier termination of the term of the Lease.
          E. At all times during the term of the Lease, Tenant shall have the right to install and remove trade fixtures as defined in the Lease and installed and paid for by Tenant, so long as Tenant repairs all damage caused by the installation thereof and returns the Premises to the condition existing prior to the installation of such fixtures and repairs and restores any so called “doughnuts” or gaps in the roof and/or floor (including floor structure, sub-floor and appropriate floor covering for said area) and/or floor tiles and/or ceiling tiles and lighting resulting from such removal.
     53. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: The provisions of this Paragraph 53 shall modify Paragraphs 7 and 14:
          A. If during the last five (5) years of the term of the Lease if Tenant has not extended the Lease as provided for in Paragraphs 42 and 43, or during either of the five (5) year extension periods permitted by Paragraphs 42 and 43, it becomes necessary (due to any governmental requirement for continued occupancy of the Premises) to make structural improvements required by laws enacted or legal requirements imposed by governmental agency(s) after the Commencement Date, and the cost for each required work or improvements exceeds $100,000, then if such legal requirement is not imposed because of Tenant’s specific use of the Premises and is not “triggered” by Tenant’s Alterations or Tenant’s application for a building permit or any other governmental approval (in which instance Tenant shall be responsible for 100% of the cost of such improvements), Landlord shall be responsible for paying the cost of such improvement and constructing such improvement, subject to a cash contribution from Tenant of a portion of the cost thereof as provided for and calculated in Paragraph 53B.

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          B. When Landlord makes an improvement pursuant to Paragraph 53A, and as a condition to Landlord’s obligation to construct such improvement, Tenant shall make the following contribution in cash to Landlord for the cost thereof prior to the commencement of the work by Landlord. It is agreed that Tenant shall pay to Landlord 100% of the cost of the first $100,000.00 worth of each improvement. After the first $100,000.00, all costs above $100,000.00 shall be divided by 15 and multiplied by the time period remaining in the last five years of the Lease term from the date work on such improvement commences.
     For example, if the cost of such improvement was $400,000 and there was one year and six months remaining in the Lease term when the work commenced, then Tenant would be responsible for reimbursing Landlord in cash $130,000.00 computed as follows:

Total Cost of Work	$400,000.00
Tenant Responsible for 1st $100,000	-100,000.00

Total Amount To Be Amortized	$300,000.00

$300,000.00/15 = $20,000.00/yr. x 1.5 yrs =	$30,000.00
Tenant responsible for $100,000 + $30,000.00 =	$130,000.00
          C. If Landlord has made improvements, for which Tenant has reimbursed Landlord for the cost thereof pursuant to Paragraph 53B, and the term of this Lease is subsequently extended pursuant to the exercise by Tenant of an option to renew pursuant to Paragraph 42, or 43, upon the exercise of any such option by Tenant, Tenant shall pay to Landlord an additional sum equal to the total amount of said improvement less the amount previously paid for by Tenant. Using the example in Paragraph 53B above, Tenant would owe Landlord the additional amount of $270,000.00 ($400,000.00 - $130,000.00 = $270,000.00).
     54. REAL PROPERTY TAXES: Paragraph 9 is modified by the following:
          A. The term “Real Property Taxes” shall not include charges, levies or fees directly related to the use, storage, disposal or release of hazardous materials on the Premises unless directly related to Tenant’s activities, which subject is exclusively governed by Paragraph 45.
          B. If any assessments for public improvements are levied against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord or any assignee or purchaser of the Premises each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.
          C. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests such Real Property Taxes, the failure on Tenant’s part to pay such Real Property Taxes being so contested shall not constitute a default so long as Tenant complies with the provisions of this Paragraph. Landlord shall not be required to

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join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case Landlord shall join in the proceedings or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge its share of any Real Property Taxes determined by any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment. If Tenant does not pay the Real Property Taxes when due pursuant to the Lease and Tenant seeks a reduction or contests them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond in form reasonably satisfactory to Landlord issued by an insurance company qualified to do business in California. The amount of the bond shall equal 125% of the total amount of Real Property Taxes in dispute and any such bond shall be assignable to any lender or purchaser of the Premises. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.
     55. PROPERTY INSURANCE: Paragraph 12 is modified by the following:
          A. If Tenant so elects, Tenant may obtain from a third party insurance company the insurance required to be carried by Landlord pursuant to Paragraph 12 so long as each of the following conditions is satisfied: (i) the Landlord is not the John Arrillaga and Richard T. Peery Separate Property Trusts or an affiliated entity; (ii) the insurance to be carried by Tenant to satisfy this requirement strictly complies with all of the provisions of Paragraph 12; (iii) such insurance shall name Landlord as the insured and provide that it is to be payable to Landlord in the same manner as if such insurance had been carried by Landlord pursuant to Paragraph 12 (subject to the rights of any lender holding a mortgage or deed of trust encumbering the Premises); (iv) each lender holding a mortgage or deed of trust encumbering the Premises shall have given its written consent to Tenant carrying such insurance and such insurance shall comply with the requirements of any such lender; (v) Tenant must notify Landlord, by certified mail, no later than one hundred eighty (180) days prior to the expiration date of Landlord’s insurance policy (which expiration date is currently 3/13/xx of a given year and is subject to change), that Tenant will directly obtain the required insurance coverage for the insurance year commencing 3/14/XX through 3/13/XX and each insurance year through the termination date of this Lease, or until Tenant is no longer able to comply with all of the provisions of this Paragraph 55; (vi) the annual premium must be paid in full at the commencement of the policy; (vii) the insurance policy must be issued for a one-year period following the expiration date of Landlord’s insurance policy from 3/14/XX to 3/13/XX; (viii) any and all deductibles required under the policy will be paid entirely by Tenant; (ix) the terms of the coverage must be broad form and cover all items to be covered as set forth in Paragraph 12 of this Lease; (x) the Building and Premises must be insured for their full replacement cost; (xi) the insurance policy containing the required coverage in accordance with the provisions of this paragraph must be sent to Landlord for retention within thirty (30) days prior to the expiration date of Landlord’s insurance policy, and may not be terminated or altered without thirty (30) days written notice to Landlord by the company providing such insurance (it is agreed that if the insurance policy is cancelled or altered, Landlord will have the right to obtain the property insurance coverage on said building, and Landlord will bill the Tenant for the related insurance premium); and (xii) at all times while Tenant is so carrying such insurance, Tenant is Quantum

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Corporation or a successor entity and the then net worth of such corporation is substantially the same as the net worth of Quantum corporation as of the date of this Lease is executed by Landlord and Tenant. Tenant shall provide such evidence as is required by Landlord and any lender to establish that the insurance that Tenant carries pursuant to this Paragraph 55 has been obtained and meets the requirement of this Paragraph 55. Such insurance carried by Tenant shall be in form and provided by an insurance company that is reasonably acceptable to Landlord, which must be rated “A plus” or better by Best’s Insurance Service (or an equivalent rating from another rating agency should Best’s no longer provide such service). A copy of any such policy shall be delivered to Landlord. If Tenant elects to insure and such insurance provided by Tenant does not satisfy the requirements of Paragraph 12, in the event of a subsequent casualty, Tenant shall be responsible for and shall pay for that portion of the restoration cost, in excess of the insurance proceeds actually available, that would have been covered by insurance satisfying the requirements of Paragraph 12.
          B. Tenant shall not be obligated to contribute to the cost of earthquake insurance more than an amount equal to six (6) times the then annual cost of fire and “all risk” insurance per year. For example, if the 1993 annual premium for fire and “all risk” insurance is $9,000, then Tenant’s share of the cost of any premium for earthquake insurance for the following year (1994) shall be limited to $54,000 ($9,000 x 6). Tenant shall have the right to require earthquake insurance providing it is available if Tenant agrees to pay full cost thereof.
     56. ASSIGNMENT AND SUBLETTING: The following modifications are made to Paragraph 16:
          A. In the event that Tenant seeks to make any assignment or sublease, then Landlord, by giving Tenant written notice of its election within fifteen (15) days after Tenant’s notice of intent to assign or sublease has been given to Landlord, shall have the right to elect (i) to withhold its consent to such assignment or sublease, as permitted pursuant to Paragraph 16, or (ii) to permit Tenant to so assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its obligations under the Lease, and the following shall apply (except the following shall not apply to a “Permitted Transfer” described in Paragraph 57):
               (1) If Tenant assigns its interest in this Lease, then in addition to the rental provided for in this Lease, Tenant shall pay to Landlord fifty percent (50%) of all consideration received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease and (ii) all “Permitted Transfer Costs” (as defined herein) related to such assignment. As used herein, the term “Permitted Transfer Costs” shall mean all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the assignment or sublease in question.
               (2) If Tenant sublets all or part of the Premises, then Tenant shall pay to Landlord in addition to the rental provided for in this Lease fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid by the subtenant to Tenant, less (ii) all rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet and all Permitted Transfer Costs related to such sublease. After Tenant has recovered all Permitted Transfer Costs Tenant shall pay to Landlord the amount specified in the

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preceding sentence on the same basis, whether periodic or in lump sum, that such rent and other consideration is paid to Tenant by its subtenant, within seven (7) days after it is received by Tenant.
               (3) Tenant’s obligations under this subparagraph shall survive any assignment or sublease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant’s books and records relating to the payments due pursuant to this subparagraph. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.
               (4) As used herein, the term “consideration” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the assignment or sublease, if such sums are paid for Tenant’s interest in this Lease or in the Premises.
     57. PERMITTED ASSIGNMENTS AND SUBLEASES: Notwithstanding anything contained in Paragraph 16, so long as Tenant otherwise complies with the provisions of Paragraph 16 and the Permitted Transfer does not release Tenant from its obligations hereunder, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and the provisions of Paragraph 56A shall not apply to any such Permitted Transfer:
          A. Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with Tenant by means of an ownership interest of more than fifty percent (50%) providing Tenant remains liable for the payment of rent and full performance of the lease;
          B. Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as 95% of all assets of Tenant are permanently transferred to such assignee. In the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party, and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease;
          C. Tenant may assign this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets of Tenant are permanently transferred to such assignee (in the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease).
     58. SUBORDINATION AND MORTGAGES: Paragraph 17 is modified to provide that this Lease shall not be subordinate to a mortgage or deed of trust unless the Lender holding such mortgage or deed of trust enters into a written subordination, non-disturbance and attornment agreement in which the Lender agrees that notwithstanding any subordination of this Lease to such Lender’s mortgage or deed of trust, (i) such Lender shall recognize all of Tenant’s

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rights under this Lease, and (ii) in the event of a foreclosure this Lease shall not be terminated so long as Tenant is not in material default of its obligations under this Lease, but shall continue in effect and Tenant and such Lender (or any party acquiring the Premises through such foreclosure) shall each be bound to perform the respective obligations of Tenant and Landlord with respect to the Premises arising after such foreclosure.
     59. LANDLORD’S RIGHT TO ENTER: Notwithstanding the provisions of Paragraph 18, (i) except in the event of an emergency, Landlord shall give Tenant twenty-four (24) hours notice prior to entering the Premises, agrees to comply with any reasonably safety and/or security regulations imposed by Tenant with respect to such entry, and shall only enter the Premises when accompanied by Tenant or its agent (so long as Tenant makes itself reasonably available for this purpose), and (ii) Landlord may install “for lease” signs relating to the Premises only during the last 150 days of the Lease term. Landlord agrees to use its reasonable, good faith efforts such that any entry by Landlord, and Landlord’s agents, employees, contractors and invitees shall be performed in a manner with as minimal interference as possible with Tenant’s business at the Premises. Subject to the foregoing, Tenant agrees to cooperate with Landlord and Landlord’s agents, employees and contractors so that responsibilities of Landlord under the Lease can be fulfilled in a reasonable manner during normal business hours so that no extraordinary costs are incurred by Landlord.
     60. BANKRUPTCY AND DEFAULT: Paragraph 19 is modified to provide that with respect to non-monetary defaults not involving Tenant’s failure to pay Basic Rent or Additional Rent, Tenant shall not be in default of any non-monetary obligation if (i) more than thirty (30) days is required to cure such non-monetary default, and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.
     61. ABANDONMENT: Paragraph 20 is modified to provide that Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease including the obligation to pay Basic Rent and Additional Rent (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not materially and adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation system are operated to the extent necessary to prevent damage to the Premises or its systems.
     62. DESTRUCTION: Paragraph 21 is modified by the following:
          A. Except as provided in Paragraph 62B, Landlord may not terminate the Lease if the Premises are damaged by a peril that is covered by the insurance carried by Landlord pursuant to Paragraph 12, but instead shall restore the Premises in the manner described by Paragraph 21.
          B. If the Premises are damaged by a peril covered by the insurance carried by Landlord pursuant to Paragraph 12, Landlord shall have the option to terminate the Lease if each of the following conditions is satisfied: (i) the cost to repair or the damage exceeds thirty-three percent (33%) of the then replacement cost of the Premises; and (ii) the damage occurs at a time

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when there is less than five (5) years remaining in the term of the Lease. Notwithstanding the foregoing, if such damage occurs at a time when there is less than five (5) years remaining in the term of the Lease and Landlord notifies Tenant of Landlord’s election to terminate the Lease pursuant to the provisions of this Paragraph 62B, if Tenant has the right to extend the term of this Lease pursuant to either Paragraph 42 or 43 such that the remaining term of the Lease (including the option period) will be more than five (5) years following the date of such damage, this Lease shall not terminate if Tenant notifies Landlord in writing of Tenant’s exercise of an option to extend granted to Tenant by either Paragraph 42 or 43. In such event, this Lease shall not terminate, the term shall be so extended, and Landlord shall restore the Premises in the manner provided in Paragraph 21.
          C. If the Premises are damaged by any peril, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:
               (1) The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 180 days after the date of such damage; or
               (2) The Premises are damaged by any peril within twelve (12) months of the last day of the Lease term and provided Tenant has not exercised an option to renew pursuant to the provisions of Paragraph 42 or 43, and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty (60) days after the date of such damage.
     63. EMINENT DOMAIN: Paragraph 22 is modified by the following:
     Landlord may not terminate the Lease if less than 1/3 of the building is taken by condemnation or if a taking by condemnation is only threatened.
     64. TRANSFER BY LANDLORD: The provisions of Paragraph 23 of the Lease to the contrary notwithstanding, Landlord shall not be relieved of its obligations under the Lease which may accrue after the date of a sale or other transfer unless and until (i) the transferee agrees to assume and be bound by the terms of this Lease and to perform all obligations of the Landlord under the Lease which may accrue after the date of such transfer, and (ii) Landlord transfers the Security Deposit to its successor in interest (transferee) in accordance with the provisions of California Civil Code Section 1950.7, as amended or recodified.
     65. LANDLORD’S LIEN WAIVER: Landlord, within thirty (30) days after demand from Tenant, shall execute and deliver such lien waiver documents that are reasonably required by any supplier, lessor, or lender in connection with the installation in the Premises of the

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Tenant’s personal property or trade fixtures providing Landlord approves the form of any such waiver and Landlord’s rights under this Lease are not materially and adversely affected.

QUANTUM CORPORATION, a Delaware corporation		JOHN ARRILLAGA SEPARATE PROPERTY TRUST

By	/s/ Joseph C. Shepela	By	/s/ John Arrillaga
John Arrillaga, Trustee

Title Vice President Human Resources		RICHARD T. PEERY SEPARATE PROPERTY TRUST

		By	/s/ Richard Peery

Richard T. Peery, Trustee

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AMENDMENT NO. 1
TO LEASE
     THIS AMENDMENT NO. 1 is made and entered into this 16th day of April, 1997, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) (previously known as the “John Arrillaga Separate Property Trust”) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and QUANTUM CORPORATION, a Delaware corporation, as TENANT.
RECITALS
     A. WHEREAS, by Lease Agreement dated April 10, 1992 Landlord leased to Tenant all of that certain 60,128 ± square foot building located at 900 Sumac Drive, Milpitas, California, the details of which are more particularly set forth in said April 10, 1992 Lease Agreement, and
     B. WHEREAS, said Lease was amended by the Commencement Letter dated April 2, 1993 which established the February 26, 1993 Lease Commencement Date, and established the Termination Date of September 30, 2006, and,
     C. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) extending the Term for five years, changing the Termination Date from September 30, 2006 to September 30, 2011, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, (iii) adding a third Five Year Option to Extend, (iv) replacing Paragraphs 41C (“Lease Terms Co-extensive”) and 48 (“Cross Default”) and 53 (“Structural Capital Costs Regulated by Governmental Agencies After the Commencement of this Lease not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”), (v) amending Lease Paragraph 12 (“Property Insurance”) and (vi) amending and/or replacing certain provisions of the Lease commencing as of the commencement of the Third Extended Term of said Lease as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. TERM OF LEASE: It is agreed between the parties that Tenant has exercised its First Five-Year Option to Extend the lease term of that certain lease agreement dated March 23, 1994 for premises located at 1101 Sumac Drive, Milpitas, California (the “Building 5 Lease”), as detailed in Paragraph 41 of said Building 5 Lease. Paragraph 40C of said Building 5 Lease provides that in the event the term of said Building 5 Lease is extended for any reason whatsoever, the terms of the Existing Leases (i.e. two of said leases dated October 31, 1989 are for Premises located at 1140 Technology Drive and 500 McCarthy Blvd., Milpitas, California (the “1989 Leases”); one of said leases dated September 17, 1990 is for Premises located at 1000 Sumac Drive, Milpitas, California, and one of said leases dated April 10, 1992 is for Premises located at 900 Sumac Drive, Milpitas, California) shall also be extended so that all five Leases expire on the same date; therefore, it is agreed between the parties that by exercising its Option

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to Extend the Building 5 Lease, Tenant has in effect exercised its Option to Extend under Lease Paragraph 42 (“First Five-Year Option to Extend”), and that pursuant to said Lease Paragraph 42, the Term of this Lease Agreement shall be extended for an additional five (5) year period, and the Lease Termination Date shall be changed from September 30, 2006 to September 30, 2011.
     2. BASIC RENTAL FOR FIRST EXTENDED TERM OF LEASE: The monthly Basic Rental for the First Extended Term of Lease shall be as follows:
     On October 1, 2006, the sum of ONE HUNDRED ELEVEN THOUSAND EIGHT HUNDRED THIRTY EIGHT AND 08/100 DOLLARS ($111,838.08) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2007.
     On October 1, 2007, the sum of ONE HUNDRED FOURTEEN THOUSAND EIGHT HUNDRED FORTY FOUR AND 48/100 DOLLARS ($114,844.48) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2008.
     On October 1, 2008, the sum of ONE HUNDRED SEVENTEEN THOUSAND EIGHT HUNDRED FIFTY AND 88/100 DOLLARS ($117,850.88) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2009.
     On October 1, 2009, the sum of ONE HUNDRED TWENTY THOUSAND EIGHT HUNDRED FIFTY SEVEN AND 28/100 DOLLARS ($120,857.28) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2010.
     On October 1, 2010, the sum of ONE HUNDRED TWENTY THREE THOUSAND EIGHT HUNDRED SIXTY THREE AND 68/100 DOLLARS ($123,863.68) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2011.
     The Aggregate Basic Rent for the Lease shall be increased by $7,071,052.80 or from $14,463,454.34 to $21,534,507.14.
     3. THIRD FIVE-YEAR OPTION TO EXTEND: Provided Tenant has extended the Lease for an additional five (5) year period pursuant to Lease Paragraph 43 (“Second Five Year Option To Extend”), Landlord hereby grants to Tenant a third option to extend the Term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Lease Term as extended pursuant to Lease Paragraph 43 (“Second Five Year Option To Extend”), in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 3 and subject to the Rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease or the Other Leases, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 3.

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          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period	Monthly Basic Rent
Months 1-12	$2.36/sf
Months 13-24	$2.41/sf
Months 25-36	$2.46/sf
Months 37-48	$2.51/sf
Months 49-60	$2.56/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to extend granted by this Paragraph 3 at any time that Tenant is in default (default for monetary and material default for non-monetary) of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 3 notwithstanding such non-curable default.
     4. LEASE TERMS CO-EXTENSIVE: Lease Paragraph 40C (“Lease Terms Co-extensive”) is hereby deleted in its entirety and replaced with the following:
          “40C. LEASE TERMS CO-EXTENSIVE: It is acknowledged that (i) Landlord and Tenant have previously executed four separate leases in addition to this Lease: one of said leases dated October 31, 1989 is for Premises located at 1140 Technology Drive, Milpitas, California (the “Building One Lease”); one of said leases dated October 31, 1989 is for Premises located at 500 McCarthy Blvd., Milpitas, California (the “Building Two Lease”); one of said leases dated September 17, 1990 is for Premises located at 1000 Sumac Drive, Milpitas, California (the “Building Four Lease”); and one of said leases dated March 23, 1994 is for premises located at 1101 Sumac Drive, Milpitas, California (the “Building 5 Lease”) (hereinafter collectively referred to as the “Other Leases”); and (ii) it is the intention of the parties that the term of this Lease be co-extensive with the term of the Other Leases, such that the terms of all five leases (“the Leases”) expire on the same date. The provisions of this Paragraph 40C also requires the terms of all the Leases to be extended accordingly if Tenant exercises its Option to Extend under any of the Leases. The monthly Basic Rent during the extended term under each of the Leases shall he increased by $.05 per square foot on the commencement date of the extended term and thereafter on each and every anniversary of the respective lease’s commencement date of the extended term.”
     5. CROSS DEFAULT: Lease Paragraph 48 (“Cross Default”) is hereby deleted in its entirety and replaced with the following:

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          “48. CROSS DEFAULT: It is agreed between Landlord and Tenant that a default under this Lease, or a default under any of the Other Leases may, at the option of Landlord, be considered a default under all Leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to all the Leases including, but not limited to, the right to terminate any or all of the aforementioned Other Leases or this Lease by reason of a default under the Leases or hereunder.
          Notwithstanding the above, Landlord shall have the option of considering a default under this Lease or a default under any of the Other Leases to be a default under all such leases, only with respect to such leases under which Landlord is also the ‘Landlord’ at the time such default occurs. By way of example, if at the time a default of Tenant occurs under this Lease, Landlord has sold the premises described in any of the Other Leases and is no longer the `Landlord’ thereunder, then a default under this Lease shall not constitute a default under any of such Other Leases so sold by Landlord (unless the premises leased under this Lease and the Other Leases are sold to the same entity), and a default by Tenant under any of such Other Leases so sold by Landlord shall not constitute a default under this Lease or any other of the Other Leases then remaining between Landlord and Tenant. However, if the Landlord under this Lease and the Other Leases is one in the same at the time of said default, said cross default provisions shall apply.”
     6. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: Lease Paragraph 53 (“Structural Capital Costs Regulated by Governmental Agencies after the Commencement of this Lease Not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”) is hereby deleted and replaced with the following:
          “53. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: The provisions of this Paragraph 53 shall modify Paragraphs 7 and 14:
          A. If (i) during the last five (5) years of the First Extended Term of the Lease if said Lease has not been extended as provided for in Lease Paragraph 43 (“Second Five Year Option To Extend”) or in Paragraph 3 (“Third Five Year Option to Extend”) or Paragraph 4 (“Lease Terms Co-Extensive”) above, or (ii) during either of the five (5) year extension periods permitted by Lease Paragraph 43 or Paragraph 3, or Paragraph 4 above, it becomes necessary (due to any governmental requirement for continued occupancy of the Premises) to make structural improvements required by laws enacted or legal requirements imposed by governmental agency(s) after the Commencement Date, and the cost for each required work or improvements exceeds $100,000, then if such legal requirement is not imposed because of Tenant’s specific use of the Premises and is not

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“triggered” by Tenant’s Alterations or Tenant’s application for a building permit or any other governmental approval (collectively “Tenant’s Actions”) in which instance Tenant shall be responsible for 100% of the cost of such improvements, Landlord shall be responsible for paying the cost of such improvement and constructing such improvement, subject to a cash contribution from Tenant of a portion of the cost thereof as provided for and calculated in Paragraph 53B.
          B. When Landlord makes an improvement pursuant to Paragraph 53A, and as a condition to Landlord’s obligation to construct such improvement, Tenant shall make the following contribution in cash to Landlord for the cost thereof prior to the commencement of the work by Landlord. It is agreed that Tenant shall pay to Landlord 100% of the cost of the first $100,000.00 worth of each improvement. After the first $100,000.00, all costs above $100,000.00 shall be divided by 15 and multiplied by the time period remaining in the last five years of the Lease Term from the date work on such improvement commences.
          For example, if the improvement is not required as a result of Tenant’s Actions and if the cost of such improvement was $400,000 and there was one year and six months remaining in the Lease term when the work commenced, then Tenant would be responsible for reimbursing Landlord in cash $130,000.00 computed as follows:

Total Cost of Work	$400,000.00
Tenant Responsible for 1st $100,000	-100,000.00

Total Amount To Be Amortized	$300,000.00
$300,000.00/15 = $20,000.00/yr. x 1.5 yrs =	$30,000.00
Tenant responsible for $100,000 + $30,000.00 =	$130,000.00
          C. If Landlord has made improvements, for which Tenant has reimbursed Landlord for the cost thereof pursuant to Paragraph 53B, and the term of this Lease is subsequently extended pursuant to the exercise by Tenant of an option to renew pursuant to Lease Paragraph 43 or Paragraph 3 above, upon the exercise of any such option by Tenant, Tenant shall pay to Landlord an additional sum equal to the total amount of said improvement less the amount previously paid for by Tenant. Using the example in Paragraph 53B above, Tenant would owe Landlord the additional amount of $270,000.00 ($400,000.00 — $130,000.00 = $270,000.00).”
     7. PROPERTY INSURANCE: Lease Paragraph 12 (“Property Insurance”) is hereby amended to include the following: “Tenant acknowledges that as part of the cost of insurance policies for the Premises, Tenant is responsible for the payment of insurance deductibles on insurance claims as they relate to the Premises subject to the limitations provided in Lease Paragraph 55 (“Property Insurance”) which limitations are applicable only during the initial Lease Term and the First Lease Extension Period and the Second Lease Extension Period.

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Said limitation provided for in Lease Paragraph 55 are null and void at the commencement of the Third Lease Extended Term”.
     8. THIRD OPTION PERIOD — LEASE PROVISION CHANGES: In the event Tenant exercises its Third Option to Extend as provided for in Paragraph 3 above, the following amendments (contained within Paragraphs 9 through 19) are herein made to the Lease to be effective upon the commencement of the third option period (“Third Option Period”), or during any period following the expiration of the Lease Term or expiration of the Lease when Tenant is in possession of the Premises.
     9. LATE CHARGE: Effective as of the first day of the Third Option Period, the Late Charge referenced in Lease Paragraph 4.D (“Late Charge”) shall be changed from five percent (5%) to ten percent (10%), and Lease Paragraph 50 (“Limitation on Late Charge”) shall be deleted in its entirety and of no further force or effect.
     10. MANAGEMENT FEE: Notwithstanding anything to the contrary in the Lease, effective as of the first day of the Third Option Period, and on the first day of each month thereafter, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee (“Management Fee”) equal to one percent (1%) of the Basic Rent due for each month during the Lease Term.
     11. HAZARDOUS MATERIALS: Effective as of the first day of the Third Option Period, Lease Paragraph 45 (“Hazardous Materials”) shall be deleted in its entirety and replaced with the following:
          “45. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises, which includes the entire parcel of land on which the Premises are located as shown in Green on Exhibit A to the Lease (hereinafter collectively referred to as the “Property”):
          A. As used herein, the term “Hazardous Materials” shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term “Environmental Laws” shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently

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adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.
          B. Tenant shall notify Landlord prior to the occurrence of any Tenant’s Hazardous Materials Activities (defined below). Landlord acknowledges that Tenant shall use, in compliance with applicable Environmental Laws, customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricants and copier toner. Any and all of Tenant’s Hazardous Materials Activities shall be conducted in conformity with this Paragraph 45, Paragraph 14 of this Lease, and in compliance with all Environmental Laws and regulations. As used herein, the term “Tenant’s Hazardous Materials Activities” shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant’s use of the Property, or by Tenant or by any of Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees or other third parties (including “dumping” by others) (or which Hazardous Materials originate on the surface of the Premises any time on or after the Commencement Date of this Lease, but excluding Hazardous Materials on the Premises prior to the Lease Commencement Date because of the storage, use, disposal, or transportation of such materials or waste by any of Landlord’s contractors or otherwise arising out of construction work performed-by or under the direction of Landlord on the Premises and Landlord shall responsible for ‘ all required actions with respect to such materials or wastes). Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant’s Hazardous Materials Activities of which Tenant becomes aware. If Tenant’s Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant’s expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as may be required by Environmental Laws, regulations and/or governing agencies; (ii) to provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease (“Anniversary Date”); and (iii) on each Anniversary Date to provide to Landlord copies of all documentation and records, required by applicable Environmental Laws to be prepared and submitted to governmental authorities, relating to use at the Property of Hazardous Materials or to Tenant’s Hazardous Materials Activities, if any. If upon completion of Landlord’s review of said documentation and records, Landlord reasonably questions if Tenant is in compliance-with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities, Tenant agrees within thirty (30) days following receipt of written notice from Landlord, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities. Tenant, at its

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expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant’s findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.
          C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant’s Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant’s Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with any legal or regulatory jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.
          D. If Landlord, upon consultation with Tenant, reasonably concludes that the Property has become contaminated as a result of Tenant’s Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination except to the extent that such activities may be inconsistent with Tenant’s compliance with Environmental Laws. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys’ fees Landlord incurs with respect to such investigation to the extent, and only to the extent, that it that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord’s prior written consent which shall not be unreasonably withheld. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling, performed pursuant to the preceding sentence.
          E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and ail claims (including but not limited to third party claims from a private party or a government authority), liabilities,

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obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys’, consultants’ and other experts’ fees and costs), and damages, which arise from or relate to: (i) Tenant’s Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 45 (collectively, “Tenant’s Environmental Indemnification”). Tenant’s Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant’s Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant’s expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action as may be required by applicable Environmental Laws, regulations or governing agencies (collectively, “Response Actions”). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.
          F. Landlord hereby makes the following representations to Tenant, each of which is made only to the best of Landlord’s knowledge as of the date Landlord executes this Lease, without any inquiry or investigation having been made or required by Landlord regarding this subject, nor does Landlord have any obligation to investigate or make inquiry regarding the subject:
               1) The soil and ground water on or under the Premises does not contain Hazardous Materials in amounts which violate any laws to the extent that any governmental entity could require either Landlord or Tenant to take any remedial action with respect to such Hazardous Materials.
               2) During the time that Landlord has owned the Premises, Landlord has received no notice of (i) any violation, or alleged violation, of any law that has not been corrected to the satisfaction of the appropriate authority, (ii) any pending claims relating to the presence of Hazardous Material on the Premises, or (iii) any pending investigation by any governmental agency concerning the Premises relating to Hazardous Materials.\
          G. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Premises, and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any law. Attached as Exhibit “C” to the Lease is a list of Hazardous Materials that Tenant intends to use at the Premises. If during the Lease Term Tenant proposes to use other Hazardous Materials at the Premises, Tenant shall inform Landlord of such use, identifying the Hazardous Materials and the manner of their use, storage and disposal, and shall agree (i) to use, store and dispose of such Hazardous Materials strictly in compliance with all

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laws, regulations and governing agencies and (ii) that the indemnity set forth in Paragraph 45 shall be applicable to Tenant’s use of such Hazardous Material.
          H. Landlord or Tenant may, at any time, cause testing wells to be installed on the Premises, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. Testing wells installed by Tenant shall be paid for by Tenant. If tests conducted by Landlord disclose that Tenant has violated any Hazardous Materials laws, or Tenant or parties on the Premises during the Term of this Lease have contaminated the Premises as determined by regulatory agencies pursuant to Hazards Materials laws, or that Tenant has liability to Landlord pursuant to Paragraph 45A, then Tenant shall pay for 100 percent of the cost of the test and all related expense. Prior to the expiration of the Lease Term, Tenant shall remove any testing wells it has installed at the Premises, and return the Premises to the condition existing prior to the installation of such wells, unless Landlord requests in writing that Tenant leave all or some of the testing wells in which instance the wells requested to be left shall not be removed.
          I. If any tests performed by Tenant or Landlord prior to the Commencement Date disclose Hazardous Materials at the Premises, Landlord at its expense will promptly take all reasonable action required by law with respect to the existence of such Hazardous Materials at the Premises. The Commencement Date shall not be delayed because of such action by Landlord unless occupation of the Premises is prohibited by law.
          J. The obligations of Landlord and Tenant under this Paragraph 45 shall survive the expiration or earlier termination of the Term of this Lease. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 45.”
     12. SECURITY DEPOSIT: Effective as of the first day of the Third Option Period, Lease Paragraph 51 (“Security Deposit”) shall be deleted in its entirety and replaced with the following:
          “51. SECURITY DEPOSIT: The following provisions shall modify Lease Paragraph 4F:
          A. Within thirty (30) days after the expiration or earlier termination of the Lease term and after Tenant has vacated the Premises, Landlord shall return to Tenant the entire Security Deposit except for amounts that Landlord has deducted therefrom that are needed by Landlord to cure defaults of Tenant under the Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease. The use or disposition of the Security Deposit shall be subject to the provisions of California Civil Code Section 1950.7.

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          B. During the first thirty (30) days following Tenant’s exercise of its Third Option to Extend, and only during said thirty day period, Tenant shall have the one-time option of satisfying its obligation with respect to an amount equal to one-half (1/2) ($83,277.28) of the $166,554.56 Security Deposit required under Lease Paragraph 4F by providing to Landlord, at Tenant’s sole cost, a letter of credit which: (i) is drawn upon an institutional lender reasonably acceptable and accessible to Landlord in form and content reasonably satisfactory to Landlord; (ii) is in the amount of one-half (1/2) of the Security Deposit; (iii) is for a term of at lease twelve (12) months; (iv) with respect to any letter of credit in effect within the six month period immediately prior to the expiration of the Lease term, shall provide that the term of such letter of credit shall extend at least forty five (45) days past the Lease expiration date (including any extensions thereof); and (v) may be drawn upon by Landlord upon submission of a declaration of Landlord that Tenant is in default (as defined in Paragraph 19 and as modified by Paragraph 60). Landlord shall not be obligated to furnish proof of default to such institutional lender, and Landlord shall only be required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit required under Lease Paragraph 4F. Said letter of credit shall provide that if the letter of credit is not renewed, replaced or extended within twenty (20) days prior to its expiration date the issuer of the credit shall automatically issue a cashiers check payable to Landlord in the amount of the letter of credit after the date which is twenty (20) days before the expiration date, and no later than the expiration date, without Landlord being required to make demand upon the letter of credit. If Tenant provides Landlord with a letter of credit, within thirty (30) days of the execution of this Lease, meeting the foregoing requirements, one-half (1/2) of the cash Security Deposit (i.e., $83,277.28 of the $166, 554.56 Security Deposit) shall be returned to Tenant by Landlord inasmuch as the cash deposit remaining and the Letter of Credit equal the total Security Deposit required in Lease Paragraph 4F. If Tenant defaults with respect to any provisions of this Lease, including but not limited to provisions relating to the payment of Rent, Landlord may (but shall not be required to) draw down on the letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. Landlord and Tenant acknowledge that such letter of credit will be treated as if it were a cash security deposit, and such letter of credit may be drawn down upon by Landlord upon demand and presentation of evidence of the identity of Landlord to the issuer, in the event that Tenant defaults with respect to any provision of this Lease and such default is not cured within any applicable cure period. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to furnish proof of default to such institutional lender and Landlord is only required to give the institutional lender written

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notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit. Landlord acknowledges that it is not entitled to draw down such letter of credit unless Landlord would have been entitled to draw upon the cash security deposit pursuant to the terms of Paragraph 4F of the Lease. Concurrently with the delivery of the required information to the issuer, Landlord shall deliver to Tenant written evidence of the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of the Lease, and evidence of the failure of Tenant to cure such default within the applicable grace period following receipt of such notice of default. Any proceeds received by Landlord by drawing upon the letter of credit shall be applied in accordance with the provisions governing the Security Deposit imposed by Lease Paragraph 4F and this Paragraph 51. If Landlord draws upon the letter of credit, thereafter Tenant shall once again have the right to post a letter of credit in place of one-half (1/2) of a cash Security Deposit so long as Tenant is not then in default. In any event Tenant will be obligated to replenish the amount drawn to restore the Security Deposit to its original amount as provided for in Paragraph 4F. If any portion of the letter of credit is used or applied pursuant hereto, Tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the letter of credit, or (ii) increasing the letter of credit to its value immediately prior to such application. Tenant’s failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.”
     13. REAL ESTATE TAXES: Effective as of the first day of the Third Option Period, Lease Paragraph 54 (“Real Estate Taxes”) shall be deleted in its entirety and replaced with the following:
          “54. REAL PROPERTY TAXES: Paragraph 9 is modified by the following:
          A. The term “Real Property Taxes” shall not include charges, levies or fees directly related to the use, storage, disposal or release of Hazardous Materials on the Premises unless directly related to Tenant’s Activities at this site or on other sites leased and/or owned by Tenant; however, Tenant shall be responsible for general or special tax and/or assessments (related to Hazardous Materials and/or toxic waste) imposed on the Property provided said special tax and/or assessment is not imposed due to on-site originated contamination on the Property (by third parties not related to Tenant) prior to the Lease Commencement Date. Subject to the terms and conditions stated herein, Tenant shall be responsible for paying one hundred percent (100%) of said taxes and/or assessments allocated to the Property.

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          B. If any assessments for public improvements are levied against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord or any assignee or purchaser of the Premises each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.
          C. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests such Real Property Taxes, the failure on Tenant’s part to pay such Real Property Taxes being so contested shall not constitute a default so long as Tenant complies with the provisions of this Paragraph. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case Landlord shall join in the proceedings or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge its share of any Real Property Taxes determined by any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment. If Tenant does not pay the Real Property Taxes when due pursuant to the Lease and Tenant seeks a reduction or contests them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond in form reasonably satisfactory to Landlord issued by an insurance company qualified to do business in California. The amount of the bond shall equal 125% of the total amount of Real Property Taxes in dispute and any such bond shall be assignable to any lender or purchaser of the Premises. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.”
     14. PROPERTY INSURANCE: Effective as of the first day of the Third Option Period, section B of Lease Paragraph 55 (“Property Insurance”) shall be deleted in its entirety and be of no further force or effect.
     15. ASSIGNMENT AND SUBLETTING: Effective as of the first day of the Third Option Period, Lease Paragraph 56 (“Assignment and Subletting”) shall be deleted in its entirety and replaced with the following:
          “56. ASSIGNMENT AND SUBLETTING: The following modifications are made to Paragraph 16:
          A. In the event that Tenant seeks to make any assignment or sublease, then Landlord, by giving Tenant written notice of its election within fifteen (15) days after Tenant’s notice of intent to assign or sublease has been given to Landlord, shall have the right to elect (i) to withhold its consent to such

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assignment or sublease, as permitted pursuant to Paragraph 16, or (ii) to permit Tenant to so assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its obligations under the Lease, and the following shall apply (except the following shall not apply to a “Permitted Transfer” described in Paragraph 57):
               1) If Tenant assigns its interest in this Lease, then in addition to the rental provided for in this Lease, Tenant shall pay to Landlord fifty percent (50%) of all Rent and other consideration received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease and (ii) all “Permitted Transfer Costs” (as defined herein) related to such assignment. As used herein, the term “Permitted Transfer Costs” shall mean all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the assignment or sublease in question.
               2) If Tenant sublets all or part of the Premises, then Tenant shall pay to Landlord in addition to the Rent provided for in this Lease fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid or provided to Tenant by the subtenant, less (ii) all Rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet and all Permitted Transfer Costs related to such sublease. After Tenant has recovered all Permitted Transfer Costs Tenant shall pay to Landlord the amount specified in the preceding sentence on the same basis, whether periodic or in lump sum, that such rent and other consideration is paid to Tenant by its subtenant, within seven (7) days after it is received by Tenant.
               3) Tenant’s obligations under this subparagraph shall survive any assignment or sublease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant’s books and records relating to the payments due pursuant to this subparagraph. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.
               4) As used herein, the term “consideration” shall mean any consideration of any kind received, or to be received (including, but not limited to, services rendered and/or value received) by Tenant as a result of the assignment or sublease, if such sums are paid or provided to Tenant for Tenant’s interest in this Lease or in the Premises.
               5) This Paragraph 56.A does not apply to a “Permitted Transfer”, as provided in Paragraph 57 hereof. The parties agree that if any of the following transactions occur and do not qualify as “Permitted Transfers”, Tenant must obtain Landlord’s consent to such transaction and if Landlord consents to any of the following transactions which do not otherwise qualify as “Permitted

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Transfers”, then the provisions of this Paragraph 56.A shall not apply to the following transactions: (i) a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee; and (ii) an assignment of this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee and Tenant remains liable and responsible under the Lease to the extent Tenant continues in existence following such transaction.”
     16. PERMITTED ASSIGNMENTS AND SUBLEASES: Effective as of the first day of the Third Option Period, Lease Paragraph 57 (“Permitted Assignments and Subleases”) shall be deleted in its entirety and replaced with the following:
          “57. PERMITTED ASSIGNMENTS AND SUBLEASES: Notwithstanding anything contained in Paragraph 16, so long as Tenant otherwise complies with the provisions of Paragraph 16 and the Permitted Transfer does not release Tenant from its obligations hereunder, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and the provisions of Paragraph 56A shall not apply to any such Permitted Transfer:
          A. Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with Tenant by means of an ownership interest of more than fifty percent (50%) providing Tenant remains liable for the payment of Rent and full performance of the Lease;
          B. Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as (i) 95% of all assets and liabilities of Tenant are permanently transferred to such assignee, and (ii) immediately prior to the merger, consolidation or other reorganization, the corporation into which Tenant is to be merged has a net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, merger, consolidation or reorganization (whichever is greater), or if it does not, Landlord is provided a guaranty of the Lease (in a form reasonably acceptable to Landlord) from a corporation (a) that is the parent of, or is otherwise affiliated with, the corporation into which Tenant is to be merged, and (b) which has a current net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, merger, consolidation or reorganization (whichever is greater). In the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party, and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease;

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          C. Tenant may assign this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee (in the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease), and provided that immediately prior to such assignment said corporation, has a net worth equal to or greater than the net worth of Tenant (a) at the time of Lease execution or (b) at the time of such assignment (whichever is greater), or if it does not, Landlord is provided a guaranty of the Lease (in a form reasonably acceptable to Landlord) from a corporation (a) that is the parent of, or is otherwise affiliated with, said corporation and (b) which has a current net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, (whichever is greater).”
     17. DESTRUCTION: Effective as of the first day of the Third Option Period, Lease Paragraph 62 (“Destruction”) shall be deleted in its entirety and replaced with the following:
          “62. DESTRUCTION: Paragraph 21 is modified by the following:
          A. Notwithstanding anything to the contrary within Paragraph 21, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds, net of the deductible, are insufficient to cover one hundred percent of the rebuilding costs; provided, however, Tenant shall have the right to elect, in its discretion, to contribute such excess funds to permit Landlord to repair the Premises.
          B. Except as provided in Paragraph 62C, Landlord may not terminate the Lease if the Premises are damaged by a peril whereby the cost to replace and/or repair is one hundred percent (100%) covered by the insurance carried by Landlord pursuant to Paragraph 12, but instead shall restore the Premises in the manner described by Paragraph 21.
          C. If the Premises are damaged by a peril covered by the insurance carried by Landlord pursuant to Paragraph 12, Landlord shall have the option to terminate the Lease if each of the following conditions is satisfied: (i) the cost to repair or the damage exceeds thirty-three percent (33%) of the then replacement cost of the Premises; and (ii) the damage occurs at a time when there is less than five (5) years remaining in the term of the Lease.
          D. If Landlord fails to obtain insurance as required pursuant to Paragraph 12, and said insurance would have been available to cover any damage or destruction to the Premises, Landlord shall be required to rebuild, at its cost, net of the deductible which would have been required under said insurance policy (which deductible Tenant is required to pay).

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          E. If the Premises are damaged by any peril, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:
               1) The Premises are damaged by any peril (not caused by or resulting from an action of Tenant or Tenant’s agents, employees, contractors or invitees) and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 180 days after the date of such damage (subject to force majeure conditions); or
               2) The Premises are damaged by any peril (not caused by or resulting from an action of Tenant or Tenant’s agents, employees, contractors or invitees) within twelve (12) months of the last day of the Lease term, and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty (60) days after the date of such damage and Tenant has not exercised its Option to Extend said Term (or Extended Term as the case may be).”
     18. LIABILITY INSURANCE: Effective as of the first day of the Third Option Period, the first sentence of Lease Paragraph 10 (“Liability Insurance”) shall be deleted and replaced with the following: “Tenant, at Tenant’s expense, agrees to keep in force during the Term of this Lease a policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas.”
     19. LIMITATION OF LIABILITY: Effective as of the first day of the Third Option Period, Lease Paragraph 36 (“Limitation of Liability”) shall be deleted in its entirety and replaced with the following:
          “36. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(i) the sole and exclusive remedy shall be against Landlord’s interest in the Premises leased herein;
(ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

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(iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);
(iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process;
(v) no judgment will be taken against any partner of Landlord;
(vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;
(vii) no writ of execution will ever be levied against the assets of any partner of Landlord;
(vii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.”
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said April 10, 1992 Lease Agreement shall remain in full force and effect.
(This Space Left Blank Intentionally)

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.

LANDLORD:		TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST		QUANTUM CORPORATION
a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Andrew Kryder

	John Arrillaga, Trustee	Andrew Kryder

Date:	6/30/97	Andrew Kryder

Print or Type Name

RICHARD T. PEERY		Title:	Finance & Corporate General Council
SEPARATE PROPERTY TRUST

By	/s/ Richard Peery	Date:	June 25, 1997

Richard T. Peery, Trustee

Date:	6/26/97

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AMENDMENT NO. 2
TO LEASE
     THIS AMENDMENT NO. 2 is made and entered into this 22nd day of March, 2001, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) (previously known as the “John Arrillaga Separate Property Trust”) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and MAXTOR CORPORATION, a Delaware corporation, as “ASSIGNEE” OR “MAXTOR”.
RECITALS
     A. WHEREAS, by Lease Agreement dated April 10, 1992 Landlord leased to QUANTUM CORPORATION, a Delaware corporation (the “ASSIGNOR” or “QUANTUM”) all of that certain 60,128+ square foot building located at 900 Sumac Drive, Milpitas, California (the “Premises”), the details of which are more particularly set forth in said April 10, 1992 Lease Agreement, and
     B. WHEREAS, said Lease was amended by the Commencement Letter dated April 2, 1993 which established the February 26, 1993 Lease Commencement Date, and established the Termination Date of September 30, 2006, and,
     C. WHEREAS, said Lease was amended by Amendment No. 1 dated April 16, 1997, which amended the Lease by (i) extending the Term for five years, changing the Termination Date from September 30, 2006 to September 30, 2011, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, (iii) adding a third Five Year Option to Extend, (iv) replacing Paragraphs 41C (“Lease Terms Co-extensive”) and 48 (“Cross Default”) and 53 (“Structural Capital Costs Regulated by Governmental Agencies After the Commencement of this Lease not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”), (v) amending Lease Paragraph 12 (“Property Insurance”) and (vi) amending and/or replacing certain provisions of the Lease commencing as of the commencement of the Third Extended Term of said Lease , and
     D. WHEREAS, the Lease, together with those certain Amendments described above in Recitals B and C shall hereinafter collectively be referred to as “the Lease Agreement”, and
     E. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) acknowledging Landlord’s consent to the assignment of said Lease from “Quantum Corporation, a Delaware corporation” to “Maxtor Corporation, a Delaware corporation”, and (ii) replacing Lease Paragraph 43 (“Second Five Year Option to Extend”) and Paragraph 3 to Amendment No. 1 dated April 16, 1997 (“Third Five Year Option to Extend”) as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

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     1. ASSIGNMENT OF TENANT’S INTEREST: Notwithstanding anything to the contrary contained in the Lease Agreement, Landlord hereby understands that based on Quantum’s notice to Landlord, Landlord hereby acknowledges that the following transactions have occurred:
          A. Quantum has operated its business at the Premises through two separate business groups: Quantum HDD, tracked by Quantum HDD common stock, and Quantum DSS, tracked by Quantum DSS common stock.
          B. On or about, October 3, 2000, Quantum and Maxtor entered into that certain an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 3, 2000 (the “Merger Agreement”), wherein they agreed that:
               (i) Quantum will separate its Quantum HDD business from its Quantum DSS and transfer the assets of Quantum HDD to a newly-formed subsidiary, Insula Corporation, a Delaware corporation (“Insula”), in exchange for all of Insula’s common stock and Insula’s agreement to be entirely responsible for all of the Quantum HDD obligations and liabilities.
               (ii) Immediately after such separation, each currently outstanding share of Quantum HDD common stock will be redeemed in return for a share of Insula common stock, such that the holders of Quantum HDD common stock shall own all of the common stock of Insula.
               (iii) Immediately after said redemption, Insula will merge into Maxtor and each share of the Insula’s common stock will be converted into the right to receive approximately 1.52 shares of Maxtor common stock, subject to possible adjustment as described in the Merger Agreement.
          C. As part of the legal separation of the Quantum HDD business from the Quantum DSS business, all of the right title and interest of Quantum in the Lease will be assigned by Quantum to Insula and Insula will assume and agree to be liable for all of the obligations of Quantum, as Tenant, under the Lease.
As a result of said merger transaction, as of April 2, 2001, the effective date of the merger, Maxtor will become the Tenant under the Lease Agreement, and Maxtor shall assume all obligations of Tenant under the Lease Agreement dated April 10, 1992, as amended.
Landlord hereby consents to the foregoing transactions (“Landlord’s Consent”). Except as expressly set forth below, Landlord’s Consent shall in no way void or alter any of the terms of the Lease Agreement by and between Landlord and Tenant, nor shall Landlord’s Consent alter or diminish in any way Tenant’s obligations to Landlord.
Landlord has not reviewed the terms of any agreement between Quantum, Insula and/or Maxtor, and Landlord shall not be bound by any agreement other than the terms of the Lease Agreement between Landlord and Tenant. Landlord does not make any warranties or representations as to the condition of the Leased Premises or the terms of the Lease Agreement between Landlord and Quantum. Landlord’s consent to the assignment shall in no way obligate Landlord to any further

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consents or agreements between Quantum and/or Assignee. So long as Quantum continues to exist as a Delaware corporation, it is agreed that both Quantum and Maxtor will be jointly and severally liable for all the terms and conditions of the Lease and all Amendments thereto; provided, however, that so long as Quantum remains liable for said Lease, no material amendment to the Lease Agreement after the date hereof shall be binding upon Quantum without the prior written consent of Quantum, which consent shall not be unreasonably withheld, and Quantum’s approval shall not be required on transactions related to Landlord’s Waivers, Landlord’s Consents to Sublease and/or Landlord’s Consents to Alterations. The foregoing, however, shall not prevent Tenant and Landlord from entering into any such modification or amendment between themselves.
It is further understood that the Security Deposit of Quantum is being transferred to Maxtor.
     1. OPTIONS TO EXTEND: As consideration for the consent of Landlord herein set forth, Lease Paragraph 43 (“Second Five Year Option to Extend”) and Paragraph 3 to Amendment No. 1 dated April 16, 1997 (“Third Five Year Option to Extend”) are hereby deleted in their entirety and shall be replaced with the following:
     2. SECOND FIVE YEAR OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend this Lease Agreement (“Option to Extend” or the “Option”) for an additional five years (“Second Extended Term”) upon the following terms and conditions:
                    (1) Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Lease Term pursuant to Paragraph A hereof (not later than April 3, 2011), in which event the Term of the Lease shall be considered extended for an additional five (5) years, subject to the Basic Rent set forth below and with: (i) the Basic Rent to be determined pursuant to Paragraph 2) below; (ii) management fee and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its then current Lease provisions that are standard in Landlord’s leases for comparable buildings as of the date of Tenant’s exercise of its Option to Extend); and (iii) this Paragraph 2.A thereafter deleted. In the event that Tenant fails to timely exercise Tenant’s Option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and the Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 2.
                    (2) In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of the Option, advise Tenant of any changes in the management fee and the terms and conditions as referenced in Paragraph 2.A.1(ii) above) and the Basic Rent (which shall not be less than the Basic Rent for the fifth year of the current Term) required for the Extended Term of the Lease to make the Basic Rent for the Premises comparable to the then current market triple net basic rent for comparable properties either (i) then owned in whole or in part by the above mentioned Landlord or by members of its immediate family in the vicinity of the Premises or (ii) if not owned by Landlord or its family as stated herein, other third party properties in the vicinity of the Premises. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Basic Rent in which to accept said new terms and conditions and Basic Rent and enter into written documentation confirming same. In the event Tenant fails to execute

3

said written documentation confirming said new terms and conditions and Basic Rent for the Second Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 2, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.
                    (3) It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 2 shall be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default, and has failed to cure the default in the time period allowed by the Lease at any time prior to, or at the time the lease commences on the Second Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 2.
                    (4) The Option rights of Tenant under this Paragraph 2.A, and the Second Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, except as provided for in Lease Paragraph 57 (“Permitted Assignments and Subleases”), either voluntarily or by operation of law, in any manner whatsoever.
                    (5) Notwithstanding anything to the contrary in this Paragraph, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant does not completely cure said default within five days for a monetary default and thirty days for a non-monetary default (or such longer time as permitted by cure in the Lease Agreement). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease.
     3. THIRD FIVE (5)-YEAR OPTION PERIOD: Provided Tenant has extended the Lease for an additional five year period as set forth in Paragraph A above, Landlord hereby grants to Tenant another Option to Extend the Lease Agreement upon the following terms and conditions;
                    (1) Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Basic Term hereof (not later than April 3, 2016), in which event the Term of the Lease shall be considered extended for an additional five (5) years (“Third Extended Term”) subject to the Basic Rent set forth below and with: (i) the Basic Rent to be determined pursuant to Paragraph 2) below; (ii) the management fee and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its then current Lease provisions that are standard in Landlord’s leases for comparable buildings as of the date of Tenant’s exercise of its Option to Extend); and (iii) this Paragraph 2.B thereafter deleted. In the event that Tenant fails to timely exercise Tenant’s Option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and the Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 2.B.

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                    (2) In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of option, advise Tenant of any changes in the management fee and the terms and conditions as referenced in Paragraph 2.B.1(ii) above and Basic Rent (which shall not be less than the Basic Rent for the fifth year of the Second Extended Term) required for the Third Extended Term of the Lease to make the Basic Rent for the Premises comparable to the then current market triple net basic rent for comparable properties either (i) then owned in whole or in part by the above mentioned Landlord or by members of its immediate family in the vicinity of the Premises or (ii) if not owned by Landlord or its family as stated herein, other third party properties in the vicinity of the Premises. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Basic Rent in which to accept said new terms and conditions and Basic Rent and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new terms and conditions and Basic Rent for the Third Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 2.B, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.
                    (3) It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 2.B will be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default, and has failed to cure the default in the time period allowed by the Lease at any time prior to, or at the scheduled Commencement Date of the Third Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 2.B.
                    (4) The Option rights of Tenant under this Paragraph 2.B and the Third Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, except as provided for in Lease Paragraph 57 (“Permitted Assignments and Subleases”), either voluntarily or by operation of law, in any manner whatsoever.
                    (5) Notwithstanding anything to the contrary in this Paragraph 2.B, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant does not completely cure said default within five days for a monetary default and thirty days for a non-monetary default (or such longer time as permitted by cure in the Lease Agreement). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease.
               EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said April 10, 1992 Lease Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year last written below.

LANDLORD:		ASSIGNEE/MAXTOR

JOHN ARRILLAGA SURVIVOR’S TRUST		MAXTOR CORPORATION
a Delaware corporation

By:	/s/ Richard Peery, his Attorney in Fact	By:	/s/ Glenn H. Stevens

John Arrillaga, Trustee
	John Arrillaga, Trustee	Glenn H. Stevens

Print or Type Name
Date:	3/30/01

RICHARD T. PEERY SEPARATE		Title:	V.P., General Counsel & Secretary

PROPERTY TRUST

By:	/s/ Richard Peery	Date:	4/1/01

Richard T. Peery, Trustee

Date:	3/30/01	ASSIGNOR/QUANTUM

QUANTUM CORPORATION
a Delaware corporation

		By:	/s/ Signature Illegible

Print or Type Name

		Title:	VP Real Estate

		Date:	3/30/01

6

LEASE 3
Building 4
Lot 4
LEASE AGREEMENT
     THIS LEASE, made this 17th day of September, 1990 between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord, and QUANTUM CORPORATION, a Delaware corporation, hereinafter called Tenant.
WITNESSETH:
     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in red on Exhibit “A”, attached hereto and incorporated herein by this reference thereto more particularly described as follows:
All of that land containing approximately 6,749 ± acres and that certain 101,253+ square foot two-story building (“Building 4”) and parking appurtenant thereto, to be constructed and landscaping to be installed by Landlord as shown within the area outlined in Red (“Lot 4”) on Exhibit A to be located at 1000 Sumac Drive, Milpitas, California 95035. Said Premises is more particularly shown within the area outlined in Red on Exhibit A attached hereto and incorporated herein by this reference and Lot 4 is more particularly described as Parcel 4 as shown on that certain parcel map recorded in the Official Records of Santa Clara County in Book 616 of Maps, Page 20 on July 23, 1990. The interior of the leased Premises shall be improved in the configuration as shown in Red on Exhibit B to be attached hereto and incorporated herein by this reference. The building shell shall be constructed in accordance with the shell and site improvement specifications set forth on Exhibit A, and the general building elevation net forth on Exhibit A.
SEE PARAGRAPH 48.
     The word “Premises” as used throughout this lease is hereby defined to include the nonexclusive use of sidewalks and driveways in front of or adjacent the Premises, and the nonexclusive use of the area directly underneath or over such sidewalks and driveways. The gross leasable area of the building shall be measured from outside of exterior walls to outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered loading areas.

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     Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.
     1. USE: Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of office, sales, R&D, light manufacturing and related uses necessary for the use of Tenant or any approved assignee or subtenant to conduct its business providing any and all uses of the Premises shall be subject to and in conformance with all governmental laws and ordinances and for no other purpose without Landlord’s prior written consent, Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or any part thereof, or any of its contents without the prior written consent of Landlord, and provided Tenant bears any cost related to such increased rate, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises or neighboring premises or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other material in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, reasonable attorneys’ fees, or liability arising out of failure of Tenant to comply with any applicable law that governs Tenant use of the Premises. Tenant shall comply with any covenant, condition, or restriction (“CC&R’s”) affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Premises.
     2. TERM: and Commencement Date of Lease: See Paragraph 40, 41 and 42 of this Lease.
     3. POSSESSION: If Landlord, for any reason whatsoever, other than Landlord’s default, cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant

2

shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 2B, above; provided, however, it is agreed that in no event shall the Lease commence sooner than December 20, 1991 unless the parties agree in writing to an earlier date for the Lease to commence. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 180 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord’s control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.
SEE PARAGRAPH 46
     4. RENT:
          A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of the amount to be calculated pursuant to Paragraph 39 Dollars ($) in lawful money of the United States of America, payable as follows:
SEE PARAGRAPHS 39 THROUGH 42.
          B. Time for Payment. Full monthly rent is due in advance on the first day of each calendar month. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).
          C. Late Charge. Notwithstanding any other provision of this Lease, it Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal five percent (5%) of each rental payment so in default. See Paragraph 49.
          D. Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord or to Landlord’s designated agent in addition to the Basic Rent and as Additional Rent the following:
               (a) All Taxes relating to the Premises as set forth in Paragraph 9, and

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               (b) All insurance premiums relating to the Premises, as set forth in Paragraph 12, and
               (c) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.
     The Additional Rent due hereunder shall be paid to Landlord or Landlord’s agent (i) within five days after presentation of invoice from Landlord or Landlord’s agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant’s prorata share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease in which case such amount shall be held by Landlord as a credit for Tenant’s account until such default has been cured) any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items.
     The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.
          E. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at Peery/Arrillaga, File 1504, P.O. Box 60000, Sand Francisco, CA 4160 or to such other person or to such other place as Landlord may from time to time designate in writing.
          F. Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of TWO HUNDRED EIGHTY NINE THOUSAND FIVE HUNDRED EIGHTY THREE AND 58/100 Dollars ($289, 583.58) Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith. Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s

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default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied. Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefore. SEE PARAGRAPH 50.
     5. ACCEPTANCE AND SURRENDER OF PREMISES: By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed: all broken, marred or nonconforming acoustical ceiling tiles replaced; all windows washed; the air conditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair; the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts; the lawn and shrubs in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair; together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within ninety (90) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or

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as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or sub tenancies. SEE PARAGRAPH 51.
     6. ALTERATIONS AND ADDITIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant (such consent not to be unreasonably withheld), but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, partitioning, drapery, carpeting, and floor installations made by Tenant, together with alt property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after Tenant receives notice of the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. SEE PARAGRAPH 51.
     7. TENANT MAINTENANCE: Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, or replacement, and in good and sanitary condition. Tenant’s maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by accident or act of third parties), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), structural elements and exterior surfaces of the building, store fronts, roofs, downspouts, all interior improvements within the premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches, locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever, and all exterior improvements including but not limited to landscaping, sidewalks, driveways, parking lots including striping and sealing, sprinkler systems, lighting, ponds, fountains, waterways, and drains. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet

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caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, Subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. In the event any of the above maintenance responsibilities apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord. SEE PARAGRAPH 52.
     8. UTILITIES: Tenant shall pay promptly, as the same become due all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. In the event the above charges apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord.
     Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.
     9. TAXES:
          A. Notwithstanding the following and pursuant to the terms of the Option Agreement dated October 31, 1989 related to this Lease Tenant is responsible for paying all real estate taxes and assessments assessed against the Premises leased hereunder from the date Tenant exercised its option on said Premises which date was August 27, 1990. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord, or if Landlord so directs, directly to the Tax Collector, all Real Property Taxes relating to the Premises. In the event the Premises leased hereunder consist of only a portion of the entire tax parcel. Tenant shall pay to Landlord Tenant’s proportionate share of such real estate taxes allocated to the leased Premises by square footage or other reasonable basis as calculated and determined by Landlord. It the tax billing pertains 100% to the leased Premises, and Landlord chooses to have Tenant pay said real estate taxes directly to the Tax Collector, than in such event it shall be the responsibility of Tenant to obtain the tax and assessment bills and pay, prior to delinquency, the applicable real property taxes and assessments pertaining to the leased Premises, and failure to receive a bill for taxes and or assessments shall not provide a basis for cancellation of or nonresponsibility for payment of penalties for nonpayment or late payment by Tenant. The term “Real Property Taxes” as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any

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governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; or parking areas, public utilities, or energy within the premises (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises: and (iii) costs and fees (including reasonable attorneys’ fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord’s business of leasing the Premises, or computed in any manner with respect to the operation of the Premises. Then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Premises, than only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources. SEE PARAGRAPH 53.
          B. Taxes on Tenant’s Property Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.
     10. LIABILITY INSURANCE: Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of comprehensive general liability insurance for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas, in the amount of $2,000,000 combined single limit. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents,

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employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. A copy of said policy shall be delivered to Landlord. If, during the term of this Lease, in the considered opinion of Landlord’s Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 10 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor, or counsel shall deem adequate.
     11. TENANTS PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE: Tenant shall maintain a policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.
     Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.
     12. PROPERTY INSURANCE: Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord) of the cost of, policy or policies of insurance covering loss or damage to the Premises (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises.
     Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty: provided, however, that it the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof. SEE PARAGRAPH 54.
     13. INDEMNIFICATION: Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises but excluding, however, the negligence of Landlord,

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its agents, servants, employees, invitees, or contractors of which negligence landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property the principal cause of which is the negligence of Landlord and subject to the last two sentences of Paragraph 12. Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys’ fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any use whatsoever.
     14. COMPLIANCE: Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises. SEE PARAGRAPHS 44 AND 52.
     15. LIENS: Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following Tenant’s receipt of notice of the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.
     16. ASSIGNMENT AND SUBLETTING: Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or

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use without such consent shall be void and shall constitute a breach of this lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate wider this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of landlord. As a condition to its consent, Landlord may require Tenant to pay all reasonable expenses in connection with the assignment, and Landlord may require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. SEE PARAGRAPHS 55 AND 56.
     17. SUBORDINATION AND MORTGAGES: In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease. SEE PARAGRAPH 57
     18. ENTRY BY LANDLORD: Landlord reserves, and shall at all reasonable times have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises or other parts of the building, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. SEE PARAGRAPH 59.
     19. BANKRUPTCY AND DEFAULT: The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.
     Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate

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assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision; such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.
     Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.
     The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of [Illegible] days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of [Illegible] days from the date of written notice from Landlord within which to cure any other default under this Lease. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:
               (a) The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.
               (b) The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.
               (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.
               (d) The right and power, after compliance with all statutory requirements and in any event on not less than three (3) business days prior written notice, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord,

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may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination. Landlord may at any time hereafter elect to terminate this Lease for such previous breach.
               (e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d above. SEE PARAGRAPH 59.
     20. ABANDONMENT: Tenant shall not vacate or abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. SEE PARAGRAPH 60.
     21. DESTRUCTION: In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 7. Landlord may at its option:
               (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or
               (b) Terminate this Lease.
     If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease. Landlord shall be deemed to have elected to rebuild or restore them, in which event

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Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes of other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not cancelled according to the provisions above.
     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.
     In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord’s insurance proceeds. SEE PARAGRAPH 61.
     22. EMINENT DOMAIN: If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.
     If any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

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     In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.
     If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking. SEE PARAGRAPH 62.
     23. SALE OR CONVEYANCE BY LANDLORD: In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Premises and this Lease. This Lease shaft not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor. SEE PARAGRAPH 63.
     24. ATTORNMENT TO LENDER OR THIRD PARTY: In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust secunng the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.
     25. HOLDING OVER: Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred twenty five (125%) percent of the monthly Basic Rent required during the last month of the Lease term.

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     26. CERTIFICATE OF ESTOPPEL: Either party shall at any time upon not less than ten (10) days prior written notice from the other party execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the best of such party’s knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. A party’s failure to deliver such statement within such time shall be conclusive upon the party receiving such request that this Lease is in full force and effect, without modification except as may be represented by Landlord that there are no uncured defaults in the requesting party’s performance, and that not more than one month’s rent has been paid in advance.
     27. CONSTRUCTION CHANGES: It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.
     28. RIGHT OF LANDLORD TO PERFORM: All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment on performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.
     29. ATTORNEYS’ FEES:
          A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys fees incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

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          B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney’s fee.
     30. WAIVER: The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in anyway affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.
     31. NOTICES: All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advises or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises of it sent by United Stated certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advises or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Peery/Arrillage, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.
     32. EXAMINATION OF LEASE: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.
     33. DEFAULT BY LANDLORD: Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that it the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.
     34. CORPORATE AUTHORITY: If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (a partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty

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(30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.
     35. INTENTIONALLY LEFT BLANK
     36. LIMITATION OF LIABILITY: In consideration of the benefits accruing hereunder. Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
               (a) the sole and exclusive remedy shall be against Landlord and Landlord’s assets;
               (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);
               (c) no service of process shall be made against any partner of Landlord (except as maybe necessary to secure jurisdiction of the partnership);
               (d) no partner of Landlord shall be required to answer or otherwise plead to any service of process:
               (e) no judgment will be taken against any partner of Landlord;
               (f) any judgment taken against any partner of Landlord maybe vacated and set aside at any time without hearing;
               (g) no writ of execution will ever by levied against the assets of any partner of Landlord:
               (h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.
     37. SIGNS: No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease. Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.
     All approved signs or lettering on outside doors shall be printed. painted, affixed or inscribed at the expense of Tenant by a person reasonably approved of by Landlord. Tenant

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shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.
     38. MISCELLANEOUS AND GENERAL PROVISIONS:
          A. Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.
          B. Choice of Law; Severability. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.
          C. Definition of Terms. The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns. The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.
          D. Time of Essence. Time is of the essence of this Lease and of each and all of its provisions.
          E. Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.
          F. Incorporation of Prior Agreements; Amendments. This agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.
          G. Recording. Landlord and Tenant shall record a short form memorandum hereof in the form attached hereto as Exhibit D.

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          H. Amendments for Financing. Tenant further agrees to execute any amendments reasonably required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not materially and adversely affected and there is no change in the Basic Options to Renew, Lease Term or Construction obligations of Landlord.
          I. Additional Paragraphs. Paragraphs 39 through 64 are added hereto and are included as a part of this lease.
          J. Clauses, Plats and Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.
          K. Diminution of Light, Air or View. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.
     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:		TENANT:
JOHN ARRILLAGA SEPARATE PROPERTY TRUST		QUANTUM CORPORATION,
a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Joseph Shepela

John Arrillaga, Trustee

		Title	VP Human Resources

RICHARD T. PEERY SEPARATE PROPERTY TRUST

By	/s/ Richard Peery

Richard T. Peery, Trustee

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Paragraphs 39 through 64 to Lease Agreement dated September 17, 1990. By and Between JOHN ARRILLAGA AND RICHARD T. PEERY SEPARATE PROPERTY TRUSTS, as Landlord, and QUANTUM CORPORATION, a Delaware corporation, as Tenant for 101,253 ± Square Feet of Space Located at 1000 Sumac Drive, Milpitas, California.
     39. BASIC RENT: In accordance with Paragraph 4A, subject to the provisions of Paragraph 40, Basic Rent shall be payable as follows during the indicated months of the term of the Lease based upon the gross leasable area within the building that is part of the Premises:

Period	Monthly Basic Rent
Months 1-12 (plus the partial calendar month, if any, following the Commencement Date)	$1.08/sf

Months 13-24	$1.13/sf

Months 25-36	$1.18/sf

Months 37-48	$1.23/sf

Months 49-60	$1.28/sf

Months 61-72	$1.33/sf

Months 73-84	$1.38/sf

Months 85-96	$1.43/sf

Months 97-108	$1.48/sf

Months 109-120	$1.53/sf

Months 121-132	$1.58/sf

Months 133-144	$1.63/sf

Months 145-156	$1.68/sf

Months 157-168	$1.73/sf

Months 169-176	$1.78/sf
     Example of calculation of Basic Rent per month for the period commencing with the first through the twelfth months of said Lease:

Square footage of Building	101,253
Per square foot Basic Monthly Rent	x$1.08

Basic Rent per Month	$109,353.24

     40. LEASE TERM AND COMMENCEMENT DATE: The following provisions relate to the commencement and duration of the term of this Lease:

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          A. Lease Term: The term of this Lease shall commence on the “Commencement Date” (as defined herein) and shall continue for a period of fourteen years and eight months, plus the partial calendar month, if any, in which the Commencement Date occurs, subject to (i) earlier termination in accordance with the provisions of this Lease, and (ii) extension pursuant to the options to renew granted by Paragraphs 41 and 42. By way of example only, if the Commencement Date occurs on December 20, 1991, the term of the Lease shall continue until August 31, 2006 (i.e., a period of 14 years and 8 calendar months, plus the partial calendar month following December 20, 1991 until December 31, 1991).
          B. Commencement Date Defined: As used herein, the term “Commencement Date” shall mean the later to occur of the following: (i) the date upon which the “Improvements” are “Substantially Completed”; or (ii) December 20, 1991; provided, however, that if prior to the later of such dates Tenant’s operating personnel enter into occupancy of the Premises and commence the operation of Tenant’s business within the Premises, the Commencement Date shall be the date such personnel of Tenant so enter into occupancy of the Premises. The term “Substantially Completed” and/or “Substantial Completion” shall mean the date when all of the following have occurred with respect to the Improvements in question: (i) the construction of the Improvements in question has been substantially completed in accordance with the approved plans therefor except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; (ii) Landlord has executed a certificate or statement representing that the Improvements in question have been substantially completed in accordance with the plans and specifications therefor except for the punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; and (iii) the Building Department of the City of Milpitas has completed its final inspection of such Improvements and has “signed off” the building inspection card approving such work as complete except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business. Notwithstanding the foregoing, Substantial Completion of the Interior Improvements shall not be deemed to have occurred until Landlord has obtained final or conditional approval from the Fire Department of the City of Milpitas that the Improvements have been completed in accordance with such department’s requirements (subject only to conditions that do not prevent Tenant from occupying the Improvements).
          C. Lease Terms Co-extensive: It is acknowledged that (i) Landlord and Tenant have previously executed two separate leases dated October 31, 1989 (hereinafter referred to as the 1989 Leases) for Premises located at 1130 Bellew Drive and 490 McCarthy Blvd., Milpitas, California, affecting property upon which two separate buildings are being constructed for Tenant’s use. The parties to said 1989 Leases have agreed that the 1989 Leases will commence on the later of April 1, 1991 or the date the “Improvements” are “Substantially Completed” (as that term is defined in Amendment No. 1 dated April 29, 1990 to the 1989 Leases between Landlord and Tenant), and (ii) it is the intention of the parties that the term of this Lease be co-extensive with the term of the 1989 Leases, such that the terms of all three leases expire on the same date. To that end, in the event that following the date upon which the Commencement Date of this Lease and the commencement dates for the 1989 Leases become established as dates certain following completion of improvements and satisfaction of any other conditions related to determining such dates, the term of this Lease may be reduced or extended to coincide with the term of the 1989 Leases, however, in no event will the term of this Lease be for a period of less than ten (10) years. It is acknowledged that the implementation of this

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paragraph may result in an extension of the term of this Lease, in which event Tenant shall continue to pay rent at the rate applicable for the period immediately prior to the adjusted lease term expiration date. As soon as the parties are able to implement the provisions of this paragraph because the Commencement Date of this Lease and the commencement dates of the 1989 Leases have been determined following completion of improvements and satisfaction of other appropriate conditions, the parties shall execute an amendment to this Lease establishing the applicable Commencement Date and the expiration date of the term of this Lease in accordance with the foregoing provisions of this Paragraph 40C, the actual rent based upon the measurements of the completed building covered by this Lease as certified prior to the Commencement Date by an architect or general contractor reasonably approved by the parties, and the actual date for each rent adjustment provided for in this Lease, based upon the actual Lease Commencement Date.
     41. FIRST FIVE-YEAR OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend the term of this Lease for an additional five (5) year period upon the following terms and conditions)
          A. If Tenant elects to exercise the option to extend, Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at lease one hundred eighty (180) days prior to the expiration of the Basic Term hereof, in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 41 and subject to the rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 41.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period	Monthly Basic Rent
Months 1-12	$1.83/sf
Months 13-24	$1.88/sf
Months 25-36	$1.93/sf
Months 37-48	$1.98/s£
Months 49-60	$2.03/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to renew granted by this Paragraph 41 at any time that Tenant is in material default of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 41 notwithstanding such non-curable default.
     42. SECOND FIVE-YEAR OPTION TO EXTEND: Provided Tenant has extended the Lease for an additional five (5) year period as set forth in Paragraph 41, Landlord

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hereby grants to Tenant an option to extend the term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Lease term as extended pursuant to Paragraph 41, in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 42A and subject to the rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 42.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period	Monthly Basic Rent
Months 1-12	$2.08/sf
Months 13-24	$2.13/sf
Months 25-36	$2.18/sf
Months 37-48	$2.23/sf
Months 49-60	$2.28/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to extend granted by this Paragraph 42 at any time that Tenant is in material default of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided; however, that if such default of Tenant is not for money due under this Lease/ and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 42 notwithstanding such non-curable default.
     43. ASSESSMENT CREDITS: The demised property herein is subject to a special assessment levied by the City of Milpitas in Improvement District No. 12. As a part of said special assessment proceedings, additional bonds were sold and assessments levied to provide for construction contingencies and reserve funds. Interest will be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the demised premises, Tenant shall pay to Landlord, as additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited.
     44. HAZARDOUS MATERIALS: The parties agree as follows with respect to the existence or the use of hazardous material on the Premises:
          A. Tenant shall have no obligations to “clean up”, to comply with any law regarding, or to reimburse, release, indemnify, or defend Landlord with respect to any hazardous

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materials or wastes which Tenant or other parties on the Premises did not store, dispose, or transport in, use, or cause to be on the Premises in violation of applicable law during the term of this Lease. Any handling, transportation, storage, treatment, disposal or use of hazardous materials by Tenant or other parties in or about the Premises during the term of this Lease shall strictly comply with all applicable laws and regulations. Tenant will be 100 percent liable and responsible for any and all “clean up” of said toxic waste and/or hazardous materials contamination which Tenant, its agents, or future subtenants, if any, does store, dispose, or transport in, use or cause to be on the Premises in violation of applicable law or governing agency(s) or which originate on Premises, during the term of this Lease from any manner whatsoever, including but not limited to, dumping by others, (or which originate on the surface of the Premises any time after October 28, 1989, the date the Option Agreement dated October 31, 1989 related to said Lease was executed by all parties, and before the Commencement Date of this Lease, but excluding Hazardous Materials on the Premises prior to the Lease Commencement Date because of the storage, use, disposal, or transportation of such materials or waste by any of Landlord’s contractors or otherwise arising out of construction work performed by or under the direction of Landlord on the Premises and Landlord shall be responsible for all required actions with respect to such materials or wastes), and will indemnify Landlord and hold Landlord harmless from any liabilities, demands, costs, expenses and damages, including attorney fees incurred as a result of any claims resulting from such contamination, or from any claims for personal injury or property damage or diminution in the value of the Premises caused by the use, storage, disposal or transportation of hazardous materials on the Premises by Tenant or other parties during the term of this Lease. It is agreed that the Tenant’s responsibilities related to toxic waste and hazardous materials will survive the termination date of the Lease. Tenant agrees to complete compliance with governmental regulations regarding use or removal or remediation of Hazardous Materials used, stored, disposed, transported or caused to be on the Premises by Tenant or its agents or subtenants, or which originate on the Premises during the term of this Lease, and prior to the termination of said Lease Tenant agrees to follow the proper closure procedures and will obtain a clearance from the local fire department and/or the appropriate city agency. Tenant also agrees to install such toxic waste and/or hazardous materials monitoring devices as Landlord reasonably deems necessary to monitor any use of hazardous materials by Tenant, its agents or subtenants, originating from the Premises during the Lease term, if recommended by a qualified environmental consulting firm.
          B. Landlord hereby makes the following representations to Tenant, each of which is made only to the best of Landlord’s knowledge as of the date Landlord executes this Lease, without any inquiry or investigation having been made or required by Landlord regarding this subject, nor does Landlord have any obligation to investigate or make inquiry regarding the subject:
                    (1) The soil and ground water on or under the Premises does not contain hazardous materials in amounts which violate any laws to the extent that any governmental entity could require either Landlord or Tenant to take any remedial action with respect to such hazardous materials.
                    (2) During the time that Landlord has owned the Premises, Landlord has received no notice of (i) any violation, or alleged violation, of any law that has not been corrected to the satisfaction of the appropriate authority, (ii) any pending claims relating to

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the presence of hazardous material on the Premises, or (iii) any pending investigation by any governmental agency concerning the Premises relating to hazardous materials.
          C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning hazardous materials which relates to the Premises, and (ii) any contamination of the Premises by hazardous materials which constitutes a violation of any law. Attached as Exhibit “C” hereto is a list of hazardous materials that Tenant intends to use at the Premises. If during the Lease term Tenant proposes to use other hazardous materials at the Premises, Tenant shall inform Landlord of such use, identifying the hazardous materials and the manner of their use, storage and disposal, and shall agree (i) to use, store and dispose of such materials strictly in compliance with all laws and (ii) that the indemnity set forth in Paragraph 44A shall be applicable to Tenant’s use of such material.
          D. Landlord or Tenant may, at any time, cause testing wells to be installed on the Premises, and may cause the ground water to be tested to detect the presence of hazardous material by the use of such tests as are then customarily used for such purposes. Testing wells installed by Tenant shall be paid for by Tenant. If tests conducted by Landlord disclose that Tenant has violated any hazardous materials laws, or Tenant or parties on the Premises during the term of this Lease have contaminated the Premises as determined by regulatory agencies pursuant to hazardous materials laws, or that Tenant has liability to Landlord pursuant to Paragraph 44A, then Tenant shall pay for 100 percent of the cost of the test and all related expense. Prior to the expiration of the Lease term, Tenant shall remove any testing wells it has installed at the Premises, and return the Premises to the condition existing prior to the installation of such wells, unless Landlord requests in writing that Tenant leave all or some of the testing wells in which instance the wells requested to be left shall not be removed.
          E. If any tests performed by Tenant or Landlord prior to the Commencement Date disclose hazardous materials at the Premises, Landlord at its expense will promptly take all reasonable action required by law with respect to the existence of such materials at the Premises. The Commencement Date shall not be delayed because of such action by Landlord unless occupation of the Premises is prohibited by law.
          F. The obligations of Landlord and Tenant under this Paragraph 44 shall survive the expiration or earlier termination of the term of this Lease. The rights and obligations of Landlord and Tenant with respect to issues relating to hazardous materials are exclusively established by this Paragraph 44.
     45. APPROVALS: Whenever this Lease requires the approval or consent of either Landlord or Tenant before an action maybe taken, such approval or consent shall not be unreasonably withheld or delayed.
     46. LANDLORD’S RIGHT TO TERMINATE: It is understood that the Premises to be leased by Tenant are to be constructed by Landlord, and that Landlord is required to obtain the necessary building permits for the building shell before construction of said Premises can commence. Therefore, it is agreed that in the event Landlord cannot obtain all the necessary building permits for the building shell by April 1, 1991, then either Landlord or Tenant can

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terminate this Lease by written notice to the other party given within thirty (30) days thereafter, without any liability to the other party of any type whatsoever, and that this Lease Agreement shall be null and void as of the date of receipt of such notice. Landlord agrees to use its best efforts to obtain the required permits by April 1, 1991.
     47. CROSS DEFAULT: As set forth in Paragraph 40C, Landlord and Tenant have entered into other leases dated October 31, 1989 referred to herein as the “1989 Leases”. As a material part of the consideration for the execution of this Lease by Landlord, it is agreed between Landlord and Tenant that a default under this Lease, or a default under said 1989 Leases may, at the option of Landlord, be considered a default under all leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to all Leases including, but not limited to, the right to terminate one, two or all of said leases by reason of a default under said 1989 Leases or hereunder.
     48. SUBDIVISION: With respect to the development of the Premises:
     Landlord and Tenant agree that the Premises and all of Parcels 1, 2, 3 and 5 shown on that certain parcel map, recorded on July 23, 1990 in Book 616 of Maps, Page 20 (the “Larger Parcel”) during (and limited to) the term of this Lease shall be developed and used only in accordance with a master plan, developed by Landlord. The parties have mutually agreed to a Master Plan for the general development of the Premises and the Larger Parcel which is attached hereto as Exhibit “Al” and entitled “Master Site Plan”. Said Master Site Plan sets forth the buildings and land to be leased under this Lease (Building 4 on Lot 4) and the 1989 Leases (Buildings 1 and 2 on Lots 1 and 2), and the buildings and land proposed to be developed on the remainder of the property (Buildings 3 and 5 to be constructed on Lots 3 and 5 respectively) as well as the general location of the parking and landscaping pertaining thereto. The parties agree that the Master Site Plan may be modified provided that (i) a perimeter driveway is developed in front of each building which generally runs near and parallel with the street surrounding the 37+ acre site, (ii) a landscape and recreation area at the rear of lot 4 (as shown on the Site Plan) is developed when a building is constructed on lot 4, (iii) all buildings will be similar and generally architecturally compatible, and (iv) a landscape area is developed along the frontage of all streets between the street and parking area closest to the street. The parties agree that (i) Landlord may change the Master Plan, shape and sizes of the buildings, parking and landscaping as long as the general development concept set forth above is generally followed by Landlord, and (ii) any successor or assign of Landlord or Tenant shall be required to consent and agree to develop the Premises and the Larger Parcel in accordance with the foregoing, and shall be deemed to have assumed the obligation to so develop such property by acceptance of a deed, assignment or other means of transfer of Landlord’s or Tenant’s interest in such property or any portion thereof, as the case may be. Further, the memorandum of lease to be recorded by Landlord and Tenant pursuant to Paragraph 38G shall contain the following statement:
“The Lease provides that from and after the commencement date of the 1989 Leases (as defined in the Lease) and continuing for a period of fifteen (15) years, or the date of termination of the Lease, whichever first occurs, the Premises and the larger 37.096 acre parcel in which the Premises were originally included, and which is described on the attached Exhibit “A”, incorporated herein by

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this reference, shall be developed by—Landlord and Tenant or their successors or assigns, as more particularly set forth in the Lease, so that (i) a perimeter driveway is developed in front of each building which generally runs near and parallel with the street surrounding the 37 ± acre site. (ii) a landscape areas is developed along the frontage of all streets between the street and parking area closest to the street. (iii) a landscape and recreation area at the rear of Lot 4 (as shown on the Site Plan identified in the Lease) is developed when a building is constructed on Lot 4, and (iv) all buildings will be similar and generally architecturally compatible, it being agreed that Landlord may change the shape and sizes of the buildings, parking, and landscaping as long as the general development concept set forth above and in the Lease is generally followed by Landlord. If a Public Agency requires modifications to the lot lines as shown on the Master Plan, the parties agree to reasonable lot line modifications.”
49. LIMITATION ON IMPOSITION OF LATE CHARGE: Notwithstanding anything contained in Paragraph 4C, if Tenant is delinquent in the payment of Basic Rent or Additional Rent and is subject to a late charge, Landlord agrees to waive the late charge if the Basic Rent or Additional Rent due is paid within five days of Landlord’s written notice to Tenant of the delinquent amount owed and provided Tenant has not been delinquent in its payment of Basic Rent or Additional Rent owed under said Lease during the twelve (12) month period preceding the rent delinquency in question.
50. SECURITY DEPOSIT: The following provisions shall modify Paragraph 4F:
     A. Within thirty (30) days after the expiration or earlier termination of the Lease term and after Tenant has vacated the Premises, Landlord shall return to Tenant the entire Security Deposit except for amounts that Landlord has deducted therefrom that are needed by Landlord to cure defaults of Tenant under the Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease. The use or disposition of the Security Deposit shall be subject to the provisions of California Civil Code Section 1950.7.
     B. Tenant shall have the option of satisfying its obligation with respect to an amount equal to one-half (1/2) of the Security Deposit by providing to Landlord, at Tenant’s sole cost, a letter of credit which (i) is drawn upon an institutional lender reasonably acceptable to Landlord, (ii) is in the amount of one-half (1/2) of the Security Deposit, (iii) is for a term of at lease twelve (12) months, (iv) with respect to any letter of credit in effect within the six month period immediately prior to the expiration of the Lease term, shall provide that the term of such letter of credit shall extend at least thirty (30) days past the Lease expiration date, (v) may be drawn upon by Landlord upon submission of a declaration of Landlord that Tenant is in default (as defined in Paragraph 19 and as modified by Paragraph 59). Landlord shall not be obligated to furnish proof of default to such institutional lender, and Landlord shall only be required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of

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Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit, (vi) shall provide that if the letter of credit is not renewed, replaced or extended within twenty (20) days of its expiration date the issuer of the credit shall automatically make payment of the amount of the letter of credit directly to Landlord after the date which is twenty (20) days before the expiration date, and no later than the expiration date, without Landlord being required to make demand upon the letter of credit, and (vii) is otherwise in form and content reasonably satisfactory to landlord. If Tenant provides Landlord with a letter of credit meeting the foregoing requirements, one-half (1/2) of the cash Security Deposit (i.e., $136,691.55 of the $273,383.10 Deposit) shall be returned to Tenant by Landlord inasmuch as the cash deposit remaining and the Letter of Credit equal the total Security Deposit required in Paragraph 4F. If Tenant defaults with respect to any provisions of this Lease, including but not limited to provisions relating to the payment of rent, Landlord may (but shall not be required to) draw down on the letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. Landlord and Tenant acknowledge that such letter of credit will be treated as if it were a cash security deposit, and such letter of credit may be drawn down upon by Landlord upon demand and presentation of evidence of the identity of Landlord to the issuer, in the event that Tenant defaults with respect to any provision of this Lease and such default is not cured within any applicable cure period. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to furnish proof of default to such institutional lender and Landlord is only required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit. Landlord acknowledges that it is not entitled to draw down such letter of credit unless Landlord would have been entitled to draw upon the cash security deposit pursuant to the terms of Paragraph 4F of the Lease. Concurrently with the delivery of the required information to the issuer, Landlord shall deliver to Tenant written evidence of the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of the Lease, and evidence of the failure of Tenant to cure such default within the applicable grace period following receipt of such notice of default. Any proceeds received by Landlord by drawing upon the letter of credit shall be applied in accordance with the provisions governing the Security Deposit imposed by Paragraph 4F and this Paragraph 50. If Landlord draws upon the letter of credit, thereafter Tenant shall once again shall have the right to post a letter of credit in place of one-half (1/2) of a cash Security Deposit so long as Tenant is not then in default. In any event Tenant will be obligated to replenish the amount drawn to restore the Security Deposit to its original amount as provided for in Paragraph 4F. If any portion of the letter of credit is used or applied pursuant hereto, Tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the letter of credit, or (ii) increasing the letter of credit to its value immediately prior to such application. Tenant’s failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.

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51. ALTERATIONS MADE BY TENANT: The provisions of this Paragraph 51 shall modify Paragraphs 5 and 6:
     A. As used herein, the term “Alteration” shall mean any alteration, addition or improvement made by Tenant to the Premises during the term of the Lease, but shall not include Tenant’s trade fixtures so long as such trade fixtures are not installed in such a manner that they have become an integral part of the building.
     B. Tenant shall not construct any Alterations or otherwise alter the Premises without Landlord’s prior written approval if the total cost of such Alterations exceeds $20,000 per the scope of any single remodeling job to the Premises, or if such Alteration is structural in nature. Any other non-structural Alteration of less than $20,000 for the total cost of the remodeling job may be undertaken by Tenant without Landlord’s prior written approval but with the understanding that Tenant shall be obligated to restore the Premises as set forth in Paragraph 5 at the termination of this Lease, except as otherwise provided in Paragraph 51.D.
Notwithstanding the foregoing, Tenant shall have the right to reconfigure modular freestanding walls and partitions without Landlord’s prior consent, which have been installed by Tenant and paid for by Tenant.
     C. At all times during the Lease Term (i) Tenant shall maintain and keep up dated “as-built” plans for all Alterations constructed by Tenant, and (ii) Tenant shall provide to Landlord copies of such “as-built” plans as such Alterations are made.
     D. Tenant shall have the right to remove at any time during the Lease term or prior to the expiration thereof any (i) process equipment such as clean hoods, thermal cycling chambers, freon piping, high temperature furnaces, air handlers and special air-conditioning, and (ii) process systems such as compressed air or processed exhaust systems and (iii) the clean room modules and all related process equipment which are paid for 100% by Tenant (excluding building standard HVAC, electrical, plumbing and other building standard systems which are an integral part of the building not related to Tenant’s clean room modules or other special purpose process equipment or systems), which systems, equipment and modules the parties agree for the purposes of this Lease shall be deemed to be trade fixtures, so long as Tenant repairs all damage caused by the installation and/or removal thereof, returns the Premises prior to the termination of the Lease to the condition existing prior to the installation of such item, and repairs and restores any so-called “doughnuts” or gaps in the roof and/or floor tiles and/or ceiling and lighting resulting from such removal. At the time Tenant requests the consent of Landlord to approve the installation of an Alteration requiring the consent of Landlord, Tenant shall seek from Landlord a written statement of whether or not Landlord will require Tenant to remove such Alteration and restore all or part of the Premises as required by Landlord in accordance with this paragraph and Paragraph 5 at the expiration or earlier termination of the term of the Lease. If Tenant does not obtain-from Landlord a statement in writing that Landlord will not require such Alteration to be removed, then at the expiration or sooner termination of the term of the Lease, it is agreed that Tenant may be required to remove all or part of such Alterations, and return the Premises to the condition existing prior to the installation of such Alterations as provided for in Paragraph 5 above. In addition, if Tenant has installed Alterations without Landlord’s consent, if Landlord so

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requires, Tenant shall also remove all or part of such Alterations so installed without Landlord’s consent as Landlord may designate and return the Premises to the condition existing prior to the installation of such Alteration. Alterations for which Landlord has given its written consent to Tenant that such Alteration need not be removed, shall not be removed by Tenant at the expiration or earlier termination of the term of the Lease.
     E. At all times during the term of the Lease, Tenant shall have the right to install and remove trade fixtures as defined in the Lease and installed and paid for by Tenant, so long as Tenant repairs all damage caused by the installation thereof and returns the Premises to the condition existing prior to the installation of such fixtures and repairs and restores any so called “doughnuts” or gaps in the roof and/or floor (including floor structure, sub-floor and appropriate floor covering for said area) and/or floor tiles and/or ceiling tiles and lighting resulting from such removal.
52. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: The provisions of this Paragraph 52 shall modify Paragraphs 7 and 14:
     A. If during the last five (5) years of the term of the Lease if Tenant has not extended the Lease as provided for in Paragraphs 41 and 42, or during either of the five (5) year extension periods permitted by Paragraphs 41 and 42, it becomes necessary (due to any governmental requirement for continued occupancy of the Premises) to make structural improvements required by laws enacted or legal requirements imposed by governmental agency(s) after the Commencement Date, and the cost for each required work or improvements exceeds $100,000, then if such legal requirement is not imposed because of Tenant’s specific use of the Premises and is not “triggered” by Tenant’s Alterations or Tenant’s application for a building permit or any other governmental approval (in which instance Tenant shall be responsible for 100% of the cost of such improvements), Landlord shall be responsible for paying the cost of such improvement and constructing such improvement, subject to a cash contribution from Tenant of a portion of the cost thereof as provided for and calculated in Paragraph 52B.
     B. When Landlord makes an improvement pursuant to Paragraph 52A, and as a condition to Landlord’s obligation to construct such improvement, Tenant shall make the following contribution in cash to Landlord for the cost thereof prior to the commencement of the work by Landlord. It is agreed that Tenant shall pay to Landlord 100% of the cost of the first $100,000.00 worth of each improvement. After the first $100,000.00, all costs above $100,000.00 shall be divided by 15 and multiplied by the time period remaining in the last five years of the Lease term from the date work on such improvement commences.
     For example, if the cost of such improvement was $400,000 and there was one year and six months remaining in the Lease term when the work commenced, then Tenant would be responsible for reimbursing Landlord in cash $130,000.00 computed as follows:

Total Cost of Work	$400,000.00
Tenant Responsible for 1st $100,000	-100,000.00

Total Amount To Be Amortized	$300,000.00

$300,000.00/15 = $20,000.00/yr. x 1.5 yrs =	$30,000.00

Tenant responsible for $100,000 + $30,000.00 =	$130,000.00

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     C. If Landlord has made improvements, for which Tenant has reimbursed Landlord for the cost thereof pursuant to Paragraph 52B, and the term of this Lease is subsequently extended pursuant to the exercise by Tenant of an option to renew pursuant to Paragraph 41, or 42, upon the exercise of any such option by Tenant, Tenant shall pay to Landlord an additional sum equal to the total amount of said improvement less the amount previously paid for by Tenant. Using the example in Paragraph 52B above, Tenant would owe Landlord the additional amount of $270,000.00 ($400,000.00 — $130,000.00 = $270,000.00).
53. REAL PROPERTY TAXES: Paragraph 9 is modified by the following:
     A. The term “Real Property Taxes” shall not include charges, levies or fees directly related to the use, storage, disposal or release of hazardous materials on the Premises unless directly related to Tenant’s activities, which subject is exclusively governed by Paragraph 45.
     B. If any assessments for public improvements are levied against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord or any assignee or purchaser of the Premises each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.
     C. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests such Real Property Taxes, the failure on Tenant’s part to pay such Real Property Taxes being so contested shall not constitute a default so long as Tenant complies with the provisions of this Paragraph. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case Landlord shall join in the proceedings or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge its share of any Real Property Taxes determined by any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment. If Tenant does not pay the Real Property Taxes when due pursuant to the Lease and Tenant seeks a reduction or contests them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond in form reasonably satisfactory to Landlord issued by an insurance company qualified to do business in California. The amount of the bond shall equal 125% of the total amount of Real Property Taxes in dispute and any such bond shall be assignable to any lender or purchaser of the Premises. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

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54. PROPERTY INSURANCE: Paragraph 12 is modified by the following:
     A. If Tenant so elects, Tenant may obtain from a third party insurance company the insurance required to be carried by Landlord pursuant to Paragraph 12 so long as each of the following conditions is satisfied: (i) the Landlord is not the John Arrillaga and Richard T. Peery Separate Property Trusts or an affiliated entity; (ii) the insurance to be carried by Tenant to satisfy this requirement strictly complies with all of the provisions of Paragraph 12; (iii) such insurance shall name Landlord as the insured and provide that it is to be payable to Landlord in the same manner as if such insurance had been carried by Landlord pursuant to Paragraph 12 (subject to the rights of any lender holding a mortgage or deed of trust encumbering the Premises); (iv) each lender holding a mortgage or deed of trust encumbering the Premises shall have given its written consent to Tenant carrying such insurance and such insurance shall comply with the requirements of any such lender; (v) Tenant must notify Landlord, by certified mail, no later than one hundred eighty (180) days prior to the expiration date of Landlord’s insurance policy (which expiration date is currently 3/13/xx of a given year and is subject to change), that Tenant will directly obtain the required insurance coverage for the insurance year commencing 3/14/XX through 3/13/XX and each insurance year through the termination date of this Lease, or until Tenant is no longer able to comply with all of the provisions of this Paragraph 54; (vi) the annual premium must be paid in full at the commencement of the policy; (vii) the insurance policy must be issued for a one-year period following the expiration date of Landlord’s insurance policy (i.e., from 3/14/XX to 3/13/XX; (viii) any and all deductibles required under the policy will be paid entirely by Tenant; (ix) the terms of the coverage must be broad form and cover all items to be covered as set forth in Paragraph 12 of this Lease; (x) the Building and Premises must be insured for their full replacement cost; (xi) the insurance policy containing the required coverage in accordance with the provisions of this paragraph must be sent to Landlord for retention within thirty (30) days prior to the expiration date of Landlord’s insurance policy, and may not be terminated or altered without thirty (30) days written notice to Landlord by the company providing such insurance (it is agreed that if the insurance policy is cancelled or altered, Landlord will have the right to obtain the property insurance coverage on said building, and Landlord will bill the Tenant for the related insurance premium); and (xii) at all times while Tenant is so carrying such insurance, Tenant is Quantum Corporation or a successor entity and the then net worth of such corporation is substantially the same as the net worth of Quantum corporation as of the date of this Lease is executed by Landlord and Tenant. Tenant shall provide such evidence as is required by Landlord and any lender to establish that the insurance that Tenant carries pursuant to this Paragraph 54 has been obtained and meets the requirement of this Paragraph 54. Such insurance carried by Tenant shall be in form and provided by an insurance company that is reasonably acceptable to Landlord, which must be rated “A plus” or better by Best’s Insurance Service (or an equivalent rating from another rating agency should Best’s no longer provide such service). A copy of any such policy shall be delivered to Landlord. If Tenant elects to insure and such insurance provided by Tenant does not satisfy the requirements of Paragraph 12, in the event of a subsequent casualty, Tenant shall be responsible for and shall pay for that portion of the restoration cost, in excess of the insurance proceeds actually available, that would have been covered by insurance satisfying the requirements of Paragraph 12.
     B. Tenant shall not be obligated to contribute to the cost of earthquake insurance more than an amount equal to six (6) times the then annual cost of fire and “all risk” insurance

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per year. For example, if the 1993 annual premium for fire and “all risk” insurance is $9,000, then Tenant’s share of the cost of any premium for earthquake insurance for the following year (1994) shall be limited to $54,000 ($9,000 x 6). Tenant shall have the right to require earthquake insurance providing it is available if Tenant agrees to pay full cost thereof.
55. ASSIGNMENT AND SUBLETTING: The following modifications are made to Paragraph 16:
     A. In the event that Tenant seeks to make any assignment or sublease, then Landlord, by giving Tenant written notice of its election within fifteen (15) days after Tenant’s notice of intent to assign or sublease has been given to Landlord, shall have the right to elect (i) to withhold its consent to such assignment or sublease, as permitted pursuant to Paragraph 16, or (ii) to permit Tenant to so assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its obligations under the Lease, and the following shall apply (except the following shall not apply to a “Permitted Transfer” described in Paragraph 56):
          (1) If Tenant assigns its interest in this Lease, then in addition to the rental provided for in this Lease, Tenant shall pay to Landlord fifty percent (50%) of all consideration received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease and (ii) all “Permitted Transfer Costs” (as defined herein) related to such assignment. As used herein, the term “Permitted Transfer Costs” shall mean all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the assignment or sublease in question.
               (b) If Tenant sublets all or part of the Premises, then Tenant shall pay to Landlord in addition to the rental provided for in this Lease fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid by the subtenant to Tenant, less (ii) all rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet and all Permitted Transfer Costs related to such sublease. After Tenant has recovered all Permitted Transfer Costs Tenant shall pay to Landlord the amount specified in the preceding sentence on the same basis, whether periodic or in lump sum, that such rent and other consideration is paid to Tenant by its subtenant, within seven (7) days after it is received by Tenant.
          (1) Tenant’s obligations under this subparagraph shall survive any assignment or sublease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant’s books and records relating to the payments due pursuant to this subparagraph. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.
          (2) As used herein, the term “consideration” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the assignment or sublease, if such sums are paid for Tenant’s interest in this Lease or in the Premises.

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56. PERMITTED ASSIGNMENTS AND SUBLEASES: Notwithstanding anything contained in Paragraph 16, so long as Tenant otherwise complies with the provisions of Paragraph 16 and the Permitted Transfer does not release Tenant from its obligations hereunder, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and the provisions of Paragraph 56A shall not apply to any such Permitted Transfer:
     A. Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with Tenant by means of an ownership interest of more than fifty percent (50%) providing Tenant remains liable for the payment of rent and full performance of the lease;
     B. Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as 95% of all assets of Tenant are permanently transferred to such assignee. In the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party, and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease;
     C. Tenant may assign this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets of Tenant are permanently transferred to such assignee (in the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease).
57. SUBORDINATION AND MORTGAGES: Paragraph 17 is modified to provide that this Lease shall not be subordinate to a mortgage or deed of trust unless the Lender holding such mortgage or deed of trust enters into a written subordination, non-disturbance and attornment agreement in which the Lender agrees that notwithstanding any subordination of this Lease to such Lender’s mortgage or deed of trust, (i) such Lender shall recognize all of Tenant’s rights under this Lease, and (ii) in the event of a foreclosure this Lease shall not be terminated so long as Tenant is not in material default of its obligations under this Lease, but shall continue in effect and Tenant and such Lender (or any party acquiring the Premises through such foreclosure) shall each be bound to perform the respective obligations of Tenant and Landlord with respect to the Premises arising after such foreclosure.
58. LANDLORD’S RIGHT TO ENTER: Notwithstanding the provisions of Paragraph 18, (i) except in the event of an emergency, Landlord shall give Tenant twenty-four (24) hours notice prior to entering the Premises, agrees to comply with any reasonably safety and/or security regulations imposed by Tenant with respect to such entry, and shall only enter the Premises when accompanied by Tenant or its agent (so long as Tenant makes itself reasonably available for this purpose), and (ii) Landlord may install “for lease” signs relating to the Premises only during the last 150 days of the Lease term. Landlord agrees to use its reasonable, good faith efforts such that any entry by Landlord, and Landlord’s agents, employees, contractors and invitees shall be performed in a manner with as minimal interference as possible with Tenant’s business at the Premises. Subject to the foregoing, Tenant agrees to cooperate with Landlord and Landlord’s

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agents, employees and contractors so that responsibilities of Landlord under the Lease can be fulfilled in a reasonable manner during normal business hours so that no extraordinary costs are incurred by Landlord.
59. BANKRUPTCY AND DEFAULT: Paragraph 19 is modified to provide that with respect to non-monetary defaults not involving Tenant’s failure to pay Basic Rent or Additional Rent, Tenant shall not be in default of any non-monetary obligation if (i) more than thirty (30) days is required to cure such non-monetary default, and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.
60. ABANDONMENT: Paragraph 20 is modified to provide that Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease including the obligation to pay Basic Rent and Additional Rent (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not materially and adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation system are operated to the extent necessary to prevent damage to the Premises or its systems.
61. DESTRUCTION: Paragraph 21 is modified by the following:
     A. Except as provided in Paragraph 61B, Landlord may not terminate the Lease if the Premises are damaged by a peril that is covered by the insurance carried by Landlord pursuant to Paragraph 12, but instead shall restore the Premises in the manner described by Paragraph 21.
     B. If the Premises are damaged by a peril covered by the insurance carried by Landlord pursuant to Paragraph 12, Landlord shall have the option to terminate the Lease if each of the following conditions is satisfied: (i) the cost to repair or the damage exceeds thirty-three percent (33%) of the then replacement cost of the Premises; and (ii) the damage occurs at a time when there is less than five (5) years remaining in the term of the Lease. Notwithstanding the foregoing, if such damage occurs at a time when there is less than five (5) years remaining in the term of the Lease and Landlord notifies Tenant of Landlord’s election to terminate the Lease pursuant to the provisions of this Paragraph 61B, if Tenant has the right to extend the term of this Lease pursuant to either Paragraph 41 or 42 such that the remaining term of the Lease (including the option period) will be more than five (5) years following the date of such damage, this Lease shall not terminate if Tenant notifies Landlord in writing of Tenant’s exercise of an option to extend granted to Tenant by either Paragraph 41 or 42. In such event, this Lease shall not terminate, the term shall be so extended, and Landlord shall restore the Premises in the manner provided in Paragraph 21.
     C. If the Premises are damaged by any peril, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within

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seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:
          (1) The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 180 days after the date of such damage; or
          (2) The Premises are damaged by any peril within twelve (12) months of the last day of the Lease term and provided Tenant has not exercised an option to renew pursuant to the provisions of Paragraph 41 or 42, and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty (60) days after the date of such damage.
62. EMINENT DOMAIN: Paragraph 22 is modified by the following:
     Landlord may not terminate the Lease if less than 1/3 of the building is taken by condemnation or if a taking by condemnation is only threatened.
63. TRANSFER BY LANDLORD: The provisions of Paragraph 23 of the Lease to the contrary notwithstanding, Landlord shall not be relieved of its obligations under the Lease which may accrue after the date of a sale or other transfer unless and until (i) the transferee agrees to assume and be bound by the terms of this Lease and to perform all obligations of the Landlord under the Lease which may accrue after the date of such transfer, and (ii) Landlord transfers the Security Deposit to its successor in interest (transferee) in accordance with the provisions of California Civil Code Section 1950.7, as amended or recodified.
64. LANDLORD’S LIEN WAIVER: Landlord, within thirty (30) days after demand from Tenant, shall execute and deliver such lien waiver documents that are reasonably required by any supplier, lessor, or lender in connection with the installation in the Premises of the Tenant’s personal property or trade fixtures providing Landlord approves the form of any such waiver and Landlord’s rights under this Lease are not materially and adversely affected.

QUANTUM CORPORATION,		JOHN ARRILLAGA
a Delaware corporation		SEPARATE PROPERTY TRUST

By	/s/ Joseph C. Shepela	By	/s/ John Arrillaga

John Arrillaga, Trustee

Title Vice President Human Resources		RICHARD T. PEERY
SEPARATE PROPERTY TRUST

		By	/s/ Richard Peery

Richard T. Peery, Trustee

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AMENDMENT NO. 1
TO LEASE
     THIS AMENDMENT NO. l is made and entered into this 16th day of April, 1997, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) (previously known as the “John Arrillaga Separate Property Trust”) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and QUANTUM CORPORATION, a Delaware corporation, as TENANT.
RECITALS
     A. WHEREAS, by Lease Agreement dated September 17, 1990 Landlord leased to Tenant all of that certain 101,253 ± square foot building located at 1000 Sumac Drive, Milpitas, California, the details of which are more particularly set forth in said September 17, 1990 Lease Agreement, and
     B. WHEREAS, said Lease was amended by the Commencement Letter dated December 6, 1991 which established the December 6, 1991 Lease Commencement Date, and established the Termination Date of September 30, 2006, and,
     C. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) extending the Term for five years, changing the Termination Date from September 30, 2006 to September 30, 2011, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, (iii) adding a third Five Year Option to Extend, (iv) replacing Paragraphs 40C (“Lease Terms Co-extensive”) and 47 (“Cross Default”) and 52 (“Structural Capital Costs Regulated by Governmental Agencies After the Commencement of this Lease not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”), (v) amending Lease Paragraph 12 (“Property Insurance”) and (vi) amending and/or replacing certain provisions of the Lease commencing as of the commencement of the Third Extended Term of said Lease as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. TERM OF LEASE: It is agreed between the parties that Tenant has exercised its First Five-Year Option to Extend the lease term of that certain lease agreement dated March 23, 1994 for premises located at 1101 Sumac Drive, Milpitas, California (the “Building 5 Lease”), as detailed in Paragraph 41 of said Building 5 Lease. Paragraph 40C of said Building 5 Lease provides that in the event the term of said Building 5 Lease is extended for any reason whatsoever, the terms of the Existing Leases (i.e. two of said leases dated October 31, 1989 are for Premises located at 1140 Technology Drive and 500 McCarthy Blvd., Milpitas, California (the “1989 Leases”); one of said leases dated September 17, 1990 is for Premises located at 1000 Sumac Drive, Milpitas, California, and one of said leases dated April 10, 1992 is for Premises located at 900 Sumac Drive, Milpitas, California) shall also be extended so that all five Leases

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expire on the same date; therefore, it is agreed between the parties that by exercising its Option to Extend the Building 5 Lease, Tenant has in effect exercised its Option to Extend under Lease Paragraph 41 (“First Five-Year Option to Extend”), and that pursuant to said Lease Paragraph 41, the Term of this Lease Agreement shall be extended for an additional five (5) year period, and the Lease Termination Date shall be changed from September 30, 2006 to September 30, 2011.
     2. BASIC RENTAL FOR FIRST EXTENDED TERM OF LEASE: The monthly Basic Rental for the First Extended Term of Lease shall be as follows:
     On October 1, 2006, the sum of ONE HUNDRED EIGHTY FIVE THOUSAND TWO HUNDRED NINETY TWO AND 99/100 DOLLARS ($185,292.99) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2007.
     On October 1, 2007, the sum of ONE HUNDRED NINETY THOUSAND THREE HUNDRED FIFTY FIVE AND 64/100 DOLLARS ($190,355.64) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2008.
     On October 1, 2008, the sum of ONE HUNDRED NINETY FIVE THOUSAND FOUR HUNDRED EIGHTEEN AND 29/100 DOLLARS ($195,418.29) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2009.
     On October 1, 2009, the sum of TWO HUNDRED THOUSAND FOUR HUNDRED EIGHTY AND 94/100 DOLLARS ($200,480.94) shall be due, and a like sum due on the first day of each month thereafter through and including September I, 2010.
     On October 1, 2010, the sum of TWO HUNDRED FIVE THOUSAND FIVE HUNDRED FORTY THREE AND 59/100 DOLLARS ($205,543.59) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2011.
     The Aggregate Basic Rent for the Lease shall be increased by $11,725,097.40 or from $25,686,182.83 to $37,411,280.23.
     3. THIRD FIVE-YEAR OPTION TO EXTEND: Provided Tenant has extended the Lease for an additional five (5) year period pursuant to Lease Paragraph 42 (“Second Five Year Option To Extend”), Landlord hereby grants to Tenant a third option to extend the Term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Lease Term as extended pursuant to Lease Paragraph 42 (“Second Five Year Option To Extend”), in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 3 and subject to the Rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease or the Other Leases, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 3.

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          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period	Monthly Basic Rent
Months 1-12	$2.33/sf
Months 13-24	$2.38/sf
Months 25-36	$2.43/sf
Months 37-48	$2.48/sf
Months 49-60	$2.53/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to extend granted by this Paragraph 3 at any time that Tenant is in default (default for monetary and material default for non-monetary) of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 3 notwithstanding such non-curable default.
     4. LEASE TERMS CO-EXTENSIVE: Lease Paragraph 40C (“Lease Terms Co-extensive”) is hereby deleted in its entirety and replaced with the following:
“40C. LEASE TERMS CO-EXTENSIVE: It is acknowledged that (i) Landlord and Tenant have previously executed four separate leases in addition to this Lease: one of said leases dated October 31, 1989 is for Premises located at 1140 Technology Drive, Milpitas, California (the “Building One Lease”); one of said leases dated October 31, 1989 is for Premises located at 500 McCarthy Blvd., Milpitas, California (the “Building Two Lease”); one of said leases dated April 10, 1992 is for Premises located at 900 Sumac Drive, Milpitas, California (the “Building 3 Lease”); and one of said leases dated March 23, 1994 is for premises located at 1101 Sumac Drive, Milpitas, California (the “Building 5 Lease”) (hereinafter collectively referred to as the “Other Leases”); and (ii) it is the intention of the parties that the term of this Lease be co-extensive with the term of the Other Leases, such that the terms of all five leases (“the Leases”) expire on the same date. The provisions of this Paragraph 40C also requires the terms of all the Leases to be extended accordingly if Tenant exercises its Option to Extend under any of the Leases. The monthly Basic Rent during the extended term under each of the Leases shall be increased by $.05 per square foot on the commencement date of the extended term and thereafter on each and every anniversary of the respective lease’s commencement date of the extended term.”
     5. CROSS DEFAULT: Lease Paragraph 47 (“Cross Default”) is hereby deleted in its entirety and replaced with the following:

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     “47. CROSS DEFAULT: It is agreed between Landlord and Tenant that a default under this Lease, or a default under any of the Other Leases may, at the option of Landlord, be considered a default under all Leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to all the Leases including, but not limited to, the right to terminate any or all of the aforementioned Other Leases or this Lease by reason of a default under the Leases or hereunder.
     Notwithstanding the above, Landlord shall have the option of considering a default under this Lease or a default under any of the Other Leases to be a default under all such leases, only with respect to such leases under which Landlord is also the ‘Landlord’ at the time such default occurs. By way of example, if at the time a default of Tenant occurs under this Lease, Landlord has sold the premises described in any of the Other Leases and is no longer the ‘Landlord’ thereunder, then a default under this Lease shall not constitute a default under any of such Other Leases so sold by Landlord (unless the premises leased under this Lease and the Other Leases are sold to the same entity), and a default by Tenant under any of such Other Leases so sold by Landlord shall not constitute a default under this Lease or any other of the Other Leases then remaining between Landlord and Tenant. However, if the Landlord under this Lease and the Other Leases is one in the same at the time of said default, said cross default provisions shall apply.”
     6. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: Lease Paragraph 52 (“Structural Capital Costs Regulated by Governmental Agencies after the Commencement of this Lease Not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”) is hereby deleted and replaced with the following:
     “52. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL. AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: The provisions of this Paragraph 52 shall modify Paragraphs 7 and 14:
     A. If (i) during the last five (5) years of the First Extended Term of the Lease if said Lease has not been extended as provided for in Lease Paragraph 42 “Second Five Year Option To Extend”) or in Paragraph 3 (“Third Five Year Option to Extend”) or Paragraph 4 (“Lease Terms Co-Extensive”) above, or (ii) during either of the five (5) year extension periods permitted by Lease Paragraph 42 or Paragraph 3, or Paragraph 4 above, it becomes necessary (due to any governmental requirement for continued occupancy of the Premises) to make structural improvements required by laws enacted or legal requirements imposed by governmental agency(s) after the Commencement Date, and the cost for each required work or improvements exceeds $100,000, then if such legal requirement is not imposed because of Tenant’s specific use of the Premises and is not

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“triggered” by Tenant’s Alterations or Tenant’s application for a building permit or any other governmental approval (collectively “Tenant’s Actions”) in which instance Tenant shall be responsible for 100% of the cost of such improvements, Landlord shall be responsible for paying the cost of such improvement and constructing such improvement, subject to a cash contribution from Tenant of a portion of the cost thereof as provided for and calculated in Paragraph 52B.
     B. When Landlord makes an improvement pursuant to Paragraph 52A, and as a condition to Landlord’s obligation to construct such improvement, Tenant shall make the following contribution in cash to Landlord for the cost thereof prior to the commencement of the work by Landlord. It is agreed that Tenant shall pay to Landlord 100% of the cost of the first $100,000.00 worth of each improvement. After the first $100,000.00, all costs above $100,000.00 shall be divided by 15 and multiplied by the time period remaining in the last five years of the Lease Term from the date work on such improvement commences.
     For example, if the improvement is not required as a result of Tenant’s Actions and if the cost of such improvement was $400,000 and there was one year and six months remaining in the Lease term when the work commenced, then Tenant would be responsible for reimbursing Landlord in cash $130,000.00 computed as follows:

Total Cost of Work	$400,000.00
Tenant Responsible for1st $100,000	-100.000.00

Total Amount To Be Amortized	$300,000.00

$300,000.00/15 = $20,000.00/yr. x 1.5 yrs =	$30,000.00

Tenant responsible for $100,000 + $30,000.00 =	$130,000.00
     C. If Landlord has made improvements, for which Tenant has reimbursed Landlord for the cost thereof pursuant to Paragraph 52B, and the term of this Lease is subsequently extended pursuant to the exercise by Tenant of an option to renew pursuant to Lease Paragraph 42 or Paragraph 3 above, upon the exercise of any such option by Tenant, Tenant shall pay to Landlord an additional sum equal to the total amount of said improvement less the amount previously paid for by Tenant. Using the example in Paragraph 52B above, Tenant would owe Landlord the additional amount of $270,000.00 ($400,000.00 — $130,000.00 = $270,000.00).”
     7. PROPERTY INSURANCE: Lease Paragraph 12 (“Property Insurance”) is hereby amended to include the following: “Tenant acknowledges that as part of the cost of insurance policies for the Premises, Tenant is responsible for the payment of insurance deductibles on insurance claims as they relate to the Premises subject to the limitations provided in Lease Paragraph 54 (“Property Insurance”) which limitations are applicable only during the initial Lease Term and the First Lease Extension Period and the Second Lease Extension Period.

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Said limitation provided for in Lease Paragraph 54 are null and void at the commencement of the Third Lease Extended Term”.
     8. THIRD OPTION PERIOD — LEASE PROVISION CHANGES: In the event Tenant exercises its Third Option to Extend as provided for in Paragraph 3 above, the following amendments (contained within Paragraphs 9 through 19) are herein made to the Lease to be effective upon the commencement of the third option period (“Third Option Period”), or during any period following the expiration of the Lease Term or expiration of the Lease when Tenant is in possession of the Premises.
     9. LATE CHARGE: Effective as of the first day of the Third Option Period, the Late Charge referenced in Lease Paragraph 4.D (“Late Charge”) shall be changed from five percent (5%) to ten percent (10%), and Lease Paragraph 49 (“Limitation on Late Charge”) shall be deleted in its entirety and of no further force or effect.
     10. MANAGEMENT FEE: Notwithstanding anything to the contrary in the Lease, effective as of the first day of the Third Option Period, and on the first day of each month thereafter, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee (“Management Fee”) equal to one percent (1%) of the Basic Rent due for each month during the Lease Term.
     11. HAZARDOUS MATERIALS: Effective as of the first day of the Third Option Period, Lease Paragraph 44 (“Hazardous Materials”) shall be deleted in its entirety and replaced with the following:
     “44. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises, which includes the entire parcel of land on which the Premises are located as shown in Green on Exhibit A to the Lease (hereinafter collectively referred to as the “Property”):
     A. As used herein, the term “Hazardous Materials” shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term “Environmental Laws” shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently

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adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.
     B. Tenant shall notify Landlord prior to the occurrence of any Tenant’s Hazardous Materials Activities (defined below). Landlord acknowledges that Tenant shall use, in compliance with applicable Environmental Laws, customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricants and copier toner. Any and all of Tenant’s Hazardous Materials Activities shall be conducted in conformity with this Paragraph 44, Paragraph 14 of this Lease, and in compliance with all Environmental Laws and regulations. As used herein, the term “Tenant’s Hazardous Materials Activities” shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant’s use of the Property, or by Tenant or by any of Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees or other third parties (including “dumping” by others) (or which Hazardous Materials originate on the surface of the Premises any time on or after the Commencement Date of this Lease, but excluding Hazardous Materials on the Premises prior to the Lease Commencement Date because of the storage, use, disposal, or transportation of such materials or waste by any of Landlord’s contractors or otherwise arising out of construction work performed by or under the direction of Landlord on the Premises and Landlord shall be responsible for all required actions with respect to such materials or wastes). Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant’s Hazardous Materials Activities of which Tenant becomes aware. If Tenant’s Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant’s expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as may be required by Environmental Laws, regulations and/or governing agencies; (ii) to provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease (“Anniversary Date”); and (iii) on each Anniversary Date to provide to Landlord copies of all documentation and records, required by applicable Environmental Laws to be prepared and submitted to governmental authorities, relating to use at the Property of Hazardous Materials or to Tenant’s Hazardous Materials Activities, if any. If upon completion of Landlord’s review of said documentation and records, Landlord reasonably questions if Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities, Tenant agrees within thirty (30) days following receipt of written notice from Landlord, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a

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report from such environmental consultant which discusses the environmental consultant’s findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.
     C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant’s Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant’s Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with any legal or regulatory jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.
     D. If Landlord, upon consultation with Tenant, reasonably concludes that the Property has become contaminated as a result of Tenant’s Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination except to the extent that such activities may be inconsistent with Tenant’s compliance with Environmental Laws. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys’ fees Landlord incurs with respect to such investigation to the extent, and only to the extent, that it that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord’s prior written consent which shall not be unreasonably withheld. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports’ prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.
     E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or

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directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys’, consultants’ and other experts’ fees and costs), and damages, which arise from or relate to: (i) Tenant’s Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 44 (collectively, “Tenant’s Environmental Indemnification”). Tenant’s Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant’s Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant’s expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action as may be required by applicable Environmental Laws, regulations or governing agencies (collectively, “Response Actions”). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.
     F. Landlord hereby makes the following representations to Tenant, each of which is made only to the best of Landlord’s knowledge as of the date Landlord executes this Lease, without any inquiry or investigation having been made or required by Landlord regarding this subject, nor does Landlord have any obligation to investigate or make inquiry regarding the subject:
          (1) The soil and ground water on or under the Premises does not contain Hazardous Materials in amounts which violate any laws to the extent that any governmental entity could require either Landlord or Tenant to take any remedial action with respect to such Hazardous Materials.
          (2) During the time that Landlord has owned the Premises, Landlord has received no notice of (i) any violation, or alleged violation, of any law that has not been corrected to the satisfaction of the appropriate authority, (ii) any pending claims relating to the presence of Hazardous Material on the Premises, or (iii) any pending investigation by any governmental agency concerning the Premises relating to Hazardous Materials.
     G. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Premises, and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any law. Attached as Exhibit “C” to the Lease is a list of Hazardous Materials that Tenant intends to use at the Premises. If during the Lease Term Tenant proposes to use other Hazardous Materials at the Premises, Tenant shall inform Landlord of such use, identifying the Hazardous Materials and the manner of their use, storage and disposal, and shall agree (i) to use, store and dispose of such Hazardous Materials strictly in compliance with all

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laws, regulations and governing agencies and (ii) that the indemnity set forth in Paragraph 44 shall be applicable to Tenant’s use of such Hazardous Material.
     H. Landlord or Tenant may, at any time, cause testing wells to be installed on the Premises, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. Testing wells installed by Tenant shall be paid for by Tenant. If tests conducted by Landlord disclose that Tenant has violated any Hazardous Materials laws, or Tenant or parties on the Premises during the Term of this Lease have contaminated the Premises as determined by regulatory agencies pursuant to Hazardous Materials laws, or that Tenant has liability to Landlord pursuant to Paragraph 44A, then Tenant shall pay for 100 percent of the cost of the test and all related expense. Prior to the expiration of the Lease Term, Tenant shall remove any testing wells it has installed at the Premises, and return the Premises to the condition existing prior to the installation of such wells, unless Landlord requests in writing that Tenant leave all or some of the testing wells in which instance the wells requested to be left shall not be removed.
     I. If any tests performed by Tenant or Landlord prior to the Commencement Date disclose Hazardous Materials at the Premises, Landlord at its expense will promptly take all reasonable action required by law with respect to the existence of such Hazardous Materials at the Premises. The Commencement Date shall not be delayed because of such action by Landlord unless occupation of the Premises is prohibited by law.
     J. The obligations of Landlord and Tenant under this Paragraph 44 shall survive the expiration or earlier termination of the Term of this Lease. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 44.”
     12. SECURITY DEPOSIT: Effective as of the first day of the Third Option Period, Lease Paragraph 50 (“Security Deposit”) shall be deleted in its entirety and replaced with the following:
     “50. SECURITY DEPOSIT: The following provisions shall modify Lease Paragraph 4F:
     A. Within thirty (30) days after the expiration or earlier termination of the Lease term and after Tenant has vacated the Premises, Landlord shall return to Tenant the entire Security Deposit except for amounts that Landlord has deducted therefrom that are needed by Landlord to cure defaults of Tenant under the Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease. The use or disposition of the Security Deposit shall be subject to the provisions of California Civil Code Section 1950.7.

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     B. During the first thirty (30) days following Tenant’s exercise of its Third Option to Extend, and only during said thirty day period, Tenant shall have the one-time option of satisfying its obligation with respect to an amount equal to one-half (1/2) ($136,691.55) of the $273,383.10 Security Deposit required under Lease Paragraph 4F by providing to Landlord, at Tenant’s sole cost, a letter of credit which: (i) is drawn upon an institutional lender reasonably acceptable and accessible to Landlord in form and content reasonably satisfactory to Landlord; (ii) is in the amount of one-half (1/2) of the Security Deposit; (iii) is for a term of at lease twelve (12) months; (iv) with respect to any letter of credit in effect within the six month period immediately prior to the expiration of the Lease term, shall provide that the term of such letter of credit shall extend at least forty five (45) days past the Lease expiration date (including any extensions thereof); and (v) may be drawn upon by Landlord upon submission of a declaration of Landlord that Tenant is in default (as defined in Paragraph 19 and as modified by Paragraph 59). Landlord shall not be obligated to furnish proof of default to such institutional lender, and Landlord shall only be required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit required under Lease Paragraph 4F. Said letter of credit shall provide that if the letter of credit is not renewed, replaced or extended within twenty (20) days prior to its expiration date the issuer of the credit shall automatically issue a cashiers check payable to Landlord in the amount of the letter of credit after the date which is twenty (20) days before the expiration date, and no later than the expiration date, without Landlord being required to make demand upon the letter of credit. If Tenant provides Landlord with a letter of credit, within thirty (30) day of the execution of this Lease, meeting the foregoing requirements, one-half (1/2) of the cash Security Deposit (i.e. $136.691.55 of the $273.383.10 Security Deposit) shall be returned to Tenant by Landlord inasmuch as the cash deposit remaining and the Letter of Credit equal the total Security Deposit required in Lease Paragraph 4F. If Tenant defaults with respect to any provisions of this Lease, including but not limited to provisions relating to the payment of Rent, Landlord may (but shall not be required to) draw down on the letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. Landlord and Tenant acknowledge that such letter of credit will be treated as if it were a cash security deposit, and such letter of credit may be drawn down upon by Landlord upon demand and presentation of evidence of the identity of Landlord to the issuer, in the event that Tenant defaults with respect to any provision of this Lease and such default is not cured within any applicable cure period. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to furnish proof of default to such institutional lender and Landlord is only required to give the institutional lender written

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notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit. Landlord acknowledges that it is not entitled to draw down such letter of credit unless Landlord would have been entitled to draw upon the cash security deposit pursuant to the terms of Paragraph 4F of the Lease. Concurrently with the delivery of the required information to the issuer, Landlord shall deliver to Tenant written evidence of the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of the Lease, and evidence of the failure of Tenant to cure such default within the applicable grace period following receipt of such notice of default. Any proceeds received by Landlord by drawing upon the letter of credit shall be applied in accordance with the provisions governing the Security Deposit imposed by Lease Paragraph 4F and this Paragraph 50. If Landlord draws upon the letter of credit, thereafter Tenant shall once again have the right to post a letter of credit in place of one-half (1/2) of a cash Security Deposit so long as Tenant is not then in default. In any event Tenant will be obligated to replenish the amount drawn to restore the Security Deposit to its original amount as provided for in Paragraph 4F. If any portion of the letter of credit is used or applied pursuant hereto, Tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the letter of credit, or (ii) increasing the letter of credit to its value immediately prior to such application. Tenant’s failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.”
     13. REAL ESTATE TAXES: Effective as of the first day of the Third Option Period, Lease Paragraph 53 (“Real Estate Taxes”) shall be deleted in its entirety and replaced with the following:
     “53. REAL PROPERTY TAXES: Paragraph 9 is modified by the following:
     A. The term “Real Property Taxes” shall not include charges, levies or fees directly related to the use, storage, disposal or release of Hazardous Materials on the Premises unless directly related to Tenant’s Activities at this site or on other sites leased and/or owned by Tenant; however, Tenant shall be responsible for general or special tax and/or assessments (related to Hazardous Materials and/or toxic waste) imposed on the Property provided said special tax and/or assessment is not imposed due to on-site originated contamination on the Property (by third parties not related to Tenant) prior to the Lease Commencement Date. Subject to the terms and conditions stated herein, Tenant shall be responsible for paying one hundred percent (100%) of said taxes and/or assessments allocated to the Property.

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     B. If any assessments for public improvements are levied against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord or any assignee or purchaser of the Premises each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.
     C. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests such Real Property Taxes, the failure on Tenant’s part to pay such Real Property Taxes being so contested shall not constitute a default so long as Tenant complies with the provisions of this Paragraph. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case Landlord shall join in the proceedings or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge its share of any Real Property Taxes determined by any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment. If Tenant does not pay the Real Property Taxes when due pursuant to the Lease and Tenant seeks a reduction or contests them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond in form reasonably satisfactory to Landlord issued by an insurance company qualified to do business in California. The amount of the bond shall equal 125% of the total amount of Real Property Taxes in dispute and any such bond shall be assignable to any lender or purchaser of the Premises. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.”
     14. PROPERTY INSURANCE: Effective as of the first day of the Third Option Period, section B of Lease Paragraph 54 (“Property Insurance”) shall be deleted in its entirety and be of no further force or effect.
     15. ASSIGNMENT AND SUBLETTING: Effective as of the first day of the Third Option Period, Lease Paragraph 55 (“Assignment and Subletting”) shall be deleted in its entirety and replaced with the following:
     “55. ASSIGNMENT AND SUBLETTING: The following modifications are made to Paragraph 16:
     A. In the event that Tenant seeks to make any assignment or sublease, then Landlord, by giving Tenant written notice of its election within fifteen (15) days after Tenant’s notice of intent to assign or sublease has been given to Landlord, shall have the right to elect (i) to withhold its consent to such

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assignment or sublease, as permitted pursuant to Paragraph 16, or (ii) to permit Tenant to so assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its obligations under the Lease, and the following shall apply (except the following shall not apply to a “Permitted Transfer” described in Paragraph 56):
          (1) If Tenant assigns its interest in this Lease, then in addition to the rental provided for in this Lease, Tenant shall pay to Landlord fifty percent (50%) of all Rent and other consideration received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease and (ii) all “Permitted Transfer Costs” (as defined herein) related to such assignment. As used herein, the term “Permitted Transfer Costs” shall mean all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the assignment or sublease in question.
          (2) If Tenant sublets all or part of the Premises, then Tenant shall pay to Landlord in addition to the Rent provided for in this Lease fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid or provided to Tenant by the subtenant, less (ii) all Rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet and all Permitted Transfer Costs related to such sublease. After Tenant has recovered all Permitted Transfer Costs Tenant shall pay to Landlord the amount specified in the preceding sentence on the same basis, whether periodic or in lump sum, that such rent and other consideration is paid to Tenant by its subtenant, within seven (7) days after it is received by Tenant.
          (3) Tenant’s obligations under this subparagraph shall survive any assignment or sublease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant’s books and records relating to the payments due pursuant to this subparagraph. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.
          (4) As used herein, the term “consideration” shall mean any consideration of any kind received, or to be received (including, but not limited to, services rendered and/or value received) by Tenant as a result of the assignment or sublease, if such sums are paid or provided to Tenant for Tenant’s interest in this Lease or in the Premises.
          (5) This Paragraph 55.A does not apply to a “Permitted Transfer”, as provided in Paragraph 56 hereof. The parties agree that if any of the following transactions occur and do not qualify as “Permitted

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Transfers”, Tenant must obtain Landlord’s consent to such transaction and if Landlord consents to any of the following transactions which do not otherwise qualify as “Permitted Transfers”, then the provisions of this Paragraph 55.A shall not apply to the following transactions: (i) a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee; and (ii) an assignment of this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee and Tenant remains liable and responsible under the Lease to the extent Tenant continues in existence following such transaction.”
     16. PERMITTED ASSIGNMENTS AND SUBLEASES: Effective as of the first day of the Third Option Period, Lease Paragraph 56 (“Permitted Assignments and Subleases”) shall be deleted in its entirety and replaced with the following:
     “56. PERMITTED ASSIGNMENTS AND SUBLEASES: Notwithstanding anything contained in Paragraph 16, so long as Tenant otherwise complies with the provisions of Paragraph 16 and the Permitted Transfer does not release Tenant from its obligations hereunder, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and the provisions of Paragraph 55A shall not apply to any such Permitted Transfer:
     A. Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with Tenant by means of an ownership interest of more than fifty percent (50%) providing Tenant remains liable for the payment of Rent and full performance of the Lease;
     B. Tenant may assign its interact in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as (i) 95% of all assets and liabilities of Tenant are permanently transferred to such assignee, and (ii) immediately prior to the merger, consolidation or other reorganization, the corporation into which Tenant is to be merged has a net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, merger, consolidation or reorganization (whichever is greater), or if it does not, Landlord is provided a guaranty of the Lease (in a form reasonably acceptable to Landlord) from a corporation (a) that is the parent of, or is otherwise affiliated with, the corporation into which Tenant is to be merged, and (b) which has a current net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, merger, consolidation or reorganization (whichever is greater). In the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party, and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease;

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     C. Tenant may assign this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee (in the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease), and provided that immediately prior to such assignment said corporation, has a net worth equal to or greater than the net worth of Tenant (a) at the time of Lease execution or (b) at the time of such assignment (whichever is greater), or if it does not, Landlord is provided a guaranty of the Lease (in a form reasonably acceptable to Landlord) from a corporation (a) that is the parent of, or is otherwise affiliated with, said corporation and (b) which has a current net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, (whichever is greater).”
     17. DESTRUCTION: Effective as of the first day of the Third Option Period, Lease Paragraph 61 (“Destruction”) shall be deleted in its entirety and replaced with the following:
     “61. DESTRUCTION: Paragraph 21 is modified by the following:
     A. Notwithstanding anything to the contrary within Paragraph 21, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds, net of the deductible, are insufficient to cover one hundred percent of the rebuilding costs; provided, however, Tenant shall have the right to elect, in its discretion, to contribute such excess funds to permit Landlord to repair the Premises.
     B. Except as provided in Paragraph 61C, Landlord may not terminate the Lease if the Premises are damaged by a peril whereby the cost to replace and/or repair is one hundred percent (100%) covered by the insurance carried by Landlord pursuant to Paragraph 12, but instead shall restore the Premises in the manner described by Paragraph 21.
     C. If the Premises are damaged by a peril covered by the insurance carried by Landlord pursuant to Paragraph 12, Landlord shall have the option to terminate the Lease if each of the following conditions is satisfied: (i) the cost to repair or the damage exceeds thirty-three percent (33%) of the then replacement cost of the Premises; and (ii) the damage occurs at a time when there is less than five (5) years remaining in the term of the Lease.
     D. If Landlord fails to obtain insurance as required pursuant to Paragraph 12, and said insurance would have been available to cover any damage or destruction to the Premises, Landlord shall be required to rebuild, at its cost, net of the deductible which would have been required under said insurance policy (which deductible Tenant is required to pay).

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     E. If the Premises are damaged by any peril, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:
          (1) The Premises are damaged by any peril (not caused by or resulting from an action of Tenant or Tenant’s agents, employees, contractors or invitees) and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 180 days after the date of such damage (subject to force majeure conditions); or
          (2) The Premises are damaged by any peril (not caused by or resulting from an action of Tenant or Tenant’s agents, employees, contractors or invitees) within twelve (12) months of the last day of the Lease term, and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty (60) days after the date of such damage and Tenant has not exercised its Option to Extend said Term (or Extended Term as the case may be).”
     18. LIABILITY INSURANCE: Effective as of the first day of the Third Option Period, the first sentence of Lease Paragraph 10 (“Liability Insurance”) shall be deleted and replaced with the following: “Tenant, at Tenant’s expense, agrees to keep in force during the Term of this Lease a policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas.”
     19. LIMITATION OF LIABILITY: Effective as of the first day of the Third Option Period, Lease Paragraph 36 (“Limitation of Liability”) shall be deleted in its entirety and replaced with the following:
     “36. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(i) the sole and exclusive remedy shall be against Landlord’s interest in the Premises leased herein;
(ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);
(iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

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(iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process;
(v) no judgment will be taken against any partner of Landlord;
(vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;
(vii) no writ of execution will ever be levied against the assets of any partner of Landlord;
(viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.”
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said September 17, 1990 Lease Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.

LANDLORD:		TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST		QUANTUM CORPORATION,
a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Andrew Kryder
John Arrillaga, Trustee
Andrew Kryder

Date	6/30/97	Print or Type Name

RICHARD T. PEERY SEPARATE
PROPERTY TRUST		Title	VP Finance and Corp. General Counsel

By	/s/ Richard Peery	Date	6/25/97

Richard T. Peery, Trustee

Date	6/26/97

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AMENDMENT NO. 2
TO LEASE
     THIS AMENDMENT NO. 2 is made and entered into this 26th day of March, 2001, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) (previously known as the “John Arrillaga Separate Property Trust”) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and MAXTOR CORPORATION, a Delaware corporation, as “ASSIGNEE” OR “MAXTOR”.
RECITALS
     A. WHEREAS, by Lease Agreement dated September 17, 1990 Landlord leased to QUANTUM CORPORATION, a Delaware corporation (the “ASSIGNOR” or “QUANTUM”) all of that certain 101,253+ square foot building located at 1000 Sumac Drive, Milpitas, California, the details of which are more particularly set forth in said September 17, 1990 Lease Agreement, and
     B. WHEREAS, said Lease was amended by the Commencement Letter dated December 6, 1991 which established the December 6, 1991 Lease Commencement Date, and established the Termination Date of September 30, 2006, and,
     C. WHEREAS, said Lease was amended by Amendment No. 1 dated April 16, 1997, which amended the Lease by (i) extending the Term for five years, changing the Termination Date from September 30, 2006 to September 30, 2011, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, (iii) adding a third Five Year Option to Extend, (iv) replacing Paragraphs 40C (“Lease Terms Co-extensive”) and 47 (“Cross Default”) and 52 (“Structural Capital Costs Regulated by Governmental Agencies After the Commencement of this Lease not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”), (v) amending Lease Paragraph 12 (“Property Insurance”) and (vi) amending and/or replacing certain provisions of the Lease commencing as of the commencement of the Third Extended Term of said Lease, and
     D. WHEREAS, the Lease, together with those certain Amendments described above in Recitals B and C shall hereinafter collectively be referred to as “the Lease Agreement”, and
     E. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) acknowledging Landlord’s consent to the assignment of said Lease from “Quantum Corporation, a Delaware corporation” to “Maxtor Corporation, a Delaware corporation”, and (ii) replacing Lease Paragraph 42 (“Second Five Year Option to Extend”) and Paragraph 3 to Amendment No. 1 dated April 16, 1997 (“Third Five Year Option to Extend”) as hereinafter set forth.

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AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. ASSIGNMENT OF TENANT’S INTEREST: Notwithstanding anything to the contrary contained in the Lease Agreement, Landlord hereby understands that based on Quantum’s notice to Landlord, Landlord hereby acknowledges that the following transactions have occurred:
     A. Quantum has operated its business at the Premises through two separate business groups: Quantum HDD, tracked by Quantum HDD common stock, and Quantum DSS, tracked by Quantum DSS common stock.
     B. On or about, October 3, 2000, Quantum and Maxtor entered into that certain an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 3, 2000 (the “Merger Agreement’), wherein they agreed that:
                    (i) Quantum will separate its Quantum HDD business from its Quantum DSS and transfer the assets of Quantum HDD to a newly-formed subsidiary, Insula Corporation, a Delaware corporation (“Insula”), in exchange for all of Insula’s common stock and Insula’s agreement to be entirely responsible for all of the Quantum HDD obligations and liabilities.
                    (ii) Immediately after such separation, each currently outstanding share of Quantum HDD common stock will be redeemed in return for a share of Insula common stock, such that the holders of Quantum HDD common stock shall own all of the common stock of Insula.
                    (iii) Immediately after said redemption, Insula will merge into Maxtor and each share of the Insula’s common stock will be converted into the right to receive approximately 1.52 shares of Maxtor common stock, subject to possible adjustment as described in the Merger Agreement.
     C. As part of the legal separation of the Quantum HDD business from the Quantum DSS business, all of the right title and interest of Quantum in the Lease will be assigned by Quantum to Insula and Insula will assume and agree to be liable for all of the obligations of Quantum, as Tenant, under the Lease.
     As a result of said merger transaction, as of April 2, 2001, the effective date of the merger, Maxtor will become the Tenant under the Lease Agreement, and Maxtor shall assume all obligations of Tenant under the Lease Agreement dated September 17, 1990, as amended.
     Landlord hereby consents to the foregoing transactions (“Landlord’s Consent”). Except as expressly set forth below, Landlord’s Consent shall in no way void or alter any of the terms of

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the Lease Agreement by and between Landlord and Tenant, nor shall Landlord’s Consent alter or diminish in any way Tenant’s obligations to Landlord.
     Landlord has not reviewed the terms of any agreement between Quantum, Insula and/or Maxtor, and Landlord shall not be bound by any agreement other than the terms of the Lease Agreement between Landlord and Tenant. Landlord does not make any warranties or representations as to the condition of the Leased Premises or the terms of the Lease Agreement between Landlord and Quantum. Landlord’s consent to the assignment shall in no way obligate Landlord to any further consents or agreements between Quantum and/or Assignee. So long as Quantum continues to exist as a Delaware corporation, it is agreed that both Quantum and Maxtor will be jointly and severally liable for all the terms and conditions of the Lease and all Amendments thereto; provided, however, that so long as Quantum remains liable for said Lease, no material amendment to the Lease Agreement after the date hereof shall be binding upon Quantum without the prior written consent of Quantum, which consent shall not be unreasonably withheld, and Quantum’s approval shall not be required on transactions related to Landlord’s Waivers, Landlord’s Consents to Sublease and/or Landlord’s Consents to Alterations. The foregoing, however, shall not prevent Tenant and Landlord from entering into any such modification or amendment between themselves.
     It is further understood that the Security Deposit of Quantum is being transferred to Maxtor.
     2. OPTIONS TO EXTEND: As consideration for the consent of Landlord herein set forth, Lease Paragraph 42 (“Second Five Year Option to Extend”) and Paragraph 3 to Amendment No. I dated April 16, 1997 (“Third Five Year Option to Extend”) are hereby deleted in their entirety and shall be replaced with the following:
     A. SECOND FIVE YEAR OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend this Lease Agreement (“Option to Extend” or the “Option”) for an additional five years (“Second Extended Term”) upon the following terms and conditions:***
          1) Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Lease Term pursuant to Paragraph A hereof (not later than April 3, 2011), in which event the Term of the Lease shall be considered extended for an additional five (5) years, subject to the Basic Rent set forth below and with: (i) the Basic Rent to be determined pursuant to Paragraph 2) below; (ii) management fee and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its then current Lease provisions that are standard in Landlord’s leases for comparable buildings as of the date of Tenant’s exercise of its Option to Extend); and (iii) this Paragraph 2.A thereafter deleted. In the event that Tenant fails to timely exercise Tenant’s Option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and the Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 2.
     2) In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of the Option, advise Tenant of any changes in the management fee and the terms and conditions as referenced

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in Paragraph 2.A.1(ii) above) and the Basic Rent (which shall not be less than the Basic Rent for the fifth year of the current Term) required for the Extended Term of the Lease to make the Basic Rent for the Premises comparable to the then current market triple net basic rent for comparable properties either (i) then owned in whole or in part by the above mentioned Landlord or by members of its immediate family in the vicinity of the Premises or (ii) if not owned by Landlord or its family as stated herein, other third party properties in the vicinity of the Premises. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Basic Rent in which to accept said new terms and conditions and Basic Rent and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new terms and conditions and Basic Rent for the Second Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 2, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.
     3) It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 2 shall be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default, and has failed to cure the default in the time period allowed by the Lease at any time prior to, or at the time the lease commences on the Second Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 2.
     4) The Option rights of Tenant under this Paragraph 2.A, and the Second Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, except as provided for in Lease Paragraph 56 (“Permitted Assignments and Subleases”), either voluntarily or by operation of law, in any manner whatsoever.
     5) Notwithstanding anything to the contrary in this Paragraph, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant does not completely cure said default within five days for a monetary default and thirty days for a non-monetary default (or such longer time as permitted by cure in the Lease Agreement). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease.
     B. THIRD FIVE (5)-YEAR OPTION PERIOD: Provided Tenant has extended the Lease for an additional five year period as set forth in Paragraph A above, Landlord hereby grants to Tenant another Option to Extend the Lease Agreement upon the following terms and conditions;
          1) Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Basic Term hereof (not later than April 3, 2016), in which event the Term of the Lease shall be considered extended for an additional five (5) years (“Third Extended Term”) subject to the Basic Rent set

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forth below and with: (i) the Basic Rent to be determined pursuant to Paragraph 2) below; (ii) the management fee and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its then current Lease provisions that are standard in Landlord’s leases for comparable buildings as of the date of Tenant’s exercise of its Option to Extend); and (iii) this Paragraph 2.B thereafter deleted. In the event that Tenant fails to timely exercise Tenant’s Option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and the Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 2.B.
          2) In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of option, advise Tenant of any changes in the management fee and the terms and conditions as referenced in Paragraph 2.B.1 (ii) above and Basic Rent (which shall not be less than the Basic Rent for the fifth year of the Second Extended Term) required for the Third Extended Term of the Lease to make the Basic Rent for the Premises comparable to the then current market triple net basic rent for comparable properties either (i) then owned in whole or in part by the above mentioned Landlord or by members of its immediate family in the vicinity of the Premises or (ii) if not owned by Landlord or its family as stated herein, other third party properties in the vicinity of the Premises. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Basic Rent in which to accept said new terms and conditions and Basic Rent and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new terms and conditions and Basic Rent for the Third Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 2.B, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.
          3) It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 2.B will be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default, and has failed to cure the default in the time period allowed by the Lease at any time prior to, or at the scheduled Commencement Date of the Third Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 2.B.
          4) The Option rights of Tenant under this Paragraph 2.B and the Third Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, except as provided for in Lease Paragraph 56 (“Permitted Assignments and Subleases”), either voluntarily or by operation of law, in any manner whatsoever.
          5) Notwithstanding anything to the contrary in this Paragraph 2.B, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant does not completely cure said default within five days for a monetary default and thirty days for a non-monetary default (or such longer time as permitted by cure in the Lease Agreement). In

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the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease.
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said September 17, 1990 Lease Agreement, as heretofore amended, shall remain in full force and effect.IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year last written below.

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LANDLORD:	ASSIGNEE/MAXTOR:

JOHN ARRILLAGA SURVIVOR’S TRUST	MAXTOR CORPORATION, a Delaware corporation

By:	/s/ John Arrillaga by attorney-in-fact, Richard Peery	By:	/s/ Glenn Stevens

John Arrillaga, Trustee

Glen H. Stevens

Date:	3/30/01	Print or Type Name

RICHARD T. PEERY SEPARATE
PROPERTY TRUST	Title:	V.P. General Counsel & Secretary

By:	/s/ Richard Peery

	Richard T. Peery, Trustee	Date:	4/1/01

Date:	3/30/01	ASSIGNOR/QUANTUM

QUANTUM CORPORATION a Delaware corporation
By:	/s/ Norm Claus
Norm Claus
Print or Type Name

Title:	V.P. Real Estate

Date:	3/30/01

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LEASE AGREEMENT
     THIS LEASE, made this 23rd day of March, 1994 between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord and QUANTUM CORPORATION, a Delaware corporation, hereinafter called Tenant.
WITNESSETH:
     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in red on Exhibit “A”, attached hereto and incorporated herein by this reference thereto more particularly described as follows:
All of that land containing approximately 5.131± acres and that certain 94,484± square foot two-story building (“Building 5”) and parking appurtenant thereto, to be constructed and installed by Landlord as shown within the area outlined in Red (“Lot 5”) on Exhibit A to be located at 1100 Sumac Drive, Milpitas, California, 95035. Said Premises is more particularly shown within the area outlined in Red on Exhibit A attached hereto and incorporated herein by this reference. The interior of the Leased Premises shall be improved in the configuration as shown in Red on Exhibit B to be attached hereto and incorporated herein by this reference. The building shell shall be constructed in accordance with the shell and site improvement specifications set forth on Exhibit A, and the general building elevation set forth on Exhibit A. SEE PARAGRAPH 48.
     The word “Premises” as used throughout this lease is hereby defined to include the nonexclusive use of sidewalks and driveways in front of or adjacent to the Premises, and the nonexclusive use of the area directly underneath or over such sidewalks and driveways. The gross leasable area of the building shall be measured from outside of exterior walls to outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered loading areas.
     Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.
     1. USE: Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of office, sales and R&D and related uses necessary for the use of Tenant or any approved assignee or subtenant to conduct its business providing any and all uses of the Premises shall be subject to and in conformance with all governmental laws and ordinances and for no other purpose without Landlord’s prior written consent. Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or

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any insurance covering the Premises or any part thereof, or any of its contents without the prior written consent of Landlord, and provided Tenant bears any cost related to such increased rate, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises or neighboring premises or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, reasonable attorneys’ fees, or liability arising out of failure of Tenant to comply with any applicable law that governs Tenant use of the Premises. Tenant shall comply with any covenant, condition or restriction (“CC&R’s”) affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Premises.
     2. TERM AND COMMENCEMENT DATE OF LEASE: See Paragraphs 40, 41 and 42 of this Lease.
     3. POSSESSION: If Landlord, for any reason whatsoever other than Landlord’s default cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom, but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 2B, above; provided, however, it is agreed that in no event shall the Lease commence sooner than January 1, 1995 unless the parties agree in writing to an earlier date for the Lease to commence. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 180 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord’s control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this lease. SEE PARAGRAPH 46.

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     4. RENT:
          A. Basic Rent: Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of the amount to be calculated pursuant to Paragraph 39 in lawful money of the United States of America, payable as follows: See Paragraphs 39 through 42.
          B. Time for Payment: Full monthly rent is due in advance on the first day of each calendar month. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar moth of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day and said last calendar month and the last day of the term hereof bears to thirty (30).
          C. Late Charge: Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal five percent (5%) of each rental payment so in default. See Paragraph 49.
          D. Additional Rent: Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord or to Landlord’s designated agent in addition to the Basic Rent and as Additional Rent the following:
               (a) All Taxes relating to the Premises as set forth in Paragraph 9, and
               (b) All insurance premiums relating to the Premises, as set forth in Paragraph 12, and
               (c) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.
     The Additional Rent due hereunder shall be paid to Landlord or Landlord’s agent (i) within five days after presentation of invoice from Landlord or Landlord’s agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly,

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in advance. Tenant’s prorata share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease in which case such amount shall be held by Landlord as a credit for Tenant’s account until such default has been cured any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent Items.
     The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.
          E. Place of Payment of Rent and Additional Rent: All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at Peery/Arrillaga, File 1504, P.O. Box 60000, San Francisco, CA 94160 or to such other person or to such other place as Landlord may from time to time designate in writing.
          F. Security Deposit: Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of THREE HUNDRED SIX THOUSAND ONE HUNDRED TWENTY EIGHT AND 16/100 Dollars ($306,128.16). Said sum shall be held by Landlord as the Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith. Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor. SEE PARAGRAPH 50.

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     5. ACCEPTANCE AND SURRENDER OF PREMISES: By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred or nonconforming acoustical ceiling tiles replaced; all windows washed; the airconditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair; the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts; the lawn and shrubs in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair; together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within ninety (90) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies. SEE PARAGRAPH 51.
     6. ALTERATIONS AND ADDITIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant (such consent not to be unreasonably withheld), but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade

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fixtures placed in the Premises. All heating, lighting, electrical airconditioning, partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. Tenant receives notice of SEE PARAGRAPH 51.
     7. TENANT MAINTENANCE: Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, or replacement, and in good sanitary condition. Tenant’s maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by accident or act of third parties), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and airconditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), structural elements and exterior surfaces of the floor coverings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches, locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever, and all exterior improvements including but not limited to landscaping, sidewalks, driveways, parking lots including striping and sealing, sprinkler systems, lighting, ponds, fountains, waterways, and drains. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, Subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. In the event any of the above maintenance responsibilities apply to any other tenants(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord. SEE PARAGRAPH 52.
     8. UTILITIES: Tenant shall pay promptly, as the same become due, all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation,

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any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. In the event the above charges apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord.
     Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.
     9. TAXES:
     A. Notwithstanding the following and pursuant to the terms of the Option Agreement dated October 31, 1989 related to this Lease Tenant is responsible for paying all real estate taxes and assessments assessed against the Premises leased hereunder from August 27, 1990, the date Tenant exercised its first option under the Option Agreement dated October 31, 1989. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord, or if Landlord so directs, directly to the Tax Collector, all Real Property Taxes relating to the Premises. In the event the Premises leased hereunder consist of only a portion of the entire tax parcel, Tenant shall pay to Landlord Tenant’s proportionate share of such real estate taxes allocated to the leased Premises by square footage or other reasonable basis as calculated and determined by Landlord. If the tax billing pertains 100% to the leased Premises, and Landlord chooses to have Tenant pay said real estate taxes directly to the Tax Collector, then in such event it shall be the responsibility of Tenant to obtain the tax and assessment bills and pay, prior to delinquency, the applicable real property taxes and assessments pertaining to the leased Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellation of or nonresponsiblity for payment of penalties for nonpayment or late payment by Tenant. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered or otherwise changed) or Landlord’s interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; or parking areas, public utilities, or energy within the Premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises; and (iii) all costs and fees (including reasonable attorneys’ fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or

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imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord’s business of leasing the Premises, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources. SEE PARAGRAPH 53.
          B. Taxes on Tenant’s Property: Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.
     10. LIABILITY INSURANCE: Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of comprehensive general liability insurance for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas, in the amount of $2,000,000 combined single limit. Such insurance shall be primary and on noncontributory as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. A copy of said policy shall be delivered to Landlord. If, during the term of this Lease, in the considered opinion of Landlord’s Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 10 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor, or counsel shall deem adequate.
     11. TENANT’S PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE: Tenant shall maintain a policy or policies of fire and

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property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.
     Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.
     12. PROPERTY INSURANCE: Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord) of the cost of, policy or policies or insurance covering loss or damage to the Premises (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises.
     Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof. SEE PARAGRAPH 54.
     13. INDEMNIFICATION: Landlord shall not be liable to Tenant and Tenant hereby waives all claims against landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any charter from the roof, walls, basement or other portion of the Premises but excluding, however, the negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property the principal cause of which is the negligence of Landlord, and subject to the last two sentences of Paragraph 12, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys’ fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.
     14. COMPLIANCE: Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body

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now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises. SEE PARAGRAPHS 44 AND 52.
     15. LIENS: Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following Tenant’s receipt of notice of the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.
     16. ASSIGNMENT AND SUBLETING: Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or sue the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all reasonable expenses in connection with the assignment, and Landlord may require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under this Lease. SEE PARAGRAPHS 55 AND 56.

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     17. SUBORDINATION AND MORTGAGES: In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease. SEE PARAGRAPH 57.
     18. ENTRY BY LANDLORD: Landlord reserves, and shall at all reasonable times have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises or other parts of the building, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. SEE PARAGRAPH 58.
     19. BANKRUPTCY AND DEFAULT: The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.
     Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used therein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.
     Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation,

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reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.
     The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:
               (a)The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.
               (b)The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.
               (c)The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.
               (d)The right and power, after compliance with all statutory requirements and in any event on not less than three (3) business days prior written notice, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the

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amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and or such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.
               (e)The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d above. SEE PARAGRAPH 59.
     20. ABANDONMENT: Tenant shall not vacate or abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. SEE PARAGRAPH 60.
     21. DESTRUCTION: In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible, under Paragraph 7 Landlord may, at its option:
               (a)Rebuild or restore the Premises to their condition prior to the damage or destruction, or
               (b)Terminate this Lease.
     If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or

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stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not cancelled according to the provisions above.
     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.
     In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event the destruction of the Premises is caused by Tenant. Tenant shall pay the deductible portion of Landlord’s insurance proceeds. SEE PARAGRAPH 61.
     22. EMINENT DOMAIN: If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill shall be and remain the property of Tenant.
     If any action or proceeding is commenced for such taking of the Premises or any part thereof, of it Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.
     In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month

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next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.
     If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking. SEE PARAGRAPH 62.
     23. SALE OF CONVEYANCE BY LANDLORD: In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned. Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Premises and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor. SEE PARAGRAPH 63.
     24. ATTORNMENT TO LENDER OR THIRD PARTY: In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale. Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.
     25. HOLDING OVER: Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred twenty five (125%) percent of the monthly Basic Rent required during the last month of the Lease term.
     26. CERTIFICATE OF ESTOPPEL: Either party shall at any time upon not less than ten (10) days prior written notice from the other party execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges

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are paid in advance, if any, and (ii) acknowledging that there are not, to the best of such party’s knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. A party’s failure to deliver such statement within such time shall be conclusive upon the party receiving such request that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in the requesting party’s performance, and that not more than one month’s rent has been paid in advance.
     27. CONSTRUCTION CHANGES: It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawing resists with Tenant.
     28. RIGHT OF LANDLORD TO PERFORM: All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment on performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.
29. ATTORNEYS’ FEES:
          A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
          B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney’s fee.

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     30. WAIVER: The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.
     31. NOTICES: All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises of if sent by United Stated certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Peery/Arrillaga, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.
     32. EXAMINATION OF LEASE: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.
     33. DEFAULT BY LANDLORD: Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.
     34. CORPORATE AUTHORITY: If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.
     35. INTENTIONALLY LEFT BLANK

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     36. LIMITATION OF LIABILITY: In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
               (a) the sole and exclusive remedy shall be against Landlord and Landlord’s assets;
               (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);
               (c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);
               (d) no partner of Landlord shall be required to answer or otherwise plead to any service of process;
               (e) no judgment will be taken against any partner of Landlord;
               (f) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;
               (g) no writ of execution will every be levied against the assets of any partner of Landlord;
               (h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.
     37. SIGNS: No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.
     All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably approved of by Landlord.
     Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

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     38. MISCELLANEOUS AND GENERAL PROVISIONS
          A. Use of Building Name: Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.
          B. Choice of Law; Severability: This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.
          C. Definition of Terms: The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.
     The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.
          D. Time of Essence: Time is of the essence of this Lease and of each and all of its provisions.
          E. Quitclaim: At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.
          F. Incorporation of Prior Agreements; Amendments: This agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.
          G. Recording: Landlord and Tenant shall record a short form memorandum hereof in the form attached hereto as Exhibit D.
          H. Amendments for Financing: Tenant further agrees to execute any amendments reasonably required by a lender to enable Landlord to obtain financing, so long as

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Tenant’s rights hereunder are not materially and adversely affected and there is no change in the Basic Rent, Options to Renew, Lease Term or Construction obligations of Landlord.
          I. Additional Paragraphs: Paragraphs 39 through 64 are added hereto and are included as a part of this lease.
          J. Clauses, Plats and Riders: Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.
          K. Diminution of Light, Air or View: Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.
     IN WITNESS THEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:		TENANT:

JOHN ARRILLAGA SEPARATE		QUANTUM CORPORATION
PROPERTY TRUST		a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Deborah E. Barber

John Arrillaga, Trustee

		Title	Vice President, Human Resources

RICHARD T. PEERY SEPARATE
PROPERTY TRUST

By	/s/ Richard T. Peery

Richard T. Peery, Trustee

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Paragraphs 39 through 64 to Lease Agreement dated March 23, 1994, By and Between JOHN ARRILLAGA AND RICHARD T. PEERY SEPARATE PROPERTY TRUSTS, as Landlord, and QUANTUM CORPORATION, a Delaware corporation, as Tenant for 94,484 ± Square Feet of Space Located at 1100 Sumac Drive, Milpitas, California.
     39. BASIC RENT: In accordance with Paragraph 4A, subject to the provisions of Paragraphs 40 and 41, Basic Rent shall be payable as follows during the indicated months of the term of the Lease based upon the gross leasable area within the building that is part of the Premises:

Period	Monthly Basic Rent
Months 1-12 (plus the partial calendar month, if any, following the Commencement Date)	$1.32/sf

Months 13-24	$1.37/sf

Months 25-36	$1.42/sf

Months 37-48	$1.47/sf

Months 49-60	$1.52/sf

Months 61-72	$1.57/sf

Months 73-84	$1.62/sf

Months 85-96	$1.67/sf

Months 97-108	$1.72/sf

Months 109-120	$1.77/sf

Months 121-132	$1.82/sf

Months 133-141	$1.87/sf
     Example of calculation of Basic Rent per month for the period commencing with the first through the twelfth months of said Lease:

Square footage of Building	94,484
Per square foot Basic Monthly Rent	x $1.32

Basic Rent per Month	$124,718.88

*   In the event this Lease commences on June 1, 1995 or thereafter, the Basic Rent schedule shown above may be amended in accordance with Article I.F.2.(b)(1) entitled “Basic Monthly Rental” of Option Agreement dated October 31, 1989 between the parties.

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     40. LEASE TERM AND COMMENCEMENT DATE: The following provisions relate to the commencement and duration of the term of this Lease:
          A. Lease Term: The term of this Lease shall commence on the “Commencement Date” (as defined herein) which is projected to be January 1, 1995, and shall continue for a period of eleven years nine months plus the partial calendar month, if any, in which the Commencement Date occurs, subject to the terms of this Lease and subject to (i) earlier termination rights of Landlord in accordance with the provisions of this Lease, and (ii) extension pursuant to the options to renew granted by Paragraphs 41 and 42, and the provisions of this Paragraph 40.C.
          B. Commencement Date Defined: As used herein, the term “Commencement Date” shall mean the later to occur of the following: (i) the date upon which the “Improvements” are “Substantially Completed”; or (ii) January I, 1995; provided, however, that if prior to the later of such dates Tenant’s operating personnel enter into occupancy of the Premises and commence the operation of Tenant’s business within the Premises, the Commencement Date shall be the date such personnel of Tenant so enter into occupancy of the Premises. The term “Substantially Completed” and/or “Substantial Completion” shall mean the date when all of the following have occurred with respect to the Improvements in question: (i) the construction of the Improvements in question has been substantially completed in accordance with the approved plans therefor except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; (ii) Landlord has executed a certificate or statement representing that the Improvements in question have been substantially completed in accordance with the plans and specifications therefor except for the punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; and (iii) the Building Department of the City of Milpitas has completed its final inspection of such Improvements and has “signed off” the building inspection card approving such work as complete except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business. Notwithstanding the foregoing, Substantial Completion of the Interior Improvements shall not be deemed to have occurred until Landlord has obtained final or conditional approval from the Fire Department of the City of Milpitas that the Improvements have been completed in accordance with such department’s requirements (subject only to conditions that do not prevent Tenant from occupying the Improvements).
          C. Lease Terms Co-extensive: It is acknowledged that (i) Landlord and Tenant have previously executed four separate leases. Two of said leases dated October 31, 1989 are for Premises located at 1130 Bellew Drive and 490 McCarthy Blvd., Milpitas, California (the “1989 Leases”; one of said leases dated September 17, 1990 is for Premises located at 1000 Sumac Drive, Milpitas, California, and one of said leases dated April 10, 1992 is for Premises located at 900 Sumac Drive, Milpitas, California (hereinafter collectively referred to as the “Existing Leases”), and (ii) it is the intention of the parties that the term of this Lease be co-extensive with the term of the Existing Leases, such that the terms of all five leases (“the Leases”) expire on the same date. It is hereby agreed that following the date upon which the Commencement Date of this Lease becomes established as a date certain following completion of improvements and satisfaction of any other conditions related to determining such date, the term of this Lease may be extended to coincide with the termination dates of the Existing Leases,

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however, in no event will the term of this Lease be for a period of less than ten (10) years nor will the termination dates of the Existing Leases be prior to the termination date of this Lease. As soon as the parties are able to implement the provisions of this Paragraph because the Commencement Date of this Lease has been determined following completion of improvements and satisfaction of other appropriate conditions, the parties shall execute an amendment to (i) this Lease establishing the applicable Commencement Date in accordance with the foregoing provisions of this Paragraph 40C, the actual rent based upon the measurements of the completed building covered by this Lease as certified prior to the Commencement Date by an architect or general contractor reasonably approved by the parties, and the actual date for each rent adjustment provided for in this Lease, based upon the actual Lease Commencement Date. The provisions of this Paragraph 40C also requires the terms of all the Leases to be extended accordingly if Tenant exercises its Option to Extend under any of the Leases. The monthly Basic Rent during the extended term under each of the Leases shall be increased by $.05 per square foot on the commencement date of the extended term and thereafter on each and every anniversary of the respective lease Commencement Date.
     41. FIRST FIVE-YEAR OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend the term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. If Tenant elects to exercise the option to extend, Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at lease one hundred eighty (180) days prior to the expiration of the Basic Term hereof, in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 41 and subject to the rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 41.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period	Monthly Basic Rent
Months 1-12	$1.92/sf
Months 13-24	$1.97/sf
Months 25-36	$2.02/sf
Months 37-48	$2.07/sf
Months 49-60	$2.12/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to renew granted by this Paragraph 41 at any time that Tenant is in material default of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 41 notwithstanding such non-curable default.

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     42. SECOND FIVE-YEAR OPTION TO EXTEND: Provided Tenant has extended the Lease for an additional five (5) year period as set forth in Paragraph 41, Landlord hereby grants to Tenant an option to extend the term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Lease term as extended pursuant to Paragraph 41, in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 42.A and subject to the rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 42.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period	Monthly Basic Rent
Months 1-12	$2.17/sf
Months 13-24	$2.22/sf
Months 25-36	$2.27/sf
Months 37-48	$2.32/sf
Months 49-60	$2.37/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to extend granted by this Paragraph 42 at any time that Tenant is in material default of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 42 notwithstanding such non-curable default.
     43. ASSESSMENT CREDITS: The demised property herein is subject to a special assessment levied by the City of Milpitas in Improvement District No. 12. As a part of said special assessment proceedings, additional bonds were sold and assessments levied to provide for construction contingencies and reserve funds. Interest will be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the demised premises, Tenant shall pay to Landlord, as additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited
     44. HAZARDOUS MATERIALS: The parties agree as follows with respect to the existence or the use of hazardous material on the Premises:

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          A. Tenant shall have no obligations to “clean up”, to comply with any law regarding, or to reimburse, release, indemnify, or defend Landlord with respect to any hazardous materials or wastes which Tenant or other parties on the Premises did not store, dispose, or transport in, use, or cause to be on the Premises in violation of applicable law during the term of this Lease. Any handling, transportation, storage, treatment, disposal or use of hazardous materials by Tenant or other parties in or about the Premises during the term of this Lease shall strictly comply with all applicable laws and regulations. Tenant will be 100 percent liable and responsible for any and all “clean up” of said toxic waste and/or hazardous materials contamination which Tenant, its agents, or future subtenants, if any, does store, dispose, or transport in, use or cause to be on the Premises in violation of applicable law or governing agency(s) or which originate on Premises, during the term of this Lease from any manner whatsoever, including but not limited to, dumping by others, (or which originate on the surface of the Premises any time after October 28, 1989, the date the Option Agreement dated October 31, 1989 related to said Lease was executed by all parties, and before the Commencement Date of this Lease, but excluding Hazardous Materials on the Premises prior to the Lease Commencement Date because of the storage, use, disposal, or transportation of such materials or waste by any of Landlord’s contractors or otherwise arising out of construction work performed by or under the direction of Landlord on the Premises and Landlord shall be responsible for all required actions with respect to such materials or wastes), and will indemnify Landlord and hold Landlord harmless from any liabilities, demands, costs, expenses and damages, including attorney fees incurred as a result of any claims resulting from such contamination, or from any claims for personal injury or property damage or diminution in the value of the Premises caused by the use, storage, disposal or transportation of hazardous materials on the Premises by Tenant or other parties during the term of this Lease. It is agreed that the Tenant’s responsibilities related to toxic waste and hazardous materials will survive the termination date of the Lease. Tenant agrees to complete compliance with governmental regulations regarding use or removal or remediation of Hazardous Materials used, stored, disposed, transported or caused to be on the Premises by Tenant or its agents or subtenants, or which originate on the Premises during the term of this Lease, and prior to the termination of said Lease Tenant agrees to follow the proper closure procedures and will obtain a clearance from the local fire department and/or the appropriate city agency. Tenant also agrees to install such toxic waste and/or hazardous materials monitoring devices as Landlord reasonably deems necessary to monitor any use of hazardous materials by Tenant, its agents or subtenants, originating from the Premises during the Lease term, if recommended by a qualified environmental consulting firm.
          B. Landlord hereby makes the following representations to Tenant, each of which is made only to the best of Landlord’s knowledge as of the date Landlord executes this Lease, without any inquiry or investigation having been made or required by Landlord regarding this subject, nor does Landlord have any obligation to investigate or make inquiry regarding the subject:
               (1) The soil and ground water on or under the Premises does not contain hazardous materials in amounts which violate any laws to the extent that any governmental entity could require either Landlord or Tenant to take any remedial action with respect to such hazardous materials.

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               (2) During the time that Landlord has owned the Premises, Landlord has received no notice of (i) any violation, or alleged violation, of any law that has not been corrected to the satisfaction of the appropriate authority, (ii) any pending claims relating to the presence of hazardous material on the Premises, or (iii) any pending investigation by any governmental agency concerning the Premises relating to hazardous materials.
          C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning hazardous materials which relates to the Premises, and (ii) any contamination of the Premises by hazardous materials which constitutes a violation of any law. If during the Lease term Tenant proposes to use other hazardous materials at the Premises, Tenant shall inform Landlord of such use, identifying the hazardous materials and the manner of their use, storage and disposal, and shall agree (i) to use, store and dispose of such materials strictly in compliance with all laws and (ii) that the indemnity set forth in Paragraph 44A shall be applicable to Tenant’s use of such material.
          D. Landlord or Tenant may, at any time, cause testing wells to be installed on the Premises, and may cause the ground water to be tested to detect the presence of hazardous material by the use of such tests as are then customarily used for such purposes. Testing wells installed by Tenant shall be paid by Tenant. If tests conducted by Landlord disclose that Tenant has violated any hazard materials laws, or Tenant or parties on the Premises during the term of this Lease have contaminated the Premises as determine by regulatory agencies pursuant to hazardous materials laws, or that Tenant has liability to Landlord pursuant to Paragraph 44A, then Tenant shall pay for 100 percent of the cost of the test and all related expense. Prior to the expiration of the Lease term, Tenant shall remove any testing wells it has installed at the Premises, and return the Premises to the condition existing prior to the installation of such wells, unless Landlord requests in writing that Tenant leave all or some of the testing wells in which instance the wells requested to be left shall not be removed.
          E. If any tests performed by Tenant or Landlord prior to the Commencement Date disclose hazardous materials at the Premises, Landlord at its expense will promptly take all reasonable action required by law with respect to the existence of such materials at the Premises. The Commencement Date shall not be delayed because of such action by Landlord unless occupation of the Premises is prohibited by law.
          F. The obligations of Landlord and Tenant under this Paragraph 45 shall survive the expiration or earlier termination of the term of this Lease. The rights and obligations of Landlord and Tenant with respect to issues relating to hazardous materials are exclusively established by this Paragraph 44.
     45. APPROVALS: Whenever this Lease requires the approval or consent of either Landlord or Tenant before an action may be taken, such approval or consent shall not be unreasonably withheld or delayed.
     46. LANDLORD’S RIGHT TO TERMINATE: It is understood that the Premises to be leased by Tenant are to be constructed by Landlord, and that Landlord is required to obtain the necessary building permits for the building shell before construction of said Premises can

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commence. Therefore, it is agreed that in the event Landlord cannot obtain all the necessary building permits for the building shell by June 1, 1994, then either Landlord or Tenant can terminate this Lease by written notice to the other party given within thirty (30) days thereafter, without any liability to the other party of any type whatsoever, and that this Lease Agreement shall be null and void as of the date of receipt of such notice. Landlord agrees to use its best efforts to obtain the required permits by June 1, 1994.
     47. CROSS DEFAULT: As set forth in Paragraph 40C, Landlord and Tenant have entered into other leases referred to herein as the “Existing Leases”. As a material part of the consideration for the execution of this Lease by Landlord, it is agreed between Landlord and Tenant that a default under this Lease, or a default under any of the Existing Leases may, at the option of Landlord, be considered a default under all leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to all the Leases including, but not limited to, the right to terminate any or all of the aforementioned Existing Leases or this Lease by reason of a default under the Leases or hereunder.
     48. SUBDIVISION: With respect to the development of the Premises:
     Landlord and Tenant agree that the Premises and all of Parcels 1, 2, 3, 4, and 5 shown on that certain parcel map, recorded on July 23, 1990 in Book 616 of Maps, Page 20 (the “Larger Parcel”) during (and limited to) the term of this Lease shall be developed and used only in accordance with a master plan, developed by Landlord. The parties have mutually agreed to a Master Plan for the general development of the Premises and the Larger Parcel which is attached hereto as Exhibit “Al” and entitled “Master Site Plan”. Said Master Site Plan sets forth the buildings and land to be leased under this Lease (Building 5 on Lot 5), the 1989 Leases (Buildings 1 and 2 on Lots 1 and 2, respectively), the 1990 Lease (Building 4 on Lot 4) and the 1992 Lease (Building 3 on Lot 3) as well as the general location of the parking and landscaping pertaining thereto. The parties agree that the Master Site Plan may be modified provided that (i) a perimeter driveway is developed in front of each building which generally runs near and parallel with the street surrounding the 37 ≠ acre site, (ii) all buildings will be similar and generally architecturally compatible, (iii) a landscape area is developed along the frontage of all streets between the street and parking area closest to the street and (iv) a landscape and recreation area at the rear of Lot 4 (as shown on the Site Plan) is developed when a building is constructed on Lot 4. The parties agree that (i) Landlord may change the Master Plan, shape and sizes of the buildings, parking and landscaping as long as the general development concept set forth above is generally followed by Landlord, and (ii) any successor or assign of Landlord or Tenant shall be required to consent and agree to develop the Premises and the Larger Parcel in accordance with the foregoing, and shall be deemed to have assumed the obligation to so develop such property by acceptance of a deed, assignment or other means of transfer of Landlord’s or Tenant’s interest in such property or any portion thereof, as the case may be. Further, the memorandum of lease to be recorded by Landlord and Tenant pursuant to Paragraph 38G shall contain the following statement:
“The Lease provides that from and after the commencement date of the 1989 Leases (as defined in the Lease) and continuing for a period of fifteen (15) years, or the date of termination of the Lease, whichever first occurs, the Premises and

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the larger 37.096 acre parcel which the Premises were originally included, and which is described on the attached Exhibit “A”, incorporated herein by this reference, shall be developed by Landlord and Tenant or their successors or assigns, as more particularly set forth in the Lease, so that (i) a perimeter driveway is developed in front of each building which generally runs near and parallel with the street surrounding the 37? acre site, (ii) a landscape area is developed along the frontage of all streets between the street and parking area closest to the street, (iii) a landscape and recreation area at the rear of Lot 4 (as shown on the Site Plan identified in the Lease) is developed when a building is constructed on Lot 4, and (iv) all buildings will be similar and generally architecturally compatible, it being agreed that Landlord may change the shape and sizes of the buildings, parking and landscaping as long as the general development concept set forth above and in the Lease is generally followed by Landlord. If a Public Agency requires modifications to the lot lines as shown on the Master Plan, the parties agree to reasonable lot line modifications.”
     49. LIMITATION ON IMPOSITION OF LATE CHARGE: Notwithstanding anything contained in Paragraph 4C, if Tenant is delinquent in the payment of Basic Rent or Additional Rent and is subject to a late charge, Landlord agrees to waive the late charge if the Basic Rent or Additional Rent due is paid within five days of Landlord’s written notice to Tenant of the delinquent amount owed and provided Tenant has not been delinquent in its payment of Basic Rent or Additional Rent owed under the Lease or the Existing Leases during the twelve (12) month period preceding the rent delinquency in question.
     50. SECURITY DEPOSIT: The following provisions shall modify Paragraph 4F:
          A. Within thirty (30) days after the expiration or earlier termination of the Lease term and after Tenant has vacated the Premises, Landlord shall return to Tenant the entire Security Deposit except for amounts that Landlord has deducted therefrom that are needed by Landlord to cure defaults of Tenant under the Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease. The use or disposition of the Security Deposit shall be subject to the provisions of California Civil Code Section 1950.7.
          B. During the first thirty (30) days following execution of this Lease Agreement, Tenant shall have the one-time option of satisfying its obligation with respect to an amount equal to one-half (1/2) ($153,064.08) of the $306,128.16 Security Deposit required under Paragraph 4.C. by providing to Landlord, at Tenant’s sole cost, a letter of credit which (i) is drawn upon an institutional lender reasonably acceptable to Landlord, (ii) is in the amount of one-half (1/2) of the Security Deposit, (iii) is for a term of at lease twelve (12) months, (iv) with respect to any letter of credit in effect within the six month period immediately prior to the expiration of the Lease term, shall provide that the term of such letter of credit shall extend at least thirty (30) days past the Lease expiration date, (v) may be drawn upon by Landlord upon submission of a declaration of Landlord that Tenant is in default (as defined in Paragraph 19 and as modified by Paragraph 59). Landlord shall not be obligated to furnish proof of default to such institutional lender, and Landlord shall only be required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the

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amount Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit required under Paragraph 4.f., (vi) shall provide that if the letter of credit is not renewed, replaced or extended within twenty (20) days of its expiration date the issuer of the credit shall automatically make payment of the amount of the letter of credit directly to Landlord after the date which is twenty (20) days before the expiration date, and no later than the expiration date, without Landlord being required to make demand upon the letter of credit, and (vii) is otherwise in form and content reasonably satisfactory to Landlord. If Tenant provides Landlord with a letter of credit, within thirty (30) days of the execution of this Lease, meeting the foregoing requirements, one-half (1/2) of the cash Security Deposit (i.e., $153,064.08 of the $306,128.16 Deposit) shall be returned to Tenant by Landlord inasmuch as the cash deposit remaining and the Letter of Credit equal the total Security Deposit required in Paragraph 4F. If Tenant defaults with respect to any provisions of this Lease, including but not limited to provisions relating to the payment of rent, Landlord may (but shall not be required to) draw down on the letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. Landlord and Tenant acknowledge that such letter of credit will be treated as if it were a cash security deposit, and such letter of credit may be drawn down upon by Landlord upon demand and presentation of evidence of the identity of Landlord to the issuer, in the event that Tenant defaults with respect to any provision of this Lease and such default is not cured within any applicable cure period. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to furnish proof of default to such institutional lender and Landlord is only required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit. Landlord acknowledges that it is not entitled to draw down such letter of credit unless Landlord would have been entitled to draw upon the cash security deposit pursuant to the terms of Paragraph 4F of the Lease. Concurrently with the delivery of the required information to the issuer, Landlord shall deliver to Tenant written evidence of the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of the Lease, and evidence of the failure of Tenant to cure such default within the applicable grace period following receipt of such notice of default. Any proceeds received by Landlord by drawing upon the letter of credit shall be applied in accordance with the provisions governing the Security Deposit imposed by Paragraph 4F and this Paragraph 50. If Landlord draws upon the letter of credit, thereafter Tenant shall once again shall have the right to post a letter of credit in place of one-half (1/2) of a cash Security Deposit so long as Tenant is not then in default. In any event Tenant will be obligated to replenish the amount drawn to restore the Security Deposit to its original amount as provided for in Paragraph 4F. If any portion of the letter of credit is used or applied pursuant hereto, Tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the letter of credit, or (ii) increasing the letter of credit to its value immediately prior to such application. Tenant’s failure to replace

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the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.
     51. ALTERATIONS MADE BY TENANT: The provisions of this Paragraph 51 shall modify Paragraphs 5 and 6:
          A. As used herein, the term “Alteration” shall mean any alteration, addition or improvement made by Tenant to the Premises during the term of the Lease, but shall not include Tenant’s trade fixtures so long as such trade fixtures are not installed in such a manner that they have become an integral part of the building.
          B. Tenant shall not construct any Alterations or otherwise alter the Premises without Landlord’s prior written approval: (i) if Tenant is in default under this Lease or any of the Existing Leases, or (ii) if Tenant is not in default under this Lease or any of the Existing Leases and if the total cost of such Alterations exceeds $20,000 per the scope of any single remodeling job to the Premises, or if such Alteration is structural in nature. Any other non-structural Alteration of less than $20,000 for the total cost of the remodeling job may be undertaken by Tenant without Landlord’s prior written approval but with the understanding that Tenant shall be obligated to restore the Premises as set forth in Paragraph 5 at the termination of this Lease, except as otherwise provided in Paragraph 51.D. Notwithstanding the foregoing, Tenant shall have the right to reconfigure modular freestanding walls and partitions without Landlord’s prior consent, which have been installed by Tenant and paid for by Tenant.
          C. At all times during the Lease Term (i) Tenant shall maintain and keep up dated “as-built” plans for all Alterations constructed by Tenant, and (ii) Tenant shall provide to Landlord copies of such “as-built” plans as such Alterations are made.
          D. Provided Tenant is not in default under this Lease or under any of the Existing Leases, Tenant shall have the right to remove at any time during the Lease term or prior to the expiration thereof any (i) process equipment such as clean hoods, thermal cycling chambers, freon piping, high temperature furnaces, air handlers and special air-conditioning, and (ii) process systems such as compressed air or processed exhaust systems and (iii) the clean room modules and all related process equipment which are paid for 100% by Tenant (excluding building standard HVAC, electrical, plumbing and other building standard systems which are an integral part of the building not related to Tenant’s clean room modules or other special purpose process equipment or systems), which systems, equipment and modules the parties agree for the purposes of this Lease shall be deemed to be trade fixtures, so long as Tenant repairs all damage caused by the installation and/or removal thereof, returns the Premises prior to the termination of the Lease to the condition existing prior to the installation of such item, and repairs and restores any so-called “doughnuts” or gaps in the roof and/or floor tiles and/or ceiling and lighting resulting from such removal. At the time Tenant requests the consent of Landlord to approve the installation of an Alteration requiring the consent of Landlord, Tenant shall seek from Landlord a written statement of whether or not Landlord will require Tenant to remove such Alteration and restore all or part of the Premises as required by Landlord in accordance with this paragraph and Paragraph 5 at the expiration or earlier termination of the term of the Lease. If Tenant does not obtain from Landlord a statement in writing that Landlord will not require such Alteration to be removed, then at the expiration or sooner termination of the term of the Lease, it is agreed that

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Tenant may be required to remove all or part of such Alterations, and return the Premises to the condition existing prior to the Installation of such Alterations as provided for in Paragraph 5 above. In addition, if Tenant has installed Alterations without Landlord’s consent, if Landlord so requires, Tenant shall also remove all or part of such Alterations so installed without Landlord’s consent as Landlord may designate and return the Premises to the condition existing prior to the installation of such Alteration. Alterations for which Landlord has given its written consent to Tenant that such Alteration need not be removed, shall not be removed by Tenant at the expiration or earlier termination of the term of the Lease.
          E. At all times during the term of the Lease, Tenant shall have the right to install and remove trade fixtures as defined in the Lease and installed and paid for by Tenant, so long as Tenant repairs all damage caused by the installation thereof and returns the Premises to the condition existing prior to the installation of such fixtures and repairs and restores any so called “doughnuts” or gaps in the roof and/or floor (including floor structure, sub-floor and appropriate floor covering for said area) and/or floor tiles and/or ceiling tiles and lighting resulting from such removal.
     52. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: The provisions of this Paragraph 53 shall modify Paragraphs 7 and 14:
          A. If during the last five (5) years of the term of the Lease if Tenant has not extended the Lease as provided for in Paragraphs 41 and 42, or during either of the five (5) year extension periods permitted by Paragraphs 41 and 42 or Paragraph 40.C., it becomes necessary (due to any governmental requirement for continued occupancy of the Premises) to make structural improvements required by laws enacted or legal requirements imposed by governmental agency(s) after the Commencement Date, and the cost for each required work or improvements exceeds $100,000, then if such legal requirement is not imposed because of Tenant’s specific use of the Premises and is not “triggered” by Tenant’s Alterations or Tenant’s application for a building permit or any other governmental approval (in which instance Tenant shall be responsible for 100% of the cost of such improvements), Landlord shall be responsible for paying the cost of such improvement and constructing such improvement, subject to a cash contribution from Tenant of a portion of the cost thereof as provided for and calculated in Paragraph 52B.
          B. When Landlord makes an improvement pursuant to Paragraph 52A, and as a condition to Landlord’s obligation to construct such improvement, Tenant shall make the following contribution in cash to Landlord for the cost thereof prior to the commencement of the work by Landlord. It is agreed that Tenant shall pay to Landlord 100% of the cost of the first $100,000.00 worth of each improvement. After the first $100,000.00, all costs above $100,000.00 shall be divided by 15 and multiplied by the time period remaining in the last five years of the Lease term from the date work on such improvement commences.
     For example, if the cost of such improvement was $400,000 and there was one year and six months remaining in the Lease term when the work commenced, then Tenant would be responsible for reimbursing Landlord in cash $130,000.00 computed as follows:

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Total Cost of Work	$400,000.00
Tenant Responsible for 1st $100,000	-100.000.00

Total Amount To Be Amortized	$300,000.00

$300,000.00/15 = $20,000.00/yr. x 1.5 yrs =	$30,000.00

Tenant responsible for $100,000 + $30,000.00 =	$130,000.00
          C. If Landlord has made improvements, for which Tenant has reimbursed Landlord for the cost thereof pursuant to Paragraph 52B, and the term of this Lease is subsequently extended pursuant to the exercise by Tenant of an option to renew pursuant to Paragraph 41, or 42, upon the exercise of any such option by Tenant, Tenant shall pay to Landlord an additional sum equal to the total amount of said improvement less the amount previously paid for by Tenant. Using the example in Paragraph 52B above, Tenant would owe Landlord the additional amount of $270,000.00 ($400,000.00 - $130,000.00 = $270,000.00).
     53. REAL PROPERTY TAXES: Paragraph 9 is modified by the following:
          A. The term “Real Property Taxes” shall not include charges, levies or fees directly related to the use, storage, disposal or release of hazardous materials on the Premises unless directly related to Tenant’s activities, which subject is exclusively governed by Paragraph 44.
          B. If any assessments for public improvements are levied against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond If Landlord pays the assessment in full, Tenant shall pay to Landlord or any assignee or purchaser of the Premises each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.
          C. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests such Real Property Taxes, the failure on Tenant’s part to pay such Real Property Taxes being so contested shall not constitute a default so long as Tenant complies with the provisions of this Paragraph. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case Landlord shall join in the proceedings or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge its share of any Real Property Taxes determined by any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment. If Tenant does not pay the Real Property Taxes when due pursuant to the Lease and Tenant seeks a reduction or contests them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond in form reasonably satisfactory to Landlord issued by an insurance company qualified to do business in California. The amount of the bond shall equal 125% of the

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total amount of Real Property Taxes in dispute and any such bond shall be assignable to any lender or purchaser of the Premises. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.
     54. PROPERTY INSURANCE: Paragraph 12 is modified by the following:
          A. If Tenant so elects, Tenant may obtain from a third party insurance company the insurance required to be carried by Landlord pursuant to Paragraph 12 so long as each of the following conditions is satisfied: (i) the Landlord is not the John Arrillaga and Richard T. Peery Separate Property Trusts or an affiliated entity; (ii) the insurance to be carried by Tenant to satisfy this requirement strictly complies with all of the provisions of Paragraph 12; (iii) such insurance shall name Landlord as the insured and provide that it is to be payable to Landlord in the same manner as if such insurance had been carried by Landlord pursuant to Paragraph 12 (subject to the rights of any lender holding a mortgage or deed of trust encumbering the Premises); (iv) each lender holding a mortgage or deed of trust encumbering the Premises shall have given its written consent to Tenant carrying such insurance and such insurance shall comply with the requirements of any such lender; (v) Tenant must notify Landlord, by certified mail, no later than one hundred eighty (180) days prior to the expiration date of Landlord’s insurance policy (which expiration date is currently 3/13/xx of a given year and is subject to change; Landlord shall notify Tenant in the event Landlord’s insurance year changes) that Tenant will directly obtain the required insurance coverage for the insurance year commencing 3/14/XX through 3/13/XX and each insurance year through the termination date of this Lease, or until Tenant is no longer able to comply with all of the provisions of this paragraph 55; (vi) the annual premium must be paid in full at the commencement of the policy; (vii) the insurance policy must be issued for a one-year period following the expiration date of Landlord’s insurance policy (i.e., from 3/14/XX to 3/13/XX; (viii) any and all deductibles required under the policy will be paid entirely by Tenant; (ix) the terms of the coverage must be broad form and cover all items to be covered as set forth in Paragraph 12 of this Lease; (x) the Building and Premises must be insured for their full replacement cost; (xi) the insurance policy containing the required coverage in accordance with the provisions of this paragraph must be sent to Landlord for retention within thirty (30) days prior to the expiration date of Landlord’s insurance policy, and may not be terminated or altered without thirty (30) days written notice to Landlord by the company providing such insurance (it is agreed that if the insurance policy is cancelled or altered, Landlord will have the right to obtain the property insurance coverage on said building, and Landlord will bill the Tenant for the related insurance premium); and (xii) at all times while Tenant is so carrying such insurance, Tenant is Quantum Corporation or a successor entity and the then net worth of such corporation is substantially the same as the net worth of Quantum corporation as of the date of this Lease is executed by Landlord and Tenant. Tenant shall provide such evidence as is required by Landlord and any lender to establish that the insurance that Tenant carries pursuant to this Paragraph 54 has been obtained and meets the requirement of this Paragraph 54. Such insurance carried by Tenant shall be in form and provided by an insurance company that is reasonably acceptable to Landlord, which must be rated “A plus” or better by Best’s Insurance Service (or an equivalent rating from another rating agency should Best’s no longer provide such service). A copy of any such policy shall be delivered to Landlord. If Tenant elects to insure and such insurance provided by Tenant does not

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satisfy the requirements of Paragraph 12, in the event of a subsequent casualty, Tenant shall be responsible for and shall pay for that portion of the restoration cost, in excess of the insurance proceeds actually available that would have been covered by insurance satisfying the requirements of Paragraph 12.
          B. Tenant shall not be obligated to contribute to the cost of earthquake insurance more than an amount equal to six (6) times the then annual cost of fire and “all risk” insurance per year. For example, if the 1994 annual premium for fire and “all risk” insurance is $9,000, then Tenant’s share of the cost of any premium for earthquake insurance for the following year (1995) shall be limited to $54,000 ($9,000 x 6). Tenant shall have the right to require earthquake insurance providing it is available if Tenant agrees to pay full cost thereof.
     55. ASSIGNMENT AND SUBLETTING: The following modifications are made to Paragraph 16:
          A. In the event that Tenant seeks to make any assignment or sublease, then Landlord, by giving Tenant written notice of its election within fifteen (15) days after Tenant’s notice of intent to assign or sublease has been given to Landlord, shall have the right to elect (i) to withhold its consent to such assignment or sublease, as permitted pursuant to Paragraph 1, or (ii) to permit Tenant to so assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its obligations under the Lease, and the following shalt apply (except the following shall not apply to a “Permitted Transfer” described in Paragraph 56):
               (1) If Tenant assigns its interest in this Lease, then in addition to the rental provided for in this Lease, Tenant shall pay to Landlord fifty percent (50%) of all consideration received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease and (ii) all “Permitted Transfer Costs” (as defined herein) related to such assignment. As used herein, the term “Permitted Transfer Costs” shall mean all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the assignment or sublease in question.
               (2) If Tenant sublets all or part of the Premises, then Tenant shall pay to Landlord in addition to the rental provided for in this Lease fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid by the subtenant to Tenant, less (ii) all rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet and all Permitted Transfer Costs related to such sublease. After Tenant has recovered all Permitted Transfer Costs Tenant shall pay to Landlord the amount specified in the preceding sentence on the same basis, whether periodic or in lump sum, that such rent and other consideration is paid to Tenant by its subtenant, within seven (7) days after it is received by Tenant.
               (3) Tenant’s obligations under this subparagraph shall survive any assignment or sublease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant’s books and records relating to the payments due pursuant to this

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subparagraph. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.
               (4) As used herein, the term “consideration” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the assignment or sublease, if such sums are paid for Tenant’s interest in this Lease or in the Premises.
     56. PERMITTED ASSIGNMENTS AND SUBLEASES: Notwithstanding anything contained in Paragraph 1, so long as Tenant otherwise complies with the provisions of Paragraph 1 and the Permitted Transfer does not release Tenant from its obligations hereunder, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and the provisions of Paragraph 55A shall not apply to any such Permitted Transfer:
          A. Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with Tenant by means of an ownership interest of more than fifty percent (50%) providing Tenant remains liable for the payment of rent and full performance of the lease;
          B. Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as 95% of all assets of Tenant are permanently transferred to such assignee. In the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party, and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease;
          C. Tenant may assign this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets of Tenant are permanently transferred to such assignee (in the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease).
     57. SUBORDINATION AND MORTGAGES: Paragraph 17 is modified to provide that this Lease shall not be subordinate to a mortgage or deed of trust unless the Lender holding such mortgage or deed of trust enters into a written subordination, non-disturbance and attornment agreement in which the Lender agrees that notwithstanding any subordination of this Lease to such Lender’s mortgage or deed of trust, (i) such Lender shall recognize all of Tenant’s rights under this Lease, and (ii) in the event of a foreclosure this Lease shall not be terminated so long as Tenant is not in material default of its obligations under this Lease, but shall continue in effect and Tenant and such Lender (or any party acquiring the Premises through such foreclosure) shall each be bound to perform the respective obligations of Tenant and Landlord with respect to the Premises arising after such foreclosure.
     58. LANDLORD’S RIGHT TO ENTER: Notwithstanding the provisions of Paragraph 18, (i) except in the event of an emergency, Landlord shall give Tenant twenty-four (24) hours notice prior to entering the Premises, agrees to comply with any reasonably safety

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and/or security regulations imposed by Tenant with respect to such entry, and shall only enter the Premises when accompanied by Tenant or its agent (so long as Tenant makes itself reasonably available for this purpose), and (ii) Landlord may install “for lease” signs relating to the Premises only during the last 150 days of the Lease term. Landlord agrees to use its reasonable, good faith efforts such that any entry by Landlord, and Landlord’s agents, employees, contractors and invitees shall be performed in a manner with as minimal interference as possible with Tenant’s business at the Premises. Subject to the foregoing, Tenant agrees to cooperate with Landlord and Landlord’s agents, employees and contractors so that responsibilities of Landlord under the Lease can be fulfilled in a reasonable manner during normal business hours so that no extraordinary costs are incurred by Landlord.
     59. BANKRUPTCY AND DEFAULT: Paragraph 19 is modified to provide that with respect to non-monetary defaults not involving Tenant’s failure to pay Basic Rent or Additional Rent, Tenant shall not be in default of any non-monetary obligation if (i) more than thirty (30) days is required to cure such non-monetary default, and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.
     60. ABANDONMENT: Paragraph 20 is modified to provide that Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease including the obligation to pay Basic Rent and Additional Rent (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not materially and adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation system are operated to the extent necessary to prevent damage to the Premises or its systems.
     61. DESTRUCTION: Paragraph 21 is modified by the following:
          A. Except as provided in Paragraph 61B, Landlord may not terminate the Lease if the Premises are damaged by a peril that is covered by the insurance carried by Landlord pursuant to Paragraph 12, but instead shall restore the Premises in the manner described by Paragraph 21.
          B. If the Premises are damaged by a peril covered by the insurance carried by Landlord pursuant to Paragraph 12, Landlord shall have the option to terminate the Lease if each of the following conditions is satisfied: (i) the cost to repair or the damage exceeds thirty-three percent (33%) of the then replacement cost of the Premises; and (ii) the damage occurs at a time when there is less than five (5) years remaining in the term of the Lease. Notwithstanding the foregoing, if such damage occurs at a time when there is less than five (5) years remaining in the term of the Lease and Landlord notifies Tenant of Landlord’s election to terminate the Lease pursuant to the provisions of this Paragraph 61B, if Tenant has the right to extend the term of this Lease pursuant to either Paragraph 41 or 42 such that the remaining term of the Lease (including the option period) will be more than five (5) years following the date of such damage, this Lease shall not terminate if Tenant notifies Landlord in writing of Tenant’s exercise of an option to extend granted to Tenant by either Paragraph 41 or 42. In such event, this Lease shall not

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terminate, the term shall be so extended, and Landlord shall restore the Premises in the manner provided in Paragraph 21.
          C. If the Premises are damaged by any peril, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:
               (1) The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 180 days after the date of such damage; or
               (2) The Premises are damaged by any peril within twelve (12) months of the last day of the Lease term and provided Tenant has not exercised an option to renew pursuant to the provisions of Paragraph 41 or 42, and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty (60) days after the date of such damage.
     62. EMINENT DOMAIN: Paragraph 22 is modified by the following:
     Landlord may not terminate the Lease if less than one third (1/3) of the building is taken by condemnation or if a taking by condemnation is only threatened.
     63. TRANSFER BY LANDLORD: The provisions of Paragraph 23 of the Lease to the contrary notwithstanding, Landlord shall not be relieved of its obligations under the Lease which may accrue after the date of a sale or other transfer unless and until (i) the transferee agrees to assume and be bound by the terms of this Lease and to perform all obligations of the Landlord under the Lease which may accrue after the date of such transfer, and (ii) Landlord transfers the Security Deposit to its successor in interest (transferee) in accordance with the provisions of California Civil Code Section 1950.7, as amended or recodified.
     64. LANDLORD’S LIEN WAIVER: Landlord, within thirty (30) days after demand from Tenant, shall execute and deliver such lien waiver documents that are reasonably required by any supplier, lessor, or lender in connection with the installation in the Premises of the Tenant’s personal property or trade fixtures providing Landlord approves the form of any such waiver and Landlord’s rights under this Lease are not materially and adversely affected.

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QUANTUM CORPORATION,		JOHN ARRILLAGA SEPARATE
a Delaware corporation		PROPERTY TRUST

By	/s/ Deborah E. Barber	By	/s/ John Arrillaga

John Arrillaga, Trustee

Title	Vice President, Human Resources	RICHARD T. PEERY SEPARATE

PROPERTY TRUST

		By	/s/ Richard T. Peery

Richard T. Peery, Trustee

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Quantum 5
AMENDMENT NO. 1
TO LEASE
     THIS AMENDMENT NO. 1 is made and entered into this 16th day of April, 1997, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) (previously known as the “John Arrillaga Separate Property Trust”) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/2/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD and QUANTUM CORPORATION, a Delaware corporation, as TENANT.
RECITALS
     A. WHEREAS, by Lease Agreement dated March 23, 1994 Landlord leased to Tenant all o that certain 94,484 ± square foot building located at 1101 Sumac Drive, Milpitas, California, the details of which are more particularly set forth in said March 23, 1994 Lease Agreement, and
     B. WHEREAS, said Lease was amended by the Commencement Letter dated December I5, 1994 which established the January 1, 1995 Commencement Date of the Lease, and the Termination Date of September 30, 2006, and,
     C. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) extending, the Term for five (5) years pursuant to Lease Paragraph 41 (“First Five-Year Option to Extend”), (ii) amending the Basic Rent schedule and Aggregate Rent, (iii) adding a Third Option to Extend, (vi) amending Paragraphs 47 (“Cross Default”) and 12 (“Property Insurance”), (v) replacing Lease Paragraph 52 (“Structural Capital Costs Regulated by Governmental Agencies After the Commencement of this Lease not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”) and (vi) amending and/or replacing certain provisions of the Lease commencing as of the commencement of the Third Extended Term of said Lease Agreement as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. TERM OF LEASE: It is agreed between the parties that Tenant has exercised its First Five-Year Option to Extend said Lease as detailed in Lease Paragraph 41. Pursuant to the terms of said Paragraph 41, the Term of said Lease Agreement shall be extended for an additional five (5) year period from the schedule Lease Termination Date of September 30, 2006; therefore the Lease Termination Date shall be changed from September 30, 2006 to September 30, 2011.
     2. CONCURRENT EXERCISE OF OPTION TO EXTEND: Pursuant to Lease Paragraph 40C (“Lease Terms Co-Extensive”), it is understood between the parties that if Tenant exercises its Option to Extend this Lease, the terms of the Building 1, Building 2, Building 3 and

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Building 4 Leases (the “Existing Leases”) are to be extended accordingly. The monthly Basic Rent during the extended term under each of the Leases shall be increased by $.05 per square foot on the commencement date of the extended term and thereafter on each and every anniversary of the respective lease commencement date; therefore, concurrently with the execution of this Amendment No. 1, Landlord and Tenant shall execute amendments to the Existing Leases, extending the terms of each of the Existing Leases for five years pursuant to said lease’s respective First Five-Year Option to Extend. It is also understood that in the event Tenant (i) exercises any of its Options to Extend this Lease, or if Tenant exercises any of its Options to Extend any of the Existing Leases, each of the five Leases shall be extended accordingly.
     3. BASIC RENTAL FOR EXTENDED TERM OF LEASE: The monthly Basic Rental for the Extended Term of Lease shall be as follows:
     On October 1, 2006, the sum of ONE HUNDRED EIGHTY ONE THOUSAND FOUR HUNDRED NINE AND 28/100 DOLLARS ($181,409.28) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2007.
     On October 1, 2007, the sum of ONE HUNDRED EIGHTY SIX THOUSAND ONE HUNDRED THIRTY THREE AND 48/100 DOLLARS ($186,133.48) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2008.
     On October 1, 2008, the sum of ONE HUNDRED NINETY THOUSAND EIGHT HUNDRED FIFTY SEVEN AND 68/100 DOLLARS ($190,857,68) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2009.
     On October 1, 2009, the sum of ONE HUNDRED NINETY FIVE THOUSAND FIVE HUNDRED EIGHTY ONE AND 88/100 DOLLARS ($195,581.88) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2010.
     On October 1, 2010, the sum of TWO HUNDRED THOUSAND THREE HUNDRED SIX AND 08/100 DOLLARS ($200,306.08) shall be due, and a like sum due on the first day of each month thereafter through and including September 1, 2011.
     The Aggregate Basic Rent for the Lease shall be increased by $11,451,460.80 or from $21,171,029.88 to $32,622,490.68.
     4. THIRD FIVE-YEAR OPTION TO EXTEND: Provided Tenant has extended the Lease for an additional five (5) year period pursuant to Lease Paragraph 42 (“Second Five Year Option To Extend”), Landlord hereby grants to Tenant a third option to extend the Term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Lease Term as extended pursuant to Lease Paragraph 42 (“Second Five Year Option To Extend”), in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 4 and subject to the Rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in

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writing, Tenant shall have no further option to extend this Lease or the Other Leases, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 4.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period	Monthly Basic Rent
Months 1-12	$2.42/sf
Months 13-24	$2.47/sf
Months 25-36	$2.52/sf
Months 37-48	$2.57/sf
Months 49-60	$2.62/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to extend granted by this Paragraph 4 at any time that Tenant is in default (default for monetary and material default for non-monetary) of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 4 notwithstanding such non-curable default.
     5. CROSS DEFAULT: Notwithstanding anything to the contrary in Paragraph 47 of this Lease, said Paragraph 47 is hereby amended to include the following: “Landlord shall have the option of considering a default under this Lease or a default under any of the Existing Leases (i.e. The Leases for Building 1, Building 2, Building 3 and Building 4) to be a default under all such leases, only with respect to such leases under which Landlord is also the ‘Landlord’ at the time such default occurs. By way of example, if at the time a default of Tenant occurs under this Lease, Landlord has sold the premises described in any of the Existing Leases and is no longer the ‘Landlord’ thereunder, then a default under this Lease shall not constitute a default under any of such Existing Leases so sold by Landlord (unless the premises leased under this Lease and the Existing Leases are sold to the same entity), and a default by Tenant under any of such Existing Leases so sold by Landlord shall not constitute a default under this Lease or any other of the Existing Leases then remaining between Landlord and Tenant. However, if the Landlord under this Lease and the Existing Leases is one in the same at the time of said default, said cross default provisions shall apply.”
     6. PROPERTY INSURANCE: Lease Paragraph 12 (“Property Insurance”) is hereby amended to include the following: “Tenant acknowledges that as part of the cost of insurance policies for the Premises, Tenant is responsible for the payment of insurance deductibles on insurance claims as they relate to the Premises subject to the limitations provided in Lease Paragraph 54 (“Property Insurance”) which limitations are applicable only during the

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initial Lease Term and the First Lease Extension Period and the Second Lease Extension Period. Said limitation provided for in Lease Paragraph 54 are null and void at the commencement of the Third Lease Extended Term”.
     7. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: Lease Paragraph 52 (“Structural Capital Costs Regulated by Governmental Agencies after the Commencement of this Lease Not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”) is hereby deleted and replaced with the following:
     “52. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: The provisions of this Paragraph 52 shall modify Paragraphs 7 and 14:
     A. If (i) during the last five (5) years of the First Extended Term of the Lease if said Lease has not been extended as provided for in Lease Paragraph 42 (“Second Five Year Option To Extend”) or in Paragraph 4 (“Third Five Year Option to Extend”) above or Lease Paragraph 40C (“Lease Terms Co-Extensive”), or (ii) during either of the five (5) year extension periods permitted by Lease Paragraph 42 or Paragraph 4 above, or Lease Paragraph 40C above, it becomes necessary (due to any governmental requirement for continued occupancy of the Premises) to make structural improvements required by laws enacted or legal requirements imposed by governmental agency(s) after the Commencement Date, and the cost for each required work or improvements exceeds $100,000, then if such legal requirement is not imposed because of Tenant’s specific use of the Premises and is not “triggered” by Tenant’s Alterations or Tenant’s application for a building permit or any other governmental approval (collectively “Tenant’s Actions”) in which instance Tenant shall be responsible for 100% of the cost of such improvements, Landlord shall be responsible for paying the cost of such improvement and constructing such improvement, subject to a cash contribution from Tenant of a portion of the cost thereof as provided for and calculated in Paragraph 52B.
     B. When Landlord makes an improvement pursuant to Paragraph 52A, and as a condition to Landlord’s obligation to construct such improvement, Tenant shall make the following contribution in cash to Landlord for the cost thereof prior to the commencement of the work by Landlord. It is agreed that Tenant shall pay to Landlord 100% of the cost of the first $100,000.00 worth of each improvement. After the first $100,000.00, all costs above $100,000.00 shall be divided by 15 and multiplied by the time period remaining in the last five years of the Lease Term from the date work on such improvement commences.

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     For example, if the improvement is not required as a result of Tenant’s Actions and if the cost of such improvement was $400,000 and there was one year and six months remaining in the Lease term when the work commenced, then Tenant would be responsible for reimbursing Landlord in cash $130,000.00 computed as follows:

Total Cost of Work	$400,000.00
Tenant Responsible for 1st $100,000	-100.000.00

Total Amount To Be Amortized	$300,000.00

$300,000.00/15 = $20,000.00/yr. x 1.5 yrs =	$30,000.00

Tenant responsible for $100,000 + $30,000.00 =	$130,000.00
     C. If Landlord has made improvements, for which Tenant has reimbursed Landlord for the cost thereof pursuant to Paragraph 52B, and the term of this Lease is subsequently extended pursuant to the exercise by Tenant of an option to renew pursuant to Lease Paragraph 42 or Paragraph 4 above, upon the exercise of any such option by Tenant, Tenant shall pay to Landlord an additional sum equal to the total amount of said improvement less the amount previously paid for by Tenant. Using the example in Paragraph 52B above, Tenant would owe Landlord the additional amount of $270,000.00 ($400,000.00 — $130,000.00 = $270,000.00).”
     8. THIRD OPTION PERIOD — LEASE PROVISION CHANGES: In the event Tenant exercises its Third Option to Extend as provided for in Paragraph 4 above, the following amendments (contained within Paragraphs 9 through 18) are herein made to the Lease to be effective upon the commencement of the third option period (“Third Option Period”), or during any period following the expiration of the Lease Term or expiration of the Lease when Tenant is in possession of the Premises.
     9. LATE CHARGE: Effective as of the first day of the Third Option Period, the Late Charge referenced in Lease Paragraph 4.D (“Late Charge”) shall be changed from five percent (5%) to ten percent (10%), and Lease Paragraph 49 (“Limitation on Late Charge”) shall be deleted in its entirety and of no further force or effect.
     10. MANAGEMENT FEE: Notwithstanding anything to the contrary in the Lease, effective as of the first day of the Third Option Period, and on the first day of each month thereafter, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee (“Management Fee”) equal to one percent (1%) of the Basic Rent due for each month during the Lease Term.
     11. HAZARDOUS MATERIALS: Effective as of the first day of the Third Option Period, Lease Paragraph 44 (“Hazardous Materials”) shall be deleted in its entirety and replaced with the following:

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     ”44. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises, which includes the entire parcel of land on which the Premises are located as shown in Green on Exhibit A to the Lease (hereinafter collectively referred to as the “Property”):
     A. As used herein, the term “Hazardous Materials” shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term “Environmental Laws” shall mean any applicable Federal State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.
     B. Tenant shall notify Landlord prior to the occurrence of any Tenant’s Hazardous Materials Activities (defined below). Landlord acknowledges that Tenant shall use, in compliance with applicable Environmental Laws, customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricants and copier toner. Any and all of Tenant’s Hazardous Materials Activities shall be conducted in conformity with this Paragraph 44, Paragraph 14 of this Lease, and in compliance with all Environmental Laws and regulations. As used herein, the term “Tenant’s Hazardous Materials Activities” shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant’s use of the Property, or by Tenant or by any of Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees or other third parties (including “dumping” by others) (or which Hazardous Materials originate on the surface of the Premises any time on or after the Commencement Date of this Lease, but excluding Hazardous Materials on the Premises prior to the Lease Commencement Date because of the storage, use, disposal, or transportation of such materials or waste by any of Landlord’s contractors or otherwise arising out of construction work performed by or under the direction of Landlord on the Premises and Landlord shall be responsible for all required actions with respect to such materials or wastes). Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the

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Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant’s Hazardous Materials Activities of which Tenant becomes aware. If Tenant’s Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant’s expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as may be required by Environmental Laws, regulations and/or governing agencies; (ii) to provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease (“Anniversary Date”); and (iii) on each Anniversary Date to provide to Landlord copies of all documentation and records, required by applicable Environmental Laws to be prepared and submitted to governmental authorities, relating to use at the Property of Hazardous Materials or to Tenant’s Hazardous Materials Activities, if any. If upon completion of Landlord’s review of said documentation and records, Landlord reasonably questions if Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities, Tenant agrees within thirty (30) days following receipt of written notice from Landlord, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant’s findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.
     C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant’s Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant’s Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with any legal or regulatory jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.
     D. If Landlord, upon consultation with Tenant, reasonably concludes that the Property has become contaminated as a result of Tenant’s Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the

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Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination except to the extent that such activities may be inconsistent with Tenant’s compliance with Environmental Laws. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys’ fees Landlord incurs with respect to such investigation to the extent, and only to the extent, that it that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord’s prior written consent which shall not be unreasonably withheld. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.
     E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys’, consultants’ and other experts’ fees and costs), and damages, which arise from or relate to: (i) Tenant’s Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 44 (collectively, “Tenant’s Environmental Indemnification”). Tenant’s Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant’s Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant’s expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action as may be required by applicable Environmental Laws, regulations or governing agencies (collectively, “Response Actions”). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.
     F. Landlord hereby makes the following representations to Tenant, each of which is made only to the best of Landlord’s knowledge as of the date Landlord executes this Lease, without any inquiry or investigation having been made or required by Landlord regarding this subject, nor does Landlord have any obligation to investigate or make inquiry regarding the subject:

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          (1) The soil and ground water on or under the Premises does not contain Hazardous Materials in amounts which violate any laws to the extent that any governmental entity could require either Landlord or Tenant to take any remedial action with respect to such Hazardous Materials.
          (2) During the time that Landlord has owned the Premises, Landlord has received no notice of (i) any violation, or alleged violation, of any law that has not been corrected to the satisfaction of the appropriate authority (ii) any pending claims relating to the presence of Hazardous Material on the Premises, or (iii) any pending investigation by any governmental agency concerning the Premises relating to Hazardous Materials.
     G. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Premises, and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any law. Attached as Exhibit “C” to the Lease is a list of Hazardous Materials that Tenant intends to use at the Premises. If during the Lease Term Tenant proposes to use other Hazardous Materials at the Premises, Tenant shall inform Landlord of such use, identifying the Hazardous Materials and the manner of their use, storage and disposal, and shall agree (i) to use, store and dispose of such Hazardous Materials strictly in compliance with all laws, regulations and governing agencies and (ii) that the indemnity set forth in Paragraph 44 shall be applicable to Tenant’s use of such Hazardous Material.
     H. Landlord or Tenant may, at any time, cause testing wells to be installed on the Premises, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. Testing wells installed by Tenant shall be paid for by Tenant. If tests conducted by Landlord disclose that Tenant has violated any Hazardous Materials laws, or Tenant or parties on the Premises during the Term of this Lease have contaminated the Premises as determined by regulatory agencies pursuant to Hazardous Materials laws, or that Tenant has liability to Landlord pursuant to Paragraph 44A, then Tenant shall pay for 100 percent of the cost of the test and all related expense. Prior to the expiration of the Lease Term, Tenant shall remove any testing wells it has installed at the Premises, and return the Premises to the condition existing prior to the installation of such wells, unless Landlord requests in writing that Tenant leave all or some of the testing wells in which instance the wells requested to be left shall not be removed.
     I. If any tests performed by Tenant or Landlord prior to the Commencement Date disclose Hazardous Materials at the Premises, Landlord at its expense will promptly take all reasonable action required by law with respect to the existence of such Hazardous Materials at the Premises. The Commencement Date shall not be delayed because of such action by Landlord unless occupation of the Premises is prohibited by law.

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     J. The obligations of Landlord and Tenant under this Paragraph 44 shall survive the expiration or earlier termination of the Term of this Lease. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 44.”
     12. REAL ESTATE TAXES: Effective as of the first day of the Third Option Period, Lease Paragraph 53 (“Real Estate Taxes”) shall be deleted in its entirety and replaced with the following:
     ”53. REAL PROPERTY TAXES: Paragraph 9 is modified by the following:
     A. The term “Real Property Taxes” shall not include charges, levies or fees directly related to the use, storage, disposal or release of Hazardous Materials on the Premises unless directly related to Tenant’s Activities at this site or on other sites leased and/or owned by Tenant; however, Tenant shall be responsible for general or special tax and/or assessments (related to Hazardous Materials and/or toxic waste) imposed on the Property provided said special tax and/or assessment is not imposed due to on-site originated contamination on the Property (by third parties not related to Tenant) prior to the Lease Commencement Date. Subject to the terms and conditions stated herein, Tenant shall be responsible for paying one hundred percent (100%) of said taxes and/or assessments allocated to the Property.
     B. If any assessments for public improvements are levied against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to landlord or any assignee or purchaser of the Premises each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.
     C. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests such Real Property Taxes, the failure on Tenant’s part to pay such Real Property Taxes being so contested shall not constitute a default so long as Tenant complies with the provisions of this Paragraph. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case Landlord shall join in the proceedings or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge its share of any Real Property Taxes determined by any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment. If Tenant does not pay the Real Property Taxes when due pursuant to the Lease and Tenant seeks a reduction or contests

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them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond in form reasonably satisfactory to Landlord issued by an insurance company qualified to do business in California. The amount of the bond shall equal 125% of the total amount of Real Property Taxes in dispute and any such bond shall be assignable to any lender or purchaser of the Premises. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.”
     13. PROPERTY INSURANCE: Effective as of the first day of the Third Option Period, section B of Lease Paragraph 54 (“Property Insurance”) shall be deleted in its entirety and be of no further force or effect.
     14. ASSIGNMENT AND SUBLETTING: Effective as of the first day of the Third Option Period, Lease Paragraph 55 (“Assignment and Subletting”) shall be deleted in its entirety and replaced with the following:
     ”55. ASSIGNMENT AND SUBLETTING: The following modifications are made to Paragraph 16:
     In the event that Tenant seeks to make any assignment or sublease, then Landlord, by giving Tenant written notice of its election within fifteen (15) days after Tenant’s notice of intent to assign or sublease has been given to Landlord, shall have the right to elect (i) to withhold its consent to such assignment or sublease, as permitted pursuant to Paragraph 16, or (ii) to permit Tenant to so assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its obligations under the Lease, and the following shall apply (except the following shall not apply to a “Permitted Transfer” described in Paragraph 56):
          (1) If Tenant assigns its interest in this Lease, then in addition to the rental provided for in this Lease, Tenant shall pay to Landlord fifty percent (50%) of all Rent and other consideration received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease and (ii) all “Permitted Transfer Costs” (as defined herein) related to such assignment. As used herein, the term “Permitted Transfer Costs” shall mean all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the assignment or sublease in question.
          (2) If Tenant sublets all or part of the Premises, then Tenant shall pay to Landlord in addition to the Rent provided for in this Lease fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid or provided to Tenant by the subtenant, less (ii) all Rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet and all Permitted Transfer Costs related to such sublease. After Tenant has recovered all Permitted Transfer Costs Tenant shall pay to Landlord the amount specified in the preceding sentence on the same basis, whether periodic or in lump

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sum, that such rent and other consideration is paid to Tenant by its subtenant, within seven (7) days after it is received by Tenant.
          (3) Tenant’s obligations under this subparagraph shall survive any assignment or sublease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant’s books and records relating to the payments due pursuant to this subparagraph. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.
          (4) As used herein, the term “consideration” shall mean any consideration of any kind received, or to be received (including, but not limited to, services rendered and/or value received) by Tenant as a result of the assignment or sublease, if such sums are paid or provided to Tenant for Tenant’s interest in this Lease or in the Premises.
          (5) This Paragraph 55. A does not apply to a “Permitted Transfer”, as provided in Paragraph 56 hereof. The parties agree that if any of the following transactions occur and do not qualify as “Permitted Transfers”, Tenant must obtain Landlord’s consent to such transaction and if Landlord consents to any of the following transactions which do not otherwise qualify as “Permitted Transfers”, then the provisions of this Paragraph 55.A shall not apply to the following transactions: (i) a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee; and (ii) an assignment of this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee and Tenant remains liable and responsible under the Lease to the extent Tenant continues in existence following such transaction.”
     15. PERMITTED ASSIGNMENTS AND SUBLEASES: Effective as of the first day of the Third Option Period, Lease Paragraph 56 (“Permitted Assignments and Subleases”) shall be deleted in its entirety and replaced with the following:
     ”56. PERMITTED ASSIGNMENTS AND SUBLEASES: Notwithstanding anything contained in Paragraph 16, so long as Tenant otherwise complies with the provisions of Paragraph 16 and the Permitted Transfer does not release Tenant from its obligations hereunder, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and the provisions of Paragraph 55A shall not apply to any such Permitted Transfer:
     A. Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is

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under common control with Tenant by means of an ownership interest of more than fifty percent (50%) providing Tenant remains liable for the payment of Rent and full performance of the Lease;
     B. Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as (i) 95% of all assets and liabilities of Tenant are permanently transferred to such assignee, and (ii) immediately prior to the merger, consolidation or other reorganization, the corporation into which Tenant is be merged has a net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, merger, consolidation or reorganization (whichever is greater), or if it does not, Landlord is provided guaranty of the Lease (in a form reasonably acceptable to Landlord) from a corporation (a) that is the parent of, or is otherwise affiliated with, the corporation into which Tenant is to be merged, and (b) which has a current net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, merger, consolidation or reorganization (whichever is greater). In the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party, and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease;
     C. Tenant may assign this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee (in the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease), and provided that immediately prior to such assignment said corporation, has a net worth equal to or greater than the net worth of Tenant (a) at the time of Lease execution or (b) at the time of such assignment (whichever is greater), or if it does not, Landlord is provided a guaranty of the Lease (in a form reasonably acceptable to Landlord) from a corporation (a) that is the parent of, or is otherwise affiliated with, said corporation and (b) which has a current net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, (whichever is greater).”
     16. DESTRUCTION: Effective as of the first day of the Third Option Period, Lease Paragraph 61 (“Destruction”) shall be deleted in its entirety and replaced with the following:
     ”61. DESTRUCTION: Paragraph 21 is modified by the following:
     A. Notwithstanding anything to the contrary within Paragraph 21, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds, net of the deductible, are insufficient to cover one hundred percent of the rebuilding costs; provided, however, Tenant shall have the right to

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elect, in its discretion, to contribute such excess funds to permit Landlord to repair the Premises.
     B. Except as provided in Paragraph 61C, Landlord may not terminate the Lease if the Premises are damaged by a peril whereby the cost to replace and/or repair is one hundred percent (100%) covered by the insurance carried by Landlord pursuant to Paragraph 12, but instead shall restore the Premises in the manner described by Paragraph 21.
     C. If the Premises are damaged by a peril covered by the insurance carried by Landlord pursuant to Paragraph 12, Landlord shall have the option to terminate the Lease if each of the following conditions is satisfied: (i) the cost to repair or the damage exceeds thirty-three percent (33%) of the then replacement cost of the Premises; and (ii) the damage occurs at a time when there is less than five (5) years remaining in the term of the Lease.
     D. If Landlord fails to obtain insurance as required pursuant to Paragraph 12, and said insurance would have been available to cover any damage or destruction to the Premises, Landlord shall be required to rebuild, at its cost, net of the deductible which would have been required under said insurance policy (which deductible Tenant is required to pay).
     E. If the Premises are damaged by any peril, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to compete such restoration:
          (1) The Premises are damaged by any peril (not caused by or resulting from an action of Tenant or Tenant’s agents, employees, contractors or invitees) and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 180 days after the date of such damage (subject to force majeure conditions); or
          (2) The Premises are damaged by any peril (not caused by or resulting from an action of Tenant or Tenant’s agents, employees, contractors or invitees) within twelve (12) months of the last day of the Lease term, and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty (60) days after the date of such damage and Tenant has not exercised its Option to Extend said Term (or Extended Term as the case may be).”

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     17. LIABILITY INSURANCE: Effective as of the first day of the Third Option Period, the first sentence of Lease Paragraph 10 (“Liability Insurance”) shall be deleted and replaced with the following: ‘Tenant, at Tenant’s expense, agrees to keep in force during the Term of this Lease a policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas.”
     18. LIMITATION OF LIABILITY: Effective as of the first day of the Third Option Period, Lease Paragraph 36 (“Limitation of Liability”) shall be deleted in its entirety and replaced with the following:
     ”36. LIMITATION OF LIABILITY: In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(i) the sole and exclusive remedy shall be against Landlord’s interest in the Premises leased herein;
(ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);
(iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);
(iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process;
(v) no judgment will be taken against any partner of Landlord;
(vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;
(vii) no writ of execution will ever be levied against the assets of any partner of Landlord;
(viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.”
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said March 23, 1994 Lease Agreement shall remain in full force and effect.
(This Space Left Blank Intentionally)

15

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.

LANDLORD:		TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST		QUANTUM CORPORATION
a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Andrew Kryder

John Arrillaga, Trustee

Date:	June 30, 1997	Andrew Kryder

Print or Type Name

RICHARD T. PEERY SEPARATE		Title:	Vice President Finance and Corp.

PROPERTY TRUST			General Counsel

		Date:	June 25, 1997

By	/s/ Richard T. Peery

Richard T. Peery, Trustee

Date:	June 26, 1997

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Quantum 5
AMENDMENT NO. 2
TO LEASE
     THIS AMENDMENT NO. 2 is made and entered into this 22nd day of March, 2001, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) (previously known as the “John Arrillaga Separate Property Trust”) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and MAXTOR CORPORATION, a Delaware corporation, as “ASSIGNEE” or “MAXTOR”.
RECITALS
     A. WHEREAS, by Lease Agreement dated March 23, 1994 Landlord leased to QUANTUM CORPORATION, a Delaware corporation (“ASSIGNOR” or “QUANTUM”) all of that certain 94,484 ± square foot building located at 1101 Sumac Drive, Milpitas, California, the details of which are more particularly set forth in said March 23, 1994 Lease Agreement, and
     B. WHEREAS, said Lease was amended by the Commencement Letter dated December 15, 1994 which established the January 1, 1995 Commencement Date of the Lease, and the Termination Date of September 30, 2006, and,
     C. WHEREAS, said Lease was amended by Amendment No. 1 dated April 16, 1997, which amended the Lease by (i) extending the Term for five (5) years pursuant to Lease Paragraph 41 (“First Five-Year Option to Extend”), (ii) amending the Basic Rent schedule and Aggregate Rent, (iii) adding a Third Option to Extend, (vi) amending Paragraphs 47 (“Cross Default”) and 12 (“Property Insurance”), (v) replacing Lease Paragraph 52 (“Structural Capital Costs Regulated by Governmental Agencies After the Commencement of this Lease not Caused by Tenant or Tenant’s Uses or Remodeling of the Premises”), and (vi) amending and/or replacing certain provisions of the Lease commencing as of the commencement of the Third Extended Term, and
     D. WHEREAS, the Lease, together with those certain Amendments described above in Recitals B and C shall hereinafter collectively be referred to as “the Lease Agreement”, and
     E. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) acknowledging Landlord’s consent to the assignment of said Lease from “Quantum Corporation, a Delaware corporation” to “Maxtor Corporation, a Delaware corporation”, and (ii) replacing Lease Paragraph 42 (“Second Five Year Option to Extend”) and Paragraph 4 to Amendment No. 1 dated April 16, 1997 (“Third Five Year Option to Extend”) as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

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     1. ASSIGNMENT OF TENANT’S INTEREST: Notwithstanding anything to the contrary contained in the Lease Agreement, Landlord hereby understands that based on Quantum’s notice to Landlord, Landlord hereby acknowledges that the following transactions have occurred:
          A. Quantum has operated its business at the Premises through two separate business groups: Quantum HDD, tracked by Quantum HDD common stock, and Quantum DSS, tracked by Quantum DSS common stock.
          B. On or about, October 3, 2000, Quantum and Maxtor entered into that certain an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 3, 2000 (the “Merger Agreement’), wherein they agreed that:
               (i) Quantum will separate its Quantum HDD business from its Quantum DSS and transfer the assets of Quantum HDD to a newly-formed subsidiary, Insula Corporation, a Delaware corporation (“Insula”), in exchange for all of Insula’s common stock and Insula’s agreement to be entirely responsible for all of the Quantum HDD obligations and liabilities.
               (ii) Immediately after such separation, each currently outstanding share of Quantum HDD common stock will be redeemed in return for a share of Insula common stock, such that the holders of Quantum HDD common stock shall own all of the common stock of Insula.
               (iii) Immediately after said redemption, Insula will merge into Maxtor and each share of the Insula’s common stock will be converted into the right to receive approximately 1.52 shares of Maxtor common stock, subject to possible adjustment as described in the Merger Agreement.
          C. As part of the legal separation of the Quantum HDD business from the Quantum DSS business, all of the right title and interest of Quantum in the Lease will be assigned by Quantum to Insula and Insula will assume and agree to be liable for all of the obligations of Quantum, as Tenant, under the Lease.
     As a result of said merger transaction, as of April 2, 2001, the effective date of the merger, Maxtor will become the Tenant under the Lease Agreement, and Maxtor shall assume all obligations of Tenant under the Lease Agreement dated March 23, 1994, as amended.
     Landlord hereby consents to the foregoing transactions (“Landlord’s Consent”). Except as expressly set forth below, Landlord’s Consent shall in no way void or alter any of the terms of the Lease Agreement by and between Landlord and Tenant, nor shall Landlord’s Consent alter or diminish in any way Tenant’s obligations to Landlord.
     Landlord has not reviewed the terms of any agreement between Quantum, Insula and/or Maxtor, and Landlord shall not be bound by any agreement other than the terms of the Lease Agreement between Landlord and Tenant. Landlord does not make any warranties or representations as to the condition of the Leased Premises or the terms of the Lease Agreement between Landlord and Quantum. Landlord’s consent to the assignment shall in no way obligate

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Landlord to any further consents or agreements between Quantum and/or Assignee. So long as Quantum continues to exist as a Delaware corporation, it is agreed that both Quantum and Maxtor will be jointly and severally liable for all the terms and conditions of the Lease and all Amendments thereto; provided, however, that so long as Quantum remains liable for said Lease, no material amendment to the Lease Agreement after the date hereof shall be binding upon Quantum without the prior written consent of Quantum, which consent shall not be unreasonably withheld, and Quantum’s approval shall not be required on transactions related to Landlord’s Waivers, Landlord’s Consents to Sublease and/or Landlord’s Consents to Alterations. The foregoing, however, shall not prevent Tenant and Landlord from entering into any such modification or amendment between themselves.
     It is further understood that the Security Deposit of Quantum is being transferred to Maxtor.
     2. OPTIONS TO EXTEND: As consideration for the consent of Landlord herein set forth, Lease Paragraph 42 (“Second Five Year Option to Extend”) and Paragraph 4 to Amendment No. 1 dated April 16, 1997 (“Third Five Year Option to Extend”) are hereby deleted in their entirety and shall be replaced with the following:
          A. SECOND FIVE YEAR OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend this Lease Agreement (“Option to Extend” or the “Option”) for an additional five years (“Second Extended Term”) upon the following terms and conditions:
               1) Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Lease Term pursuant to Paragraph A hereof (not later than April 3, 2011), in which event the Term of the Lease shall be considered extended for an additional five (5) years, subject to the Basic Rent set forth below and with: (i) the Basic Rent to be determined pursuant to Paragraph 2) below; (ii) management fee and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its then current Lease provisions that are standard in Landlord’s leases for comparable buildings as of the date of Tenant’s exercise of its Option to Extend); and (iii) this Paragraph 2.A thereafter deleted. In the event that Tenant fails to timely exercise Tenant’s Option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and the Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 2.
               2) In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of the Option, advise Tenant of any changes in the management fee and the terms and conditions as referenced in Paragraph 2.A.1(ii) above) and the Basic Rent (which shall not be less than the Basic Rent for the fifth year the current Term) required for the Extended Term of the Lease to make the Basic Rent for the Premises comparable to the then current market triple net basic rent for comparable properties either (i) then owned in whole or in part by the above mentioned Landlord or by members of its immediate family in the vicinity of the Premises or (ii) if not owned by Landlord or its family as stated herein, other third party properties in the vicinity of the Premises. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Basic Rent in which to accept said new terms and conditions and Basic Rent and

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enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new terms and conditions and Basic Rent for the Second Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 2, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.
               3) It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 2 shall be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default, and has failed to cure the default in the time period allowed by the Lease at any time prior to, or at the time the lease commences on the Second Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 2.
               4) The Option rights of Tenant under this Paragraph 2.A, and the Second Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant: except as provided for in Lease Paragraph 56 (“Permitted Assignments and Subleases”), either voluntarily or by operation of law, in any manner whatsoever.
               5) Notwithstanding anything to the contrary in this Paragraph, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant does not completely cure said default within five days for a monetary default and thirty days for a non-monetary default (or such longer time as permitted by cure in the Lease Agreement). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease.
          B. THIRD FIVE (5)-YEAR OPTION PERIOD: Provided Tenant has extended the Lease for an additional five year period as set forth in Paragraph A above, Landlord hereby grants to Tenant another Option to Extend the Lease Agreement upon the following terms and conditions;
               1) Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Basic Term hereof (not later than April 3, 2016), in which event the Term of the Lease shall be considered extended for an additional five (5) years (“Third Extended Term”) subject to the Basic Rent set forth below and with: (i) the Basic Rent to be determined pursuant to Paragraph 2) below; (ii) the management fee and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its then current Lease provisions that are standard in Landlord’s leases for comparable buildings as of the date of Tenant’s exercise of its Option to Extend); and (iii) this Paragraph 2.B thereafter deleted. In the event that Tenant fails to timely exercise Tenant’s Option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease,

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and the Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 2.B.
               2) In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of option, advise Tenant of any changes in the management fee and the terms and conditions as referenced in Paragraph 2.B.1(ii) above and Basic Rent (which shall not be less than the Basic Rent for the fifth year of the Second Extended Term) required for the Third Extended Term of the Lease to make the Basic Rent for the Premises comparable to the then current market triple net basic rent for comparable properties either (i) then owned in whole or in part by the above mentioned Landlord or by members of its immediate family in the vicinity of the Premises or (ii) if not owned by Landlord or its family as stated herein, other third party properties in the vicinity of the Premises. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Basic Rent in which to accept said new terms and conditions and Basic Rent and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new terms and conditions and Basic Rent for the Third Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 2.B, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.
               3) It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 2.B will be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default, and has failed to cure the default in the time period allowed by the Lease at any time prior to, or at the scheduled Commencement Date of the Third Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 2.B.
               4) The Option rights of Tenant under this Paragraph 2.B and the Third Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, except as provided for in Lease Paragraph 56 (“Permitted Assignments and Subleases”), either voluntarily or by operation of law, in any manner whatsoever.
               5) Notwithstanding anything to the contrary in this Paragraph 2.B, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant does not completely cure said default within five days for a monetary default and thirty days for a non-monetary default (or such longer time as permitted by cure in the Lease Agreement). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease.
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said March 23, 1994 Lease Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year last written below.

LANDLORD:		ASSIGNE	E/MAXTOR:

JOHN ARRILLAGA SURVIVOR’S TRUST		MAXTOR CORPORATION
a Delaware corporation

By	/s/ John Arrillaga by Richard T. Peery his attorney in fact	By	/s/ Glenn H. Stevens

John Arrillaga, Trustee

Date:	March 30, 2001		Glenn H. Stevens

Print or Type Name

RICHARD T. PEERY SEPARATE		Title:	V.P., General Counsel and Secretary

PROPERTY TRUST
		Date:	April 1, 2001

By	/s/ Richard T. Peery

Richard T. Peery, Trustee

Date:	March 30, 2001	ASSIGNOR/QUANTUM:

QUANTUM CORPORATION
a Delaware corporation

		By	/s/ Norm Claus

Print or Type Name

		Title:	V.P. Real Estate

		Date:	March 30, 2001

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Quantum 2
LEASE AGREEMENT
     THIS LEASE, made this 16th day of April, 1997 between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) as amended, and RICHARD T. PERRY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PERRY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord and QUANTIM CORPORATION, a Delaware corporation, hereinafter called Tenant.
WITNESSETH:
     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in red on Exhibit “A”, attached hereto and incorporated herein by this reference thereto more particularly described as follows:
All of that land containing approximately 9,656 ± acres and that certain 182,355 ± square foot two-story building (“Building 6”) and parking appurtenant thereto, to be constructed and installed by Landlord as shown within the area outlined in Green on Exhibit A to be located on Sumac Drive, Milpitas, California, 95035. Said Premises is more particularly shown within the area outlined in Red on Exhibit A attached hereto and incorporated herein by this reference. The interior of the Leased Premises shall be improved by Landlord in the configuration as shown in Red on Exhibit B to be attached hereto and incorporated herein by this reference. The building shell shall be constructed in accordance with the shell and site improvement specifications set forth on Exhibit A, and the general building elevation set forth on Exhibit A.
     The word “Premises” as used throughout this lease is hereby defined to include the Hetch-Hetchy Land as described in Paragraph 49, the nonexclusive use of landscaped areas, sidewalks and driveways in front of or adjacent to the Premises, and the nonexclusive use of the area directly underneath or over such sidewalks and driveways. The gross leasable area of the building shall be measured from outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered loading areas.
     Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.
     1. USE: Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of office, sales and R&D, and related uses necessary for the use of Tenant or any approved assignee or subtenant to conduct its business providing any and all uses of the Premises shall be subject to and in conformance with all governmental laws and ordinances, and for no other purpose without Landlord’s prior written consent, Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or any part thereof, or any of its contents without the prior written consent of Landlord, and provided Tenant bears any cost related to such increased rate or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises or neighboring premises or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part except on trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnity, defend and hold landlord harmless against any loss, expense, damage, reasonable attorneys’ fees, or liability arising out of failure of Tenant to comply with any applicable law that governs Tenant’s use of the Premises. Tenant shall comply with any covenant, condition, or restriction (“CC&R’s”) affecting the Premises. The Provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Premises.
     2. TERM AND COMMENCEMENT DATE OF LEASE: See Paragraph 40, 41 and 42 of this Lease.
     3. POSSESSION: If Landlord, for any reason whatsoever other than Landlord’s default cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dales of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 2B, above. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 180 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord’s control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.
     4. RENT:
          A. Basic Rent: Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased premises the total sum of the amount for the original Lease Term to be calculated pursuant to Paragraph 39.
          B. Time for Payment: Full monthly rent is due in advance on the first day of each calendar month. In the event that the term of this Lease commences a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).
          C. Late Charge: Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal ten percent (10%) of each rental payment so in default.
          D. Additional Rent: Beginning with the commencement data of the term of this Lease. Tenant shall pay to Landlord or to Landlord’s designated agent in addition to the Basic Rent and as Additional Rent the following;
               (a) All Taxes relating to the Premises as set forth in Paragraph 9, and
               (b) All insurance premiums relating to the Premises, as set forth in Paragraph 12, and
               (c) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent landlord shall have all the rights and remedies with respect to thereto as Landlord has for nonpayment of rent.
     The Additional Rent due hereunder shall be paid to Landlord or Landlord’s agent (i) within five days for taxes and insurance and within thirty (30) days for all other Additional Rent items after presentation of invoice from Landlord or Landlord’s agent setting forth such Additional Rent and/or (ii) at the option of Landlord. Tenant shall pay to Landlord monthly, in advance, Tenant’s prorata share of an amount estimated by Landlord to be landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled within 180 days of the end of each calendar year or more frequently if Landlord elects to do so at Landlord’s sole and absolute discretion as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord crediting to Tenant’s account (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease, in which case such amount shall be held by Landlord as a credit for Tenant’s account until such default has been cured) any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items.
          E. Fixed Management Fee: Beginning with the Commencement Date of the Term of this Lease, Tenant shall pay to Landlord, in addition to the Basic Rent, a fixed monthly management fee (“Management Fee”) equal to 1% of the Basic Rent due for each month during the Lease Term.
     The respective Obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and; if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.
          F. Place of Payment of Rent and Additional Rent: All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at Peery/Arrillaga, File 1504, P.O. Box 60000, San Francisco, CA 94160 or to such other person or to such other place as Landlord may from time to time designate in writing.
          G. Security Deposit: Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of SEVEN HUNDRED ELEVEN THOUSAND ONE HUNDRED EIGHTY FOUR AND 50/100 Dollars ($711,184.50). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shaft transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor. See Paragraph 50
     5. ACCEPTANCE AND SURRENDER OF PREMISES: By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred or nonconforming accoustical ceiling tiles replaced; all windows washed; the airconditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair; the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts; the lawn and shrubs in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair; together with all alterations, additions, and improvements which may have been made in to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within ninety (90) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. It the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies. See Paragraph 51
     6. ALTERATIONS AND ADDITIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant (such consent not to be unreasonably withheld), but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord.

Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, airconditioning, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after Tenant receives notice of the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. See Paragraph 51.
     7. TENANT MAINTENANCE: Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, or replacement, and in good and sanitary condition. Tenant’s maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by accident or act of third parties), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and airconditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), structural elements and exterior surfaces of the building, store fronts, roofs, downspouts, all interior improvements within the premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches, locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever, and all exterior improvements including but not limited to landscaping, sidewalks, driveways, parking lots including striping and sealing, sprinkler systems, lighting, ponds, fountains, waterways, and drains. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, Subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. In the event any of the above maintenance responsibilities apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord. See Paragraph 52

     8. UTILITIES: Tenant shall pay promptly, as the same become due, all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. In the event the above charges apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord.
     Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.
     9. TAXES:
          A. Notwithstanding the following, Tenant is responsible for paying all real estate taxes and assessments assessed on the Premises leased hereunder from November 1, 1995. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord, or if Landlord so directs, directly to the Tax Collector, all Real Property Taxes relating to the Premises. In the event the Premises leased hereunder consist of only a portion of the entire tax parcel, Tenant shall pay to Landlord Tenant’s proportionate share of such real estate taxes allocated to the leased Premises by square footage or other reasonable basis as calculated and determined by Landlord. If the tax billing pertains 100% to the leased Premises, and Landlord chooses to have Tenant pay said real estate taxes directly to the Tax Collector, then in such event it shall be the responsibility of Tenant to obtain the tax and assessment bills and pay, prior to delinquency, the applicable real property taxes and assessments pertaining to the leased Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellation of or nonresponsibility for payment of penalties for nonpayment or late payment by Tenant. The term “Real Property Taxes,” as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered or otherwise changed) or Landlord’s interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; or parking areas, public utilities, or energy within the Premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises; and (iii) all costs and fees (including reasonable attorneys’ fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement dale of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord’s business of leasing the Premises, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Premises, than only that part of such Real Property Tax that is fairy allocable to the Premises shall be Included within the meaning of the term “Real Property Taxes”, Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net Income tax imposed on Landlord’s income from all sources. See Paragraph 53.
          B. Taxes on Tenant’s Property: Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.
     10. LIABILITY INSURANCE: Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. A certificate of insurance of said policy shall be delivered to Landlord. If, during the term of this Lease, in the considered opinion of Landlord’s Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 10 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor, or counsel shall deem adequate.

     11. TENANT’S PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE: Tenant shall maintain a policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.
     Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.
     12. PROPERTY INSURANCE: Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord (or Landlord’s agent if so directed by Landlord) Tenant’s proportionate share (allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord) of the deductibles on insurance claims and the cost of, policy or policies of insurance covering loss or damage to the Premises (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises.
     Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the Insurance policy of either releasing party prohibits such waiver, than this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.
     13. INDEMNIFICATION: Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord or any injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises but excluding, however, the willful misconduct or negligence of Landlord, its agents, servants employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees or contractors, and subject to the last two sentences of Paragraph 12, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys’ fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

     14. COMPLIANCE: Tenant, at its sole cost and expense, shall promptly comply with all Laws, statutes, ordinances and governmental rules, regulations of requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises. See Paragraphs 44 and 52
     15. LIENS: Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following Tenant’s receipt of notice of the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.
     16. ASSIGNMENT AND SUBLETTING: Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right, or privilege appurtenant thereto or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord shall require Tenant to pay all reasonable expenses in connection with the assignment and Landlord shall require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. See Paragraphs 55 and 56

     17. SUBORDINATION AND MORTGAGES: In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the Interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord. Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease. See Paragraph 57.
     18. ENTRY BY LANDLORD: Landlord reserves, and shall at all reasonable times have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagors or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises or other parts of the building, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. See Paragraph 58
     19. BANKRUPTCY AND DEFAULT: The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant, if the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.
     Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.
     Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.
     The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:
               (a) The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.
               (b) The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.
               (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.
               (d) To the extent permitted by law, the right and power, after compliance with all statutory requirements and in any event on not less than three (3) business days prior written notice, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord may, from time to time, sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) end such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination Landlord may at anytime hereafter elect to terminate this Lease for such previous breach.
               (e) The right to have a receiver appointed for Tenant upon application by Landlord to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d. above. See Paragraph 59
     20. ABANDONMENT: Tenant shall not vacate or abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. See Paragraph 60.
     21. DESTRUCTION: In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 7, Landlord may, at its option:
               (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or
               (b) Terminate this Lease.
     If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargo, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not cancelled according to the provisions above.
     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.
     In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. See Paragraph 61
     22. EMINENT DOMAIN: If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.
     If any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.
     In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.
     If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the data of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking. See Paragraph 62
     23. SALE OR CONVEYANCE BY LANDLORD: In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant and in such event, insofar as such transfer is concerned. Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Premises and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor. See Paragraph 63
     24. ATTORNMENT TO LENDER OR THIRD PARTY: In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a tee title Interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale. Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.
     25. HOLDING OVER: Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred twenty five (125%) percent of the monthly Basis Rent required during the last month of the Lease term.
     26. CERTIFICATE OF ESTOPPEL: Either party shall at any time upon not less than ten (10) days prior written notice from the other party execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the best of such party’s knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. A party’s failure to deliver such statement within such time shall be conclusive upon the party receiving such request that this Lease is in full force and effect, without modification except as may be represented by Landlord;

that there are no uncured defaults in the requesting party’s performance, and that not more than one month’s rent has been paid in advance.
     27. CONSTRUCTION CHANGES: It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.
     28. RIGHT OF LANDLORD TO PERFORM: All terms, covenants and conditions of this Lease to be performed or observed by the Tenant shall be performed or observed by the Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder and such failure shall continue for five (5) days after written notice thereof by Landlord, or shall fail to perform any other term or covenant hereunder on its part to be performed and such failure shall continue for thirty (30) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment on performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.
     29. ATTORNEYS’ FEES:
          A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses including reasonable attorneys’ fees incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
          B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney’s fee.
     30. WAIVER: The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.
     31. NOTICES: All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises of if sent by United Stated certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified, or registered mail, postage prepaid, addressed to Landlord at its offices at Peery/Arrillaga, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.
     32. EXAMINATION OF LEASE: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.
     33. DEFAULT BY LANDLORD: Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default If Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.
     34. CORPORATE AUTHORITY: If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.
     35. INTENTIONALLY LEFT BLANK
     36. LIMITATION OF LIABILITY: In consideration of the benefits accruing hereunder. Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

               (a) the sole and exclusive remedy shall be against Landlord’s interest in the Premises leased herein;
               (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);
               (c) no service of process shall be made against any partner of Landlord (except as maybe necessary to secure jurisdiction of the partnership);
               (d) no partner of Landlord shall be required to answer or otherwise plead to any service of process
               (e) no judgment will be taken against any partner of Landlord;
               (f) any judgment taken against any partner of Landlord may be vacated and set aside at any lime without hearing;
               (g) no writ of execution will ever by levied against the assets of any partner of Landlord;
               (h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.
     37. SIGNS: No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any was place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.
     All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably approved of by Landlord.
     Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.
     38. MISCELLANEOUS AND GENERAL PROVISIONS:
           A. Use of Building Name: Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

           B. Choice of Law; Severability: This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.
           C. Definition of Terms: The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.
     The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.
           D. Time of Essence: Time is of the essence of this Lease and of each and all of its provisions.
           E. Quitclaim: At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim dead or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.
           F. Incorporation of Prior Agreements; Amendments: This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.
           G. Recording: Landlord and Tenant shall record a short form memorandum hereof in the form attached hereto as Exhibit C.
           H. Amendments for Financing: Tenant further agrees to execute any reasonable amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not materially affected and there is no change in the Basic Rent, Options to Renew, Lease Term or Construction obligations of Landlord.
           I. Additional Paragraphs: Paragraphs 39 through 65 are added hereto and are included as a part of this lease.

           J. Clauses, Plats and Riders: Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.
           K. Diminution of Light, Air or View: Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year last written below.

LANDLORD:		TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST		QUANTUM CORPORATION a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Andrew Kryder

	John Arrillaga, Trustee		Andrew Kryder, Vice President Finance and Corporate General Counsel

Date:	June 30, 1997	Date:	June 25, 1997

RICHARD T. PEERY SEPARATE PROPERTY TRUST

By	/s/ Richard T. Peery	By	/s/ Norm Claus

	Richard T. Peery, Trustee		Norm Claus, Vice President Real Estate and Corporate Services

Date:	June 26, 1997	Date:	June 25, 1997

Paragraphs 39 through 65 to Lease Agreement dated April 16, 1997, By and Between THE JOHN ARRILLAGA SURVIVOR’S TRUST AND THE RICHARD T. PEERY SEPARATE PROPERTY, as Landlord, and QUANTUM CORPORATION, a Delaware corporation, as Tenant for 182,355+ Square Feet of Space Located on Sumac Drive, Milpitas, California.
     39. BASIC RENT: In accordance with Paragraph 4A, and subject to the provisions of Paragraphs 40 and 41, Basic Rent shall be payable as follows during the indicated months of the term of the Lease based upon the gross leasable area within the building that is part of the Premises:

Period	Monthly Basic Rent
Months 1-12 (plus the partial calendar month, if any, following the Commencement Date *)	$1.60/sf
Months 13-24	$1.65/sf
Months 25-36	$1.70/sf
Months 37-48	$1.75/sf
Months 49-60	$1.80/sf
Months 61-72	$1.85/sf
Months 73-84	$1.90/sf
Months 85-96	$1.95/sf
Months 97-108	$2.00/sf
Months 109-120	$2.05/sf
Months 121-132	$2.10/sf
Months 133-144	$2.15/sf
Months 145-156	$2.20/sf
Months 157-168	$2.25/sf
Months 169-180	$2.30/sf
     Example of calculation of Basic Rent per month for the period commencing with the first through the twelfth months of said Lease:

Square footage of Building	182,355
Per square foot Basic Monthly Rent	x $1.60

Basic Rent per Month	$291,768.00

     It is agreed in the event said Lease commences on a date other than the first day of the month the Term of the Lease will be extended to account for the number of days in the partial month. The Basic Rent during the resulting partial month will be pro-rated (for the number of days in the partial month) at the Basis Rent rate scheduled for the projected Commencement Date as shown above.
     40. LEASE TEEM AND COMMENCEMENT DATE: The following provisions relate to the commencement and duration of the term of this Lease:
          A. Lease Term: The term of this Lease shall commence on the “Commencement Date” (as defined herein) which is projected to be May 1, 1998, and shall continue for a period of fifteen (15) years plus the partial calendar month, if any, in which the Commencement Date occurs, subject to the terms of this Lease and subject to (i) earlier termination rights of Landlord in accordance with the provisions of this Lease, and (ii) extension pursuant to the options to renew granted by Paragraphs 41 and 42 and the provisions of this Paragraph 40.C.
          B. Commencement Date Defined: As used herein, the term “Commencement Date” shall mean the later to occur of the following: (i) the date upon which the “Improvements” are “Substantially Completed” or (ii) May 1, 1998, subject to (a) delays caused by Tenant and/or Tenant’s agents and (b) provided, however, that if prior to the later of such dates Tenant’s operating personnel enter into occupancy of the Premises and commence the operation of Tenant’s business within the Premises, the Commencement Date shall be the date such personnel of Tenant so enter into occupancy of the Premises. The term “Substantially Completed” and/or “Substantial Completion” shall mean the date when all of the following have occurred with respect to the Improvements in question: (i) the construction of the Improvements in question has been substantially completed in accordance with the approved plans therefor except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; (ii) Landlord has executed a certificate or statement representing that the Improvements in question, for which Landlord is responsible, have been substantially completed in accordance with the plans and specifications therefor except for the punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; and (iii) the Building Department of the City of Milpitas has completed its final inspection of such Improvements and has “signed off” the building inspection card approving such work as complete except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business. Notwithstanding the foregoing, Substantial Completion of the Interior Improvements shall not be deemed to have occurred until Landlord has obtained final or conditional approval from the Fire Department of the City of Milpitas that the Improvements have been completed in accordance with such department’s requirements (subject only to conditions that do not prevent Tenant from occupying the Improvements).
          C. Lease Terms Co-extensive: It is acknowledged that (i) Landlord has granted Tenant, pursuant to a separate Option Agreement of even date herewith, an Option to Lease an additional building on the parcel adjacent to the Premises ( the “Building 7 Lease”), and (ii) it is the intention of the parties that the Term of this Lease be co-extensive with the term of the Building 7 Lease, such that the terms of both leases (“the Leases”) expire on the same date. In the event Tenant exercises its Option to Lease Building 7 (pursuant to the terms and conditions of the Option Agreement), it is hereby agreed that following the date upon which the Commencement Date of the Building 7 Lease becomes established as a date certain following completion of improvements and satisfaction of any other conditions related to determining such date, the Term of this Lease shall be extended such that the scheduled Termination Date of this Lease coincides with the scheduled termination date of the Building 7 Lease. As soon as the parties are able to implement the provisions of this Paragraph because the Commencement Date of the Building 7 Lease has been determined following completion of improvements and satisfaction of other appropriate conditions, the parties shall execute an amendment to this Lease (i) extending the initial Term of this Lease (if necessary) to be co-terminous with the initial termination date of the Building 7 Lease and (ii) adjusting the Options to Extend accordingly. The monthly Basic Rent on this Lease during the Extension Period shall be increased by $.05 per square foot on the commencement date of said Extension Period. For example, if the Building 7 Lease commences on May 1, 2004, and this Lease commences the scheduled Commencement Date of May 1, 1998, the initial Term of this Lease shall be extended by one year and the per square foot monthly Basic Rent during the Extension Period shall be $[Illegible].35 per square foot. The provisions of this Paragraph 40C also requires the terms of both of the Leases to be extended accordingly if Tenant exercises its Option to Extend under either of the Leases. The monthly Basic Rent during the extended term under each of the Leases shall be increased by $.05 per square foot on the commencement date of the extended term and thereafter on each and every anniversary of the respective lease Commencement Date.
     41. FIRST FIVE-YEAR OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend the term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. If Tenant elects to exercise the option to extend, Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Basic Term hereof, in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 41 and subject to the rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease or the Building 7 Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 41.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period	Monthly Basic Rent
Months 1-12	$2.35/sf
Months 13-24	$2.40/sf
Months 25-36	$2.45/sf
Months 37-48	$2.50/sf
Months 49-60	$2.55/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to renew granted by this Paragraph 41 at any time that Tenant is in default (default for monetary and material default for non-monetary) of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 41 notwithstanding such non-curable default.
     42. SECOND FIVE-YEAR OPTION TO EXTEND: Provided Tenant has extended the Lease for an additional five (5) year period as set forth in Paragraph 41, Landlord hereby grants to Tenant an option to extend the Term of this Lease for an additional five (5) year period upon the following terms and conditions:
          A. Tenant shall give Landlord written notice of Tenant’s exercise of this option to extend at least one hundred eighty (180) days prior to the expiration of the Lease term as extended pursuant to Paragraph 41, in which event the Lease shall be considered extended for an additional five (5) year period upon the same terms and conditions as this Lease, absent this Paragraph 42.A and subject to the Rental as set forth below. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further option to extend this Lease or the Building 7 Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 42.
          B. The monthly Basic Rent for the option period shall be as follows in the event the option is exercised:

Period	Monthly Basic Rent
Months 1-12	$2.60/sf
Months 13-24	$2.65/sf
Months 25-36	$2.70/sf
Months 37-48	$2.75/sf
Months 49-60	$2.80/sf
          C. Notwithstanding anything contained herein, Tenant may not exercise the option to extend granted by this Paragraph 42 at any time that Tenant is in default (default for monetary and material default for non-monetary) of its obligations under this Lease, if Tenant has received written notice from Landlord that Tenant is in default, and such default has not been timely cured within the time period provided for in this Lease; provided, however, that if such default of Tenant is not for money due under this Lease and cannot be cured, and if Landlord does not elect to terminate this Lease as a result of such non-curable default by Tenant, Tenant may exercise the option to extend granted by this Paragraph 42 notwithstanding such non-curable default.
     43. ASSESSMENT CREDITS: The demised property herein is subject to a special assessment levied by the City of Milpitas in Improvement District No. 12. As a part of said special assessment proceedings, additional bonds were sold and assessments levied to provide for construction contingencies and reserve funds. Interest will be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the demised premises, Tenant shall pay to Landlord, as additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited.
     44. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises, which includes the entire parcel of land on which the Premises are located as shown in Green on Exhibit A attached hereto (hereinafter collectively referred to as the “Property”):
          A. As used herein, the term “Hazardous Materials” shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term “Environmental Laws” shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.
          B. Tenant shall notify Landlord prior to the occurrence of any Tenant’s Hazardous Materials Activities (defined below). Landlord acknowledges that Tenant shall use, in compliance with applicable Environmental Laws, customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricants and copier toner. Any and all of Tenant’s Hazardous Materials Activities shall be conducted in conformity with this Paragraph 44, Paragraph 14 of this Lease, and in compliance with all Environmental Laws and regulations. As used herein, the term “Tenant’s Hazardous Materials Activities” shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant’s use of the Property, or by Tenant or by any of Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees or other third parties (including “dumping” by others) (or which Hazardous Materials originate from on the surface of the Premises any time after November 1, 1995, the date of the Option Agreement related to said Lease, and before the Commencement Date of this Lease, but excluding Hazardous Materials on the Premises prior to the Lease Commencement Date because of the storage, use, disposal, or transportation of such materials or waste by any of Landlord’s contractors or otherwise arising out of construction work performed by or under the direction of Landlord on the Premises and Landlord shall be responsible for all required actions with respect to such materials or wastes). Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant’s Hazardous Materials Activities of which Tenant becomes aware. If Tenant’s Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant’s expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as may be required by Environmental Laws, regulations and/or governing agencies; (ii) to provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease (“Anniversary Date”); and (iii) on each Anniversary Date to provide to Landlord copies of all documentation and records, required by applicable Environmental Laws to be prepared and submitted to governmental authorities, relating to use at the Property of Hazardous Materials or to Tenant’s Hazardous Materials Activities, if any. If upon completion of Landlord’s review of said documentation and records, Landlord reasonably questions if Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities, Tenant agrees within thirty (30) days following receipt of written notice from Landlord, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant’s findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.
          C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant’s Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant’s Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with any legal or regulatory jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.
          D. If Landlord, upon consultation with Tenant, reasonably concludes that the Property has become contaminated as a result of Tenant’s Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination except to the extent that such activities may be inconsistent with Tenant’s compliance with Environmental Laws. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys’ fees Landlord incurs with respect to such investigation to the extent, and only to the extent,-that it that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws,

Tenant shall, not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord’s prior written consent which shall not be unreasonably withheld. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.
          E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, [Illegible], and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys’, consultants’ and other experts’ fees and costs), and damages, which arise from or relate to: (i) Tenant’s Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 44 (collectively, “Tenant’s Environmental Indemnification”). Tenant’s Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant’s Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant’s expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action as may be required by applicable Environmental Laws, regulations or governing agencies (collectively, “Response Actions”). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.
          F. Landlord hereby makes the following representations to Tenant, each of which is made only to the best of Landlord’s knowledge as of the date Landlord executes this Lease, without any inquiry or investigation having been made or required by Landlord regarding this subject, nor does Landlord have any obligation to investigate or make inquiry regarding the subject:
               (1) The soil and ground water on or under the Premises does not contain Hazardous Materials in amounts which violate any laws to the extent that any governmental entity could require either Landlord or Tenant to take any remedial action with respect to such Hazardous Materials.
               (2) During the time that Landlord has owned the Premises, Landlord has received no notice of (i) any violation, or alleged violation, of any law that has not been corrected to the satisfaction of the appropriate authority, (ii) any pending claims relating to the presence of Hazardous Material on the Premises, or (iii) any pending investigation by any governmental agency concerning the Premises relating to Hazardous Materials.
          G. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Premises, and (ii) any contamination of the

Premises by Hazardous Materials which constitutes a violation of any law. Attached as Exhibit “D” hereto is a list of Hazardous Materials that Tenant intends to use at the Premises. If during the Lease Term Tenant proposes to use other Hazardous Materials at the Premises, Tenant shall inform Landlord of such use, identifying the Hazardous Materials and the manner of their use, storage and disposal, and shall agree (i) to use, store and dispose of such Hazardous Materials strictly in compliance with all laws, regulations and governing agencies and (ii) that the indemnity set forth in Paragraph 44 shall be applicable to Tenant’s use of such Hazardous Material.
          H. Landlord or Tenant may, at any time, cause testing wells to be installed on the Premises, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. Testing wells installed by Tenant shall be paid for by Tenant. If tests conducted by Landlord disclose that Tenant has violated any Hazardous Materials laws, or Tenant or parties on the Premises during the Term of this Lease have contaminated the Premises as determined by regulatory agencies pursuant to Hazardous Materials laws, or that Tenant has liability to Landlord pursuant to Paragraph 44A, then Tenant shall pay for 100 percent of the cost of the test and all related expense. Prior to the expiration of the Lease Term, Tenant shall remove any testing wells it has installed at the Premises, and return the Premises to the condition existing prior to the installation of such wells, unless Landlord requests in writing that Tenant leave all or some of the testing wells in which instance the wells requested to be left shall not be removed.
          I. If any tests performed by Tenant or Landlord prior to the Commencement Date disclose Hazardous Materials at the Premises, Landlord at its expense will promptly take all reasonable action required by law with respect to the existence of such Hazardous Materials at the Premises. The Commencement Date shall not be delayed because of such action by Landlord unless occupation of the Premises is prohibited by law.
          J. The obligations of Landlord and Tenant under this Paragraph 44 shall survive the expiration or earlier termination of the Term of this Lease. The rights and obligation of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 44.
     45. APPROVALS: Whenever this Lease requires the approval or consent of either Landlord or Tenant before an action may be taken, such approval or consent shall not be unreasonably withheld or delayed.
     46. LANDLORD’S RIGHT TO TERMINATE: It is understood that the Premises to be leased by Tenant are to be constructed by Landlord, and that Landlord is required to obtain the necessary building permits for the building shell before construction of said Premises can commence. Therefore, it is agreed that in the event Landlord cannot obtain all the necessary building permits for the building shell by December 31, 1997, then either Landlord or Tenant can terminate this Lease by written notice to the other party given within thirty (30) days thereafter, without any liability to the other party of any type whatsoever, and that this Lease Agreement shall be null and void as of the date of receipt of such notice. Landlord agrees to use its best efforts to obtain the required permits by December 31, 1997.

     47. CROSS DEFAULT: As set forth in Paragraph 40C, Landlord and Tenant have entered an Option Agreement related to Building 7. In the event Tenant exercises its option to lease Building 7, and as a material part of the consideration for the execution of this Lease by Landlord, it is agreed between Landlord and Tenant that a default under this Lease, or a default under the Building 7 Lease may, at the option of Landlord, be considered a default under both leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to both of the Leases including, but not limited to, the right to terminate the Building 7 Lease or this Lease by reason of a default under the Building 7 Lease or hereunder.
     48. ADDRESS FOR LEASED PREMISES: It is understood that the address for the Premises will be assigned by the City of Milpitas (the “City”) upon issuance of a building permit for the Interior Improvements. Once the address has been assigned to the Premises by the City, this Lease shall thereafter be amended to reflect the assigned address for the Premises leased hereunder.
     49. HETCH-HETCHY LAND: Landlord hereby assigns to Tenant during the Term of this Lease, all of Landlord’s right, title, and interest, in and to the property owned by the City and County of San Francisco shown in Orange on Exhibit A attached hereto, and Tenant hereby assumes all responsibilities and liabilities (including, but not limited to a fee and/or tax for the right to use said property including any use provided for in the Deed attached hereto as Exhibit E) that may be imposed by the City and County of San Francisco pertaining to their property and Tenant’s use and occupancy thereof. Tenant’s right to use the area outlined in Orange will continue until this right to use said property is revoked or terminated by the City and County of San Francisco, at which time said property outlined in Orange belonging to the City and County of San Francisco will no longer be available for Tenant’s use, and this lease will continue in full force and effect excluding Tenant’s right to use the property outlined in Orange on Exhibit A attached hereto.
     Tenant’s use of the property owned by the City and County of San Francisco shall be governed by the terms and conditions of the Deed dated February 5, 1951 between Chinn Oyama Takeda and George Shoji Takeda, as Grantors, and the City and County of San Francisco, as Grantee (the ‘Deed”). Said Deed is attached hereto as Exhibit E. Among the provisions of said Deed is the restriction that the property shall not be used for parking, and Tenant understands that at no time during the Term of the Lease shall Tenant be allowed to use said property for parking.
     Notwithstanding the foregoing Tenant may use the Hetch-Hetchy Land for such additional uses as may not be permissible to the [Illegible] provided Tenant (i) obtains written permission from the City and County of San Francisco to do so in form reasonably acceptable to landlord, (ii) removes the “bridge” which is contemplated to go over said Hetch-Hetchy Land if requested by the City and County of San Francisco and/or if Landlord requires said “bridge” to be removed by the Lease Termination Date, (iii) pays all costs and expenses imposed by the City and County of San Francisco in connection with such permission and use, and (iv) Tenant indemnifies and holds harmless Landlord from any loss, expense, cost, claim, or liability arising in connection with such permission or any use pursuant to such permission of the Hetch-Hetchy Land undertaken by Tenant, its agents, employees, contractors, invitees, visitors, subtenants and/or assignees. Landlord and Tenant agree that if the City of Milpitas will not issue a building permit for Building 6 in the configuration and location for which it is designed as of the date of this Lease because of the proximity to the Hetch-Hetchy Land or for any other reason, then Tenant shall have the option to cause Building 6 to be relocated on the land and redesigned in a new configuration acceptable to the City, Landlord and Tenant, provided the square footage of the relocated and redesigned building is no less than approximately 182,355 square feet and the parking allocation is not reduced due to said redesign and/or relocation.
     50. SECURITY DEPOSIT: The following provisions shall modify Paragraph 4G:
          A. Within thirty (30) days after the expiration or earlier termination of the Lease term and after Tenant has vacated the Premises, Landlord shall return to Tenant the entire Security Deposit except for amounts that Landlord has deducted therefrom that are needed by Landlord to cure defaults of Tenant under the Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease. The use or disposition of the Security Deposit shall be subject to the provisions of California Civil Code Section 1950.7.
          B. During the first thirty (30) days following execution of this Lease Agreement, and only during said thirty day period, Tenant shall have the one-time option of satisfying its obligation with respect to an amount equal to one-half (1/2) ($355,592.25) of the $711,184.50 Security Deposit required under Paragraph 4.G. by providing to Landlord, at Tenant’s sole cost, a letter of credit which: (i) is drawn upon an institutional lender reasonably acceptable and accessible to Landlord in form and content reasonably satisfactory to Landlord; (ii) is in the amount of one-half (1/2) of the Security Deposit; (iii) is for a term of at lease twelve (12) months; (iv) with respect to any letter of credit in effect within the six month period immediately prior to the expiration of the Lease term, shall provide that the term of such letter of credit shall extend at least forty five (45) days past the Lease expiration date (including any extensions thereof); and (v) may be drawn upon by Landlord upon submission of a declaration of Landlord that Tenant is in default (as defined in Paragraph 19 and as modified by Paragraph 59). Landlord shall not be obligated to furnish proof of default to such institutional lender, and Landlord shall only be required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit required under Paragraph 4.G. Said letter of credit shall provide that if the letter of credit is not renewed, replaced or extended within twenty (20) days prior to its expiration date the issuer of the credit shall automatically issue a cashiers check payable to Landlord in the amount of the letter of credit after the date which is twenty (20) days before the expiration date, and no later than the expiration date, without Landlord being required to make demand upon the letter of credit. If Tenant provides Landlord with a letter of credit, within thirty (30) days of the execution of this Lease, meeting the foregoing requirements, one-half (1/2) of the cash Security Deposit (i.e., $355.592.25 of the $711,184.50 Security Deposit) shall be returned to Tenant by Landlord inasmuch as the cash deposit remaining and the Letter of Credit equal the total Security Deposit required in Paragraph 4G. If Tenant defaults with respect to any provisions of this Lease, including but not limited to provisions relating to the payment of Rent, Landlord may (but shall not be required to) draw down on the letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. Landlord and Tenant acknowledge that such letter of credit will be treated as if it were a cash security deposit, and such letter of credit may be drawn down upon by Landlord upon demand and presentation of evidence of the identity of Landlord to the issuer, in the event that Tenant defaults with respect to any provisions of the Lease and such default is not cured within any applicable cure period. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to furnish proof of default to such institutional lender and Landlord is only required to give the institutional lender written notification that Tenant is in default and upon receiving such written notification from Landlord the institutional lender shall be obligated to immediately deliver cash to Landlord equal to the amount Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default up to 1/2 of the total Security Deposit. Landlord acknowledges that it is not entitled to draw down such letter of credit unless Landlord would have been entitled to draw upon the cash security deposit pursuant to the terms of Paragraph 4G of the Lease. Concurrently with the delivery of the required information to the issuer, Landlord shall deliver to Tenant written evidence of the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of the Lease, and evidence of the failure of Tenant to cure such default within the applicable grace period following receipt of such notice of default. Any proceeds received by Landlord by drawing upon the letter of credit shall be applied in accordance with the provisions governing the Security Deposit imposed by Paragraph 4G and this Paragraph 50. If Landlord draws upon the letter of credit, thereafter Tenant shall once again have the right to post a letter of credit in place of one-half (1/2) of a cash Security Deposit so long as Tenant is not then in default. In any event Tenant will be obligated to replenish the amount drawn to restore the Security Deposit to its original amount as provided for in Paragraph 4G. If any portion of the letter of credit is used or applied pursuant hereto, Tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the letter of credit, or (ii) increasing the letter of credit to its value immediately prior to such application. Tenant’s failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.
     51. ALTERATIONS MADE BY TENANT: The provisions of this Paragraph 51 shall modify Paragraphs 5 and 6:
          A. As used herein, the term “Alteration” shall mean any alteration, addition or improvement made by Tenant to the Premises during the term of the Lease, but shall not include Tenant’s trade fixtures so long as such trade fixtures are not installed in such a manner that they have become an integral part of the building.
          B. Tenant shall not construct any Alterations or otherwise alter the Premises without Landlord’s prior written approval: (i) if Tenant is in default under this Lease or any of the Existing Leases, or (ii) if Tenant is not in default under this Lease or the Building 7 Lease (if Tenant has exercised its Option to lease Building 7) and if the total cost of such Alterations exceeds $20,000 per the scope of any single remodeling job to the Premises, or if such Alteration is structural in nature and provided Tenant gives Landlord notice of the planned alterations and a 1/8” scale sepia reflecting said alterations ten (10) business days prior to the commencement of construction of said alterations. Any other non-structural Alteration of less than $20,000 for the total cost of the remodeling job may be undertaken by Tenant without Landlord’s prior written approval, except as noted herein, but with the understanding that Tenant shall be obligated to restore the Premises as set forth in Paragraph 5 at the termination of this Lease, except as otherwise provided in Paragraph 51.D. Notwithstanding the foregoing, Tenant shall have the right to reconfigure modular freestanding walls and partitions without Landlord’s prior consent, which are not part of the original Interior Improvements shown on Exhibit B and which have been installed by Tenant and paid for by Tenant. Notwithstanding the above, Tenant shall not have the right, without Landlord’s prior written consent, to remove any floor-to-ceiling partitions within the Premises.
          C. At all times during the Lease Term (i) Tenant shall maintain and keep up dated “as-built” plans for all Alterations constructed by Tenant, and (ii) Tenant shall provide to Landlord copies of such “as-built” plans as such Alterations are made.
          D. Provided Tenant is not in default under this Lease or under any of the Existing Leases, Tenant shall have the right to remove at any time during the Lease term or prior to the expiration thereof any process equipment such as clean hoods, thermal cycling chambers, freon piping, high temperature furnaces, air handlers, which equipment the parties agree for the purposes of this Lease shall be deemed to be trade fixtures, so long as Tenant repairs all damages caused by the insulation and/or removal thereof, returns the Premises prior to the termination of the Lease to the condition existing prior to the installation of such item, and repairs and restores any so-called “doughnuts” or gaps in the roof and/or floor tiles and/or ceiling and lighting resulting from such installation and/or removal. At the time Tenant requests the consent of Landlord to approve the installation of an Alteration requiring the consent of Landlord, Tenant shall seek from Landlord a written statement of whether or not Landlord will require Tenant to remove such Alteration and restore all or part of the Premises as required by Landlord in accordance with this paragraph and Paragraph 5 at the expiration or earlier termination of the term of the Lease. If Tenant does not obtain from Landlord a statement in writing that Landlord will not require such Alteration to be removed, then at the expiration or sooner termination of the term of the Lease, it is agreed that Tenant may be required by Landlord to remove all or part of such Alterations, and return the Premises to the condition existing prior to the installation of such Alterations as provided for in Paragraph 5 above. In addition, if Tenant has installed Alterations without Landlord’s consent, if Landlord so requires, Tenant shall also remove all or part of such Alterations so installed without Landlord’s consent as Landlord may designate and return the Premises to the condition existing prior to the installation of such Alteration. Alterations for which Landlord has given its written consent to Tenant that such Alteration need not be removed, shall not be removed by Tenant at the expiration or earlier termination of the term of the Lease.
          E. At all times during the term of the Lease, Tenant shall have the right to install and remove trade fixtures as defined in the Lease and installed and paid for by Tenant, so long as Tenant repairs all damage caused by the installation and removal thereof and returns the Premises to the condition existing prior to the installation of such fixtures and repairs and restores any so called “doughnuts” or gaps in the roof and/or floor (including floor structure, sub-

floor and appropriate floor covering for said area) and/or floor tiles, and/or ceiling tiles, wall damage and lighting resulting from such removal.
          F. Notwithstanding anything to the contrary herein, Tenant shalt be one hundred percent (100%) responsible and liable for obtaining any and all permits (and the cost related thereto) required by the governing agencies for any and all alterations and/or modifications Tenant makes to the Leased Premises.
     52. STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT’S USES OR REMODELING OF THE PREMISES: The provisions of this Paragraph 53 shall modify Paragraphs 7 and 14:
          A. If during the last five (5) years of the term of the Lease if Tenant has not extended the Lease as provided for in Paragraphs 41 and 42, or during either of the five (5) year extension periods permitted by Paragraphs 41 and 42 or Paragraph 40.C., it becomes necessary (due to any governmental requirement for continued occupancy of the Premises) to make structural improvements required by laws enacted or legal requirements imposed by governmental agency(s) after the Commencement Date, and the cost for each required work or improvements exceeds $100,000, then if such legal requirement is not imposed because of Tenant’s specific use of the Premises and is not “triggered” by Tenant’s Alterations or Tenant’s application for a building permit or any other governmental approval (collectively “Tenant’s Actions”) in which instance Tenant shall be responsible for 100% of the cost of such improvements, Landlord shall be responsible for paying the cost of such improvement and constructing such improvement, subject to a cash contribution from Tenant of a portion of the cost thereof as provided for and calculated in Paragraph 52B.
          B. When Landlord makes an improvement pursuant to Paragraph 52A, and as a condition to Landlord’s obligation to construct such improvement, Tenant shall make the following contribution in cash to Landlord for the cost thereof prior to the commencement of the work by Landlord. It is agreed that Tenant shall pay to Landlord 100% of the cost of the first $100,000.00 worth of each improvement. After the first $100,000.00, all costs above $100,000.00 shall be divided by 15 and multiplied by the time period remaining in the last five years of the Lease term from the date work on such improvement commences. [Illegible]
          For example, if the improvement is not required as a result of Tenant’s Actions and if the cost of such improvement was $400,000 and there was one year and six months remaining in the Lease term when the work commenced, then Tenant would be responsible for reimbursing Landlord in cash $130,000.00 computed as follows:

Total Cost of Work	$400,000.00
Tenant Responsible for 1st $100,000	-100.000.00

Total Amount To Be Amortized	$300,000.00

$300,000.00/15 = $20,000.00/yr. x 1.5 yrs =	$30,000.00

Tenant responsible for $100,000 + $30,000.00 =	$130,000.00
          C. If Landlord has made improvements, for which Tenant has reimbursed Landlord for the cost thereof pursuant to Paragraph 52B, and the term of this Lease is subsequently extended pursuant to the exercise by Tenant of an option to renew pursuant to Paragraph 41, or 42, upon the exercise of any such option by Tenant, Tenant shall pay to Landlord an additional sum equal to the total amount of said improvement less the amount previously paid for by Tenant. Using the example in Paragraph 52B above, Tenant would owe Landlord the additional amount of $270,000.00 ($400,000.00 - $130,000.00 = $270,000.00).
     53. REAL PROPERTY TAXES: Paragraph 9 is modified by the following:
          A. The term “Real Property Taxes” shall not include charges, levies or fees directly related to the use, storage, disposal or release of Hazardous Materials on the Premises unless directly related to Tenant’s Activities at this site or on other sites leased and/or owned by Tenant; however, Tenant shall be responsible for general or special tax and/or assessments (related to Hazardous Materials and/or toxic waste) imposed on the Property provided said special tax and/or assessment is not imposed due to on-site originated contamination on the Property (by third parties not related to Tenant) prior to the Lease Commencement Date. Subject to the terms and conditions stated herein, Tenant shall be responsible for paying one hundred percent (100%) of said taxes and/or assessments allocated to the Property.
          B. If any assessments for public improvements are levied against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord or any assignee or purchaser of the Premises each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.
          C. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests such Real Property Taxes, the failure on Tenant’s part to pay such Real Property Taxes being so contested shall not constitute a default so long as Tenant complies with the provisions of this Paragraph. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case Landlord shall join in the proceedings or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge its share of any Real Property Taxes determined by any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment. If Tenant does not pay the Real Property Taxes when due pursuant to the Lease and Tenant seeks a reduction or contests them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond in form reasonably satisfactory to Landlord issued by an insurance company qualified to do business in California. The amount of the bond shall equal 125% of the total amount of Real Property Taxes in dispute and any such bond shall be assignable to any lender or purchaser of the Premises. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.
     54. PROPERTY INSURANCE: Paragraph 12 is modified by the following:
          A. If Tenant so elects, Tenant may obtain from a third party insurance company the insurance required to be carried by Landlord pursuant to Paragraph 12 so long as each of the following conditions is satisfied: (i) the Landlord is not the John Arrillaga Survivor’s Trust and/or the Richard T. Peery Separate Property Trust or an affiliated entity or entities as the case may be; (ii) the insurance to be carried by Tenant to satisfy this requirement strictly complies with all of the provisions of Paragraph 12; (iii) such insurance shall name Landlord as the insured and provide that it is to be payable to Landlord in the same manner as if such insurance had been carried by Landlord pursuant to Paragraph 12 (subject to the rights of any lender holding a mortgage or deed of trust encumbering the Premises); (iv) each lender holding a mortgage or deed of trust encumbering the Premises shall have given its written consent to Tenant carrying such insurance and such insurance shall comply with the requirements of any such lender; (v) Tenant must notify Landlord, by certified mail, no later than one hundred eighty (180) days prior to the expiration date of Landlord’s insurance policy (which expiration date is currently 3/13/xx of a given year and is subject to change; Landlord shall notify Tenant in the event Landlord’s insurance year changes) that Tenant will directly obtain the required insurance coverage for the insurance year commencing 3/14/XX through 3/13/XX and each insurance year through the termination date of this Lease, including any extensions thereof, or until Tenant is no longer able to comply with all of the provisions of this paragraph 55; (vi) the annual premium must be paid in full at the commencement of the policy; (vii) the insurance policy must be issued for a one-year period following the expiration date of Landlord’s insurance policy (i.e., from 3/14/XX to 3/13/XX; (viii) any and all deductibles required under the policy will be paid entirely by Tenant; (ix) the terms of the coverage must be broad form and cover all items to be covered as set forth in Paragraph 12 of this Lease; (x) the Building and Premises must be insured for their full replacement cost; (xi) the insurance policy containing the required coverage in accordance with the provisions of this paragraph must be sent to Landlord for retention within thirty (30) days prior to the expiration date of Landlord’s insurance policy, and may not be terminated or altered without thirty (30) days written notice to Landlord by the company providing such insurance (it is agreed that if the insurance policy is canceled or altered, Landlord will have the right to obtain the property insurance coverage on said building, and Landlord will bill the Tenant for the related insurance premium); and (xii) at all times while Tenant is so carrying such insurance, Tenant is Quantum Corporation or a successor entity and the then net worth of such corporation is equal to or greater than the net worth of Quantum corporation as of the date of this Lease is executed by Landlord and Tenant. Tenant shall provide such evidence as is required by Landlord and any lender to establish that the insurance that Tenant carries pursuant to this Paragraph 54 has been obtained and meets the requirement of this Paragraph 54. Such insurance carried by Tenant shall be in form and provided by an insurance company that is reasonably acceptable to Landlord, which must be rated “A plus” or better by Best’s Insurance Service (or an equivalent rating from another rating agency should Best’s no longer provide such service). A copy of any such policy shall be delivered to Landlord. If Tenant elects to insure and such insurance provided by Tenant does not satisfy the requirements of Paragraph 12, in the event of a subsequent casualty, Tenant shall be responsible for and shall pay for that portion of the restoration cost, in excess of the insurance proceeds actually available, that would have been covered by insurance satisfying the requirements of Paragraph 12.
     55. ASSIGNMENT AND SUBLETTING: The following modifications are made to Paragraph 16:
          A. In the event that Tenant seeks to make any assignment or sublease, then Landlord, by giving Tenant written notice of its election within fifteen (15) days after Tenant’s notice of intent to assign or sublease has been given to Landlord, shall have the right to elect (i) to withhold its consent to such assignment or sublease, as permitted pursuant to Paragraph I, or (ii) to permit Tenant to so assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its obligations under the Lease, and the following shall apply (except the following shall not apply to a “Permitted Transfer” described in Paragraph 56):
                    (1) If Tenant assigns its interest in this Lease, then in addition to the rental provided for in this Lease, Tenant shall pay to Landlord fifty percent (50%) of all Rent and other consideration received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease and (ii) all “Permitted Transfer Costs” (as defined herein) related to such assignment. As used herein, the term “Permitted Transfer Costs” shall mean all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the assignment or sublease in question.
                    (2) If Tenant sublets all or part of the Premises, then Tenant shall pay to Landlord in addition to the Rent provided for in this Lease fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid or provided to Tenant by the subtenant, less (ii) all Rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet and all Permitted Transfer Costs related to such sublease. After Tenant has recovered all Permitted Transfer Costs Tenant shall pay to Landlord the amount specified in the preceding sentence on the same basis, whether periodic or in lump sum, that such rent and other consideration is paid to Tenant by its subtenant, within seven (7) days after it is received by Tenant.
                    (3) Tenant’s obligations under this subparagraph shall survive any assignment or sublease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant’s books and records relating to the payments due pursuant to this subparagraph. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.

                    (4) As used herein, the term “consideration shall mean any consideration of any kind received, or to be received (including, but not limited to, services rendered and/or value received) by Tenant as a result of the assignment or sublease, if such sums are paid or provided to Tenant for Tenant’s interest in this Lease or in the Premises.
                    (5) This Paragraph 55.A does not apply to a “Permitted Transfer”, as provided in Paragraph 56 hereof. The parties agree that if any of the following transactions occur and do not qualify as “Permitted Transfers”, Tenant must obtain Landlord’s consent to such transaction and if Landlord consents to any of the following transactions which do not otherwise qualify as “Permitted Transfers”, then the provisions of this Paragraph 55.A shall not apply to the following transactions: (i) a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee; and (ii) an assignment of this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee and Tenant remains liable and responsible under the Lease to the extent Tenant continues in existence following such transaction.
     56. PERMITTED ASSIGNMENTS AND SUBLEASES: Notwithstanding anything contained in Paragraph 16, so long as Tenant otherwise complies with the provisions of Paragraph 16 and the Permitted Transfer does not release Tenant from its obligations hereunder, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and the provisions of Paragraph 55A shall not apply to any such Permitted Transfer:
          A. Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with Tenant by means of an ownership interest of more than fifty percent (50%) providing Tenant remains liable for the payment of Rent and full performance of the Lease;
          B. Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation so long as (i) 95% of all assets and liabilities of Tenant are permanently transferred to such assignee, and (ii) immediately prior to the merger, consolidation or other reorganization, the corporation into which Tenant is to be merged [Illegible] the net worth of the Tenant at the time of lease execution or [Illegible] whichever is greater), or if it does not, Landlord is provided a guaranty of the Lease (in a form reasonably acceptable to Landlord) from a corporation (a) that is the parent of, or is otherwise affiliated with, the corporation into which Tenant is to be merged, and (b) which has a current net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, merger, consolidation or reorganization (whichever is greater). In the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party, and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease;
          C. Tenant may assign this Lease to a corporation which purchases or otherwise acquires 95% or more of the assets of Tenant so long as 95% of all assets and liabilities of Tenant are permanently transferred to such assignee (in the event there is not a permanent transfer of 95% or more of the assets and liabilities from Tenant to a third party and Tenant continues to exist as a separate entity, both companies shall be jointly and severally liable for the full terms and conditions of the Lease), and provided that immediately prior to such assignment said corporation, has a net worth equal to or greater than the net worth of Tenant (a) at the time of Lease execution or (b) at the time of such assignment (whichever is greater), or if it does not, Landlord is provided a guaranty of the Lease (in a form reasonably acceptable to Landlord) from a corporation (a) that is the parent of, or is otherwise affiliated with, said corporation and (b) which has a current net worth equal to or greater than the net worth of Tenant at the time of Lease execution or at the time of such assignment, (whichever is greater).
     57. SUBORDINATION AND MORTGAGES: Paragraph 17 is modified to provide that this Lease shall not be subordinate to a mortgage or deed of trust unless the Lender holding such mortgage or deed of trust enters into a written subordination, non-disturbance and attornment agreement in which the Lender agrees that notwithstanding any subordination of this Lease to such Lender’s mortgage or deed of trust, (i) such Lender shall recognize all of Tenant’s rights under this Lease, and (ii) in the event of a foreclosure this Lease shall not be terminated so long as Tenant is not in material default of its obligations under this Lease, but shall continue in effect and Tenant and such Lender (or any party acquiring the Premises through such foreclosure) shall each be bound to perform the respective obligations of Tenant and Landlord with respect to the Premises arising after such foreclosure.
     58. LANDLORD’S RIGHT TO ENTER: Notwithstanding the provisions of Paragraph 18, (1) except in the event of an emergency, Landlord shall give Tenant twenty-four (24) hours notice prior to entering the Premises, agrees to comply with any reasonably safety and/or security regulations imposed by Tenant with respect to such entry, and shall only enter the Premises when accompanied by Tenant or its agent (so long as Tenant makes itself reasonably available for this purpose), and (ii) Landlord may install “for lease” signs relating to the Premises only during the last 150 days of the Lease term. Landlord agrees to use its reasonable, good faith efforts such that any entry by Landlord, and Landlord’s agents, employees, contractors and invitees shall be performed in a manner with as minimal interference as possible with Tenant’s business at the Premises. Subject to the foregoing, Tenant agrees to cooperate with Landlord and Landlord’s agents, employees and contractors so that responsibilities of Landlord under the Lease can be fulfilled in a reasonable manner during normal business hours so that no extraordinary costs are incurred by Landlord.
     59. BANKRUPTCY AND DEFAULT: Paragraph 19 is modified to provide that with respect to non-monetary defaults not involving Tenant’s failure to pay Basic Rent or Additional Rent, Tenant shall not be in default of any non-monetary obligation if (i) more than thirty (30) days is required to cure such non-monetary default, and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.
     60. ABANDONMENT: Paragraph 20 is modified to provide that Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease including the obligation to pay Basic Rent and Additional Rent, (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not materially and adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation system are operated to the extent necessary to prevent damage to the Premises or its systems.
     61. DESTRUCTION: Paragraph 21 is modified by the following:
          A. Notwithstanding anything to the contrary within Paragraph 21, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds, net of the deductible, are insufficient to cover one hundred percent of the rebuilding costs; provided, however, Tenant shall have the right to elect, in its discretion, to contribute such excess funds to permit Landlord to repair the Premises.
          B. Except as provided in Paragraph 61C, Landlord may not terminate the Lease if the Premises are damaged by a peril whereby the cost to replace and/or repair is one hundred percent (100%) covered by the insurance carried by Landlord pursuant to Paragraph 12, but instead shall restore the Premises in the manner described by Paragraph 21.
          C. If the Premises are damaged by a peril covered by the insurance carried by Landlord pursuant to Paragraph 12, Landlord shall have the option to terminate the Lease if each of the following conditions is satisfied: (i) the cost to repair or the damage exceeds thirty-three percent (33%) of the then replacement cost of the Premises; and (ii) the damage occurs at a time when there is less than five (5) years remaining in the term of the Lease. Notwithstanding the foregoing, if such damage occurs at a time when there is less than five (5) years remaining in the term of the Lease and Landlord notifies Tenant of Landlord’s election to terminate the Lease pursuant to the provisions of this Paragraph 61B, if Tenant has the right to extend the term of this Lease pursuant to either Paragraph 41 or 42 such that the remaining term of the Lease (including the option period) will be more than five (5) years following the date of such damage, this Lease shall not terminate if Tenant notifies Landlord in writing of Tenant’s exercise of an option to extend granted to Tenant by either Paragraph 41 or 42. In such event, this Lease shall not terminate, the term shall be so extended, and Landlord shall restore the Premises in the manner provided in Paragraph 21.
     D. If Landlord fails to obtain insurance as required pursuant to Paragraph 12, and said insurance would have been available to cover any damage or destruction to the Premises, Landlord shall be required to rebuild, at its cost, net of the deductible which would have been required under said insurance policy (which deductible Tenant is required to pay).
     E. If the Premises are damaged by any peril, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

                    (1) The Premises are damaged by any peril (not caused by or resulting from an action of Tenant or Tenant’s agents, employees, contractors or invitees) and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 180 days after the date of such damage (subject to force majeure conditions); or
                    (2) The Premises are damaged by any peril (not caused by or resulting from an action of Tenant or Tenant’s agents, employees, contractors or invitees) within twelve (12) months of the last day of the Lease term and provided Tenant has not exercised an option to renew pursuant to the provisions of Paragraph 41 or 42, and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty (60) days after the date of such damage and Tenant has not exercised its Option to Extend said Term (or Extended Term as the case may be).
     62. EMINENT DOMAIN: Paragraph 22 is modified by the following:
     Landlord may not terminate the Lease if less than one third (1/3) of the building is taken by condemnation or if a taking by condemnation is only threatened.
     63. TRANSFER BY LANDLORD: The provisions of Paragraph 23 of the Lease to the contrary notwithstanding, Landlord shall not be relieved of its obligations under the Lease which may accrue after the date of a sale or other transfer unless and until (i) the transferee agrees to assume and be bound by the terms of this Lease and to perform all obligations of the Landlord under the Lease which may accrue after the date of such transfer, and (ii) Landlord transfers the cash balance of the Security Deposit (net of any offsets used to cure defaults under the Lease) to its successor in interest (transferee) in accordance with the provisions of California Civil Code Section 1950.7, as amended or recodified.
     64. LANDLORD’S LIEN WAIVER: Landlord, within thirty (30) days after demand from Tenant, shall execute and deliver such lien waiver documents that are reasonably required by any supplier, lessor, or lender in connection with the installation in the Premises of the Tenant’s personal property or trade fixtures providing Landlord approves the form of any such waiver and Landlord’s rights under this Lease are not materially and adversely affected.
     65. AUTHORITY TO EXECUTE: The parties executing this Lease Agreement hereby warrant and represent that they are properly authorized to execute this Lease Agreement and bind the parties on behalf of whom they execute this Lease Agreement and to all of the terms, covenants and conditions of this Lease Agreement as they relate to the respective parties hereto.

QUANTUM CORPORATION, a Delaware corporation		JOHN ARRILLAGA SURVIVOR’S TRUST

By	/s/ Andrew Kryder	By	/s/ John Arrillaga

	Andrew Kryder, Vice President Finance and Corporate General Counsel		John Arrillaga, Trustee

Date:	June 25, 1997	Date:	June 30, 1997

RICHARD T. PEERY SEPARATE PROPERTY TRUST

By	/s/ Norm Claus	By	/s/ Richard T. Peery

	Norm Claus, Vice President Real Estate and Corporate Services		Richard T. Peery, Trustee

Date:	June 25, 1997	Date:	June 26, 1997

Quantum 6
AMENDMENT NO. 1
TO LEASE
     THIS AMENDMENT NO. 1 is made and entered into this 15th day of April, 1998, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and QUANTUM CORPORATION, a Delaware corporation, as TENANT.
RECITALS
     A. WHEREAS, by Lease Agreement dated April 16, 1997 and the related Construction Agreement of even date therewith, Landlord leased to Tenant all of that certain 182,355 ± square foot building to be constructed by Landlord for Tenant and to be located on Sumac Drive in Milpitas, California, the details of which are more particularly set forth in said April 16, 1997 Lease Agreement, and
     B. WHEREAS, it is now the desire of the parties hereto to amend the Lease by: (i) changing the square footage of the Leased Premises pursuant to the Architect’s final measurement; (ii) setting a fixed Commencement Date for the Lease; (iii) establishing the Basic Rent Schedule and Aggregate Rent under said Lease Agreement; (iv) increasing the Security Deposit requirement under the Lease pursuant to the change in the square footage of the Premises; and (v) amending Lease Paragraphs 41 (“First Five-Year Option to Extend”) and 42 (“Second Five-Year Option to Extend”) as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. LEASED PREMISES SQUARE FOOTAGE: The parties hereto agree, that upon final approval of the Definitive Shell Plans (as defined in Section 3.A. of the Construction Agreement) the actual square footage of the Premises, as measured by the Architect in accordance with said Section 3.A of the Construction Agreement, shall be 187,134 square feet. This square footage shall be the basis for calculating the Basic Rent due under the Lease, the Security Deposit required under the Lease and Landlord’s Tenant Improvement Allowance as provided for in the Construction Agreement.
     2. COMMENCEMENT DATE: The parties hereto agree that the Commencement Date of the Lease shall be June 1, 1998, regardless of the status of the construction of the Interior Improvements. Said June 1, 1998, is the date on which the Interior Improvements would have been completed, absent changes requested by Tenant to the Interior Improvements which have caused delays in the construction.
     3. BASIC RENT SCHEDULE: The Basic Rent schedule for the Initial Lease Term shall be as follows:

1

Quantum 6
     On June 1, 1998, the sum of TWO HUNDRED NINETY NINE THOUSAND FOUR HUNDRED FOURTEEN AND 40/100 DOLLARS ($299,414.40) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 1999.
     On June 1, 1999, the sum of THREE HUNDRED EIGHT THOUSAND SEVEN HUNDRED SEVENTY ONE AND 10/100 DOLLARS ($308,771.10) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1,2000.
     On June 1, 2000, the sum of THREE HUNDRED EIGHTEEN THOUSAND ONE HUNDRED TWENTY SEVEN AND 80/100 DOLLARS ($318,127.80) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2001.
     On June 1, 2001, the sum of THREE HUNDRED TWENTY SEVEN THOUSAND FOUR HUNDRED EIGHTY FOUR AND 50/100 DOLLARS ($327,484.50) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2002.
     On June 1, 2002, the sum of THREE HUNDRED THIRTY SIX THOUSAND EIGHT HUNDRED FORTY ONE AND 20/100 DOLLARS ($336,841.20) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2003.
     On June 1, 2003, the sum of THREE HUNDRED FORTY SIX THOUSAND ONE HUNDRED NINETY SEVEN AND 90/100 DOLLARS ($346,197.90) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2004.
     On June 1, 2004, the sum of THREE HUNDRED FIFTY FIVE THOUSAND FIVE HUNDRED FIFTY FOUR AND 60/100 DOLLARS ($355,554.60) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2005.
     On June 1, 2005, the sum of THREE HUNDRED SIXTY FOUR THOUSAND NINE HUNDRED ELEVEN AND 30/100 DOLLARS ($364,911.30) shall be due and a like sum due on the first day of each month thereafter, through and including May 1, 2006.
     On June 1, 2006, the sum of THREE HUNDRED SEVENTY FOUR THOUSAND TWO HUNDRED SIXTY EIGHT AND NO/100 DOLLARS ($374,268.00) shall be due, and a like sum, due on the first day of each month thereafter, through and including May 1, 2007.
     On June 1, 2007, the sum of THREE HUNDRED EIGHTY THREE THOUSAND SIX HUNDRED TWENTY FOUR AND 70/100 DOLLARS ($383,624.70) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2008.
     On June 1, 2008, the sum of THREE HUNDRED NINETY TWO THOUSAND NINE HUNDRED EIGHTY ONE AND 40/100 DOLLARS ($392,981.40) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2009.
     On June 1, 2009, the sum of FOUR HUNDRED TWO THOUSAND THREE HUNDRED THIRTY EIGHT AND 10/100 DOLLARS ($402,338.10) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2010.

2

Quantum 6
     On June 1, 2010, the sum of FOUR HUNDRED ELEVEN THOUSAND SIX HUNDRED NINETY FOUR AND 80/100 DOLLARS ($411,6194.80) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2011.
     On June 1, 2011, the sum of FOUR HUNDRED TWENTY ONE THOUSAND FIFTY ONE AND 50/100 DOLLARS ($421,051.50) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2012.
     On June 1, 2012, the sum of FOUR HUNDRED THIRTY THOUSAND FOUR HUNDRED EIGHT AND 20/100 DOLLARS ($430,408.20) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2013.
     The Aggregate Basic Rent for the Initial Lease Term shall be $65,684,034.00.
     4. SECURITY DEPOSIT: Due to the increase in the total square footage of the Premises, the Security Deposit required under the Lease shall be increased by $18,638.10, or from $711,184.50 to $729,822.60, payable upon Tenant’s execution of this Amendment No. 1.
     5. FIRST FIVE-YEAR OPTION TO EXTEND: Subject to the terms of Lease Paragraph 41, the latest date Tenant may exercise its First Five-Year Option to Extend, as provided for in Lease Paragraph 41, shall be December 2, 2012. In the event Tenant timely exercises its First Five-Year Option to Extend, the monthly Basic Rent for the First Option Period shall be as follows:

Period	Rate PSF	Monthly Basic Rent
06/01/13-05/31/14	$2.35	$439,764.90
06/01/14-05/31/15	$2.40	$449,121.60
06/01/15-05/31/16	$2.45	$458,478.30
06/01/16-05/31/17	$2.50	$467,835.00
06/01/17-05/31/18	$2.55	$477,191.70
     6. SECOND FIVE-YEAR OPTION TO EXTEND: Provided Tenant has extended the Lease for an additional five year period as set forth in Lease Paragraph 41 (as amended above), and subject to the terms of Lease Paragraph 42, the latest date Tenant may exercise its Second Five-Year Option to Extend, as provided for in Lease Paragraph 42, shall be December 2, 2017. In the event Tenant timely exercises its Second Five-Year Option to Extend, the monthly Basic Rent for the Second Option Period shall be as follows:

Period	Rate PSF	Monthly Basic Rent
06/01/18-05/31/19	$2.60	$486,548.40
06/01/19-05/31/20	$2.65	$495,905.10
06/01/20-05/31/21	$2.70	$505,261.80
06/01/21-05/31122	$2.75	$514,618.50
06/01/22-05/31/23	$2.80	$523,975.20
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said April 16, 1997 Lease Agreement shall remain in full force and effect.

3

Quantum 6
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.

LANDLORD:		TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST		QUANTUM CORPORATION a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Andrew Kryder

John Arrillaga, Trustee
Andrew Kryder

Print or Type Name

Date:	May 15, 1998	Title:	General Counsel

RICHARD T. PEERY SEPARATE
PROPERTY TRUST

By	/s/ Richard T. Peery	Date:	May 13, 1998

Richard T. Peery, Trustee

Date:	May 14, 1998

/s/ Norm Claus

May 13, 1998

4

Quantum 6
AMENDMENT NO. 2
TO LEASE
     THIS AMENDMENT NO. 2 is made and entered into this 22nd day of March, 2001, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and MAXTOR CORPORATION, a Delaware corporation, as “ASSIGNEE” or “MAXTOR”.
RECITALS
     A. WHEREAS, by Lease Agreement dated April 16, 1997 and the related Construction Agreement of even date therewith, Landlord leased to QUANTUM CORPORATION, a Delaware corporation (the “ASSIGNOR or “QUANTUM”) all of that certain 182,355+ square foot building to be constructed by Landlord for Tenant and to be located on Sumac Drive in Milpitas, California, (also to be identified as 601 McCarthy Boulevard, Milpitas, CA) the details of which are more particularly set forth in said April 16, 1997 Lease Agreement, and
     B. WHEREAS, said Lease was amended by Amendment No. 1 dated April 15, 1998, which amended the Lease by: (i) changing the square footage of the Leased Premises pursuant to the Architect’s final measurement; (ii) setting a fixed Commencement Date of June 1, 1998 and a Termination Date of May 31, 2012 for the Lease; (iii) establishing the Basic Rent Schedule and Aggregate Rent under said Lease Agreement; (iv) increasing the Security Deposit requirement under the Lease pursuant to the change in the square footage of the Premises; and (v) amending Lease Paragraphs 41 (“First Five-Year Option to Extend”) and 42 (“Second Five-Year Option to Extend”), and
     C. WHEREAS, the Lease, together with those certain Amendments described above in Recital B shall hereinafter collectively be referred to as “the Lease Agreement”, and
     D. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) acknowledging Landlord’s consent to the assignment of said Lease from “Quantum Corporation, a Delaware corporation” to “Maxtor Corporation, a Delaware corporation”, and (ii) replacing Lease Paragraphs 41 (“First Five Year Option to Extend”) and 42 (“Second Five Year Option to Extend”) as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. ASSIGNMENT OF TENANT’S INTEREST: Notwithstanding anything to the contrary contained in the Lease Agreement, Landlord hereby understands that based on Quantum’s notice to Landlord, Landlord hereby acknowledges that the following transactions have occurred:

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          A. Quantum has operated its business at the Premises through two separate business groups: Quantum HDD, tracked by Quantum HDD common stock, and Quantum DSS, tracked by Quantum DSS common stock.
          B. On or about, October 3, 2000, Quantum and Maxtor entered into that certain an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 3, 2000 (the “Merger Agreement’), wherein they agreed that:
               (i) Quantum will separate its Quantum HDD business from its Quantum DSS and transfer the assets of Quantum HDD to a newly-formed subsidiary, Insula Corporation, a Delaware corporation (“Insula”), in exchange for all of Insula’s common stock and Insula’s agreement to be entirely responsible for all of the Quantum HDD obligations and liabilities.
               (ii) Immediately after such separation, each currently outstanding share of Quantum HDD common stock will be redeemed in return for a share of Insula common stock such that the holders of Quantum HDD common stock shall own all of the common stock of Insula.
               (iii) Immediately after said redemption, Insula will merge into Maxtor and each share of the Insula’s common stock will be converted into the right to receive approximately 1.52 shares of Maxtor common stock, subject to possible adjustment as described in the Merger Agreement.
          C. As part of the legal separation of the Quantum HDD business from the Quantum DSS business, all of the right title and interest of Quantum in the Lease will be assigned by Quantum to Insula and Insula will assume and agree to be liable for all of the obligations of Quantum, as Tenant, under the Lease.
          D. Because the actual physical separation of the Quantum HDD business from the Quantum DSS business cannot be completed prior to the closing of the foregoing transactions described above, Insula has agreed to provide to Quantum with a limited license for the use of the premises subject to the Leases, identified as “License Back” Leases in attached Exhibit A for a period of time not exceeding the number of months specified in attached Exhibit A.
     As a result of said merger transaction, as of April 2, 2001, the effective date of the merger, Maxtor will become the Tenant under the Lease Agreement, and Maxtor shall assume all obligations of Tenant under the Lease Agreement dated April 16, 1997, as amended.
     Landlord hereby consents to the foregoing transactions (“Landlord’s Consent”). Except as expressly set forth below, Landlord’s Consent shall in no way void or alter any of the terms of the Lease Agreement by and between Landlord and Tenant, nor shall Landlord’s Consent alter or diminish in any way Tenant’s obligations to Landlord.
     Landlord has not reviewed the terms of any agreement between Quantum, Insula and/or Maxtor, and Landlord shall not be bound by any agreement other than the terms of the Lease Agreement between Landlord and Tenant. Landlord does not make any warranties or

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representations as to the condition of the Leased Premises or the terms of the Lease Agreement between Landlord and Quantum. Landlord’s consent to the assignment shall in no way obligate Landlord to any further consents or agreements between Quantum and/or Assignee. So long as Quantum continues to exist as a Delaware corporation, it is agreed that both Quantum and Maxtor will be jointly and severally liable for all the terms and conditions of the Lease and all Amendments thereto; provided, however, that so long as Quantum remains liable for said Lease, no material amendment to the Lease Agreement after the date hereof shall be binding upon Quantum without the prior written consent of Quantum, which consent shall not be unreasonably withheld, and Quantum’s approval shall not be required on transactions related to Landlord’s Waivers, Landlord’s Consents to Sublease and/or Landlord’s Consents to Alterations. The foregoing, however, shall not prevent Tenant and Landlord from entering into any such modification or amendment between themselves.
     It is further understood that the Security Deposit of Quantum is being transferred to Maxtor.
     2. OPTIONS TO EXTEND: As consideration for the consent of Landlord herein set forth, Lease Paragraph 41 (“First Five Year Option to Extend”), as amended by Paragraph 6 to Amendment No. 1, and Lease Paragraph 42 (“Second Five Year Option to Extend”), as amended by Paragraph 7 to Amendment No. 1, are hereby deleted in their entirety and shall be replaced with the following:
          A. FIRST FIVE YEAR OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend this Lease Agreement (“Option to Extend” or the “Option”) for an additional five years (“First Extended Term”) upon the following terms and conditions:
                    (1) Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Lease Term pursuant to Paragraph A hereof (not later than December 3, 2011), in which event the Term of the Lease shall be considered extended for an additional five (5) years, subject to the Basic Rent set forth below and with: (i) the Basic Rent to be determined pursuant to Paragraph 2) below; (ii) management fee and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its then current Lease provisions that are standard in Landlord’s leases for comparable buildings as of the date of Tenant’s exercise of its Option to Extend); and (iii) this Paragraph 2.A thereafter deleted. In the event that Tenant fails to timely exercise Tenant’s Option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and the Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 2.
                    (2) In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of the Option, advise Tenant of any changes in the management fee and the terms and conditions as referenced in Paragraph 2.A.1(ii) above) and the Basic Rent (which shall not be less than the Basic Rent for the fifth year of the current Term) required for the Extended Term of the Lease to make the Basic Rent for the Premises comparable to the then current market triple net basic rent for comparable properties either (i) then owned in whole or in part by the above mentioned Landlord or by members of its immediate family in the vicinity of the Premises or (ii)

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if not owned by Landlord or its family as stated herein, other third party properties in the vicinity of the Premises. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Basic Rent in which to accept said new terms and conditions and Basic Rent and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new terms and conditions and Basic Rent for the Second Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 2, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.
                    (3) It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 2 shall be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default, and has failed to cure the default in the time period allowed by the Lease at any time prior to, or at the time the lease commences on the Second Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 2.
                    (4) The Option rights of Tenant under this Paragraph 2.A, and the First Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, except as provided for in Lease Paragraph 56 (“Permitted Assignments and Subleases”), either voluntarily or by operation of law, in any manner whatsoever.
                    (5) Notwithstanding anything to the contrary in this Paragraph, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant does not completely cure said default within five days for a monetary default and thirty days for a non-monetary default (or such longer time as permitted by cure in the Lease Agreement). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease.
          B. SECOND FIVE (5)-YEAR OPTION PERIOD: Provided Tenant has extended the Lease for an additional five year period as set forth in Paragraph A above, Landlord hereby grants to Tenant another Option to Extend the Lease Agreement upon the following terms and conditions;
                    (1) Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Basic Term hereof (not later than December 3, 2016), in which event the Term of the Lease shall be considered extended for an additional five (5) years (“Second Extended Term”) subject to the Basic Rent set forth below and with: (i) the Basic Rent to be determined pursuant to Paragraph 2) below; (ii) the management fee and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its then current Lease provisions that are standard in Landlord’s leases for comparable buildings as of the date of Tenant’s exercise of its Option to Extend); and (iii) this

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Paragraph 2.B thereafter deleted. In the event that Tenant fails to timely exercise Tenant’s Option as set forth herein in writing, Tenant shall have no further Option to Extend the Lease, and the Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 2.B.
                    (2) In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of option, advise Tenant of any changes in the management fee and the terms and conditions as referenced in Paragraph 2.B.1(ii) above and Basic Rent (which shall not be less than the Basic Rent for the fifth year of the First Extended Term) required for the Second Extended Term of the Lease to make the Basic Rent for the Premises comparable to the then current market triple net basic rent for comparable properties either (i) then owned in whole or in part by the above mentioned Landlord or by members of its immediate family in the vicinity of the Premises or (ii) if not owned by Landlord or its family as stated herein, other third party properties in the vicinity of the Premises. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Basic Rent in which to accept said new terms and conditions and Basic Rent and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new terms and conditions and Basic Rent for the Third Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 2.B, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.
                    (3) It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 2.B will be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default, and has failed to cure the default in the time period allowed by the Lease at any time prior to, or at the scheduled Commencement Date of the Third Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 2.B.
                    (4) The Option rights of Tenant under this Paragraph 2.B and the Second Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, except as provided for in Lease Paragraph 56 (“Permitted Assignments and Subleases”), either voluntarily or by operation of law, in any manner whatsoever.
                    (5) Notwithstanding anything to the contrary in this Paragraph 2.B, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant does not completely cure said default within five days for a monetary default and thirty days for a non-monetary default (or such longer time as permitted by cure in the Lease Agreement). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease.

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     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said April 16, 1997 Lease Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year last written below.

LANDLORD:		ASSIGNEE/MAXTOR:

JOHN ARRILLAGA SURVIVOR’S TRUST		MAXTOR CORPORATION a Delaware corporation

By	/s/ John Arrillaga by Richard T. Peery	By	/s/ Glenn H. Stevens

his attorney in fact

	John Arrillaga, Trustee	Glenn H. Stevens

Date:	March 30, 2001	Print or Type Name

RICHARD T. PEERY SEPARATE PROPERTY TRUST		Title:	Vice President, General Counsel and Secretary

By	/s/ Richard T. Peery	Date:	April 1, 2001

Richard T. Peery, Trustee

Date:	March 30, 2001

ASSIGNEE/QUANTUM:

QUANTUM CORPORATION a Delaware corporation

		By	/s/ Norm Claus

Print or Type Name

		Title:	V.P. Real Estate

		Date:	March 30, 2001

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